As filed with the Securities and Exchange Commission on October 10, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	26-1232727 (I.R.S. Employer Identification Number)
9601 South Meridian Boulevard
Englewood, Colorado 80112
(303) 723-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dean A. Manson
Chief Legal Officer and Secretary
EchoStar Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
(303) 723-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jonathan Michels Andrew J. Ericksen Laura Katherine Mann White & Case LLP 1221 Avenue of the Americas New York, New York 10020 (212) 819-8200	John Tripodoro Ariel Goldman Tristan Manley Cahill Gordon & Reindel LLP 32 Old Slip New York, NY 10005 (212) 701-3000

Approximate date of commencement of proposed sale of securities to the public:   Pursuant to Rule 162 under the Securities Act, the offer described herein will commence as soon as practicable after the date of this registration statement. The offer cannot, however, be completed prior to the time that this registration statement is declared effective and all conditions to the proposed transaction have been satisfied or waived.
If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General instruction G, check the following box   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and emerging growth company in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF GUARANTOR REGISTRANTS
Exact Name of Registrant as Specified in its Charter and Address	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Northstar Wireless, LLC, 9601 South Meridian Boulevard, Englewood, Colorado, 80112	Delaware	47-1752452
SNR Wireless HoldCo, LLC, 9601 South Meridian Boulevard, Englewood, Colorado, 80112	Delaware	47-1718512
DBSD Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112	Colorado	35-2556718
Gamma Acquisition L.L.C., 9601 South Meridian Boulevard, Englewood, Colorado, 80112	Colorado	45-2507625
Northstar Spectrum, LLC, 9601 South Meridian Boulevard, Englewood, Colorado, 80112	Delaware	47-1742770
SNR Wireless LicenseCo, LLC, 9601 South Meridian Boulevard, Englewood, Colorado, 80112	Delaware	47-1719104
DBSD Services Limited, 9601 South Meridian Boulevard, Englewood, Colorado 80112	United Kingdom	98-0230168
Gamma Acquisition HoldCo, L.L.C., 9601 South Meridian Boulevard, Englewood, Colorado, 80112	Colorado	33-1357351

The information in this prospectus may change. We may not complete the exchange offers and consent solicitations and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED OCTOBER 10, 2024
EchoStar Corporation
Offers to Exchange
Any and All 0% Convertible Notes due 2025
(CUSIP/ISIN No. 25470MAF6/US2547MAF68)
and 3.375% Convertible Notes due 2026
(CUSIP/ISIN No. 25470MAB5/US2547MAB54)
Issued by DISH Network Corporation for
Up to $2,381,000,000 Aggregate Principal Amount of 6.75% Senior Secured Notes due 2030 and $1,950,000,000 Aggregate Principal Amount of 3.875% Convertible Senior Secured Notes due 2030 to be Issued by EchoStar Corporation
and
Solicitation of Consents to Proposed Amendments with Respect to Existing Notes

Upon the terms and subject to the conditions set forth in this prospectus and consent solicitation statement (as it may be supplemented and amended from time to time, and including the annexes hereto, this “prospectus”), EchoStar Corporation (“EchoStar”) is offering to exchange (the “exchange offers”) any and all of the 0% Convertible Notes due 2025 issued by DISH Network Corporation (the “DISH Network 2025 Notes”) and any and all of the 3.375% Convertible Notes due 2026 issued by DISH Network Corporation (the “DISH Network 2026 Notes,” and together with the DISH Network 2025 Notes, the “Existing Notes”) for the applicable principal amount of 6.75% Senior Secured Notes due 2030 (the “EchoStar Exchange Notes”) and 3.875% Convertible Senior Secured Notes due 2030 (the “EchoStar Convertible Notes” and together with the EchoStar Exchange Notes, the “EchoStar Notes”) to be issued by EchoStar Corporation listed in the table below.
Title of Existing Notes	CUSIP/ISIN Number(1)	Principal Amount Outstanding(2)	Exchange Consideration(3)
0% Convertible Notes due 2025	25470MAF6/US2547MAF68	$1,957,197,000	$524.30 of EchoStar Exchange Notes and $400.70 of EchoStar Convertible Notes
3.375% Convertible Notes due 2026	25470MAB5/US2547MAB54	$2,908,799,000	$465.90 of EchoStar Exchange Notes and $400.70 of EchoStar Convertible Notes

(1)
No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed in this prospectus or printed on the Existing Notes. They are provided solely for convenience.

(2)
Net of $42,803,000 and $91,199,000 of DISH Network 2025 Notes and DISH Network 2026 Notes, respectively, that are held by DISH Network Corporation and not deemed outstanding.

(3)
Consideration in the form of principal amount of EchoStar Exchange Notes and EchoStar Convertible Notes, as applicable, per $1,000 principal amount of Existing Notes that are validly tendered and accepted for exchange, subject to any rounding as described herein. Excludes accrued and unpaid interest, which will be paid in cash in addition to the Exchange Consideration, as applicable.

The EchoStar Exchange Notes will mature on November 30, 2030 and will accrue interest at a rate of 6.75% per annum, paid through the first four (4) coupon payments, at the company’s option, in cash or in kind; provided that no payment in kind interest may be paid for any interest period if the payment of interest on the EchoStar Convertible Notes or certain other indebtedness during such period is made in cash, and paid in cash thereafter. Interest on the EchoStar Exchange Notes will be payable semi-annually on May 30 and November 30 of each year, beginning on May 30, 2025. The EchoStar Exchange Notes are EchoStar’s unsecured obligations and the guarantees of the EchoStar Exchange Notes are the obligations of only certain of EchoStar’s subsidiaries. The guarantees of the EchoStar Exchange Notes will be secured equally and ratably with the New Senior Spectrum Secured Notes, the EchoStar Convertible Notes and certain other secured indebtedness on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien

Intercreditor Agreement (as defined below) by: (i) a lien on all licenses, authorizations and permits issued from time to time by the FCC for use of the AWS-3 Spectrum (the “AWS-3 Licenses”) and for the use of the AWS-4 Spectrum (the “AWS-4 Licenses” and together with the AWS-3 Licenses, the “Pledged Licenses”) (the “Spectrum Assets”) held by certain of EchoStar’s subsidiaries that, on or after the Settlement Date, hold any Spectrum Assets (each, a “Spectrum Assets Guarantor”); (ii) the proceeds of any Spectrum Assets; (iii) any Replacement Collateral (as defined below in “Description of the EchoStar Exchange Notes”); and (iv) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor” and, together with the Spectrum Assets Guarantors, the “Guarantors”) ((i), (ii) and (iii), collectively, the “Collateral”). For the avoidance of doubt, the Collateral includes (i) to the extent permitted by law, the proceeds of the Pledged Licenses for frequencies in 3GPP Band Classes 66 and 70, (ii) the Pledged Licenses, to the extent permitted by law, and (iii) a pledge of the equity interests issued by the entities that own the Spectrum Assets; provided, for the avoidance of doubt, the 700 MHz Licenses, H Block Licenses and the CBRS Licenses (as each are defined below in “Description of the EchoStar Exchange Notes” herein) shall not constitute Collateral.
The EchoStar Convertible Notes will mature on November 30, 2030 and will accrue interest at a rate of 3.875% per annum, paid through the first four (4) coupon payments, at the company’s option, in cash or in kind; provided that no payment in kind interest may be paid for any interest period if the payment of interest on the EchoStar Exchange Notes or certain other indebtedness during such period is made in cash, and paid in cash thereafter. Interest on the EchoStar Convertible Notes will be payable semi-annually on May 30 and November 30 of each year, beginning on May 30, 2025. The EchoStar Convertible Notes are convertible into cash up to the aggregate principal amount of such EchoStar Convertible Notes to be converted and cash, shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), of EchoStar or a combination of cash and shares of Class A Common Stock, at EchoStar’s election, in respect of the remainder, if any, of EchoStar’s conversion obligation in excess of the aggregate principal amount of the EchoStar Convertible Notes being converted, at an initial conversion rate of                 shares of Class A Common Stock per $1,000 principal amount of EchoStar Convertible Notes (equivalent to an initial conversion price representing a 35% premium to the Initial VWAP per share of Class A Common Stock). The “Initial VWAP” means the arithmetic mean of (i) the volume-weighted average price per share for the period from and including September 9, 2024 to and including September 27, 2024 and (ii) the volume-weighted average price per share for the period from and including September 30, 2024 to and including October 18, 2024, in each case as displayed in the calculation window of the Bloomberg “Price and Volume Dashboard” under the column header “VWAP,” when using the “Form-T Trade Excluded” calculation methodology for “SATS US Equity.” Such calculation shall be in respect of the period from 9:30 a.m. Eastern Time until 4:00 p.m. Eastern Time on each of the business days in the period. For the avoidance of doubt, the Initial VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, including in connection with conversions made following a fundamental change or a redemption notice and under other circumstances, in each case as set forth in the Convertible Notes Indenture (as defined below). The EchoStar Convertible Notes are EchoStar’s unsecured obligations and the guarantees of the EchoStar Convertible Notes are the obligations of only certain of EchoStar’s subsidiaries. The EchoStar Convertible Notes will be guaranteed by the same subsidiaries of EchoStar which guarantee the EchoStar Exchange Notes. The guarantees of the EchoStar Convertible Notes will be secured by the same Collateral that secures the guarantees of the EchoStar Exchange Notes.
The exchange offers will expire at one minute after 11:59 p.m., New York City time, on November 7, 2024, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Date”). You may withdraw tendered Existing Notes at any time prior to the Expiration Date.
Concurrently with the exchange offers, EchoStar is also soliciting consents (the “consent solicitations”) from each holder of the Existing Notes, upon the terms and conditions set forth in this prospectus, to certain proposed amendments (the “proposed amendments”) to (1) the Indenture, dated as of December 21, 2020, between DISH Network Corporation (“DISH Network”) and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 29, 2023 (the “DISH Network 2025 Indenture”), related to the DISH Network 2025 Notes, (2) the Indenture, dated as of August 8, 2016, between DISH Network and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 29, 2023 (the “DISH Network 2026 Indenture” and, together with the DISH Network 2025 Indenture, the “DISH Network Indentures”), related to the DISH Network 2026 Notes and (3) the Existing Notes.
By tendering your applicable Existing Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the relevant DISH Network Indenture, as further described under “The Proposed Amendments.” Pursuant to the applicable DISH Network Indenture, the proposed amendments require the consent of the holders of a majority of the outstanding aggregate principal amount of the applicable series of Existing Notes (the “Requisite Consents”). You may not consent to the proposed amendments to a DISH Network Indenture without tendering your Existing Notes of the relevant series in the exchange offers, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments to the related DISH Network Indentures and the Existing Notes of such series. You may revoke your consent to the proposed amendments for any series of Existing Notes at any time prior to the Expiration Date by withdrawing the applicable Existing Notes you have tendered.
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and

Consent Solicitations,” including, among other things, the receipt of at least 90% of the outstanding principal amount of each of the applicable series of Existing Notes being validly tendered and not properly withdrawn prior to the expiration of the exchange offer (the “Minimum Tender Condition”) and the simultaneous completion of the offering of the New Senior Spectrum Notes (as defined below) (the “New Money Offering Condition”). We may, at our option, subject to the Transaction Support Agreement (as defined below), waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). We reserve the right, subject to applicable law and the Transaction Support Agreement, to amend or extend the exchange offers and the consent solicitations at any time or to amend or modify the Minimum Tender Condition, the Exchange Consideration (as defined herein) or any other terms applicable to the Existing Notes. All conditions to the exchange offers must be satisfied or, where permitted, waived, on or prior to the Expiration Date. Subject to applicable law, EchoStar may terminate the exchange offers and the consent solicitations if any of the conditions described under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations,” are not satisfied or waived by the Expiration Date.
On September 30, 2024, EchoStar and certain of its subsidiaries entered into a Transaction Support Agreement (the “Transaction Support Agreement”), with certain eligible holders of (1) the DISH Network 2025 Notes (the “2025 Consenting Noteholders”) and (2) the DISH Network 2026 Notes (the “2026 Consenting Noteholders” and together with the 2025 Consenting Noteholders, the “Consenting Creditors”) collectively representing over 90% of the aggregate principal amount outstanding of the Existing Notes. EchoStar, its subsidiaries party to the Transaction Support Agreement and the Consenting Creditors are referred to collectively as (the “TSA Parties”). Pursuant to the Transaction Support Agreement, the Consenting Creditors have agreed, subject to the terms and conditions set forth therein, to tender their Existing Notes in the exchange offers. As the Consenting Creditors represent over a majority of each of the DISH Network 2025 Notes and the DISH Network 2026 Notes, EchoStar expects to receive the Requisite Consents in the consent solicitations. Concurrently with execution of the Transaction Support Agreement, the Company entered into a commitment agreement with certain of the Consenting Creditors and an affiliate of our Chairman (collectively, the “Commitment Parties”) whereby the Commitment Parties agreed to commit to purchase, and/or backstop the purchase by certain members of the Commitment Parties and other Consenting Creditors of an aggregate amount of $5.356 billion (including $156 million issuable in kind as discounts and commitment and/or backstop premiums) of the Company’s new 10.750% senior secured notes due 2029 to be issued on the Settlement Date concurrently with the issuance of the EchoStar Notes (the “New Senior Spectrum Secured Notes”). The New Senior Spectrum Secured Notes will be guaranteed by the same subsidiaries of EchoStar which guarantee each series of EchoStar Notes, and each series of EchoStar Notes and the New Senior Spectrum Secured Notes will be secured equally and ratably on a pari passu basis by first priority liens on the Collateral, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement.
We plan to issue the EchoStar Notes promptly on or about the second business day following the Expiration Date (the “Settlement Date”), assuming that the conditions to the exchange offers are satisfied or, where permitted, waived. The Existing Notes are not, and the EchoStar Notes will not be, listed on any securities exchange.
An investment in the EchoStar Notes involves risks. Prior to participating in the exchange offers and consenting to the proposed amendments, please see the sections entitled “Risk Factors” beginning on page 30 of this prospectus, as well as the risk factors incorporated by reference herein, for a discussion of the risks that you should consider in connection with your decision to tender the Existing Notes or invest in the EchoStar Notes.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
None of EchoStar, DISH Network, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), the dealer manager and solicitation agent for the exchange offers and consent solicitations (in such capacities the “dealer manager”), D.F. King & Co., Inc., the exchange agent and information agent for the exchange offers and consent solicitations (the “exchange agent” or the “information agent”), U.S. Bank National Association, the trustee (in such capacity, the “Exchange Notes Trustee”) and collateral agent (in such capacity, the “Exchange Notes Collateral Agent”) under the DISH Network 2025 Indenture and the DISH Network 2026 Indenture, The Bank of New York Mellon Trust Company, N.A., the trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) under the EchoStar Exchange Notes Indenture and the EchoStar Convertible Notes Indenture (each, as defined below), or any other person makes any recommendation as to whether holders of the Existing Notes should exchange their Existing Notes in the exchange offers or deliver consents to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes.
Sole Dealer-Manager and Solicitation Agent
Houlihan Lokey
The date of this prospectus is                 , 2024

i

ABOUT THIS PROSPECTUS
References in this prospectus to “EchoStar,” “we,” “us,” and “our” refer to EchoStar Corporation and its consolidated subsidiaries, unless otherwise stated or the context so requires.
No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information or any representations that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.
No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offers and consent solicitations.
This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the exchange offers and consent solicitations, you should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
This prospectus incorporates important business and financial information about EchoStar that is not included or delivered with this prospectus, which is described under the heading “Where You Can Find More Information; Incorporation by Reference.” We will provide without charge, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).
You may request a copy of these documents without charge by writing or calling us at:
EchoStar Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
(303) 723-1000
To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the Expiration Date of the exchange offers. This means that you must request this information no later than October 31, 2024.

IMPORTANT INFORMATION
A beneficial owner of Existing Notes that are held of record by a broker, dealer, custodian bank, depository, trust company or other nominee must instruct such nominee to tender the Existing Notes, and deliver the related consents, on the beneficial owner’s behalf. See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting.”
The information agent and exchange agent and The Depository Trust Company (“DTC”) have confirmed that each exchange offer and each consent solicitation is eligible for DTC’s Automated Tender Offer Program (“ATOP”), whereby a financial institution that is a participant in DTC’s system may tender Existing Notes and deliver the related consents, by making a book-entry delivery of such Existing Notes by causing DTC to transfer such Existing Notes into an ATOP account. To effect such a tender and delivery, participants should transmit their acceptance through ATOP and follow the procedure for book-entry transfer set forth under “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting.” Any holder wishing to tender Existing Notes after 5:00 p.m., New York City time, on the Expiration Date should contact the exchange agent and tender agent in order to complete and sign a letter of transmittal (or a facsimile thereof) in accordance with the instructions set forth therein and mail or deliver such manually signed letter of transmittal (or such manually signed facsimile thereof). Neither holders nor beneficial owners of tendered Existing Notes will be obligated to pay brokerage fees or commissions to the dealer manager, the exchange agent and the information agent, EchoStar or DISH Network.
Questions and requests for assistance may be directed to the dealer manager or the information agent at their respective addresses and telephone numbers set forth on the back cover of this prospectus. Additional copies of this prospectus may be obtained from the information agent at its address and telephone numbers set forth on the back cover of this prospectus. Beneficial owners may also contact their brokers, dealers, custodian banks, depositories, trust companies or other nominees through which they hold the Existing Notes with questions and requests for assistance.
This prospectus does not constitute an offer to exchange, or the solicitation of an offer to exchange, any Existing Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities, “blue sky” or other laws.
No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation may not be relied upon as having been authorized by, EchoStar, DISH Network or the dealer manager.
In making an investment decision, you must rely on your own examination of our business and the terms of the exchange offers and consent solicitations, including the merits and risks involved. The EchoStar Notes have not been approved or recommended by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not confirmed the accuracy or determined the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain “forward-looking statements,” including, in particular, statements about plans, objectives and strategies, growth opportunities in a company’s industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “project,” “continue,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward- looking statements are based on information available to us as of the date of this prospectus and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
•
significant risks related to our ability to launch, operate, and control our satellites, operational and environmental risks related to our owned and leased satellites, and risks related to our satellites under construction;

•
our ability and the ability of third parties with whom we engage to operate our business as a result of changes in the global business environment, including regulatory and competitive considerations;

•
our ability to implement and/or realize benefits of our investments and other strategic initiatives;

•
risks related to our foreign operations and other uncertainties associated with doing business internationally;

•
risks related to our dependency upon third-party providers, including supply chain disruptions and inflation;

•
risks related to cybersecurity incidents; and

•
risks related to our human capital resources.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EchoStar’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and DISH Network’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by EchoStar’s subsequent filings with the Commission under the Exchange Act, each of which are all incorporated by reference herein, and in this prospectus under the heading “Risk Factors.” All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described, incorporated by reference or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the Commission, except as required by law. We note, however, that the safe-harbor protections for forward-looking statements in the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer. Should one or more of the risks or uncertainties described herein or in any documents we file with the Commission occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

SUMMARY
This summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand the exchange offers and consent solicitations fully, you should carefully read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein or therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” We have included references to other portions of this prospectus to direct you to a more complete description of the topics presented in this summary. This summary may not contain all of the information that you should consider before an investment decision with respect to the exchange offers and consent solicitations. You should carefully read the entire prospectus, including the sections under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and the documents incorporated by reference herein.
THE COMPANY
Our Business
EchoStar is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada. A substantial majority of the voting power of the shares of EchoStar is owned beneficially by Charles W. Ergen, the Chairman of our Board of Directors, and by certain entities established for the benefit of his family. Our Class A Common Stock is publicly traded on NASDAQ under the symbol “SATS.”
EchoStar is a global fully integrated communication and content delivery leader and provider of technology, spectrum, engineering, manufacturing, networking services, television entertainment and connectivity, offering consumer, enterprise, operator and government solutions worldwide under its EchoStar®, Boost Mobile®, Gen Mobile®, Sling TV®, DISH TV™, Hughes®, HughesNet®, HughesON™, and JUPITER™ brands. In Europe, EchoStar operates under its EchoStar Mobile Limited subsidiary and in Australia, the company operates as EchoStar Global Australia.
Our principal executive office is located at 9601 South Meridian Boulevard, Englewood, Colorado 80112, and our phone number is (303) 723-1000. For further discussion on the material terms of our business, please refer to our reports and the DISH Network reports that have been filed with the Commission, and any subsequent report we file with the Commission, certain of which are incorporated herein by reference.
Spectrum Assets Description
The guarantees of the EchoStar Exchange Notes will be secured by the Collateral, which shall consist of: (i) a lien on the Pledged Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum held by certain of EchoStar’s subsidiaries that, on or after the Settlement Date, hold any Spectrum Assets; (ii) the proceeds of any Spectrum Assets; and (iii) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor. For the avoidance of doubt, the Collateral includes (i) to the extent permitted by law, the proceeds of the Pledged Licenses for frequencies in 3GPP Band Classes 66 and 70, (ii) the Pledged Licenses, to the extent permitted by law, and (iii) a pledge of the equity interests issued by the entities that own the Spectrum Assets; provided, for the avoidance of doubt, the 700 MHz Licenses, H Block Licenses and the CBRS Licenses (as each are defined below in “Description of the EchoStar Exchange Notes”) shall not constitute Collateral.
See “Description of the EchoStar Exchange Notes — EchoStar Exchange Notes and Notes Guarantees,” Description of the EchoStar Exchange Notes — Security,” “Description of the EchoStar Convertible Notes — EchoStar Convertible Notes and Notes Guarantees” and “Description of the EchoStar Convertible Notes — Security.”
Recent Developments
Transaction Support Agreement
On September 30, 2024, EchoStar and certain of its subsidiaries entered into a Transaction Support Agreement with certain eligible holders of (1) the DISH Network 2025 Notes and (2) the DISH Network 2026 Notes collectively representing over 90% of the aggregate principal amount outstanding of the Existing Notes.

Pursuant to the Transaction Support Agreement, the Consenting Creditors have agreed, subject to the terms and conditions set forth therein, to tender their Existing Notes in the exchange offers.
As the Consenting Creditors represent over a majority of each of the DISH Network 2025 Notes and the DISH Network 2026 Notes, EchoStar expects to receive the Requisite Consents in the consent solicitations.
Commitment Agreement
Concurrently with execution of the Transaction Support Agreement, EchoStar entered into a commitment agreement with certain of the Consenting Creditors and an affiliate of our Chairman whereby the Commitment Parties agreed to commit to purchase, and/or backstop the purchase by certain members of the Commitment Parties and other Consenting Creditors of an aggregate amount of $5.356 billion (including $156 million issuable in kind as discounts and commitment and/or backstop premiums) of EchoStar’s new 10.750% senior secured notes due 2029 to be issued on the Settlement Date. One of the Commitment Parties is a related party of Charles W. Ergen, EchoStar’s chairman. Such party agreed to commit to purchase and/or backstop an aggregate of $100 million principal amount of the New Senior Spectrum Secured Notes, and such Commitment Agreement was unanimously approved by the Audit Committee of EchoStar’s Board of Directors.
The EchoStar Notes and the New Senior Spectrum Secured Notes will be secured equally and ratably on a pari passu basis by first priority liens on the Collateral, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement.
In addition, on the Settlement Date, the Company also expects to issue $30 million in aggregate principal amount of EchoStar Convertible Notes for cash in a separate offering to certain of the Consenting Creditors. Such additional EchoStar Convertible Notes will be issued under the applicable EchoStar Indenture governing the EchoStar Convertible Notes and will share a CUSIP and be fungible with the EchoStar Convertible Notes issued pursuant to the exchange offers.
Subscription Agreements
On September 30, 2024, EchoStar entered into subscription agreements with certain accredited investors and CONX Corp. (“CONX”), an entity indirectly controlled by Charles W. Ergen, EchoStar’s chairman (the “PIPE Investors” and the subscription agreements, the “Subscription Agreements”), pursuant to which the PIPE Investors have agreed, subject to the terms and conditions set forth therein, to purchase from EchoStar an aggregate of 14.265 million shares (the “PIPE Shares”) of EchoStar’s Class A Common Stock at a purchase price of $28.04 per share, for an aggregate cash purchase price of approximately $400 million (such investment, the “PIPE Investment”). The portion of the PIPE Investment represented by the CONX Subscription Agreement represents an agreement to purchase from EchoStar an aggregate of 1.551 million shares of EchoStar’s Class A Common Stock for an aggregate cash purchase price of approximately $43.5 million. The CONX Subscription Agreement was unanimously approved by the Audit Committee of EchoStar’s Board of Directors. The PIPE Investment is conditioned on and expected to close concurrently with the closing of the DISH Transactions, subject to the terms and conditions set forth in the Subscription Agreements.
The Subscription Agreements contain customary representations and warranties of EchoStar and the PIPE Investors, customary conditions to closing, as well as customary indemnification obligations. Pursuant to the Subscription Agreements, EchoStar has agreed to register the resale of the PIPE Shares and is required to prepare and file a registration statement with SEC on the closing date of the PIPE Investment.
DBS Transactions
On September 29, 2024, EchoStar and DIRECTV Holdings, LLC (“Purchaser”) entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which Purchaser agreed to acquire from EchoStar all of the issued and outstanding equity interests of DISH DBS Corporation (“DBS”), which operates EchoStar’s Pay-TV business (the “DBS Business” and such acquisition of the DBS Business, the “DIRECTV Transaction”).

At the closing of the DIRECTV Transaction (the “DIRECTV Closing”), a subsidiary of EchoStar will sell and transfer to Purchaser all of the issued and outstanding equity interests of DBS in exchange for a total cash purchase price of $1.00 plus the assumption of all net debt of DBS and its subsidiaries that is outstanding as of the DIRECTV Closing. Upon the completion of such transactions, DBS will become a direct and wholly-owned subsidiary of Purchaser. The DIRECTV Transaction is subject to a number of terms and conditions set forth in the Purchase Agreement.
On September 29, 2024 (the “Financing Closing Date”), DISH DBS Issuer LLC (the “SubscriberCo”), entered into an amended and restated limited liability company agreement (the “SubscriberCo LLCA”), pursuant to which, among other things, SubscriberCo issued to certain investors (the “Preferred Members”) redeemable preferred equity interests (the “Preferred Membership Interests”) with an aggregate liquidation preference of $200 million (the “SubscriberCo Transaction”). The Preferred Members also have certain governance and economic rights set forth in the SubscriberCo LLCA.
In addition, on the Financing Closing Date, SubscriberCo, Alter Domus (US) LLC, as administrative agent, and the lenders party thereto, entered into a Loan and Security Agreement (together with all the exhibits, annexes and schedules thereto, the “Loan and Security Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, the lenders agreed to extend credit to SubscriberCo in an aggregate principal amount of up to $2.3 billion secured by the assets of SubscriberCo, which includes approximately 3 million DISH TV subscribers and their related subscription and equipment agreements (such transactions, the “DBS Financing”).
A portion of initial proceeds from the Term Loans and Preferred Membership Interests on the Financing Closing Date (net of upfront fees) is required to be used for the redemption, repayment or repurchase of all of the principal balance outstanding on DBS’s 5.875% senior notes due November 15, 2024. The Loan and Security Agreement also contains certain customary representations, warranties and other agreements by the parties thereto.
On September 30, 2024, DBS commenced offers to exchange (the “DBS Exchange Offers”) any and all of its (a) 5.25% Senior Secured Notes due 2026 for an equal principal amount of its new 5.25% First Lien Notes due 2026, (b) 5.75% Senior Secured Notes due 2028 for an equal principal amount of its new 5.75% First Lien Notes due 2028, (c) 7.75% Senior Notes due 2026 for an equal principal amount of its new 7.75% Second Lien Notes due 2026, (d) 7.375% Senior Notes due 2028 for an equal principal amount of its new 7.375% Second Lien Notes due 2028 and (e) 5.125% Senior Notes due 2029 for an equal principal amount of its new 5.125% Second Lien Notes due 2029, in each case, pursuant to the terms described in the exchange offering memorandum and consent solicitation statement, dated as of September 30, 2024.
For the avoidance of doubt, the DIRECTV Transaction, the SubscriberCo Transaction, the DBS Financing and the DBS Exchange Offers are separate transactions from the exchange offers and the new money investment through the Commitment Agreement, and the closing of the exchange offers and the new money investment through the Commitment Agreement are not conditioned on such transactions having been consummated or on the DIRECTV Closing having occurred.

SUMMARY OF TERMS OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
Exchange Offers
EchoStar is hereby offering to exchange, upon the terms and conditions set forth in this prospectus, any and all of the outstanding DISH Network 2025 Notes and DISH Network 2026 Notes for newly issued EchoStar Notes.
See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations,” “Description of the EchoStar Exchange Notes” and “Description of the EchoStar Convertible Notes.”
Consent Solicitations
We are soliciting consents to the proposed amendments to the DISH Network 2025 Indenture, the DISH Network 2026 Indenture and the Existing Notes, on behalf of DISH Network and subject to the terms and conditions set forth in this prospectus. You may not tender your applicable Existing Notes of any series for exchange without delivering a consent to the proposed amendments for such series, and you may not deliver consent in the consent solicitations with respect to your applicable Existing Notes of any series without tendering such Existing Notes of such series. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations,” and “The Proposed Amendments.”
The Proposed Amendments and Requisite Consents
Pursuant to the applicable DISH Network Indenture, the proposed amendments require the consent of the holders of a majority of the outstanding aggregate principal amount of the applicable Existing Notes. The proposed amendments, if effected, will, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including, but not limited to, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make certain conforming changes to each DISH Network Indenture and the Existing Notes of the applicable series to reflect the proposed amendments. See “The Proposed Amendments.”
Procedures for Participating in the Exchange Offers and Consent Solicitations
If a holder wishes to participate in an exchange offer and consent solicitation, and such holder’s Existing Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such holder must instruct such custodial entity (pursuant to the procedures of the custodial entity) to tender the Existing Notes and deliver the related consents, on such holder’s behalf. Custodial entities that are participants in DTC must tender Existing Notes and deliver the related consents, through ATOP by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound to the terms and conditions set forth herein. Holders desiring to tender their Existing Notes must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC. Any holder wishing to tender Existing Notes after 5:00 p.m., New York City time, on the Expiration Date should contact the exchange agent and tender agent in order to complete and sign a letter of transmittal (or a facsimile thereof) in accordance with the instructions set forth therein and mail or deliver such manually signed letter of transmittal (or such manually signed facsimile thereof).
See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting.”
No Guaranteed Delivery Procedures
No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your Existing Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and the consent solicitations.
Exchange Consideration
In exchange for each $1,000 principal amount of the DISH Network 2025 Notes that are validly tendered prior to the Expiration Date and not validly withdrawn, holders will receive $524.30 principal amount of EchoStar Exchange Notes and $400.70 principal amount of EchoStar Convertible Notes (the “2025 Exchange Consideration”).
In exchange for each $1,000 principal amount of the DISH Network 2026 Notes that are validly tendered prior to the Expiration Date and not validly withdrawn, holders will receive $465.90 principal amount of EchoStar Exchange Notes and $400.70 principal amount of EchoStar Convertible Notes, in the case of the DISH Network 2026 Notes (the “2026 Exchange Consideration” and, together with the 2025 Exchange Consideration, the “Exchange Consideration”).
Any fractional portion of EchoStar Notes not received as a result of rounding down will be paid in cash at a rate equal to the Exchange Consideration.
Accrued Interest
In addition to the applicable Exchange Consideration, all holders of Existing Notes accepted for exchange pursuant to the exchange offers and consent solicitations on the Settlement Date will also be paid a cash amount equal to accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date.
If the Settlement Date occurs between the interest record date and the related interest payment date for any series of Existing Notes, then the accrued and unpaid interest for such series of Existing Notes will be paid on the regular interest payment date to the holders of record as of the record date for such series of Existing Notes rather than on the Settlement Date.
Expiration Date
The exchange offers and consent solicitations will expire at one minute after 11:59 p.m., New York City time, on November 7, 2024, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Date”).
Withdrawal and Revocation
Tenders of Existing Notes may be validly withdrawn (and related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of Existing Notes may not be validly withdrawn unless EchoStar is otherwise required by law to permit withdrawal.
In the event of termination of the exchange offers, the Existing Notes tendered pursuant to each exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Withdrawal of Tenders and Revocation of Corresponding Consents.”
Conditions
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of a number of conditions described under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction of the Minimum Tender Condition and the New Money Offering Condition. We may, at our option, subject to the Transaction Support Agreement, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to each exchange offer must be satisfied or, where permitted, waived, on or prior to the Expiration Date. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations.”
Acceptance of Existing Notes and Consents and Delivery of the EchoStar Notes
You may not consent to the proposed amendments to the DISH Network 2025 Indenture, the DISH Network 2026 Indenture and the Existing Notes without tendering your applicable Existing Notes in the relevant exchange offer, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments for such series of Existing Notes.
Subject to the satisfaction or, where permitted, waiver of the conditions to the applicable exchange offer and consent solicitation, EchoStar will accept for exchange any and all Existing Notes that are validly tendered prior to the Expiration Date and not validly withdrawn; likewise, because the act of validly tendering Existing Notes will also constitute valid delivery of consent to the proposed amendments to the applicable DISH Network Indenture and Existing Notes, EchoStar will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked. All Existing Notes exchanged will be cancelled.
The EchoStar Notes issued pursuant to the exchange offers will be issued and delivered through the facilities of DTC promptly on the Settlement Date. We will return to you any Existing Notes that are not accepted for exchange for any reason, without expense to you, promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitations — Acceptance of Existing Notes for Exchange; the EchoStar Notes; Effectiveness of Proposed Amendments.”
Material U.S. Federal Income Tax Considerations
The exchange of Existing Notes for EchoStar Notes pursuant to the exchange offers and consent solicitations should be a taxable exchange for U.S. federal income tax purposes. Holders should consider the U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange of Existing Notes for EchoStar Notes. See “Material U.S. Federal Income Tax Considerations.”
Consequences of Not Exchanging Existing Notes for the EchoStar Notes
If you do not exchange your Existing Notes for EchoStar Notes in the exchange offers, you will not receive the benefit of having EchoStar as the obligor of your notes or the secured obligations of the Guarantors, and you will continue to hold your Existing Notes and be entitled to all the rights and subject to the limitations applicable to the Existing Notes. In addition, if the Requisite Consents are received with respect to any series of Existing Notes and the proposed amendments to the applicable DISH Network Indenture are effected, holders of such series of Existing Notes left outstanding following the exchange offers will no longer be entitled to the benefits of the covenants, related events of default and other provisions that are eliminated pursuant to the proposed amendments.
To the extent that any Existing Notes remain outstanding after completion of the exchange offers, the trading market for any remaining Existing Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Existing Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price of Existing Notes that remain outstanding after the exchange offers may be materially and adversely affected. Therefore, if your Existing Notes are not tendered and accepted in the exchange offers, it may become more difficult for you to sell or transfer your unexchanged Existing Notes. See “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitations — The proposed amendments to the DISH Network Indentures and Existing Notes will afford reduced protection to remaining holders of Existing Notes.”
For a description of the consequences of failing to tender your Existing Notes pursuant to the exchange offers, see “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitations.”
Amendment; Termination
We reserve the right for any reason or no reasons, subject to applicable law and the Transaction Support Agreement, to amend or extend the exchange offers and consent solicitations at any time or to amend or modify the Minimum Tender Condition, the New Money Offering Condition, the Exchange Consideration or any other terms applicable to the Existing Notes. Subject to applicable law, EchoStar may terminate the exchange offers and consent solicitations if any of the conditions described under “Conditions to the Exchange Offers and Consent Solicitations” are not satisfied or waived by the Expiration Date. In the event that either exchange offer is terminated or otherwise not consummated at or prior to the Settlement Date, no consideration will be paid or become payable to the holders on the Settlement Date who have validly tendered their

Existing Notes. In any such event, Existing Notes tendered pursuant to the exchange offers will be promptly returned to the tendering holders.
See “The Exchange Offers and Consent Solicitations — Expiration Date; Extensions; Amendments.”
Transaction Support Agreement and Commitment
Agreement
Pursuant to the Transaction Support Agreement, subject to the terms and conditions set forth therein, EchoStar agreed to conduct the exchange offers, and the Consenting Creditors agreed to tender their Existing Notes in the exchange offers.
Concurrently with execution of the Transaction Support Agreement, EchoStar entered into the Commitment Agreement, pursuant to which the Commitment Parties agreed to commit to purchase, and/or backstop the purchase by the Commitment Parties and other Consenting Creditors of an aggregate amount of $5.356 billion (including $156 million issuable in kind as discounts and commitment and/or backstop premiums) of New Senior Spectrum Secured Notes. See “Summary — Recent Developments — Commitment Agreement.” The consummation of each exchange offer is subject to, and conditional upon, among other things, the simultaneous completion of the New Money Offering Condition. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations.”
As the Consenting Creditors represent over a majority of each of the DISH Network 2025 Notes and the DISH Network 2026 Notes, EchoStar expects to receive the Requisite Consents in the Consent Solicitations.
Use of Proceeds
We will not receive any cash proceeds from the exchange offers.
Exchange Agent, Information Agent and Dealer Manager
D.F. King & Co., Inc. is serving as exchange agent and information agent for the exchange offers and consent solicitations. The address for the information agent is listed under “The Exchange Offers and Consent Solicitations — Information Agent.” If you would like more information about the procedures for the exchange offers, you should call the information agent at the telephone number set forth on the back of this prospectus.
Houlihan Lokey is serving as the dealer manager. The address and telephone number of the dealer manager is set forth on the back cover of this prospectus.
We have other business relationships with the exchange agent, the information agent, and the dealer manager, as described in “The Exchange Offers and Consent Solicitations — Exchange Agent,” “The Exchange Offers and Consent Solicitations — Information Agent” and “The Exchange Offers and Consent Solicitations — Dealer Manager.”
No Recommendation
None of EchoStar, DISH Network, the dealer manager, the exchange agent, the information agent, the Exchange Notes Trustee and the Exchange Notes Collateral Agent under either DISH Network Indenture, the Trustee and Collateral Agent under the indenture relating to the EchoStar Exchange Notes, to be dated as of the Settlement Date (the “EchoStar Exchange Notes Indenture”), the Trustee and Collateral Agent under the indenture relating to the EchoStar Convertible Notes, to be dated as of the Settlement Date (the “EchoStar Convertible Notes Indenture” and, together with the EchoStar Exchange Notes Indenture, the “EchoStar Indentures” or the “Indentures”), in the case of each EchoStar Indenture, by and among EchoStar, the Guarantors party thereto and the Trustee and the Collateral Agent or any other person makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of Existing Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Existing Notes (and in so doing, consent to the adoption of the proposed amendments to the DISH Network Indentures and the Existing Notes), and no one has been authorized by any of them to make such a recommendation.
The exchange offers and consent solicitations are the only offerings of the EchoStar Notes and are being made by EchoStar only in connection with EchoStar’s offer of the EchoStar Notes and in EchoStar’s capacity as the issuer of the EchoStar Notes. No other securities are being offered and no consents are being solicited other than with respect to the Existing Notes in the exchange offers and consent solicitations.
Risk Factors
For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 30 of this prospectus as well as the risk factors incorporated by reference herein.
Further Information
Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer manager at its address and telephone number set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the information agent at its address and telephone numbers set forth on the back cover of this prospectus.
We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 193.

SUMMARY OF TERMS OF THE ECHOSTAR EXCHANGE NOTES
Issuer
EchoStar Corporation, a Nevada corporation.
Notes Offered
Up to $2,381,000,000 aggregate principal amount of 6.75% Senior Secured Notes due 2030.
Maturity Date
November 30, 2030.
Interest Rate
The EchoStar Exchange Notes will accrue interest at a rate of 6.75% per annum, paid through the first four coupon payments, at EchoStar’s option, in cash or in kind; provided that no payment in kind interest may be paid for any interest period if the payment of interest on the EchoStar Convertible Notes or certain other indebtedness during such period is made in cash, and paid in cash thereafter. Interest from and including the fifth interest payment period (which will be payable on May 30, 2027) and thereafter will be paid solely cash.
Interest Payment Dates
Semi-annually on May 30 and November 30 of each year, starting on May 30, 2025.
Guarantees by Certain Subsidiaries
The EchoStar Exchange Notes will be jointly and severally guaranteed on a senior secured basis by EchoStar’s subsidiaries that on or after the Settlement Date: (i) hold any Spectrum Assets or (ii) directly own any Equity Interests in any Spectrum Assets Guarantor.
As of the Settlement Date, (a) Northstar Wireless, LLC, SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C. will be Spectrum Assets Guarantors (the “Initial Spectrum Assets Guarantors”) and (b) Northstar Spectrum, LLC, SNR Wireless HoldCo, LLC, DBSD Services Limited and Gamma Acquisition HoldCo, L.L.C. will be the Equity Pledge Guarantors (the “Initial Equity Pledge Guarantors” and, together with the Initial Spectrum Assets Guarantors, the “Initial Guarantors”).
For more information, see “Description of the EchoStar Exchange Notes — EchoStar Exchange Notes and Notes Guarantees.”
Security
EchoStar and its subsidiaries that are not Guarantors of the EchoStar Exchange Notes will not pledge any of its or their assets to secure the EchoStar Exchange Notes. The guarantee of the EchoStar Exchange Notes will be secured equally and ratably with the New Senior Spectrum Secured Notes, the EchoStar Convertible Notes and certain other secured indebtedness on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement, by the Collateral; provided that the Collateral will not include H Block Licenses, 700 MHz Licenses and CBRS Licenses (as each are defined below in “Description of the EchoStar Exchange Notes”).
For more information, see “Description of the EchoStar Exchange Notes — EchoStar Exchange Notes and Notes Guarantees” and “Description of the EchoStar Exchange Notes — Security.”
Ranking
The EchoStar Exchange Notes will be the general unsecured obligations of EchoStar and will rank (i) pari passu in right of payment with EchoStar’s other existing and future senior indebtedness, including the New Senior Spectrum Notes and

EchoStar Convertible Notes, (ii) effectively subordinated to EchoStar’s existing and future secured indebtedness to the extent of the value of any collateral securing such indebtedness, (iii) senior in right of payment to any of EchoStar’s existing and future indebtedness that is expressly subordinated in right of payment to the EchoStar Exchange Notes and (iv) structurally subordinated to indebtedness of EchoStar’s subsidiaries which are not Guarantors.
The EchoStar Exchange Notes will be unconditionally guaranteed by each Guarantor. The guarantees on the EchoStar Exchange Notes will be a general secured obligation of such Guarantor and will rank: (i) effectively senior, to the extent of the value of any Collateral owned by such Guarantor, to such Guarantor’s existing and future indebtedness secured on a junior lien basis and unsecured indebtedness; (ii) effectively equal with any existing and future senior indebtedness secured by equal priority liens on the Collateral, including the New Senior Spectrum Secured Notes and EchoStar Convertible Notes to the extent of the value of the Collateral; (iii) pari passu in right of payment, without giving effect to collateral arrangements, with such Guarantor’s other existing and future senior indebtedness, including their guarantees of the New Senior Spectrum Secured Notes and EchoStar Convertible Notes; and (iv) senior in right of payment to any of such Guarantor’s existing and future indebtedness that is expressly subordinated in right of payment to such Guarantor’s guarantee of the EchoStar Exchange Notes. The EchoStar Exchange Notes will be structurally subordinated to the liabilities of any non-Guarantor subsidiaries.
As of June 30, 2024, on a pro forma basis after giving effect to (i) the exchange offers (assuming that all Existing Notes are validly tendered and not withdrawn), (ii) borrowings under the Loan and Security Agreement as described under “Summary — Recent Developments — DBS Transactions” and the use of proceeds thereof to repay or repurchase all of the outstanding principal amount of DBS’s 5.875% senior notes due November 15, 2024 and (iii) the issuance of the New Senior Spectrum Secured Notes and the additional $30 million principal amount of EchoStar Convertible Notes concurrent with the closing of the exchange offers ((i) – (iii) collectively, the “Transactions”), (1) neither EchoStar nor the Guarantors would have had any indebtedness outstanding other than the EchoStar Exchange Notes, the EchoStar Convertible Notes, the New Senior Spectrum Secured Notes and the guarantees thereof and (2) EchoStar’s subsidiaries other than the Guarantors would have had aggregate indebtedness of approximately $17.25 billion.
For more information, see “Description of the EchoStar Exchange Notes — Ranking.”
Intercreditor Agreement
On the date the EchoStar Exchange Notes are issued, the Initial Guarantors, the Collateral Agents and the New Money Notes Collateral Agent (as defined below) will enter into a first lien intercreditor agreement (the “First Lien Intercreditor Agreement”) to set forth, among other things, the relative rights of, and relationship among, the Collateral Agents and The Bank of New York Mellon Trust Company, N.A., as the collateral agent under the indenture governing the New Senior Spectrum Secured Notes (the “New Money

Notes Collateral Agent”), and the applicable representative of the holders under certain future indebtedness which is permitted to be secured on a first-priority basis in respect of the exercise of rights and remedies against the Collateral.
For more information, see “Description of the Intercreditor Agreements — First Lien Intercreditor Agreement.”
Optional Redemption
The EchoStar Exchange Notes will be redeemable, in whole or in part, at any time or from time to time, at the redemption prices listed under “Description of the EchoStar Exchange Notes — Optional Redemption” plus accrued and unpaid interest, if any, to the date of redemption.
In addition, EchoStar may redeem the EchoStar Exchange Notes, in whole or in part, at any time or from time to time, prior to November 30, 2026 at a redemption price equal to 100% of the principal amount of the EchoStar Exchange Notes redeemed plus the Applicable Premium (as defined in the “Description of the EchoStar Exchange Notes”), together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, to the date of redemption.
At any time and from time to time on or after November 30, 2026, EchoStar may also redeem the EchoStar Exchange Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of EchoStar Exchange Notes to be redeemed) set forth below, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, to the date of redemption date, if redeemed during the periods indicated below:
Period	Percentage
From and including November 30, 2026 (to but excluding November 30, 2027)	102.000%
From and including November 30, 2027 and thereafter	100.000%
For more information, see “Description of the EchoStar Exchange Notes — Optional Redemption.”
Mandatory Redemption
EchoStar will not be required to make mandatory redemption or sinking fund payments with respect to the EchoStar Exchange Notes.
Covenants
There are limited covenants in the EchoStar Exchange Notes Indenture that restrict us from taking actions and operating our business. The EchoStar Exchange Notes Indenture will not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the EchoStar Exchange Notes in the event we experience significant adverse changes in our financial condition or results of operations;

•
limit EchoStar’s ability to incur indebtedness that is senior to, equal or subordinate in right of payment to the EchoStar Exchange Notes, or to engage in sale/leaseback transactions;

•
restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•
restrict our ability to make investments or pay dividends or make other payments in respect of our equity securities or our other indebtedness; or

•
restrict our ability to enter into highly leveraged transactions.

The EchoStar Exchange Notes Indenture will permit the Guarantors to incur additional indebtedness secured by the lien on the Collateral that is equal and ratable with the lien on the Collateral securing the EchoStar Exchange Notes.
For more details, see “Description of the EchoStar Exchange Notes — Certain Covenants.”
Original Issue Discount
Because EchoStar has the option to pay stated interest on the EchoStar Exchange Notes through the first four interest payment dates in cash or in kind, the stated interest payments on the EchoStar Exchange Notes will not be treated as qualified stated interest for U.S. federal income tax purposes. As a result, the EchoStar Exchange Notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. In addition, the EchoStar Exchange Notes will have additional OID to the extent that their stated principal amount exceeds their issue price. A U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) generally will be required to include the OID in gross income as ordinary income as the OID accrues, on a constant yield basis, in advance of the receipt of cash payments attributable to the OID, regardless of the holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of Ownership of EchoStar Notes — Stated Interest and Original Issue Discount.”
Use of Proceeds
EchoStar will not receive any cash proceeds from the issuance of the EchoStar Exchange Notes in connection with the exchange offers. In exchange for issuing the EchoStar Exchange Notes, EchoStar will receive Existing Notes that will be retired and cancelled. See “Use of Proceeds.”
Material U.S. Federal Income Tax Considerations
For a discussion of certain material U.S. federal income tax consequences of the ownership and disposition of the EchoStar Exchange Notes, see “Material U.S. Federal Income Tax Considerations.”
Book-Entry Form
We expect that the EchoStar Exchange Notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such beneficial interests may be exchanged for certificated securities only in limited circumstances.
Absence of a Public Market for the EchoStar Exchange
Notes
The EchoStar Exchange Notes are a new class of securities, and there is currently no established market for them. We do not intend to apply to list the EchoStar Exchange Notes on any securities exchange or to include them in any automated dealer quotation system. Accordingly, a liquid market for the EchoStar Exchange Notes may never develop. See “Risk Factors — Risks Related to each series of the EchoStar Notes and Collateral — There is currently no public market for the EchoStar Notes and an active trading market may not develop for the EchoStar Notes.”
Indenture
The EchoStar Exchange Notes will be issued pursuant to the EchoStar Exchange Notes Indenture. The rights of holders of the EchoStar Exchange Notes, including rights with respect to default waivers and amendments, will be governed by the EchoStar Exchange Notes Indenture. See “Description of the EchoStar Exchange Notes.”
Trustee and Collateral Agent
The Bank of New York Mellon Trust Company, N.A.
Governing Law
The EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes will be governed by the laws of the State of New York.
Denominations
EchoStar will issue the EchoStar Exchange Notes in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof.
Risk Factors
See “Risk Factors” and the other information included in and incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offers and consent solicitations.

SUMMARY OF TERMS OF THE ECHOSTAR CONVERTIBLE NOTES
Issuer
EchoStar Corporation, a Nevada corporation.
Notes Offered
Up to $1,950,000,000 aggregate principal amount of 3.875% Convertible Senior Secured Notes due 2030.
In addition, on the Settlement Date, the Company also expects to issue $30 million in aggregate principal amount of 3.875% Convertible Senior Secured Notes due 2030 for cash in a separate offering to certain of the Consenting Creditors. Such additional EchoStar Convertible Notes will be issued under the applicable EchoStar Indenture governing the EchoStar Convertible Notes and will share a CUSIP and be fungible with the EchoStar Convertible Notes issued pursuant to the exchange offers.
Maturity Date
November 30, 2030.
Interest Rate
The EchoStar Convertible Notes will accrue interest at a rate of 3.875% per annum, paid through the first four coupon payments, at EchoStar’s option, in cash or in kind and paid in cash thereafter; provided that no payment in kind interest may be paid for any interest period if the payment of interest on the EchoStar Exchange Notes or certain other indebtedness during such period is made in cash. Interest from and including the fifth interest payment period (which will be payable on May 30, 2027) and thereafter shall be paid solely cash.
Interest Payment Dates
Semi-annually on May 30 and November 30 of each year, starting on May 30, 2025.
Guarantees by Certain Subsidiaries
The EchoStar Convertible Notes will be jointly and severally guaranteed on a senior secured basis by EchoStar’s Subsidiaries that on or after the Settlement Date: (i) hold any Spectrum Assets or (ii) directly own any Equity Interests in any Spectrum Assets Guarantor.
As of the Settlement Date, (a) Northstar Wireless, LLC, SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C. will be the Initial Spectrum Assets Guarantors and (b) Northstar Spectrum, LLC, SNR Wireless HoldCo, LLC, DBSD Services Limited and Gamma Acquisition HoldCo, L.L.C. will be the Initial Equity Pledge Guarantors.
For more information, see “Description of the EchoStar Convertible Notes — EchoStar Convertible Notes and Notes Guarantees.”
Security
EchoStar and its subsidiaries that are not Guarantors of the EchoStar Convertible Notes will not pledge any of its or their assets to secure the EchoStar Convertible Notes. The guarantee of the EchoStar Convertible Notes will be secured equally and ratably with the New Senior Spectrum Secured Notes, the EchoStar Exchange Notes and certain other secured indebtedness on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement, by the Collateral; provided that the Collateral will not include H Block Licenses, 700 MHz Licenses and CBRS Licenses (as each are defined below in “Description of the EchoStar Convertible Notes”).

For more information, see “Description of the EchoStar Convertible Notes — EchoStar Convertible Notes and Notes Guarantees” and “Description of the EchoStar Convertible Notes — Security.”
Ranking
The EchoStar Convertible Notes will be the general unsecured obligations of EchoStar and will rank (i) pari passu in right of payment with EchoStar’s other existing and future senior indebtedness, including the New Senior Spectrum Secured Notes and EchoStar Exchange Notes, (ii) effectively subordinated to EchoStar’s existing and future secured indebtedness to the extent of the value of any collateral securing such indebtedness, (iii) senior in right of payment to any of EchoStar’s existing and future indebtedness that is expressly subordinated in right of payment to the EchoStar Convertible Notes, and (iv) structurally subordinated to the indebtedness of EchoStar’s subsidiaries which are not Guarnators.
The EchoStar Convertible Notes will be unconditionally guaranteed by each Guarantor. The guarantees on the EchoStar Convertible Notes will be a general secured obligation of such Guarantor and will rank: (i) effectively senior, to the extent of the value of any Collateral owned by such Guarantor, to such Guarantor’s existing and future indebtedness secured on a junior lien basis and unsecured indebtedness; (ii) effectively equal with any existing and future senior indebtedness secured by equal priority liens on the Collateral, including the New Senior Spectrum Secured Notes and EchoStar Exchange Notes, to the extent of the value of the Collateral; (iii) pari passu in right of payment, without giving effect to collateral arrangements, with such Guarantor’s other existing and future senior indebtedness, including their guarantees of the New Senior Spectrum Secured Notes and EchoStar Exchange Notes; and (iv) senior in right of payment to any of such Guarantor’s existing and future indebtedness that is expressly subordinated in right of payment to such Guarantor’s guarantee of the EchoStar Exchange Notes. The EchoStar Exchange Notes will be structurally subordinated to the liabilities of any non-Guarantor subsidiaries. As of June 30, 2024, on a pro forma basis after giving effect to the Transactions, (1) neither EchoStar nor the Guarantors would have had any indebtedness outstanding other than the EchoStar Exchange Notes, the EchoStar Convertible Notes, the New Senior Spectrum Secured Notes and the guarantees thereof and (2) EchoStar’s subsidiaries other than the Guarantors would have had aggregate indebtedness of approximately $17.25 billion.
For more information, see “Description of the EchoStar Convertible Notes — Ranking.”
Intercreditor Agreement
On the date the EchoStar Convertible Notes are issued, the Initial Guarantors, the Collateral Agents and the New Money Notes Collateral Agent the First Lien Intercreditor Agreement to set forth, among other things, the relative rights of, and relationship among, the Collateral Agents and the New Money Notes Collateral Agent, and the applicable representative of the holders under certain future indebtedness which is permitted to be secured on a first-priority basis in respect of the exercise of rights and remedies against the Collateral.
For more information, see “Description of Intercreditor Agreements — First Lien Intercreditor Agreement.”

Conversion Rights
Holders may convert their EchoStar Convertible Notes prior to the close of business on the business day immediately preceding May 30, 2030, in multiples of $1,000 principal amount, at the option of the holder, only under the following circumstances:
•
during any calendar quarter commencing after the calendar quarter ending on December 31, 2024 (and only during such calendar quarter), if the last reported sale price of our Class A Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•
during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of the EchoStar Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our Class A Common Stock and the conversion rate on each such trading day;

•
if we call any or all of the EchoStar Convertible Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the EchoStar Convertible Notes called (or deemed called) for redemption; or

•
upon the occurrence of specified corporate events described in the section “Description of the EchoStar Convertible Notes — Conversion Rights — Conversion upon specified corporate events.”

In addition, at the option of the holder, regardless of the foregoing circumstances, holders may convert their EchoStar Convertible Notes, in multiples of $1,000 principal amount, at any time on or after May 30, 2030, through the second scheduled trading day immediately preceding the maturity date.
The initial conversion rate for the EchoStar Convertible Notes will be           shares of Class A Common Stock per $1,000 principal amount of EchoStar Convertible Notes (equivalent to an initial conversion price representing a 35% premium to the Initial VWAP per share of Class A Common Stock). The “Initial VWAP” means the arithmetic mean of: (i) the volume-weighted average price per share for the period from and including September 9, 2024 to and including September 27, 2024 and (ii) the volume-weighted average price per share for the period from and including September 30, 2024 to and including October 18, 2024, in each case as displayed in the calculation window of the Bloomberg “Price and Volume Dashboard” under the column header “VWAP,” when using the “Form-T Trade Excluded” calculation methodology for “SATS US Equity.” Such calculation shall be in respect of the period from 9:30 a.m. Eastern Time until 4:00 p.m. Eastern Time on each of the business days in the period. For the avoidance of doubt, the Initial VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The conversion rate is subject to adjustment if certain events occur.
Upon conversion of the EchoStar Convertible Notes, we will pay or deliver, as the case may be, cash, shares of our Class A Common Stock or a combination of cash and shares of our Class A Common Stock, at our election. If we satisfy our conversion obligation solely in cash or a combination of cash and shares of our Class A Common Stock, the amount of cash and shares of our Class A Common Stock, if any, deliverable upon conversion will be based on the daily conversion values calculated for each trading day in a 45 VWAP trading day observation period as described under “Description of the EchoStar Convertible Notes — Conversion Rights — Settlement upon conversion.”
In addition, if (i) certain corporate events occur prior to the maturity date or (ii) we give a notice of redemption with respect to any or all of the EchoStar Convertible Notes, we will increase the conversion rate for a holder who elects to convert its EchoStar Convertible Notes in connection with the applicable corporate event or notice of redemption, as the case may be, in certain circumstances as described under “Description of the EchoStar Convertible Notes — Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption.” No adjustment to the conversion rate will be made if the stock price (as such term is defined herein under “Description of the EchoStar Convertible Notes — Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption”) is less than $      or if the stock price exceeds $       (in each case, subject to adjustment).
You will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon conversion of an EchoStar Convertible Note, except in limited circumstances. Instead, interest will be deemed paid by the cash, shares of our Class A Common Stock or a combination of cash and shares of our Class A Common Stock paid or delivered, as the case may be, to you upon conversion.
Notwithstanding the foregoing, in connection with limitations imposed by the continued listing standards of The NASDAQ Global Select Market, in the event of an adjustment in the conversion rate for EchoStar Convertible Notes that would result in the conversion price becoming less than the lower of (i) last reported sale price of our Class A Common Stock on the trading day prior to the issuance date of the EchoStar Convertible Notes or (ii) the average last reported sale price of our Class A Common Stock for the five trading days immediately preceding to the issuance date of the EchoStar Convertible Notes, then we, at our election, shall either (a) obtain shareholder approval of the issuance upon conversion of the EchoStar Convertible Notes, in the aggregate, of shares of Class A Common Stock in excess of 19.9% of the common stock of the Company outstanding as of the issue date of the EchoStar Convertible Notes, in accordance with the shareholder approval rules contained in such listing standards, or (b) pay cash in lieu of delivering any shares of Class A Common Stock otherwise deliverable upon conversion in excess of such limitations based on the 45 consecutive VWAP trading days during the relevant observation period. If we pay cash in lieu of delivering shares of Class A Common Stock, we will notify the Trustee, the conversion agent (if other than the Trustee) and the applicable Holders no later than the close of business on the trading day immediately following the related conversion date of the maximum number of shares we will deliver per $1,000 principal amount of converted EchoStar Convertible Notes in respect of the relevant conversion.
Optional Redemption
Prior to November 30, 2027, the EchoStar Convertible Notes will not be redeemable.
On or after November 30, 2027, and on or before the 46th scheduled trading day immediately before the maturity date, we may redeem for cash all or part of the EchoStar Convertible Notes (subject to the partial redemption limitation set forth below), at our option, if the last reported sale price of our Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price will be equal to 100% of the principal amount of the EchoStar Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the EchoStar Convertible Notes to be redeemed).
If we elect to redeem fewer than all of the outstanding EchoStar Convertible Notes, at least $300 million aggregate principal amount of EchoStar Convertible Notes must be outstanding and not subject to redemption as of the relevant redemption notice date
For more information, see “Description of the EchoStar Convertible Notes — Optional Redemption.”
Mandatory Redemption
EchoStar will not be required to make mandatory redemption or sinking fund payments with respect to the EchoStar Convertible Notes.
Fundamental Change
Subject to certain conditions, if we undergo a “fundamental change” (as defined below under “Description of the EchoStar Convertible Notes — Fundamental Change Permits Holders to Require us to Repurchase Notes”), you will have the option to require us to repurchase all or any portion of your EchoStar Convertible Notes. The fundamental change repurchase price will be 100% of the principal amount of the EchoStar Convertible Notes to be repurchased plus any accrued and unpaid interest to, but not including the fundamental change repurchase date. We will pay cash for all EchoStar Convertible Notes so repurchased.
Covenants
There are limited covenants in the EchoStar Convertible Notes Indenture that restrict us from taking actions and operating our business. The EchoStar Convertible Notes Indenture will not:

•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the EchoStar Convertible Notes in the event we experience significant adverse changes in our financial condition or results of operations;

•
limit EchoStar’s ability to incur indebtedness that is senior to, equal or subordinate in right of payment to the EchoStar Convertible Notes, or to engage in sale/leaseback transactions;

•
restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•
restrict our ability to make investments or pay dividends or make other payments in respect of our equity securities or our other indebtedness; or

•
restrict our ability to enter into highly leveraged transactions.

The EchoStar Convertible Notes Indenture will permit the Guarantors to incur additional indebtedness secured by the lien on the Collateral that is equal and ratable with the lien on the Collateral securing the EchoStar Convertible Notes.
For more details, see “Description of the EchoStar Convertible Notes — Certain Covenants.”
Original Issue Discount
Because EchoStar has the option to pay stated interest on the EchoStar Convertible Notes through the first four interest payment dates in cash or in kind, the stated interest payments on the EchoStar Convertible Notes will not be treated as qualified stated interest for U.S. federal income tax purposes. As a result, the EchoStar Convertible Notes will be treated as issued with OID for U.S. federal income tax purposes. In addition, the EchoStar Convertible Notes will have additional OID to the extent that their stated principal amount exceeds their issue price. A U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) generally will be required to include the OID in gross income as ordinary income as the OID accrues, on a constant yield basis, in advance of the receipt of cash payments attributable to the OID, regardless of the holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of Ownership of EchoStar Notes — Stated Interest and Original Issue Discount.”
Use of Proceeds
EchoStar will not receive any cash proceeds from the issuance of the EchoStar Convertible Notes in connection with the exchange offers. In exchange for issuing the EchoStar Convertible Notes, EchoStar will receive Existing Notes that will be retired and cancelled. See “Use of Proceeds.”
Material U.S. Federal Income Tax Considerations
For a discussion of certain material U.S. federal income tax consequences of the ownership and disposition of the EchoStar Convertible Notes or of any shares of our Class A common stock issued upon conversion of the EchoStar Convertible Notes, see “Material U.S. Federal Income Tax Considerations.”

Book-Entry Form
We expect that the EchoStar Convertible Notes will be issued in book-entry form and will be represented by global notes deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such beneficial interests may be exchanged for certificated securities only in limited circumstances.
Absence of a Public Market for the EchoStar Convertible Notes
The EchoStar Convertible Notes are a new class of securities, and there is currently no established market for them. We do not intend to apply to list the EchoStar Convertible Notes on any securities exchange or to include them in any automated dealer quotation system. Accordingly, a liquid market for the EchoStar Convertible Notes may never develop. See “Risk Factors — Risks Related to each series of the EchoStar Notes and Collateral — There is currently no public market for the EchoStar Notes and an active trading market may not develop for the EchoStar Notes.”
Indenture
The EchoStar Convertible Notes will be issued pursuant to the EchoStar Convertible Notes Indenture. The rights of holders of the EchoStar Convertible Notes, including rights with respect to default waivers and amendments, will be governed by the EchoStar Convertible Notes Indenture. See “Description of the EchoStar Convertible Notes.”
Trustee and Collateral Agent
The Bank of New York Mellon Trust Company, N.A.
Governing Law
The EchoStar Convertible Notes Indenture and the EchoStar Convertible Notes will be governed by the laws of the State of New York.
Denominations
EchoStar will issue the EchoStar Convertible Notes in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof.
Risk Factors
See “Risk Factors” and the other information included in and incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offers and consent solicitations.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
Q:
Who is making the Exchange Offers and Consent Solicitations?

A:
EchoStar Corporation is making the exchange offers and consent solicitations.

Q:
Why is EchoStar Making the Exchange Offers and Consent Solicitations?

A:
We are making the exchange offers in order to, among other things, refinance certain outstanding indebtedness, reduce the aggregate amount of our consolidated indebtedness and provide collateral security to certain unsecured debt obligations. The exchange offers and consent solicitations are part of an integrated set of transactions along with EchoStar’s entry into the Commitment Agreement with certain of the Consenting Creditors and an affiliate of our Chairman to purchase an aggregate amount of $5.356 billion (including $156 million issuable in kind as discounts and commitment and/or backstop premiums) of New Senior Spectrum Secured Notes. We are conducting the consent solicitations in order to, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including, but not limited to, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make other changes to such terms. We believe that refinancing our outstanding indebtedness will promote our long-term financial viability.

Q:
What will I Receive if I Tender my Existing Notes in the Exchange Offers and Consent Solicitations?

A:
Upon the terms and subject to the conditions of each exchange offer described in this prospectus, each $1,000 principal amount of the DISH Network 2025 Notes and the DISH Network 2026 Notes that are validly tendered prior to the Expiration Date, which is one minute after 11:59 p.m., New York City time, on November 7, 2024, and not validly withdrawn, (1) holders of DISH Network 2025 Notes will receive $524.30 principal amount of EchoStar Exchange Notes and $400.70 principal amount of EchoStar Convertible Notes and (2) holders of DISH Network 2026 Notes will receive $465.90 principal amount of EchoStar Exchange Notes and $400.70 principal amount of EchoStar Convertible Notes. Any fractional portion of EchoStar Notes not received as a result of rounding down will be paid in cash at a rate equal to the Exchange Consideration.

The EchoStar Notes of the applicable series will be issued under and governed by the terms of the applicable EchoStar Indenture described under “The Exchange Offers and Consent Solicitations.” The EchoStar Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof. Any payment-in-kind interest on the EchoStar Notes will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof. See “Description of the EchoStar Exchange Notes” and “Description of the EchoStar Convertible Notes.” In addition to the applicable Exchange Consideration, all holders of Existing Notes accepted for exchange pursuant to the exchange offers and consent solicitations on the Settlement Date will be paid a cash amount equal to accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date. If the Settlement Date occurs between the interest record date and the related interest payment date for any series of Existing Notes, then the accrued and unpaid interest for such series of Existing Notes will be paid on the regular interest payment date to the holders of record as of the record date for such series of Existing Notes rather than on the Settlement Date.
By tendering your Existing Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments for any series of Existing Notes without tendering your Existing Notes of such series in the exchange offers, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments for such series. You may revoke your consent at any time prior to the Expiration Date by withdrawing the Existing Notes you have tendered.
Q:
What are the Proposed Amendments?

A:
The proposed amendments will, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including, but not limited to, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make certain conforming changes to each DISH Network Indenture and the Existing Notes of the applicable series to reflect the proposed amendments.

With respect to the applicable Existing Notes, if the Requisite Consents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or, where permitted, waived, as applicable, then all of the sections, provisions or definitions listed below under each DISH Network Indenture, and corresponding provisions in the applicable Existing Note, will be deleted or modified, as applicable:
•
the definition of “Significant Subsidiary” will be revised to exclude DISH DBS Corporation and its subsidiaries; and

•
the following sections or provisions will be deleted:

•
Section 4.06(a), (b) and (c)  — Rule 144A Information Requirement; Reporting;

•
Section 6.01(e) — Events of Default (failure to comply with Article 11);

•
Section 6.01(g) — Events of Default (cross defaults);

•
Section 6.01(j) — Events of Default (judgment defaults); and

•
Article 11 — Consolidation; Merger; and Sale.

The elimination or modification of certain events of default and the restrictive covenants contemplated by the proposed amendments would, among other things, permit DISH Network and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Existing Notes. See “The Proposed Amendments.”
Q:
What are the Consequences of Not Participating in the Exchange Offers and Consent Solicitations at All?

A:
If you do not exchange your Existing Notes for the EchoStar Notes in the exchange offers, you will not receive the benefit of having EchoStar as the obligor of your notes or the secured obligations of the Guarantors, and you will continue to hold your Existing Notes and be entitled to all the rights and subject to the limitations applicable to the Existing Notes. In addition, if the proposed amendments to each DISH Network Indenture and the Existing Notes are adopted (because the Requisite Consents have been received prior to the Expiration Date and the exchange offers are effected), the proposed amendments will apply to your Existing Notes that were not exchanged for EchoStar Notes, even though you did not consent to the proposed amendments. Thereafter, all such Existing Notes that remain outstanding will be governed by the applicable DISH Network Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those terms and protections currently in the applicable DISH Network Indenture and the Existing Notes of the applicable series, which may adversely affect the trading price of the unexchanged Existing Notes. For example, the proposed amendments would, among other things, eliminate certain events of default, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders.

To the extent that any Existing Notes remain outstanding after completion of the exchange offers, the trading market for any remaining Existing Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Existing Notes that are not tendered and accepted more volatile. Consequently, the liquidity, market value and price of Existing Notes that remain outstanding may be materially and adversely affected. Therefore, if your Existing Notes are not tendered and accepted in the exchange offers, it may become more difficult for you to sell or transfer your unexchanged Existing Notes.
See “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitations — The proposed amendments to each DISH Network Indenture and the Existing Notes of the applicable series will afford reduced protection to remaining holders of Existing Notes.”
For a description of the consequences of failing to tender your Existing Notes pursuant to the exchange offers, see “Risk Factors — Risks Related to the Exchange Offers and the Consent Solicitations.”
Q:
How do the Existing Notes differ from the EchoStar Notes to be Issued in the Exchange Offers?

The Existing Notes are solely the unsecured obligations of DISH Network, are convertible into shares of EchoStar Class A Common Stock and are governed by the applicable DISH Network Indenture. The EchoStar Exchange Notes will be the unsecured obligations of EchoStar and the secured obligations of certain subsidiary guarantors, are not convertible into equity securities and will be governed by the EchoStar Exchange Notes Indenture. The EchoStar Convertible Notes will be the unsecured obligations of EchoStar and the secured obligations of certain subsidiary guarantors, are convertible into EchoStar Class A Common Stock and will be governed by the EchoStar Convertible Notes Indenture.
Q:
What will be the Ranking of the EchoStar Notes?

A:
The EchoStar Notes of each series will be the general unsecured obligations of EchoStar and will rank (i) pari passu in right of payment with EchoStar’s other existing and future senior indebtedness, including the New Senior Spectrum Secured Notes and the EchoStar Notes of each other series, (ii) effectively subordinated to EchoStar’s existing and future secured indebtedness to the extent of the value of any collateral securing such indebtedness and (iii) senior in right of payment to any of EchoStar’s existing and future indebtedness that is expressly subordinated in right of payment to the EchoStar Notes of the applicable series.

The EchoStar Notes of each series will be unconditionally guaranteed by each Guarantor. The guarantees on the EchoStar Notes of each series will be a general secured obligation of such Guarantor and will rank: (i) effectively senior, to the extent of the value of any Collateral owned by such Guarantor, to such Guarantor’s existing and future indebtedness secured on a junior lien basis and unsecured indebtedness; (ii) effectively equal with any existing and future senior indebtedness secured by equal priority liens on the Collateral, including the New Senior Spectrum Secured Notes and the EchoStar Notes of each other series, to the extent of the value of the Collateral; (iii) effectively subordinated to all of the Guarantors’ existing and future indebtedness that is secured by a lien on assets that do not constitute part of the Collateral, to the extent of the value of such assets; (iv) pari passu in right of payment, without giving effect to collateral arrangements, with such Guarantor’s other existing and future senior indebtedness, including their guarantees of the New Senior Spectrum Secured Notes and the EchoStar Notes of each other series; and (v) senior in right of payment to any of such Guarantor’s existing and future indebtedness that is expressly subordinated in right of payment to such Guarantor’s guarantee of the EchoStar Notes of the applicable series. The EchoStar Notes of each series will be structurally subordinated to the liabilities of any non-Guarantor subsidiaries.
See “Description of the EchoStar Exchange Notes — Ranking” and “Description of the EchoStar Convertible Notes — Ranking.”

Q:
What Collateral Secures the EchoStar Notes?

A:
EchoStar and its subsidiaries that are not Guarantors of the EchoStar Notes will not pledge any of its or their assets to secure the EchoStar Notes.

The guarantees of the EchoStar Notes of each series will be secured equally and ratably with the New Senior Spectrum Secured Notes, the EchoStar Notes of each other series and certain other secured indebtedness on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement by the Collateral: (i) a lien on the Pledged Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum held by certain EchoStar’s subsidiaries that, on or after the Settlement Date, hold any Spectrum Assets; (ii) the proceeds of any Spectrum Assets; (iii) any Replacement Collateral (as defined below in “Description of the EchoStar Exchange Notes”); and (iv) a lien on the equity interests held by an entity that directly owns any equity interests in any Spectrum Assets Guarantor. For the avoidance of doubt, the Collateral includes (i) to the extent permitted by law, the proceeds of the Pledged Licenses for frequencies in 3GPP Band Classes 66 and 70, (ii) the Pledged Licenses, to the extent permitted by law, and (iii) a pledge of the equity interests issued by the entities that own the Spectrum Assets; provided, for the avoidance of doubt, the 700 MHz Licenses, H Block Licenses and the CBRS Licenses (as each are defined below in “Description of the EchoStar Exchange Notes”) shall not constitute Collateral.
As of the Settlement Date, (a) Northstar Wireless, LLC, SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C. will be the Initial Spectrum Assets Guarantors and (b) Northstar Spectrum, LLC, SNR Wireless HoldCo, LLC, DBSD Services Limited and Gamma Acquisition HoldCo, L.L.C. will be the Initial Equity Pledge Guarantors.
For more information, see “Description of the EchoStar Exchange Notes — EchoStar Exchange Notes and Notes Guarantees” and “Description of the EchoStar Exchange Notes — Security,” in the case of the EchoStar Exchange Notes, and “Description of the EchoStar Convertible Notes — EchoStar Convertible Notes and Notes Guarantees” and “Description of the EchoStar Convertible Notes — Security,” in the case of the EchoStar Convertible Notes.
Q:
Will the EchoStar Notes Be Freely Tradeable?

A:
Yes. The EchoStar Notes are being simultaneously registered under the Securities Act on a registration statement of which this prospectus forms a part. The consummation of each exchange offer is contingent on the Commission declaring this registration statement effective (which cannot be waived).

Q:
Will the EchoStar Notes Be Listed on an Exchange?

A:
The EchoStar Notes will not be listed on any securities exchange. There can be no assurance as to the development or liquidity of any market for the EchoStar Notes. See “Risk Factors — Risks Related to each series of the EchoStar Notes — There is currently no public market for the EchoStar Notes and an active trading market may not develop for the EchoStar Notes.”

Q:
What Consents are Required to Effect the Proposed Amendments to each DISH Network Indenture and the Existing Notes and to Consummate the Exchange Offers?

A:
In order for the proposed amendments to either DISH Network Indenture be adopted, holders of a majority of the outstanding aggregate principal amount of the applicable series of Existing Notes must consent to the amendments, and those consents must be received and not withdrawn prior to the Expiration Date. As the Consenting Creditors represent over a majority of each of the DISH Network 2025 Notes and the DISH Network 2026 Notes, EchoStar expects to receive the Requisite Consents in the consent solicitations.

Q:
May I Tender my Existing Notes in the Exchange Offers without Delivering a Consent in the Consent Solicitations?

A:
No. By tendering your Existing Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes, as further described under “The Proposed Amendments.” You may not consent to the proposed amendments for any series of Existing Notes without tendering your Existing Notes of such series in the exchange offers, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments for such series.
Q:
Who May Participate in the Exchange Offers?

A:
All holders of the Existing Notes may participate in the exchange offers.

Q:
How Do You Participate in the Exchange Offers?

A:
If a holder wishes to participate in an exchange offer and consent solicitation, and such holder’s Existing Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such holder must instruct such custodial entity (pursuant to the procedures of the custodial entity) to tender the Existing Notes and deliver the related consents, on such holder’s behalf. Custodial entities that are participants in DTC must tender Existing Notes and deliver the related consents, through ATOP by which the custodial entity and the beneficial owner on whose behalf the custodial entity is acting agree to be bound to the terms and conditions set forth herein.

See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting.”
Q:
May I Tender Only a Portion of the Existing Notes that I Hold?

A:
Yes. You may tender only a portion of the Existing Notes that you hold provided that tenders of Existing Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof.

Q:
What are the Conditions to the Exchange Offers and Consent Solicitations?

A:
The consummation of the exchange offers and consent solicitations is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction of the Minimum Tender Condition and the New Money Offering Condition. We may, at our option, subject to the Transaction Support Agreement, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. Any holder wishing to tender Existing Notes after 5:00 p.m., New York City time, on the Expiration Date should contact the exchange agent and tender agent in order to complete and sign a letter of transmittal (or a facsimile thereof) in accordance with the instructions set forth therein and mail or deliver such manually signed letter of transmittal (or such manually signed facsimile thereof). All conditions to the exchange offers must be satisfied or, where permitted, waived, on or prior to the Expiration Date.

Q:
What Amount of Existing Notes is EchoStar seeking in the Exchange Offers?

A:
EchoStar is seeking to exchange all of the $1,957,197,000 and $2,908,799,000 aggregate principal amount of the outstanding DISH Network 2025 Notes and DISH Network 2026 Notes, respectively.

Q:
What if Not Enough Existing Notes are Tendered?

A:
Each exchange offer is conditioned upon at least 90% of the outstanding principal amount of each of the applicable series of Existing Notes being validly tendered and not properly withdrawn prior to the expiration of the exchange offers. If we determine that this Minimum Tender Condition has not been or cannot be satisfied on or prior to the Expiration Date, we may waive the Minimum Tender Condition or we may modify, extend or terminate the exchange offers. If either exchange offer is terminated, the applicable series of Existing Notes will not be accepted for exchange and such Existing Notes that have been tendered for exchange will be returned to the holder promptly after the termination.

Q:
Will EchoStar Accept all Tenders of Existing Notes?

A:
Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offers, including the Minimum Tender Condition, we will accept for exchange any and all Existing Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date (provided that tenders of Existing Notes (and corresponding consents thereto) will be accepted only in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof).

Q:
What Will EchoStar Do with the Existing Notes Accepted for Exchange in the Exchange Offers?

A:
Each of the DISH Network 2025 Notes and the DISH Network 2026 Notes surrendered in connection with the exchange offers and accepted for exchange will be retired and cancelled.

Q:
When Will EchoStar Issue the EchoStar Notes?

A:
Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, EchoStar will issue each series of EchoStar Notes in book-entry form promptly on or about the second business day following the Expiration Date.

Q:
Will I Be Paid the Accrued and Unpaid Interest on my Existing Notes Accepted for Exchange on the Settlement Date?

A:
Yes, in addition to the applicable Exchange Consideration, all holders of Existing Notes accepted for exchange pursuant to the exchange offers and consent solicitations on the Settlement Date will also be paid a cash amount equal to accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date.

If the Settlement Date occurs between the interest record date and the related interest payment date for any series of Existing Notes, then the accrued and unpaid interest for such series of Existing Notes will be paid on the regular interest payment date to the holders of record as of the record date for such series of Existing Notes rather than on the Settlement Date.
Q:
When Will the Proposed Amendments to the DISH Network Indentures and the Existing Notes Become Operative?

A:
If we receive the Requisite Consents with respect to the applicable series of Existing Notes before the Expiration Date, then, on or after the Expiration Date, the supplemental indentures for the proposed amendments will be duly executed and delivered by DISH Network and the Exchange Notes Trustee and such supplemental indentures will become effective upon its execution and delivery. However, the proposed amendments to each DISH Network Indenture and the applicable Existing Notes will not become operative until after the issuance of the EchoStar Notes on the Settlement Date.

Q:
Are the Exchange Offers Conditioned Upon Consummation of the DirecTV Transaction or any DBS Exchange Offer?

A:
No, the exchange offers are not conditioned upon or related to the DIRECTV Transaction or any DBS Exchange Offer. The only condition precedent to consummation of the exchange offers that relates to DBS is the irrevocable deposit of cash sufficient to satisfy the maturity in full of the 5.875% Senior Notes due 2024 of DBS with the trustee of such notes.

Q:
When Will the Exchange Offers Expire?

A:
The exchange offers will expire at one minute after 11:59 p.m., New York City time, on November 7, 2024, unless we, subject to the Transaction Support Agreement, terminate or extend the exchange offers, in which case the Expiration Date will be the latest date and time to which such exchange offers are extended. See “The Exchange Offers and Consent Solicitations — Expiration Date; Extensions; Amendments.”

Q:
Can I Withdraw my Existing Notes After I Tender them? Can I Revoke the Consent Related to my Existing Notes after I Deliver it?

A:
Tenders of Existing Notes may be validly withdrawn (and the related consents to the proposed amendments may be revoked) at any time prior to the Expiration Date.

Following the Expiration Date, tenders of Existing Notes may not be validly withdrawn unless EchoStar is otherwise required by law to permit withdrawal. In the event of termination of either exchange offer, the applicable series of Existing Notes tendered prior to such termination will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Withdrawal of Tenders and Revocation of Corresponding Consents.”
Q:
How Do I Exchange my Existing Notes if I Am a Beneficial Owner of Existing Notes Held by a Custodian Bank, Depositary, Broker, Trust Company or Other Nominee? Will the Record Holder Exchange my Existing Notes for me?

A:
Currently, all of the Existing Notes are held in book-entry form and can only be tendered through the applicable procedures of DTC. If your Existing Notes are held by a broker, dealer, commercial bank, trust company or other nominee, such nominee may take no action with regard to the exchange offers and consent solicitations unless you provide such nominee with instructions to tender your Existing Notes on your behalf. See “The Exchange Offers and Consent Solicitations — Procedures for Tendering and Consenting — Existing Notes Held Through a Nominee.”

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.
Q:
Will I Have to Pay any Fees or Commissions if I Tender my Existing Notes for Exchange in the Exchange Offers?

A:
You will not be required to pay any fees or commissions to EchoStar, DISH Network, the dealer manager, the Exchange Notes Trustee, the Exchange Notes Collateral Agent, the Trustee, the Collateral Agents, the information agent or the exchange agent in connection with the exchange offers. If your Existing Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Existing Notes on your behalf, your broker or other nominee may charge you a commission or other fee for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:
Are there Procedures for Guaranteed Delivery of Existing Notes?

A:
No. There are no guaranteed delivery procedures applicable to the exchange offers. All holders wishing to participate in the exchange offers must validly tender their Existing Notes in accordance with the procedures described in this prospectus prior to the Expiration Date, in order to be eligible to receive the applicable Exchange Consideration.

Q:
How Will You Be Taxed on the Exchange of Your Existing Notes?

A:
The exchange of Existing Notes for EchoStar Notes pursuant to the exchange offers and consent solicitations should be a taxable exchange for U.S. federal income tax purposes. Holders should consider the U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange of Existing Notes for EchoStar Notes. See “Material U.S. Federal Income Tax Considerations.”

Q:
Has the Board of Directors adopted a position on the Exchange Offers?

A:
Our board of directors has approved the making of the exchange offers. However, our board of directors does not make any recommendation as to whether you should tender Existing Notes pursuant to the exchange offers. You must make the decision whether to tender Existing Notes and, if so, how many Existing Notes to tender.

Q:
Is any Recommendation Being Made with Respect to the Exchange Offers and the Consent Solicitations?

A:
None of EchoStar, DISH Network, the dealer manager, the exchange agent, the information agent, the Exchange Notes Trustee under either DISH Network Indenture or the Trustee under either EchoStar Indenture, or any other person makes any recommendation in connection with the exchange offers or consent solicitations as to whether any Existing Noteholder should tender or refrain from tendering all or any portion of the principal amount of that holder’s Existing Notes (and in so doing, consent to the adoption of the proposed amendments to applicable DISH Network Indenture and the Existing Notes), and no one has been authorized by any of them to make such a recommendation.

Q:
To Whom Should I Direct Any Questions?

A:
Questions concerning the terms of the exchange offers should be directed to the dealer manager:

Houlihan Lokey
245 Park Avenue New York, NY 10167
Attn: Liability Management Group
Tel: +1 (888) 613-7288
Email: dish@hl.com
Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Call Toll-Free: (866) 340-7108
Banks and Brokers Only: (212) 269-5550
Email: DISH@dfking.com
AMENDMENTS AND SUPPLEMENTS
We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and therein, the registration statement of which this prospectus forms a part, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference” beginning on page 193.
RISK FACTORS
An investment in the EchoStar Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 30 and those risk factors incorporated by reference herein.

RISK FACTORS
Before making an investment decision in the exchange offers and consent solicitations, you should consider carefully the information under the headings “Risk Factors” in our and DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q and the following risk factors. You should also carefully consider the other information included in this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein or therein, the registration statement, of which this prospectus forms a part, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. These risk factors are not necessarily presented in the order of importance or probability of occurrence. If any of the described risks actually occur, it could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. For purposes of this section, “EchoStar,” refers only to EchoStar and not to its subsidiaries and the “Group,” “we,” “our” and “us” refers to EchoStar and its subsidiaries unless the context requires otherwise.
Risks Related to each series of EchoStar Notes and the Collateral
We have substantial debt outstanding and may incur additional debt.
As of June 30, 2024, on a pro forma basis after giving effect to the Transactions, our total long-term indebtedness would be approximately $27.0 billion. Our indebtedness levels could have significant consequences, including, but not limited to:
•
making it more difficult to satisfy our obligations;

•
increasing our vulnerability to general adverse economic conditions, including changes in interest rates;

•
requiring us to devote a substantial portion of our cash to make interest and principal payments on our debt, thereby reducing the amount of cash available for other purposes;

•
limiting our financial and operating flexibility in responding to changing economic and competitive conditions;

•
limiting our ability to raise additional debt because it may be more difficult for us to obtain debt financing on attractive terms or at all; and

•
placing us at a disadvantage compared to our competitors that are less leveraged.

Each EchoStar Indenture generally will not restrict EchoStar or its subsidiaries that are not Guarantors from incurring additional indebtedness in the future. Additionally, each EchoStar Indenture will permit the Guarantors to incur additional indebtedness in the future in certain circumstances. If EchoStar or its subsidiaries, including the Guarantors, incur additional indebtedness in the future, the related risks could intensify.
Each series of EchoStar Notes will be effectively subordinated to any existing and future secured debt incurred by EchoStar, effectively subordinated to any existing and future secured debt of the Guarantors secured by assets that do not constitute Collateral, to the extent of the value of such assets, and structurally subordinated to the liabilities of EchoStar’s subsidiaries that are not Guarantors.
As of the Settlement Date, EchoStar and its subsidiaries that are not Guarantors of the EchoStar Notes will not pledge any of its or their assets to secure the EchoStar Notes. The guarantees on the EchoStar Notes of each series will be secured equally and ratably with the New Senior Spectrum Secured Notes, the EchoStar Notes of each other series and certain other secured indebtedness on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement, by the Collateral. For the avoidance of doubt, the Collateral includes (i) to the extent permitted by law, the proceeds of the Pledged Licenses for frequencies in 3GPP Band Classes 66 and 70, (ii) the Pledged Licenses, to the extent permitted by law, and (iii) a pledge of the equity interests issued by the entities that own such spectrum assets; provided, for the avoidance of doubt, the 700 MHz Licenses, H Block Licenses and the CBRS Licenses (as each are defined below in “Description of the EchoStar Exchange Notes”) shall not constitute Collateral. Therefore, the scope of the Collateral is limited. See “— The scope of the Collateral is limited, and the value of the Collateral securing the EchoStar Notes and the related guarantees may not be sufficient to satisfy the subsidiaries’ obligations under the guarantees of the EchoStar Notes or to secure post-petition interest, fees and expenses under the Bankruptcy Code.”
Each EchoStar Indenture will not restrict EchoStar and its subsidiaries that are not Guarantors from incurring additional indebtedness in the future, including secured indebtedness. Accordingly, the EchoStar Notes will be (1) effectively subordinated to EchoStar’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness that does not constitute Collateral and pari passu in right of payment with any of EchoStar’s existing and future senior indebtedness and (2) structurally subordinated to all existing and future obligations of EchoStar’s subsidiaries that are not Guarantors (other than any other claims that EchoStar or a Guarantor has against any of EchoStar’s subsidiaries that is not a Guarantor). In the event of EchoStar’s bankruptcy, liquidation or reorganization or upon acceleration of the EchoStar Notes, payment on the EchoStar Notes could be less, ratably, than on any such secured indebtedness. EchoStar may not have sufficient assets remaining after payment to its secured creditors to pay amounts due on any or all of the EchoStar Notes then outstanding. As of June 30, 2024, on a pro forma basis for the Transactions, (1) EchoStar and the Guarantors would not have had any outstanding indebtedness other than the EchoStar Exchange Notes, the EchoStar Convertible Notes, the New Senior Spectrum Secured Notes and the guarantees thereof and (2) EchoStar’s subsidiaries that are not Guarantors would have had aggregate outstanding indebtedness of approximately $17.25 billion. See “Description of the EchoStar Exchange Notes — Certain Covenants — Incurrence of Indebtedness,” “Description of the EchoStar Exchange Notes — Certain Covenants — Limitations on Liens,” “Description of the EchoStar Convertible Notes — Certain Covenants — Incurrence of Indebtedness” and “Description of the EchoStar Convertible Notes — Certain Covenants — Limitations on Liens.”
Each series of EchoStar Notes are EchoStar’s unsecured obligations and the guarantees of the EchoStar Notes are the obligations of only certain of EchoStar’s subsidiaries. Because EchoStar is a holding company, its right to participate in any distribution of assets of any of its subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of such subsidiary’s creditors, except to the extent that EchoStar may be recognized as a creditor of that subsidiary and EchoStar’s claim is not subordinated in liquidation or reorganization. Creditors of the subsidiary would be entitled to payment in full from the subsidiary’s assets before EchoStar, as a shareholder, would be entitled to receive any distribution from the subsidiary which EchoStar might apply to make payments of principal and interest on the EchoStar Notes or other indebtedness. As a result, all current and future debt of non-Guarantor subsidiaries is and will be structurally senior to the EchoStar Notes.
Each EchoStar Indenture will permit the Guarantors to incur additional indebtedness secured by the lien on the Collateral securing the EchoStar Notes that is equal and ratable with the lien on the collateral securing the EchoStar Notes, subject to a cap on pari passu claims to be contained in the First Lien Intercreditor Agreement.
Each EchoStar Indenture will permit the Guarantors to incur additional indebtedness secured by the lien on the collateral securing the EchoStar Notes that is equal and ratable with the lien on the Collateral securing the EchoStar Notes, including the New Senior Spectrum Secured Notes. If a Guarantor incurs any such indebtedness, the holders of that indebtedness would be entitled to share ratably in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up and your rights to the Collateral would be further diluted by such indebtedness secured by the Collateral. The First Lien Intercreditor Agreement will contain a cap on pari passu claims (including without limitation any make-whole payment claims) at any time equal to 130% of the amount of outstanding pari passu debt incurred in compliance with the Indentures and the indenture governing the New Senior Spectrum Secured Notes, plus accrued and unpaid interest on such outstanding pari passu debt.
In addition, the rights of the holders of the EchoStar Notes with respect to the Collateral that will secure the EchoStar Notes on a first-priority basis will be, in the event we incur any Second Lien Obligations (as defined in the “Description of the EchoStar Exchange Notes”), as the case may be, subject to an intercreditor agreement among all holders of obligations secured by that Collateral on a first-priority basis and second-priority basis, including the holders of any other First Lien Obligations and Second Lien Obligations of the Guarantors. Certain actions with respect to the Collateral may be taken in a manner set forth in such intercreditor agreement.
We may be required to raise and refinance indebtedness during unfavorable market conditions.
Our business plans may require that we raise additional debt to capitalize on our business opportunities or to respond to contingencies. Developments in the financial markets have in the past made, and may from time to time in the future make, it more difficult for issuers of high yield indebtedness such as us to access capital markets at reasonable rates. We cannot predict with any certainty whether or not we will be impacted in the future by developments in the financial markets that may adversely affect our ability to secure additional financing to support our growth initiatives on acceptable terms or at all.
EchoStar depends upon its subsidiaries’ earnings to make payments on its indebtedness.
EchoStar and its subsidiaries have substantial debt service requirements that make EchoStar and its subsidiaries, as applicable, vulnerable to changes in general economic conditions. Certain of EchoStar’s subsidiaries’ existing indentures restrict their ability to incur additional debt. It may therefore be difficult for EchoStar to obtain additional debt if required or desired in order to implement our business strategy.
Since EchoStar is a holding company and its operations are conducted through its subsidiaries, EchoStar’s ability to service its debt obligations may depend upon the earnings of its operating subsidiaries and their ability to distribute cash or other property to us. EchoStar’s subsidiaries are separate legal entities that have no obligation to pay any amounts due under the EchoStar Notes or to make any funds available to EchoStar for that purpose, whether by dividends, loans or other payments. EchoStar has few assets of significance other than the capital stock of its subsidiaries. Furthermore, creditors of EchoStar’s subsidiaries will have a superior claim to certain of EchoStar’s subsidiaries’ assets. In addition, EchoStar’s subsidiaries’ ability to make any payments to EchoStar will depend on, among other factors, their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions.
As described in “Summary — Recent Developments — DBS Transactions,” EchoStar entered into an agreement with the Purchaser to sell all of the equity interests in DBS, which owns the DBS Business, for $1.00 plus the assumption by the Purchaser of DBS’s indebtedness. During the period between the signing of the Purchase Agreement and the DIRECTV Closing, DBS and its subsidiaries are not permitted to declare or pay dividends or otherwise cause or permit any leakage (which includes, among other things, cash payments and certain other value transfers by DBS and its subsidiaries, on the one hand, to the Company or certain other related persons, on the other hand), other than (i) certain permitted cash transfers prior to September 30, 2025 in an aggregate amount not to exceed the permitted cash transfer cap set forth in the Purchase Agreement, and (ii) certain permitted tax sharing payments, in each case, on terms and conditions as set forth in the Purchase Agreement. The Permitted Cash Transfer Cap is initially equal to $1,520 million and is subject to certain adjustments set forth in the Purchase Agreement, including transaction expenses and certain accrued interest adjustments and adjustments tied to certain key performance indicators. Following the DIRECTV Closing, EchoStar will no longer benefit from any of the earnings of DBS.
EchoStar cannot assure you that its subsidiaries will be able to pay dividends or that its subsidiaries will be able to otherwise distribute funds to EchoStar in an amount sufficient to pay the principal of or interest on the indebtedness owed by EchoStar.
Each series of EchoStar Notes and the guarantees of the EchoStar Notes by EchoStar’s subsidiaries (and the related security interests for the guarantees) may be subject to challenge.
U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the EchoStar Notes being provided under the exchange offers, the incurrence of the guarantees and/or liens on the Collateral. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws (if any such law would be deemed to apply), which may vary from state to state, the EchoStar Notes being provided under the exchange offers, the guarantees by EchoStar’s subsidiaries and/or liens on the Collateral could be voided as a fraudulent transfer or conveyance if (1) EchoStar or any of the Guarantors, as applicable, issued the EchoStar Notes or incurred the guarantees or granted liens on the

Collateral with the intent of hindering, delaying or defrauding creditors or (2) EchoStar or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for engaging in and providing consideration under the exchange offer, including issuing the EchoStar Notes, incurring the guarantees and/or granting liens on the Collateral and, in the case of (2) only, one of the following is also true at the time thereof:
•
EchoStar or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the exchange offers, the issuance of the EchoStar Notes, the incurrence of the guarantees or the grant of the liens on the Collateral;

•
the exchange offers, the issuance of the EchoStar Notes, the incurrence of the guarantees or the granting of liens on the Collateral left EchoStar or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business as engaged in or anticipated; or

•
EchoStar or any of the Guarantors intended to, or believed that EchoStar or such Guarantor would, incur debts beyond EchoStar’s or such Guarantor’s ability to pay as they mature.

If a court were to find that the exchange offers, the issuance of the EchoStar Notes, the incurrence of the guarantees or the granting of liens on the Collateral were a fraudulent transfer or conveyance, the court could void the payment obligations under the EchoStar Notes or such guarantee or the granting of liens on the Collateral or subordinate the EchoStar Notes, such guarantee or such lien to presently existing and future indebtedness of ours or of the related Guarantor, or require the holders of the EchoStar Notes to repay any amounts received with respect to such guarantee or lien or otherwise in connection with the exchange offers. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the EchoStar Notes. Further, the voidance of the EchoStar Notes could result in an event of default with respect to EchoStar and its subsidiaries’ other debt that could result in acceleration of such debt.
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor did not substantially benefit directly or indirectly from the transaction. In particular, if the guarantees were legally challenged, such guarantee could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Guarantor, the obligations of the applicable Guarantor were incurred for less than reasonably equivalent value or fair consideration.
The measures of insolvency for purposes of fraudulent transfer or conveyance laws vary depending upon the applicable jurisdiction’s governing law, such that EchoStar cannot be certain as to the standards a court would use to determine whether or not EchoStar or the Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that it would determine that EchoStar or a Guarantor was indeed solvent on that date, or that the issuance of the Guarantees would not be further subordinated to EchoStar or any of its Guarantors’ other debt or whether the EchoStar Notes, the exchange offers and the consideration provided thereunder, the guarantees or the granting of liens to secure the secured guarantees would be avoided as a preference, fraudulent transfer, fraudulent conveyance, or otherwise. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:
•
the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets; or

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

It is also possible that EchoStar or a Guarantor (as debtor-in-possession), any trustee appointed therefor, or potentially EchoStar’s or such Guarantor’s other creditors may assert (among other things) that EchoStar and the Guarantors are not receiving reasonably equivalent value or fair consideration in connection with the exchange offers, the issuance of the EchoStar Notes, the Guarantees, and/or the related new liens on the Collateral. Here, EchoStar will not receive any cash proceeds from the exchange offers and, as a result of the secured guarantees, the holders of the EchoStar Notes will be receiving liens on additional collateral that previously did not secure such Existing Notes. However, the exchange offers and the incurrence of the secured guarantees are part of an integrated set of transactions along with the Company’s entry into the Commitment Agreement with certain of the Consenting Creditors and an affiliate of our Chairman to purchase an aggregate amount of $5.356 billion (including $156 million issuable in kind as discounts and commitment and/or backstop premiums) of New Senior Spectrum Secured Notes. The Consenting Creditors that are party to the Commitment Agreement would not have agreed to the Commitment Agreement and the terms thereof without also agreeing to the terms of the exchange offers and the incurrence of the secured guarantees, and vice versa. Nonetheless, EchoStar cannot assure you that none of the exchange offers, the issuance of the EchoStar Notes, a guarantee, and/or the grant or perfection of a lien on the Collateral in connection with a secured guarantee would be the subject of a future challenge as a preference, fraudulent transfer or conveyance, or on other grounds; as to what the potential outcome of any such challenge would be; or as to what the potential impact on the value of the Collateral securing any guarantee would be were any such challenge upheld by a court.
In addition, any payment or consideration provided by EchoStar pursuant to the exchange offers, the EchoStar Notes or by a Guarantor made at a time when EchoStar or such Guarantor is subsequently found to be insolvent could be avoided and required to be returned to EchoStar or such Guarantor or to a fund for the benefit of EchoStar’s or the Guarantors’ creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days to any non-insider party and such payment would give the holders of the EchoStar Notes more than such holders of the EchoStar Notes would have received in a hypothetical liquidation under Chapter 7 of the U.S. Bankruptcy Code.
Finally, as a court of equity, a U.S. bankruptcy court may otherwise subordinate the claims in respect of the EchoStar Notes to other claims against EchoStar under the principle of equitable subordination, if the court determines that: (i) the holder of the EchoStar Notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to EchoStar’s other creditors or conferred an unfair advantage upon the holder of the EchoStar Notes; and (iii) equitable subordination is not inconsistent with the provisions of the U.S. Bankruptcy Code.
In addition, the EchoStar Indentures will provide that the obligations of the subsidiary guarantors under the subsidiary guarantees will be limited to amounts that will not result in the subsidiary guarantees being a fraudulent conveyance under applicable law. See “Description of the EchoStar Exchange Notes —  EchoStar Exchange Notes and Notes Guarantees” and Description of the EchoStar Convertible Notes — EchoStar Convertible Notes and Notes Guarantees.” At least one bankruptcy court has questioned the validity of such a clause in a guarantee.
Accordingly, this provision may not be effective (as a legal matter or otherwise) to protect the guarantees from being avoided under applicable fraudulent transfer or conveyance laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.
Each EchoStar Indenture contains limited restrictions on our ability to take actions and operate its business and will only provide limited protection against actions we may take that could adversely impact your investment in the EchoStar Notes.
There are limited covenants in the EchoStar Indentures that restrict us from taking actions and operating its business. While each EchoStar Indenture contains terms intended to provide protection to the holders of the EchoStar Notes upon the occurrence of certain events involving significant corporate transactions, such terms will be limited and may not be sufficient to protect your investment in the EchoStar Notes.
Each EchoStar Indenture for the applicable series of EchoStar Notes will not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the EchoStar Notes in the event we experience significant adverse changes in our financial condition or results of operations;

•
limit EchoStar’s ability to incur indebtedness that is senior to, equal or subordinate in right of payment to the EchoStar Notes, or to engage in sale/leaseback transactions;

•
restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•
restrict our ability to make investments or make other payments in respect of our other indebtedness; or

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restrict our ability to enter into highly leveraged transactions.

EchoStar’s ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the EchoStar Indentures, including repurchasing indebtedness or capital stock or paying dividends, could have the effect of diminishing our ability to make payments on the EchoStar Notes when due.
EchoStar may be unable to repay or repurchase the EchoStar Exchange Notes upon a change of control.
There is no sinking fund with respect to the EchoStar Exchange Notes, and the entire outstanding principal amount of the EchoStar Exchange Notes will become due and payable on the Maturity Date. If EchoStar experiences a Change of Control Event, as defined in the applicable EchoStar Indenture governing the EchoStar Exchange Notes, EchoStar will be required to, subject to certain exceptions, make an offer to each holder of EchoStar Exchange Notes to repurchase all or a portion of such holder’s EchoStar Exchange Notes prior to maturity. See “Description of the EchoStar Exchange Notes — Change of Control Offer.” EchoStar may not have sufficient funds or be able to arrange for additional financing to repay the EchoStar Exchange Notes at maturity or to repurchase EchoStar Exchange Notes following a change of control.
If the EchoStar Notes are rated, they may receive a lower rating than anticipated, which would likely adversely affect the trading price of the EchoStar Notes.
We intend to seek ratings on the of EchoStar Notes. If a rating service were to rate the EchoStar Notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the EchoStar Notes or otherwise announces its intention to put the EchoStar Notes on credit watch, the trading price of the EchoStar Notes could decline.
Any adverse rating of the EchoStar Notes or the condition of financial markets or prevailing interest rates may cause the trading price of the EchoStar Notes to fall.
We do not intend to seek a rating on any series of EchoStar Notes. However, if a rating service were to rate the EchoStar Notes and if such rating service were to lower its rating on the EchoStar Notes of any series below the rating initially assigned to such EchoStar Notes or otherwise announces its intention to put the notes on credit watch, the trading price of the EchoStar Notes could decline. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the EchoStar Notes. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the EchoStar Notes and market interest rates increase, the market value of your EchoStar Notes may decline. We cannot predict the future level of market interest rates.
The scope of the Collateral is limited, and the value of the Collateral securing the guarantees may not be sufficient to satisfy the subsidiaries’ obligations under the guarantees of the EchoStar Notes or to secure post-petition interest, fees, and expenses under the Bankruptcy Code.
Subject to the security documents and certain exceptions, the guarantees of the EchoStar Notes will be secured by the Collateral (including the Spectrum Assets) which is limited in scope.
The value of the Collateral and the amount received upon a sale of Collateral will depend upon many factors, including among others, the ability to sell the Collateral in an orderly sales market and economic conditions, the availability of buyers and similar factors. Furthermore, the value of the Collateral could be subject to fluctuations based on factors that include, but are not limited to, demand for technologies that rely on the Spectrum Assets and development of different or better technology that could render such spectrum less desirable, general economic conditions, the actual fair market value of the Collateral at such time, the timing and the manner of the sale and availability of buyers and other factors. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. We cannot assure you that the Collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation.

As a result, liquidating the Collateral securing the guarantees of the EchoStar Notes may not produce proceeds in an amount sufficient to pay any amounts due on the EchoStar Notes and any additional secured obligations, including the New Senior Spectrum Secured Notes.
Furthermore, our wireless spectrum licenses, including the licenses constituting Collateral for the EchoStar Notes may be subject to renewal or revocation by the FCC. In particular, FCC licenses constituting Spectrum Assets may be revoked without any compensation from the FCC for failure to comply with FCC build-out requirements and/or renewal requirements in a given license area. There can be no assurances that such wireless spectrum licenses will be renewed or not revoked, and therefore no assurances that such wireless spectrum licenses that constitute the Collateral would be available to holders to satisfy any amounts due on the EchoStar Notes. See “— The wireless spectrum licenses constituting Collateral depend on FCC licenses that can expire or be revoked or modified.”
In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, we, as debtor- in-possession, any bankruptcy trustee, if one is appointed, or competing creditors could possibly assert that the fair market value of the Collateral on the date of the bankruptcy filing or any relevant date was less than the then-current principal amount of the EchoStar Notes and any additional secured obligations, including the New Senior Spectrum Secured Notes. If a bankruptcy court determines that the guarantees of the EchoStar Notes are under-collateralized, a claim in the bankruptcy proceeding with respect to a EchoStar Note would be bifurcated between a secured claim and an unsecured, “deficiency” claim, such that the holders of the EchoStar Notes would not be entitled to any post-petition interest, fees and expenses under the Bankruptcy Code and the unsecured claim would not be entitled to the benefits of security in the Collateral and would not receive adequate protection under the Bankruptcy Code. See “— The Bankruptcy Code may significantly impair noteholders’ ability to realize value from the Collateral.”
In addition, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against EchoStar or the Guarantors, noteholders may be entitled to post-petition interest, fees and expenses under the Bankruptcy Code if the value of their security interest in the Collateral is greater than their pre-bankruptcy claim (after taking into account all other obligations secured thereby on a pari passu or senior basis). Furthermore, if any payments of post-petition interest were made prior to or at the time of a finding of under-collateralization, such payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the guarantees of the EchoStar Notes and any additional secured obligations.
We cannot assure you that the value of the Collateral or the amount of gross proceeds that would be received upon a sale or liquidation of the Collateral would be sufficient to pay all or any of the amounts due on the EchoStar Notes. The EchoStar Indentures also permit the Guarantors to create additional liens on the Collateral under specified circumstances, some of which liens may be pari passu with the liens securing the EchoStar Notes. Any obligations secured by such liens may further dilute the Collateral and limit the recovery from the realization of the Collateral available to satisfy holders of the EchoStar Notes.
The initial appraisal under the definition of “Appraised Value” has not been completed, and the EchoStar Notes of each series may become subject to a partial or total mandatory special redemption, in which case you may not realize the value of your investment.
We have not yet obtained the Initial Appraisal (as described in the “Description of the EchoStar Exchange Notes” and “Description of the EchoStar Convertible Notes”) for the Collateral. Although we are required to do so within 60 days of the Settlement Date, there can be no guarantee that we will be able to secure such Initial Appraisal in such time.
If following the Settlement Date, the FCC licenses that form a part of the Collateral accounting for up to 10% of the aggregate MHz-POPs of all the FCC licenses constituting the Collateral are forfeited to the FCC as a result of our failure to meet our buildout milestones, we will be required to obtain a Forfeiture Appraisal (as defined in the “Description of the EchoStar Notes”) and demonstrate that the LTV Ratio as of the date of the Forfeiture Appraisal does not exceed 0.375 to 1.00. If the LTV Ratio as of the date of the Forfeiture Appraisal is greater than 0.375 to 1.00, then within 60 days, we shall add additional Spectrum Assets Guarantors and/or pledge (or cause to be pledged) cash or additional Collateral to secure the EchoStar Notes to comply with the required LTV Ratio of 0.375 to 1.00. In such case, the pledge and perfection of the assets of such additional Spectrum Assets Guarantors are subject to risk of being avoided as a preference under the Bankruptcy Code (in which case holders of the applicable series of EchoStar Notes could lose the benefit of any such subsequently pledged and/or perfected collateral). See “— Any future note guarantees or additional liens on Collateral provided after the EchoStar Notes are issued could also be avoided by a trustee in bankruptcy.”
There is also no assurance that we will be able to join such additional Spectrum Assets Guarantors and/or pledge (or cause to be pledged) such cash or assets within such period of time. If we fail to add such additional Spectrum Assets Guarantors and/or pledge (or cause to be pledged) such cash or assets, we will be required to redeem an amount of EchoStar Notes such that immediately after giving effect to such redemption, the LTV Ratio shall not be greater than 0.375 to 1.00 at a redemption price equal to 102% of their principal amount, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest to but excluding the redemption date.
In the event we are required to redeem all or a portion of the EchoStar Notes, you would not be entitled to future interest payments on the EchoStar Notes redeemed, and you therefore may not realize the value of the investment you intended and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. You will have no right to opt out of the special mandatory redemption provisions. See “Description of the EchoStar Exchange Notes — Special Mandatory Redemption,” “Description of the EchoStar Exchange Notes — Certain Covenants — Collateral Appraisal” and “Description of the EchoStar Convertible Notes — Certain Covenants — Collateral Appraisal.”
The wireless spectrum licenses constituting Collateral depend on FCC licenses that can expire or be revoked or modified.
The wireless spectrum licenses constituting the Collateral for the EchoStar Notes are subject to renewal or revocation by the FCC. Wireless spectrum licenses are subject to regulation by the FCC and, depending on the jurisdiction, other federal, state and local, as well as international, governmental authorities and regulatory agencies, including, among other things, regulations governing the licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems. In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to, among others, how radio spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, and resolution of issues of interference between spectrum bands. The FCC grants wireless licenses for terms of generally 10-12 years that are subject to renewal or revocation.
Failure to comply with FCC build-out requirements in a given license area may result in acceleration of other build-out requirements or in the modification, cancellation, or non-renewal of licenses. There can be no assurances that such wireless spectrum licenses will be renewed or not revoked, and therefore no assurances that such wireless spectrum licenses that constitute the Collateral would be available to holders to satisfy any amounts due on the EchoStar Notes.
The Collateral consists primarily of certain wireless spectrum licenses, and may be limited to the extent that the applicable Collateral Agent may not validly possess a security interest therein pursuant to the Communications Act in which case the Collateral would be limited only to the proceeds of such wireless spectrum licenses.
The Collateral consists primarily of certain wireless spectrum licenses held by the Spectrum Asset Guarantors and the equity interests of such Spectrum Asset Guarantors. Courts have held that under the Communications Act, a holder of wireless spectrum licenses may not create a valid security interest in favor of its creditors directly in such licenses themselves. Instead, a holder of wireless spectrum licenses may be limited to pledging a security interest in favor of its creditors only in rights against third parties incident to the wireless spectrum licenses, the economic value of each wireless spectrum license and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the wireless spectrum licenses.
The EchoStar Indentures and the related security documents require only that the Spectrum Asset Guarantors pledge to the maximum extent permitted by law, all rights of such Spectrum Asset Guarantor against third parties in each case, in, under or relating to its wireless spectrum licenses held by such Spectrum

Asset Guarantor and the proceeds of such wireless spectrum licenses, subject to the terms of the security documents, provided that such security interest will not include at any time any wireless spectrum licenses to the extent (but only to the extent) that at such time the applicable Collateral Agent party to such security document may not validly possess a security interest therein pursuant to the Communications Act, and the regulations promulgated thereunder, as in effect at such time. The security documents provide that such security interest does include, to the maximum extent permitted by law, all rights against third parties incident to such wireless spectrum licenses, subject to the terms of the security documents, the economic value of each such licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of such wireless spectrum licenses.
In the event that it is determined that a Spectrum Asset Guarantor has not, pursuant to the security documents, created a valid security interest in favor of either Collateral Agent and the secured parties represented thereby, directly in its wireless spectrum licenses constituting Collateral, such Collateral Agent may be able to recover amounts due under the EchoStar Notes only against the proceeds of such wireless spectrum licenses.
The ability of the Collateral Agents to foreclose on certain of the Collateral securing the EchoStar Notes may be limited by U.S. law.
The Collateral consists of certain wireless spectrum licenses held by the Spectrum Asset Guarantors and certain equity interests in such Spectrum Asset Guarantors. The ability to foreclose on, or to exercise certain rights or remedies with respect to, such Collateral may require prior approval from the FCC and/or other governmental authorities. In particular, the Collateral Agents will not be permitted to exercise rights with respect to such Collateral to the extent it would result, directly or indirectly, in an assignment or change of control of any such Collateral (whether as a matter of law or fact). Equity and voting rights in such Collateral, and control over such Collateral, must remain with EchoStar or the Guarantors even after an event of default until the FCC gives its consent to the exercise of security holder rights by a purchaser at a public or private sale of such Collateral or to the exercise of such rights by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law. There is no assurance that any such required FCC approval can be obtained on a timely basis or at all. This requirement may limit the number of potential purchasers for the Collateral in any foreclosure and may delay sale, either of which events may have a material adverse effect on the sale price of the Collateral. Therefore, the practical value of realizing on the Collateral may, without the appropriate consents, prior approval of the FCC and related filings, be limited. In addition, applicable foreign ownership restrictions could prevent non-United States citizens from foreclosing on certain of the Collateral securing the EchoStar Notes.
There are circumstances other than repayment or discharge of the EchoStar Notes under which the Collateral securing the EchoStar Notes will be released, without your consent or the consent of either Collateral Agent, or such Collateral may be sold, and there is no requirement that such Collateral will be replaced.
Under various circumstances, the Collateral securing the EchoStar Notes will be released upon satisfaction of certain conditions set forth in the applicable EchoStar Indenture, including: (a) payment in full of the EchoStar Notes or, in the case of the EchoStar Exchange Notes, legal defeasance or covenant defeasance; (b) upon a sale, transfer or other disposal of such Collateral in a transaction not prohibited under the EchoStar Indentures to a person other than specified joint ventures, as expressly permitted by the EchoStar Indentures; (c) with respect to Collateral held by a Guarantor, upon the release of the Guarantor from its guarantee in accordance with the EchoStar Indentures; and (d) if and to the extent required by the First Lien Intercreditor Agreement or any other intercreditor agreement. See “Description of the EchoStar Exchange Notes — Security — Release of Collateral” and “Description of the EchoStar Convertible Notes — Security — Release of Collateral.”
Further, each EchoStar Indenture permits EchoStar and the Guarantors to transfer, distribute, sell, convey, lease, assign or otherwise dispose of the Collateral at no less than the fair market value of such Collateral for cash or Cash Equivalents (as defined in the “Description of the EchoStar Exchange Notes”), provided that the LTV Ratio (as defined in in “Description of the EchoStar Exchange Notes”), on a pro forma basis, is not greater than 0.375 to 1.00; provided that the Appraised Value (as defined in the “Description of the EchoStar Exchange Notes”) of the Collateral sold, leased, transferred or otherwise disposed of does not exceed $9.5 billion in the aggregate. In the event of such transfer, distribution, sale, conveyance, lease, assignment or disposition, there is no requirement that we or the Guarantors replace such Collateral. Thus, there can be no assurance that the long term value of the Collateral will not decrease as a result of such a disposition. See “Description of the EchoStar Exchange Notes — Certain Covenants — Restricted Payments” and “Description of the EchoStar Convertible Notes — Certain Covenants — Restricted Payments.”
The rights of holders of the EchoStar Notes in the Collateral may be adversely affected by the failure to perfect security interests in the Collateral and other issues generally associated with the realization of security interests in the Collateral.
Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party.
In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. The Guarantors will have limited obligations to perfect the security interest of the holders of the EchoStar Notes in specified Collateral. Moreover, if additional subsidiaries are formed or acquired and become Guarantors under the Indentures, additional financing statements would be required to be filed to perfect the security interest in the assets of such Guarantors and, depending on the type of the assets constituting after-acquired collateral, additional action may be required to perfect the security interest in such assets. EchoStar cannot assure you that the Collateral Agents will monitor the future acquisition of property and rights that constitute Collateral. The Collateral Agents for the EchoStar Notes have no obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest and the liens on all Collateral from time to time owned by the Guarantors may not be perfected if EchoStar or the applicable Guarantor has not taken the actions necessary to perfect any of such liens. Moreover, to the extent any security interest in the Collateral that will secure the EchoStar Notes cannot be perfected on or prior to the Settlement Date, we will be required to perfect such security interest within 45 days following the Settlement Date. We cannot assure you that we will be able to perfect any such security interests, which would reduce the amount of collateral that will secure the EchoStar Notes. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the guarantees on the EchoStar Notes against third parties. In addition, even if the Collateral Agents do properly perfect liens on Collateral acquired in the future, such liens may potentially be avoidable as a preference in any bankruptcy case under certain circumstances. See “— Any future note guarantees or additional liens on Collateral provided after the EchoStar Notes are issued could also be avoided by a trustee in bankruptcy.”
The security interest of the Collateral Agents will be subject to practical challenges generally associated with the realization of security interests in the Collateral. For example, the Collateral Agents may need to obtain the consent of a third party to obtain or enforce a security interest in an asset. EchoStar cannot assure you that the Collateral Agents will be able to obtain any such consent or that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. As a result, the Collateral Agents may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.
The EchoStar Indentures and the security documents entered into in connection with the EchoStar Notes will not require us to take a number of actions that might improve the perfection or priority of the liens of the Collateral Agent for the benefit of the holders of the EchoStar Notes. As a result of these limitations, the security interest of the Collateral Agent for the benefit of the applicable holders of the EchoStar Notes in a portion of the Collateral may not be perfected or enforceable (or may be subject to other liens) under applicable law.
In England and Wales, your rights in the Collateral may be adversely affected by the delay in or failure to grant or perfect security interests in the Collateral.
In the case of the laws of England and Wales, where the security is registerable, provided that such security is registered, then the ranking of security interests granted by security providers incorporated in England and Wales is, subject to certain exceptions, determined by the date on which they were created. Accordingly, a security interest created on a later date over the same Collateral which has been duly registered will take priority over an earlier created security interest which has not been registered within the appropriate timeframe. The ranking of certain other security interests is determined by the date of registration or, as applicable, the date of notice. If the relevant security interests are not perfected, the holder of the security interest may have difficulty enforcing such holder’s rights in the Collateral with regard to third parties (including other creditors who claim a security interest in the same Collateral). On a related note, since the ranking of pledges is determined by the date on which they became enforceable against third parties, a security interest created on a later date over the same Collateral, but which came into force for third parties earlier (by way of registration in the appropriate register or by notification) has priority.
Any future note guarantees or additional liens on Collateral provided after the EchoStar Notes are issued could also be avoided by a trustee in bankruptcy.
Each EchoStar Indenture provides that if a Guarantor transfers or causes to be transfer Collateral to EchoStar’s subsidiaries that are not Guarantors so that such subsidiary (i) owns any Collateral or (ii) directly owns any Equity Interests in any Spectrum Assets Guarantor, such subsidiary will guarantee the EchoStar Notes and secure the guarantees thereof with liens on the applicable assets or equity interests. Not all of EchoStar’s subsidiaries will, currently or in the future, guarantee the EchoStar Notes. Each EchoStar Indenture also requires EchoStar and the Guarantors to grant liens on certain assets that are acquired after the issuance of the EchoStar Notes. See “Description of the EchoStar Exchange Notes — Certain Covenants —  Additional Guarantees and Collateral,” “Description of the EchoStar Exchange Notes — Certain Covenants —  After-Acquired Collateral and Future Assurances,” “Description of the EchoStar Convertible Notes — Certain Covenants — Additional Guarantees and Collateral” and “Description of the EchoStar Convertible Notes — Certain Covenants — After-Acquired Collateral and Future Assurances. Any future guarantee of the EchoStar Notes or additional lien in favor of the Collateral Agents for the benefit of the holders of the EchoStar Notes might be avoidable by the grantor (as debtor-in-possession), by a trustee in bankruptcy, if one were to be appointed, or by other third parties (including other creditors) if certain events or circumstances exist or occur. For instance, if the entity granting the future note guarantee or additional lien were insolvent at the time of the grant, and if such grant were made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the note guarantee or lien is an “insider” under the Bankruptcy Code), and the granting of the future note guarantee or additional lien enabled the applicable holders of the EchoStar Notes to receive more than they would if the grantor were liquidated under Chapter 7 of the Bankruptcy Code, then such note guarantee or lien could be avoided as a preferential transfer.
The Bankruptcy Code may significantly impair holders of the EchoStar Notes’ ability to realize value from the Collateral.
The right of the Collateral Agents to repossess and dispose of the Collateral securing the guarantees of the EchoStar Notes upon the occurrence of an event of default under the applicable EchoStar Indenture or any instrument governing future indebtedness is likely to be significantly impaired (or at a minimum delayed) by the Bankruptcy Code if bankruptcy proceedings were to be commenced by or against EchoStar or any Guarantor prior to or possibly even after such Collateral Agent has repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy proceeding, or from disposing of security repossessed from such debtor, without the prior approval of the bankruptcy court, which may not be given or could be materially delayed. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use the Collateral, and the proceeds, products, rents or profits of the Collateral, even after the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the Collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the Collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy proceeding. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures. In view of the broad discretionary powers of a bankruptcy court, we cannot predict, among other things: (1) whether or when payments on the EchoStar Notes could be made following the commencement of a bankruptcy proceeding (including the length of the delay in making any such payments), (2) whether or when the Collateral Agents could or would repossess or dispose of the Collateral, (3) the value of the Collateral as of the commencement of a bankruptcy case or at any point thereafter, or (4) whether or to what extent the noteholders would be compensated for any delay in payment of loss of value of the Collateral through the requirements of “adequate protection” or otherwise. Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the EchoStar Notes (and any other obligations secured thereby on a pari passu or senior basis), the noteholders would have “undersecured claims.” The U.S. Bankruptcy Code does not permit the payment or accrual of interest, costs and attorneys’ fees or expenses during the debtor’s bankruptcy proceeding to creditors holding “undersecured claims”.
Even though the holders of the EchoStar Notes will benefit from a first-priority lien on the Collateral, under the terms of the First Lien Intercreditor Agreement, the holders of the EchoStar Notes and the Collateral Agent represented thereby may not control all actions with respect to the Collateral.
The rights of the holders of each series of EchoStar Notes with respect to the Collateral will be subject to the First Lien Intercreditor Agreement among the Collateral Agents, the New Money Notes Collateral Agent and any representative of the holders of future pari passu obligations. Under the First Lien Intercreditor Agreement, any actions that may be taken with respect to the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral and to control such proceedings, will be at the direction of the “Controlling Collateral Agent” which is the collateral agent for the series of obligations secured by first-priority liens on the Collateral that constitutes the largest outstanding aggregate principal amount of any then outstanding series of such obligations. On the date the EchoStar Notes are issued, the New Money Notes Collateral Agent is expected to be the Controlling Collateral Agent.
If at any time another series of obligations secured by first-priority liens on the Collateral constitutes the largest outstanding aggregate principal amount, the “Controlling Collateral Agent” shall then be the collateral agent of such series. If we issue additional indebtedness that is equal in priority to the lien securing the EchoStar Notes in the future in a principal amount that is greater than the principal amount of each series of EchoStar Notes and the New Senior Spectrum Secured Notes, then the collateral agent for such additional indebtedness would become the “Controlling Agent”. Accordingly, the Collateral Agent mays never have the right to control remedies and take other actions with respect to the Collateral.
Actions that may be taken with respect to the Collateral, without the consent of the holders of the EchoStar Notes include, without limitation, certain matters in insolvency and bankruptcy proceedings, the ability to cause the commencement of enforcement proceedings against such Collateral, to control such proceedings and to approve amendments to or releases of such Collateral from the lien of the secured parties, and waive past defaults under the documents relating to such Collateral. Furthermore, the authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral will apply the proceeds of any sale, collection or other liquidation of the Collateral in the manner set forth in the First Lien Intercreditor Agreement.
In addition, to the extent that liens, rights and easements granted to third parties constitute senior or pari passu or subordinate liens on the Collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of the Collateral and the ability of the Collateral Agent to realize or foreclose on such Collateral.
Furthermore, in certain insolvency and bankruptcy proceedings, the Trustees and the holders of the EchoStar Notes may have no right following the filing of a bankruptcy petition to object to, among other things, any debtor-in-possession financing, the use of Collateral to secure that financing, or to our use of cash collateral during a bankruptcy if the requisite percentage of authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a first-priority lien in the Collateral has consented to it, subject to conditions and limited exceptions. After such a filing, the value of the Collateral could materially deteriorate, and the holders of the EchoStar Notes would be unable to raise an objection.
The Collateral that will secure the EchoStar Notes and Guarantees on a first-priority basis also will be subject to exceptions, defects, encumbrances, liens and other imperfections that are permitted liens under the EchoStar Indentures. The holders of the EchoStar Notes have neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, and the existence thereof could adversely affect the value of the Collateral that will secure the EchoStar Notes, as well as the ability of the Collateral Agents to realize or foreclose on such Collateral for the benefit of the holders of EchoStar Notes.
The imposition of certain permitted liens could materially adversely affect the value of the Collateral.
The Collateral securing the EchoStar Notes may also be subject to liens permitted under the terms of the Indentures, whether arising on or after the date the EchoStar Notes are issued. In particular, we may incur additional liens on the Collateral and such liens may be pari passu with the liens securing the EchoStar Notes. The existence of any permitted liens could materially adversely affect the value of the Collateral that could be realized by the holders of the EchoStar Notes as well as the ability of the Collateral Agents to realize or foreclose on such Collateral.
EchoStar and the Guarantors will in most cases have control over the Collateral, and the sale of particular assets by EchoStar or the Guarantors could reduce the pool of assets securing the EchoStar Notes.
The security documents relating to the EchoStar Notes generally allow EchoStar and the Guarantors to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of any income from, the Collateral securing the EchoStar Notes. To the extent we sell any assets that constitute such Collateral, the proceeds from such sale will be subject to the liens securing the EchoStar Notes and the guarantees only to the extent such proceeds would otherwise constitute Collateral under the security documents. Such proceeds may also be subject to the security interests of certain creditors other than the holders of the EchoStar Notes, some of which may be senior or prior to the liens held by the holders of the EchoStar Notes or may have a lien in those assets that is pari passu with the lien of the holders of the EchoStar Notes. To the extent the proceeds from any sale of Collateral do not constitute Collateral under the security documents, the pool of assets securing the EchoStar Notes and the guarantees would be reduced, and the EchoStar Notes and the guarantees thereof would not be secured by such proceeds. However, we may not control all actions with respect to the Collateral and the EchoStar Indentures may not control the Collateral. See “— Even though the holders of the EchoStar Notes will benefit from a first-priority lien on the Collateral, under the terms of the First Lien Intercreditor Agreement, the holders of the EchoStar Notes and the Collateral Agent represented thereby may not control all actions with respect to the Collateral.”
Lien searches may not reveal all liens on the Collateral.
The lien searches on the Collateral, once completed, could reveal a prior lien or multiple prior liens on the Collateral and these prior liens may prevent or inhibit the Collateral Agents from foreclosing on the liens that will secure the EchoStar Notes and may impair the value of the Collateral. Lien searches will be run on the Collateral in the United States (but not any other applicable jurisdictions) and we cannot guarantee that lien searches on the Collateral that will secure the EchoStar Notes and the guarantees thereof will reveal any and all existing liens on such Collateral. Any such existing lien, including undiscovered liens, could be significant, could be prior in ranking to the liens securing the EchoStar Notes and guarantees thereof and could have an adverse effect on the ability of the collateral agent to realize or foreclose upon the Collateral.
There is currently no public market for the EchoStar Notes and an active trading market may not develop for the EchoStar Notes.
The EchoStar Notes are new issuances of securities for which no public trading market currently exists. A liquid market for the EchoStar Notes may not develop or be maintained. There can be no assurances as to the ability of the holders to sell the EchoStar Notes or the price at which the holders would be able to sell the EchoStar Notes. If such a market were to exist, the EchoStar Notes could trade at prices that may be higher or lower than the principal amount or repurchase price of the EchoStar Notes, depending on many factors, including prevailing interest rates, the market for similar notes, and our financial performance. In addition, the trading price of the EchoStar Notes may fluctuate, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. The EchoStar Notes will not be listed on any national securities exchange or be quoted on any automated dealer quotation system.

Risks Related to the EchoStar Convertible Notes and Our Class A Common Stock
Future issuances of our Class A Common Stock and hedging activities may depress the trading price of our Class A Common Stock and the Notes.
Any issuance of equity securities after this offering, including the issuance of shares of Class A Common Stock upon conversion of the EchoStar Convertible Notes, could dilute the interests of our existing stockholders, including holders who have received shares upon conversion of their EchoStar Convertible Notes, and could substantially decrease the trading price of our Class A Common Stock and the EchoStar Convertible Notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.
In addition, the price of our Class A Common Stock could also be affected by possible sales of our Class A Common Stock by investors who view the EchoStar Convertible Notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our Class A Common Stock. The hedging or arbitrage could, in turn, affect the trading price of the EchoStar Convertible Notes, or any Class A Common Stock that holders receive upon conversion of the EchoStar Convertible Notes.
The conversion rate of the Notes may not be adjusted for all dilutive events that may occur.
As described under “Description of the EchoStar Convertible Notes — Conversion Rights —  Conversion rate adjustments,” we will adjust the conversion rate of the EchoStar Convertible Notes for certain events, including, among others:
•
the issuance of stock dividends on our Class A Common Stock;

•
the issuance of certain rights or warrants;

•
certain subdivisions and combinations of our Class A Common Stock;

•
the distribution of capital stock, indebtedness or assets; and

•
certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of Class A Common Stock for cash or in connection with an acquisition that may adversely affect the trading price of the EchoStar Convertible Notes or our Class A Common Stock. If we engage in any of these types of transactions, the value of the Class A Common Stock into which the EchoStar Convertible Notes may be convertible may be diluted. An event that adversely affects the value of the EchoStar Convertible Notes, but does not result in an adjustment to the conversion rate, may occur.
The increase in the conversion rate applicable to EchoStar Convertible Notes that holders convert in connection with a make-whole fundamental change or notice of redemption may not adequately compensate you for the lost option time value of your EchoStar Convertible Notes as a result of that make-whole fundamental change.
If a make-whole fundamental change occurs before the maturity date of the EchoStar Convertible Notes or if we deliver a notice of redemption, we will under certain circumstances increase the conversion rate applicable to holders who convert their EchoStar Convertible Notes within a specified time frame. The amount of the increase in the conversion rate depends on the date when the make-whole fundamental change becomes effective or the date of the notice of redemption, as the case may be, and the applicable price described in this prospectus. See “Description of the EchoStar Convertible Notes — Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption.”
Although the increase in the conversion rate is designed to compensate you for the lost option time value of your Notes as a result of the make-whole fundamental change or in connection with the relevant redemption, as the case may be, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if:
•
you surrender an EchoStar Convertible Note for conversion in connection with a make-whole fundamental change we have announced, but the make-whole fundamental change is not consummated; or

•
the stock price (as such term is defined herein under “Description of the EchoStar Convertible Notes — Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption”) is greater than $      per share or less than $      per share, subject to adjustment.

Furthermore, a holder will not receive the additional consideration payable as a result of the increase in the conversion rate until the effective date of the make-whole fundamental change, the relevant redemption, or even later, which could be a significant period of time after the date the holder has surrendered its EchoStar Convertible Notes for conversion. Our obligation to increase the conversion rate as described above also could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies. In addition, we will not increase the conversion rate to an amount, subject to adjustment, that exceeds         shares per $1,000 principal amount of EchoStar Convertible Notes.
Holders of the EchoStar Convertible Notes may not be able to determine when a fundamental change giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.
One of the circumstances under which a fundamental change may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon the particular facts and circumstances. Accordingly, the ability of a holder of EchoStar Convertible Notes to require us to repurchase its EchoStar Convertible Notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain. See “Description of the EchoStar Convertible Notes — Fundamental Change Permits Holders to Require us to Repurchase Notes.”
Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the EchoStar Convertible Notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in, and potential purchasers of, the EchoStar Convertible Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the EchoStar Convertible Notes. Investors would typically implement such a strategy by selling short the Class A Common Stock underlying the EchoStar Convertible Notes and dynamically adjusting their short position while continuing to hold the EchoStar Convertible Notes. Investors may also implement this type of strategy by entering into swaps on Class A Common Stock in lieu of or in addition to short selling Class A Common Stock. We cannot assure you that market conditions will permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all. If market conditions do not permit investors to implement this type of strategy, whether on favorable pricing and other terms or at all, at any time while the EchoStar Convertible Notes are outstanding, the trading price and liquidity of the EchoStar Convertible Notes may be adversely affected.
The SEC and other regulatory and self-regulatory authorities have in the past implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including Class A Common Stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. These circuit breakers have been tripped on several occasions during periods of increased market volatility and are likely to be tripped in the future. Any governmental or regulatory action that restricts or affects the ability of investors in, or potential purchasers of, the EchoStar Convertible Notes to effect short sales of Class A Common Stock, borrow Class A Common Stock or enter into swaps on Class A Common Stock could adversely affect the trading price and the liquidity of the EchoStar Convertible Notes.
In addition, the number of our Class A Common Stock available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our Class A Common Stock with a note investor may not be sufficient for the implementation of a convertible arbitrage strategy. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. We cannot assure you that a sufficient number of our Class A Common Stock will be available to borrow on commercial terms, or at all, to potential purchasers in this offering or holders of the EchoStar Convertible Notes. If investors in this offering or potential purchasers of the EchoStar Convertible Notes that seek to employ a convertible arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.
Upon conversion of the EchoStar Convertible Notes, you may receive less valuable consideration than expected because the value of our Class A Common Stock may decline after you exercise your conversion right but before we settle our conversion obligation.
A converting holder will be exposed to fluctuations in the value of our Class A Common Stock during the period from the date such holder surrenders EchoStar Convertible Notes for conversion until the date we settle our conversion obligation.
Upon conversion of the EchoStar Convertible Notes, we have the option to pay or deliver, as the case may be, cash, shares of our Class A Common Stock or a combination of cash and shares of our Class A Common Stock to satisfy our conversion obligation. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our Class A Common Stock, the amount of consideration that you will receive upon conversion of your EchoStar Convertible Notes will be determined by reference to the volume weighted average prices of our Class A Common Stock for each VWAP trading day in a 45 consecutive VWAP trading day observation period. As described under “Description of the EchoStar Convertible Notes — Conversion Rights — Settlement upon conversion,” this period would be: (i) if the relevant conversion date occurs prior to May 30, 2030, the 45 consecutive VWAP trading day period beginning on, and including, the second trading day after such conversion date; (ii) if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the notes and prior to the scheduled trading day immediately preceding the relevant redemption date, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date and (iii) if the relevant conversion date occurs on or after May 30, 2030, the 45 consecutive VWAP trading days beginning on, and including, the 46th scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our Class A Common Stock decreases during these periods, the amount and/or value of consideration you receive will be adversely affected. For example, if the market price of our Class A Common Stock at the end of such period is below the average of the volume weighted average price of our Class A Common Stock during such period, the value of any shares of our Class A Common Stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.
If we elect to satisfy our conversion obligation solely in shares of our Class A Common Stock upon conversion of the EchoStar Convertible Notes we will be required to deliver the shares of our Class A Common Stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our Class A Common Stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the EchoStar Convertible Notes on the conversion date.
We may not have the ability to raise the funds necessary to settle conversions of the EchoStar Convertible Notes, to repay the EchoStar Convertible Notes at maturity or to repurchase the EchoStar Convertible Notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the EchoStar Convertible Notes.
Holders of the EchoStar Convertible Notes will have the right, at their option, to require us to repurchase their EchoStar Convertible Notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of the EchoStar Convertible Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the EchoStar Convertible Notes, we will be required to make cash payments for each $1,000 in principal amount of notes converted of at least the lesser of $1,000 and the sum of the daily conversion values as described under “Description of the EchoStar Convertible Notes — Conversion Rights —  Settlement Upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of EchoStar Convertible Notes surrendered therefor or pay cash with respect to EchoStar Convertible Notes being converted. In addition, our ability to repurchase the EchoStar Convertible Notes or to pay cash upon conversions of the EchoStar Convertible Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase EchoStar Convertible Notes at a time when the repurchase is required by the EchoStar Convertible Notes Indenture or to pay any cash payable on future conversions of the EchoStar Convertible Notes as required by the EchoStar Convertible Notes Indenture would constitute a default under the EchoStar Convertible Notes Indenture. A default under the EchoStar Convertible Notes Indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the EchoStar Convertible Notes or make cash payments upon conversions thereof
You may not be able to convert your EchoStar Convertible Notes before May 30, 2030, and the value of the EchoStar Convertible Notes could be less than the value of the Class A Common Stock into which your EchoStar Convertible Notes could otherwise be converted.
Prior to the close of business on the business day immediately preceding May 30, 2030, the EchoStar Convertible Notes are convertible only if specified conditions are met. These conditions may not be met. If these conditions for conversion are not met, you will not be able to convert your EchoStar Convertible Notes and you may not be able to receive the value of the Class A Common Stock into which the EchoStar Convertible Notes would otherwise be convertible. In addition, for these and other reasons, the trading price of the EchoStar Convertible Notes could be substantially less than the conversion value of the EchoStar Convertible Notes.
Redemption may adversely affect your return on the EchoStar Convertible Notes.
We may not redeem the EchoStar Convertible Notes prior to November 30, 2027. We may redeem for cash all or part of the EchoStar Convertible Notes, at our option, on or after November 30, 2027 and on or before the 46th scheduled trading day immediately preceding the maturity date if the last reported price of our Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the EchoStar Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, we may choose to redeem some or all of the EchoStar Convertible Notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your EchoStar Convertible Notes being redeemed. A redemption of less than all of the outstanding EchoStar Convertible Notes will likely harm the liquidity of the market for the unredeemed EchoStar Convertible Notes following such redemption. Accordingly, if your EchoStar Convertible Notes are not redeemed in a partial redemption, then you may be unable to sell your EchoStar Convertible Notes at the times you desire or at favorable prices, if at all, and the trading price of your EchoStar Convertible Notes may decline. See “Description of the EchoStar Convertible Notes — Optional Redemption.”
The conditional conversion features of the EchoStar Convertible Notes, if triggered, may adversely affect our financial condition and operating results.
In the event the conditional conversion features of the EchoStar Convertible Notes are triggered, holders of EchoStar Convertible Notes will be entitled to convert the EchoStar Convertible Notes at any time during specified periods at their option. See “Description of the EchoStar Convertible Notes —  Conversion Rights.” If one or more holders elect to convert their EchoStar Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our Class A Common Stock, we would be required to make cash payments to satisfy all or a portion of our conversion obligation based on the conversion rate, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their EchoStar Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which could result in a material reduction of our net working capital.
The accounting method for convertible debt securities that may be settled in cash, such as the EchoStar Convertible Notes, may have a material effect on our reported financial results.
In August 2020, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40) (the “ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The amendments to this guidance are effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. In accordance with ASU 2020-06, the embedded conversion features no longer are separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. By removing some of the separation models, the interest rate of convertible debt instruments typically will be closer to the coupon interest rate when applying the guidance in Topic 835, Interest. The incremental issuance costs will be amortized as additional interest expenses over the life of the debt in a manner similar to a debt discount. As a result of this amortization, the interest expense that we expect to recognize for the EchoStar Convertible Notes for accounting purposes will be greater than the cash interest payments we will pay on the EchoStar Convertible Notes, which will result in lower reported income.
In addition, under ASU 2020-06, the dilutive effect of convertible instruments shall be reflected in diluted EPS by application of the if-converted method. However, the diluted EPS result under the if-converted method for a convertible instrument for which the principal is required to be settled in cash and the conversion spread in cash or shares (such as the EchoStar Convertible Notes), will be similar to the diluted EPS result under previous GAAP of applying the treasury stock method, unless the embedded conversion option must be separated. Under this method, the shares issuable upon conversion of the EchoStar Convertible Notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the EchoStar Convertible Notes exceeds the principal amount of the EchoStar Convertible Notes. For diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such in-the-money amount are issued. We cannot be sure that accounting methods will not change in the future, and any future changes in the accounting methods may adversely affect our diluted earnings per share.
Furthermore, if any of the conditions to the convertibility of the EchoStar Convertible Notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the EchoStar Convertible Notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.
Future sales of our Class A Common Stock in the public market could reduce the market price of our Class A Common Stock and, in turn, the EchoStar Convertible Notes.
In the future, we may sell additional shares of our Class A Common Stock to raise capital or acquire interests in other companies by using a combination of cash and our Class A Common Stock or just our Class A Common Stock. These events may dilute the ownership interest of our shareholders in our company and have an adverse impact on the price of our Class A Common Stock and, in turn, the EchoStar Convertible Notes. In addition, a substantial number of shares of our Class A Common Stock is reserved for issuance upon the exercise of stock options and settlement of restricted share units and stock units. Furthermore, sales of a substantial amount of our Class A Common Stock in the public market, future conversions of the EchoStar Convertible Notes into our Class A Common Stock, or the perception that these sales or conversions may occur, could reduce the market price of our Class A Common Stock and, in turn, the EchoStar Convertible Notes. This could also impair our ability to raise additional capital through the sale of our securities. Charles W. Ergen, our Chairman, beneficially owns approximately 53.9% of our total equity securities (assuming conversion of all Class B Common Stock beneficially owned by Mr. Ergen into Class A Common Stock) and beneficially owns approximately 91.4% of the total voting power of all classes of shares (assuming no conversion of any Class B common stock). Additionally, Mr. Ergen and the other Ergen Stockholders have agreed not to vote, or cause or direct to be voted, the Class A Common Stock beneficially owned by them, other than with respect to any matter presented to the holders of Class A Common Stock on which holders of Class B Common Stock are not entitled to vote, for three years following the closing of the merger between EchoStar and DISH Network. As a result, Mr. Ergen’s effective total voting power is approximately 90.4%. Any future sales of shares of our common stock by Mr. Ergen may adversely impact the market price of our Class A Common Stock and, in turn, the EchoStar Convertible Notes.
No prediction can be made as to the effect, if any, that future sales or issuance of shares of our Class A Common Stock or other equity or equity-linked securities will have on the trading price of our Class A Common Stock and, in turn, the EchoStar Convertible Notes.
The market price of our Class A Common Stock, which may fluctuate significantly, will directly affect the market price for the EchoStar Convertible Notes.
We expect that the market price of our Class A Common Stock will affect the market price of the EchoStar Convertible Notes. This may result in greater volatility in the market price of the EchoStar Convertible Notes than would be expected for non-convertible notes. The market price of our Class A Common Stock will likely fluctuate in response to a number of factors, including our financial condition, operating results and prospects, as well as economic, financial and other factors, reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, or changes in our industry and competitors and government regulations, many of which are beyond our control. Holders who receive Class A Common Stock upon conversion of the EchoStar Convertible Notes will therefore be subject to the risk of volatility and depressed prices of our Class A Common Stock.
In addition, we expect that the market price of the EchoStar Convertible Notes will be influenced by yield and interest rates in the capital markets, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the conversion rate. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the EchoStar Convertible Notes and our Class A Common Stock. Any such arbitrage could, in turn, affect the market prices of our Class A Common Stock and the EchoStar Convertible Notes.
The market price of our Class A Common Stock could also be affected by:
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investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our Class A Common Stock received upon conversion of the EchoStar Convertible Notes;

•
possible sales of our Class A Common Stock by investors who view the EchoStar Convertible Notes as a more attractive means of equity participation in us than owning shares of our Class A Common Stock; and

•
hedging or arbitrage trading activity that may develop involving our Class A Common Stock. This trading activity could, in turn, affect the trading prices of the EchoStar Convertible Notes.

You may have to pay U.S. federal income tax if we adjust the conversion rate of the EchoStar Convertible Notes in certain circumstances, even if you do not receive any cash.
We will adjust the conversion rate of the EchoStar Convertible Notes for stock splits and combinations, stock dividends, cash dividends and certain other events that affect our capital structure. See “Description of the EchoStar Convertible Notes — Conversion Rights — Conversion rate adjustments.” If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a constructive distribution resulting in taxable income to you. Moreover, an adjustment to the conversion rate of the EchoStar Convertible Notes converted in connection with a make-whole fundamental change or a notice of redemption, as described under “Description of the EchoStar Convertible Notes Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption” could also be treated as a constructive distribution from us. If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) of the EchoStar Convertible Notes, any such constructive distribution may be subject to U.S. federal withholding tax. We or the applicable withholding agent may withhold from future payments made to such a Non-U.S. Holder or, in the alternative, from property that we or the applicable withholding agent holds in custody for such Non-U.S. Holder or property over which we or the applicable withholding agent has control. See “Material U.S. Federal Income Tax Considerations.”
As a holder of EchoStar Convertible Notes, you will not be entitled to any rights with respect to our Class A Common Stock, but you will be subject to all changes made with respect to our Class A Common Stock.
As a holder of the EchoStar Convertible Notes, you will not be entitled to any rights with respect to our Class A Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A Common Stock), but you will be subject to all changes affecting our Class A Common Stock. You will have rights with respect to our Class A Common Stock only on the relevant conversion date (if we have elected to deliver solely shares of Class A Common Stock (other than solely cash in lieu of any fractional share upon conversion of the EchoStar Convertible Notes)) or on the last VWAP trading day of the applicable observation period (if we have elected to deliver cash in respect of a portion of the conversion obligation), and only to the extent that we are obligated to deliver to you shares of Class A Common Stock in respect of your conversion obligation. For example, in the event that an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to have received Class A Common Stock, if any, upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Class A Common Stock. In addition, because of the contingent conversion and settlement features of the EchoStar Convertible Notes you may not be able to convert your EchoStar Convertible Notes until May 30, 2030, and you may not receive any shares upon conversion.
Risks Related to the Exchange Offers and the Consent Solicitations
The proposed amendments to each DISH Network Indenture and the Existing Notes of the applicable series will afford reduced protection to remaining holders of Existing Notes.
If the proposed amendments to each DISH Network Indenture and the Existing Notes of the applicable series are adopted, the events of default, covenants and certain other terms of the Existing Notes will be less restrictive and will afford reduced protection to holders of Existing Notes compared to the covenants and other provisions currently contained in the applicable DISH Network Indenture and that will be contained in the EchoStar Indentures.
The proposed amendments, if effected, will, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including, but not limited to, any cross defaults to and payment, bankruptcy or other defaults by DISH Network or any subsidiaries of DISH Network, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make certain conforming changes to each DISH Network Indenture and the Existing Notes of the applicable series to reflect the proposed amendments. If the proposed amendments are adopted with respect to the Existing Notes of the applicable series, each non-exchanging holder of Existing

Notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit us to take certain actions previously prohibited and that could increase the credit risk with respect to DISH Network, and might adversely affect the liquidity, market price and price volatility of the Existing Notes or otherwise be adverse to the interests of the holders of the Existing Notes. See “The Proposed Amendments.”
As the Consenting Creditors represent over a majority of each of the DISH Network 2025 Notes and the DISH Network 2026 Notes, EchoStar expects to receive the Requisite Consents in the Consent Solicitations.
The liquidity of the Existing Notes that are not exchanged will be reduced.
We expect that the trading market for unexchanged Existing Notes will become more limited due to the reduction in the amount of the Existing Notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Existing Notes exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged Existing Notes will exist, develop or be maintained or as to the prices at which the unexchanged Existing Notes may be traded.
The exchange offers and consent solicitations may be cancelled, delayed or extended.
We reserve the right, subject to applicable law and the Transaction Support Agreement, to amend or extend applicable exchange offer and consent solicitation at any time or to amend or modify the Minimum Tender Condition, the New Money Offering Condition, the Exchange Consideration or any other terms applicable to the Existing Notes. Subject to applicable law, EchoStar may terminate the exchange offers and consent solicitations if any of the conditions described under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations” are not satisfied or waived by the Expiration Date. Even if the exchange offers are consummated, it may not be consummated on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their EchoStar Notes, during which time such Holders will not be able to effect transfers or sales of their Existing Notes tendered pursuant to the exchange offers. This could expose holders to a risk of loss for a longer period of time, and holders may recover less, or nothing, than if they had not participated in the exchange offers.
We may acquire Existing Notes in future transactions.
Following the exchange offers, we may in the future seek to acquire Existing Notes in open market or privately negotiated transactions, through a subsequent exchange offer, cash tender offer or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers and consent solicitations, and such other terms may be more or less favorable to holders of Existing Notes. In addition, repurchases by us of Existing Notes in the future could further reduce the liquidity of the Existing Notes.
You may not receive the EchoStar Notes in the exchange offers and consent solicitations if you do not follow the procedures for the exchange offers and consent solicitations.
EchoStar will issue the EchoStar Notes in exchange for your Existing Notes only if you tender your Existing Notes through DTC’s ATOP and other required documents before expiration of the exchange offers and consent solicitations. You should allow sufficient time to ensure timely delivery of the necessary documents. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

The consideration to be received in the exchange offers does not reflect any valuation of the Existing Notes or the EchoStar Notes and is subject to market volatility, and none of EchoStar, DISH Network, the dealer manager, the information and exchange agent or any other person is making a recommendation as to whether you should tender your Existing Notes in exchange for EchoStar Notes in the exchange offers.
We have not made, and will not make, any determination that the consideration to be received in the exchange offers represents a fair valuation of either the Existing Notes or the EchoStar Notes. We have not obtained or requested a fairness opinion from any financial advisor or other firm as to the fairness of the exchange ratios or the relative values of the Existing Notes or the EchoStar Notes. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Existing Notes for purposes of negotiating the terms of the exchange offers or the EchoStar Notes. Therefore, if you tender your Existing Notes, you may not receive more, or as much, value as if you chose to keep them.
None of EchoStar, DISH Network, the dealer manager, the information and exchange agent, the Exchange Notes Trustee under either DISH Network Indenture or the Trustee under either of the EchoStar Indentures or any other person is making any recommendation as to whether you should tender or refrain from tendering all or any portion of your Existing Notes for exchange in the exchange offers. Holders of Existing Notes must make their own independent decisions regarding their participation in the exchange offers.
The decision to tender your outstanding Existing Notes in the exchange offers for EchoStar Notes exposes you to the risk of nonpayment for a longer period of time.
The DISH Network 2025 Notes and the DISH Network 2026 Notes mature in 2025 and 2026, respectively, and each series of EchoStar Notes matures in 2030. If, following the maturity date of the applicable series of Existing Notes but prior to the maturity date of the EchoStar Notes issued in exchange therefor, we were to become subject to a bankruptcy or similar proceeding, the holders of Existing Notes who did not exchange their outstanding Existing Notes for EchoStar Notes could have been paid in full and there would exist a risk that holders of outstanding Existing Notes who exchanged their outstanding Existing Notes for EchoStar Notes would not be paid in full, if at all. Your decision to tender your outstanding Existing Notes should be made with the understanding that the lengthened maturity of each series of EchoStar Notes exposes you to the risk of nonpayment for a longer period of time.
The EchoStar Notes will be treated as issued with original issue discount for U.S. federal income tax purposes.
Because EchoStar has the option to pay stated interest on each series of EchoStar Notes through the first four (4) interest payment dates in cash or in kind, the stated interest on the EchoStar Notes will not be treated as qualified stated interest for U.S. federal income tax purposes. As a result, the EchoStar Notes will be treated as issued with OID for U.S. federal income tax purposes. In addition, an EchoStar Note received by a U.S. Holder pursuant to the exchange offers generally will have additional OID to the extent the stated principal amount of such EchoStar Note exceeds its “issue price” (as described below in “Material U.S. Federal Income Tax Considerations — Tax Consequences of the Offers to Exchanging U.S. Holders of Existing Notes”). A U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) generally will be required to include the OID in gross income (as ordinary income) as the OID accrues (on a constant yield basis), in advance of the receipt of cash payments attributable to the OID, regardless of such holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences of Ownership of EchoStar Notes — Stated Interest and Original Issue Discount” herein. We will make the determination of the issue price of each series of the EchoStar Notes available to holders within 90 days of the date of the exchange in a commercially reasonable fashion (including by electronic publication on our website, https://www.echostar.com/).
If the exchange offers and consent solicitations are consummated, the existing credit ratings for the Existing Notes may be reduced.
As a result of the exchange offers and consent solicitations, the rating agencies, including Standard & Poor’s Ratings Services and Moody’s Investors Service, may downgrade or negatively comment upon the ratings for unexchanged Existing Notes, which could adversely affect their market price.

The newly-granted liens securing the guarantees of the EchoStar Notes could be wholly or partially voided as a preferential transfer.
Under the U.S. bankruptcy code, new security interests granted on additional collateral granted on previously unsecured debt, such as the Existing Notes, may potentially be avoidable as a preference under certain circumstances. Specifically, if any Guarantor that is providing any Collateral becomes the subject of a bankruptcy proceeding within 90 days after it issues it secured guarantee of the EchoStar Notes and the related grant of security interests (or, with respect to any insiders specified under bankruptcy law who are holders of the EchoStar Notes, within one year after the issuance of such secured guarantee), and the court determines that such Guarantor was insolvent at the time of the closing (under the preference laws, such Guarantor would be presumed to have been insolvent on and during the 90 days immediately preceding the date of filing of any bankruptcy petition), the court could find that the incurrence of a Guarantor’s obligations under a secured guarantee (and the related security interests) involved a preferential transfer. If a court determines that the exchange offer and the related granting of the liens on the Collateral (which would result in the holders of the Existing Notes who properly tender such notes receiving additional collateral beyond what currently secures the Existing Notes by virtue of the additional liens they would thereby be receiving to secure the guarantees of the EchoStar Notes) effected a preference, then any such preferential transfer, absent any of the U.S. Bankruptcy Code’s potential defenses to avoidance, may be avoided, in whole or in part, and, to the extent avoided, then the holders of the new secured guarantees of the EchoStar Notes would lose the benefit of the security interests securing the guarantees and would instead be unsecured creditors with claims that ranked pari passu with all the unsecured creditors of the applicable obligor, including trade creditors. In addition, under such circumstances, the value of any consideration holders received pursuant to the secured guarantees of the EchoStar Notes, including upon foreclosure of the Collateral, could also be subject to recovery from such holders and possibly from subsequent assignees, or such holders might be returned to the same position they held as holders of the Existing Notes.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION
As discussed elsewhere in this prospectus, each series of EchoStar Notes will be jointly and severally guaranteed on a senior secured basis by EchoStar’s Subsidiaries that on or after the Settlement Date: (1) hold any Spectrum Assets or (2) directly own any Equity Interests in any Spectrum Assets Guarantor.
The accompanying summarized financial information has been prepared and presented pursuant to Rule 3-10 of Regulation S-X, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered,” Rule 13-01 of Regulation S-X and “Financial Disclosures about Guarantors and Issuers of Guaranteed Securities.” As of the Settlement Date, (a) Northstar Wireless, LLC, SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C. will be the Initial Spectrum Assets Guarantors and (b) Northstar Spectrum, LLC, SNR Wireless HoldCo, LLC, DBSD Services Limited and Gamma Acquisition HoldCo, L.L.C. will be the Initial Equity Pledge Guarantors.
The following presents the summarized financial information on a combined basis for EchoStar, the Spectrum Assets Guarantors and the Equity Pledge Guarantors, which are collectively referred to as the “obligated group.”
Each Spectrum Assets Guarantor and Equity Pledge Guarantor is consolidated by EchoStar Corporation as of June 30, 2024 and December 31, 2023.
Each entity in the summarized combined financial information follows the same accounting policies as described in the condensed consolidated financial statements. Information for the non-Guarantor subsidiaries has been excluded from the combined summarized financial information of the obligated group. The accompanying summarized combined financial information does not reflect investments of the obligated group in non-Guarantor subsidiaries. The financial information of the obligated group is presented on a combined basis and is derived from EchoStar’s condensed consolidated financial statements; intercompany balances and transactions within the obligated group have been eliminated. The obligated group’s amounts due to non-Guarantor subsidiaries and related parties have been presented in separate line items.
The following table contains summarized financial information of the obligated group as of:
(in millions)	June 30, 2024	December 31, 2023
Total current assets	$855	$910
Total noncurrent assets	$17,519	$17,360
Total current liabilities	$198	$27
Total noncurrent liabilities	$1,791	$3,614
Due from non-Guarantors	$933	$558
Due to non-Guarantors	$1,818	$2,965
The following table contains summarized financial information of the obligated group:
(in millions)	Six months ended June 30, 2024	Twelve months ended December 31, 2023
Total revenues	$60	$705
Operating income	$52	$665
Net income (loss)	$(37)	$411
Revenue from non-Guarantors	$58	$702
In conjunction with the Settlement Date, the Company intends to eliminate substantially all of the Spectrum Assets Guarantors’ and Equity Pledge Guarantors’ amounts due to or from the non-Guarantor subsidiaries of EchoStar. The elimination of amounts due to or from the non-Guarantor group will be reflected in EchoStar’s filings subsequent to the Settlement Date. Prospectively, substantially all of the remaining intercompany balances will relate to the amounts due to or from EchoStar.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the EchoStar Notes in connection with the exchange offers and consent solicitations. In exchange for issuing the EchoStar Notes, we will receive the tendered Existing Notes. The Existing Notes surrendered in connection with the exchange offers and consent solicitations and accepted for exchange will be retired and cancelled.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024:
•
on an actual basis;

•
on an as adjusted basis to give effect to the offering of the New Senior Spectrum Secured Notes, the issuance of $30 million of additional EchoStar Convertible Notes, the PIPE Investment, the borrowings under the Loan and Security Agreement and the repayment of the 5.875% Senior Notes due 2024 of DISH DBS Corporation, less deferred financing costs; and

•
on a further adjusted basis assuming all of the Existing Notes are exchanged for EchoStar Notes pursuant to the exchange offers and consent solicitations.

The following table should be read in conjunction with the sections under the heading “Risk Factors” and our consolidated financial statements and related notes, which are incorporated by reference into this prospectus. See “Where You Can Find More Information; Incorporation by Reference.”
	As of June 30, 2024
	Actual	As Adjusted	As Further Adjusted
	(Unaudited) (Dollars in millions)
Cash, cash equivalents and marketable investment securities	$419	$6,480	$6,480
Long-term debt:
EchoStar Corporation Debt Securities
6.75% Senior Secured Notes due 2030 offered hereby	—	—	2,381
3.875% Convertible Senior Secured Notes due 2030 offered hereby	—	30	1,980
10.750% Senior Secured Notes due 2029	—	5,356	5,356
Subsidiary Debt Securities
Hughes Satellite Systems Corporation
5 1∕4% Senior Secured Notes due 2026	750	750	750
6 5∕8% Senior Unsecured Notes due 2026	750	750	750
DISH Network Corporation
0% Convertible Notes due 2025(1)	1,957	1,957	—
3 3∕8% Convertible Notes due 2026(1)	2,909	2,909	—
11 3∕4% Senior Secured Notes due 2027	3,500	3,500	3,500
DISH DBS Corporation
5 7∕8% Senior Notes due 2024(1)	1,983	—	—
7 3∕4% Senior Notes due 2026	2,000	2,000	2,000
5 1∕4% Senior Secured Notes due 2026	2,750	2,750	2,750
7 3∕8% Senior Notes due 2028	1,000	1,000	1,000
5 3∕4% Senior Secured Notes due 2028	2,500	2,500	2,500
5 1∕8% Senior Notes due 2029	1,500	1,500	1,500
DISH DBS Issuer LLC
Loan and Security Agreement	—	2,300	2,300
Mandatorily Redeemable Preferred Shares	—	200	200
Notes payable	135	135	135
Unamortized debt discount, net	(66)	(206)	(206)
Finance lease obligations	94	94	94
Total long-term debt and financing lease obligations (including current portion)	21,762	27,525	26,990
Stockholders’ equity (deficit)	19,573	19,973	19,973
Total capitalization	41,335	47,498	46,963

(1)
Net of amount repurchased in open market trades which remain outstanding.

DESCRIPTION OF OTHER INDEBTEDNESS
Our and our subsidiaries’ outstanding debt securities as of June 30, 2024 are governed by indentures that are similar in certain respects to the EchoStar Indentures that will govern the EchoStar Notes. However, these existing indentures and credit agreements also contain provisions that are different from those that will be contained in the EchoStar Indentures that will govern the EchoStar Notes, including, but not limited to, those in respect of maturity, security, interest rates, redemption prices and periods during which we may exercise our options to redeem the notes issued thereunder, as well as in respect of the scope and content of many of the restrictive covenants contained therein.
DISH Network, a wholly-owned subsidiary of EchoStar, and DBS, a wholly-owned subsidiary of DISH Network, also has outstanding indebtedness pursuant to intercompany loans. In November 2021, DISH Network entered into a intercompany loan with DBS pursuant to a Loan and Security Agreement, dated November 26, 2021 (the “DISH 2021 Intercompany Loan”), which is secured by: (i) the cash proceeds of the loan and (ii) an interest in the wireless spectrum licenses acquired using such proceeds. The DISH 2021 Intercompany Loan will mature in two tranches, with the first tranche maturing on December 1, 2026 (the “2026 Tranche”) and the second tranche maturing on December 1, 2028 (the “2028 Tranche”). DISH DBS may make additional advances to DISH Network under the DISH 2021 Intercompany Loan, and on February 11, 2022, DISH DBS advanced an additional $1.5 billion to DISH Network under the DISH 2021 Intercompany Loan 2026 Tranche. Interest accrues and is payable semiannually, and interest payments with respect to the DISH 2021 Intercompany Loan are, at our option, payable in kind for the first two years. In the third year, a minimum of 50% of each interest payment due with respect to each tranche of the DISH 2021 Intercompany Loan must be paid in cash. Thereafter, interest payments must be paid in cash. Interest will accrue: (a) when paid in cash, at a fixed rate of 0.25% per annum in excess of the interest rate applicable to, in the case of the 2026 Tranche, the 5 1/4% Senior Secured Notes due 2026 of DISH DBS, and in the case of the 2028 Tranche, the 5 3/4% Senior Secured Notes due 2028 of DISH DBS (each, the “Cash Accrual Rate” with respect to the applicable tranche); and (b) when paid in kind, at a rate of 0.75% per annum in excess of the Cash Accrual Rate for the applicable tranche. The DISH 2021 Intercompany Loan is repayable by DISH Network in whole or in part, at any time or from time to time, at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The cash proceeds of the DISH 2021 Intercompany Loan of $6.750 billion were paid to the FCC in connection with Weminuche L.L.C.’s, an indirect wholly-owned subsidiary of DISH Network (“Weminuche”), winning bids in the FCC’s auction for the Flexible-Use Service Licenses in the 3.45 – 3.55 GHz band (“Auction 110”). As a result, the DISH 2021 Intercompany Loan is secured by Weminuche’s interest in the wireless spectrum licenses acquired in Auction 110 with such cash proceeds up to the total loan amount outstanding including interest paid in kind.
In June 2024, DISH Network entered into an intercompany loan with DISH DBS (the “DISH 2024 Intercompany Loan”). The DISH 2024 Intercompany Loan matures on August 13, 2028. Interest accrues and is payable monthly and interest payments are payable in kind. The interest rate with respect to the DISH 2024 Intercompany Loan is at a variable rate currently at 6.8% per annum effective April 1, 2024, subject to adjustments based on, among other things, the weighted average cost of borrowing or the borrowing rate for new debt incurred by DISH DBS.
In September 2024, DISH DBS entered into an intercompany loan with DISH DBS Issuer LLC (the “DISH DBS Issuer LLC Intercompany Loan”). The DISH DBS Issuer LLC Intercompany Loan matures on June 30, 2029. Interest accrues and is payable monthly and interest payments are payable in kind. The interest rate with respect to the DISH DBS Issuer LLC Intercompany Loan is (i) for the first twelve months following the effective date of September 29, 2024 at 11% per annum and (ii) thereafter at 11.50% per annum. The DISH DBS Issuer LLC Intercompany Loan is secured by DISH DBS’s rights and interest receivable in respect to the 2028 Tranche of the DISH Network 2021 Intercompany Loan.
On September 29, 2024, SubscriberCo, Alter Domus (US) LLC, as administrative agent, and the lenders party thereto, entered into the Loan and Security Agreement, pursuant to which, among other things and subject to the terms and conditions set forth therein, the lenders agreed to extend credit to SubscriberCo in an aggregate principal amount of up to $2.3 billion secured by the assets of SubscriberCo, which includes approximately 3 million DISH TV subscribers and their related subscription and equipment agreements.

Our and our subsidiaries’ existing debt securities and certain future notes rank effectively junior to the EchoStar Notes to the extent of the value of the Collateral. Copies of our existing indentures, credit agreements and the DISH 2021 Intercompany Loan may be obtained from our and DISH Network’s filings with the SEC that are available to the public on the SEC’s internet website at https://www.sec.gov/ and from us. See “Where You Can Find More Information; Incorporation by Reference.”
Indebtedness	Original Issuer	Principal Amount Outstanding (as of June 30, 2024) (in millions)	Redeemable Beginning	Maturity
5.875% Senior Notes due 2024(1)	DISH DBS	$1,983	Redeemable, in whole or in part, at any time	November 15,2024
0% Convertible Notes due 2025(1)(2)	DISH Network	$1,957	Not redeemable prior to maturity	December 15, 2025
7.750% Senior Notes due 2026	DISH DBS	$2,000	Redeemable, in whole or in part, at any time	July 1, 2026
5.250% Senior Secured Notes due 2026	Hughes Satellite Systems Corporation (“HSSC”)	$750	Redeemable, in whole or in part, at any time	August 1, 2026
6.625% Senior Unsecured Notes due 2026	HSSC	$750	Redeemable, in whole or in part, at any time	August 1, 2026
3.375% Convertible Notes due 2026(1)(2)	DISH Network	$2,909	Not redeemable	August 15, 2026
5.250% Senior Secured Notes due 2026	DISH DBS	$2,750	prior to maturity Redeemable, in whole or in part, at any time at any time prior to June 1, 2026; on or after June 1,2026 redeemable in whole at any time or in part from time to time	December 1, 2026
DISH 2021 Intercompany Loan	DISH DBS	$7,612	Repayable in whole or in part, at any time or from time to time	December 1,2026 and December 1, 2028
11.750% Senior Secured Notes due 2027	DISH Network	$3,500	Redeemable, in whole or in part, at any time on or after May 15, 2025; up to 40% of the aggregate principal amount of the notes is redeemable prior to May 15, 2025	November 15, 2027
7.375% Senior Notes due 2028	DISH DBS	$1,000	Redeemable, in whole or in part, at any time	July 1, 2028
5.750% Senior Secured Notes due 2028	DISH DBS	$2,500	Redeemable, in whole or in part, at any time at any time prior to December 1, 2027; on or after December 1, 2027 redeemable in whole at any time or in part from time to time	December 1, 2028
5.125% Senior Notes due 2029	DISH DBS	$1,500	Redeemable, in whole or in part, at any time	June 1, 2029
DISH 2024 Intercompany Loan	DISH DBS	$1,524	N/A	August 13, 2028

(1)
Net of amount repurchased in open market trades which remain outstanding. A portion of borrowings under the Loan and Security Agreement on the Financing Closing Date (net of upfront fees) will be used for the redemption, repayment or repurchase of all of the principal balance outstanding on DBS’s 5.875% senior notes due November 15, 2024.
(2)
The DISH Network 2025 Notes and the DISH Network 2026 Notes, as applicable, are the subject of the exchange offers described in this prospectus.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
Purpose of the Exchange Offers and Consent Solicitations
We are making the exchange offers in order to refinance certain outstanding indebtedness, reduce the aggregate amount of our consolidated indebtedness and provide collateral security to certain unsecured debt obligations.
We are conducting the consent solicitations in order to, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make other changes to such terms.
Terms of the Exchange Offers and Consent Solicitations
EchoStar is offering to each of the existing holders of the applicable series of Existing Notes, upon the terms and subject to the conditions set forth in this prospectus, to exchange each $1,000 principal amount of the DISH Network 2025 Notes and the DISH Network 2026 Notes that are validly tendered prior to the Expiration Date, and not validly withdrawn, for $524.30 principal amount of EchoStar Exchange Notes and $400.70 principal amount of EchoStar Convertible Notes, in the case of the DISH Network 2025 Notes, and $465.90 principal amount of EchoStar Exchange Notes and $400.70 principal amount of EchoStar Convertible Notes, in the case of the DISH Network 2026 Notes. Any fractional portion of EchoStar Notes not received as a result of rounding down will be paid in cash at a rate equal to the Exchange Consideration.
The EchoStar Notes of each series will be issued only in denominations of $1,000 and integral multiples of $1.00 in excess thereof and any payment-in-kind interest on the EchoStar Notes of either series will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof.
The EchoStar Exchange Notes and the EchoStar Convertible Notes will have the terms as described in “Description of the EchoStar Exchange Notes” and “Description of the EchoStar Convertible Notes,” respectively.
The EchoStar Notes are a new series of debt securities that will be issued under the EchoStar Indentures, a copy of which are filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the EchoStar Notes will include those expressly set forth in such EchoStar Notes and the EchoStar Indentures and those made part of the EchoStar Indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
In conjunction with the exchange offers, we are also soliciting consents from the holders of the Existing Notes to effect a number of amendments to, among other things, eliminate certain events of default and substantially all of the restrictive covenants in each DISH Network Indenture and the Existing Notes of the applicable series, including the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders and to make certain conforming changes to each DISH Network Indenture and the Existing Notes of the applicable series to reflect the proposed amendments.
You may not consent to the proposed amendments for any series of Existing Notes without tendering your Existing Notes of such series in the exchange offers, and you may not tender your Existing Notes of any series for exchange without consenting to the proposed amendments for such series.
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “— Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the satisfaction or waiver of the Minimum Tender Condition and the New Money Offering Condition. We may, at our option, subject to the Transaction Support Agreement, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the Commission. All conditions to each exchange offer must be satisfied or, where permitted, waived, on or prior to the Expiration Date.
If the Requisite Consents are received and accepted and the other conditions to the exchange offers, including the Minimum Tender Condition and the New Money Offering Condition, have been satisfied or, where permitted, waived, then on or after the Expiration Date, DISH Network and the Exchange Notes Trustee under each of the applicable DISH Network Indentures will execute a supplemental indenture setting forth the proposed amendments, and such supplemental indenture will become effective upon its execution and delivery. However, the proposed amendments will not become operative until after the issuance of the EchoStar Notes on the Settlement Date. Each non-consenting holder of Existing Notes will be bound by the applicable supplemental indentures.
Transaction Support Agreement
Pursuant to the Transaction Support Agreement, the Consenting Creditors have agreed, subject to the terms and conditions set forth therein, to tender their Existing Notes in the exchange offers.
As the Consenting Creditors represent over a majority of each of the DISH Network 2025 Notes and the DISH Network 2026 Notes, EchoStar expects to receive the Requisite Consents in the consent solicitations.
Concurrently with execution of the Transaction Support Agreement, EchoStar entered into a commitment agreement with certain of the Consenting Creditors and an affiliate of our Chairman whereby the Commitment Parties agreed to commit to purchase, and/or backstop the purchase by certain members of the Commitment Parties and other Consenting Creditors of an aggregate amount of $5.356 billion (including $156 million issuable in kind as discounts and commitment and/or backstop premiums) of EchoStar’s new 10.750% senior secured notes due 2029 to be issued on the Settlement Date.
Accrued Interest
In addition to the applicable Exchange Consideration, all holders of Existing Notes accepted for exchange pursuant to the exchange offers and consent solicitations on the Settlement Date will also be paid a cash amount equal to accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date.
If the Settlement Date occurs between the interest record date and the related interest payment date for any series of Existing Notes, then the accrued and unpaid interest for such series of Existing Notes will be paid on the regular interest payment date to the holders of record as of the record date for such series of Existing Notes rather than on the Settlement Date.
Conditions to the Exchange Offers and Consent Solicitations
The consummation of the exchange offers and consent solicitations are subject to the satisfaction or waiver of the conditions as described below.
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (i) the registration statement of which this prospectus forms a part has been declared effective and no stop order suspending the effectiveness of the registration statement (and no proceeding for that purpose) shall have been instituted, or be pending, by the Commission (which cannot be waived), (ii) at least 90% of the outstanding principal amount of each of the applicable series of Existing Notes having been validly tendered and not properly withdrawn, (iii) the Transaction Support Agreement is in full force and effect, (iv) EchoStar has irrevocably deposited with U.S. Bank National Association, as trustee for the 5.875% Senior Notes due 2024 of DISH DBS Corporation, cash sufficient to satisfy the maturity in full of such notes, (v) the simultaneous completion of the offering of the New Senior Spectrum Secured Notes and (vi) the General Conditions (as defined below).
Notwithstanding any other provisions of the exchange offers, EchoStar will not be required to accept for exchange or to exchange the Existing Notes validly tendered (and not validly withdrawn) pursuant to the exchange offers, and may terminate the exchange offers if any of the following conditions, including if the General Conditions shall not have been satisfied or, where permitted, waived by us in accordance with the Transaction Support Agreement.
The exchange offers cannot be consummated until the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission.
1.   The “General Conditions” mean that an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall not have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that would prohibit or prevent consummation of the exchange offers or consent solicitations;
2.   The Exchange Notes Trustee under each of the DISH Network 2025 Indenture and the DISH Network 2026 Indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, the exchange offers, the exchange of Existing Notes under the exchange offers, the consent solicitations, our ability to effect the proposed amendments or the execution and delivery of the supplemental indentures reflecting the proposed amendments, nor has the trustee taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making the exchange offers, the exchange of the Existing Notes under the exchange offers or the consent solicitations; and
3.   The EchoStar Indentures shall have been qualified under the Trust Indenture Act.
In addition, our obligation to transfer any Exchange Consideration is conditioned upon our acceptance of the Existing Notes for exchange.
All of these conditions are for our sole benefit and, subject to the Transaction Support Agreement, where permitted, may be waived by us, in whole or in part. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Existing Notes to challenge such determination in a court of competent jurisdiction (including, for the avoidance of doubt, the Consenting Creditors under the Transaction Support Agreement). We may additionally terminate the exchange offers and consent solicitations if any condition is not satisfied at or by the Expiration Date. Under the exchange offers, if any of these events occur, subject to the termination rights described herein, we may (i) return the Existing Notes tendered thereunder to you, (ii) extend the exchange offers and retain all tendered Existing Note until the expiration of the extended exchange offers, or (iii) amend the exchange offers in any respect by giving oral or written notice of such amendment to the Information and Exchange Agent and making public disclosure of such amendment to the extent required by law.
We have not made a decision as to what circumstances would lead us to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of any exchange offers. We will give holders notice of such amendments as may be required by applicable law.
Expiration Date; Extensions; Amendments
The Expiration Date for the exchange offers and consent solicitations shall be at one minute after 11:59 p.m., New York City time, on November 7, 2024, subject to our right to extend that date and time, subject to the Transaction Support Agreement, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offers.
Subject to applicable law, EchoStar expressly reserves the right, subject to the Transaction Support Agreement, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the exchange offers and consent solicitations shall have occurred or shall have been determined by EchoStar to have occurred, to extend the period during which the exchange offers and the consent solicitations is open by giving written notice of such extension to the information and exchange agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law. During any extension and irrespective of any amendment to the exchange offers and the consent solicitations, all Existing Notes of the applicable series previously tendered and not validly withdrawn will remain subject to the exchange offers and will, subject to the terms and conditions of the exchange offers, be accepted by EchoStar. See also “— Announcements.”
We reserve the right, subject to applicable law and the Transaction Support Agreement, to amend the exchange offers and the consent solicitations at any time or to amend or modify the Minimum Tender Condition, the New Money Offering Condition, the Exchange Consideration or any other terms applicable to the Existing Notes. Any waiver, amendment or modification of the applicable exchange offer and the consent solicitation will apply to all Existing Notes of the applicable series tendered pursuant to the exchange offers and the consent solicitation. If we make a change that we determine to be material in any of the terms of the exchange offers or waive a condition of the exchange offers and the consent solicitations that we determine to be material, we will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the information and exchange agent and will disseminate additional exchange offers and consent documents and extend the exchange offers and consent solicitations and any withdrawal or revocation rights as we determine necessary and to the extent required by law. We may terminate the exchange offers and the consent solicitations if any condition is not satisfied on or prior to the Expiration Date. There can be no assurance that we will exercise our right to extend, terminate or amend the exchange offers and the consent solicitations.
The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.
In accordance with Rule 14e-1 and Rule 13e-4 under the Exchange Act, if we elect to change the consideration offered or the percentage of Existing Notes sought, the exchange offers and consent solicitations will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders of the Existing Notes. We may choose to extend the exchange offers, subject to the Transaction Support Agreement, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.
Announcements
Any extension or amendment of the exchange offers and the consent solicitations will be followed promptly by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date. Without limiting the manner in which EchoStar may choose to make such announcement, EchoStar will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that EchoStar deems appropriate. See also “— Expiration Date; Extensions; Amendments.”
Effect of Tender
Any tender of an Existing Note by a noteholder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and EchoStar and a consent to the proposed amendments, upon the terms and subject to the conditions of the exchange offers, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offers by a tendering holder of Existing Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Existing Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.
Absence of Dissenters’ Rights
Holders of the Existing Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the DISH Network 2025 Indenture and the DISH Network 2026 Indenture, or under the terms of the DISH Network 2025 Indenture or the DISH Network 2026 Indenture, as applicable, in connection with the exchange offers and consent solicitations.

Procedures for Tendering and Consenting
If you hold Existing Notes and wish to have those notes exchanged for EchoStar Notes, you must validly tender (or cause the valid tender of) your Existing Notes using the procedures described in this prospectus. The proper tender of Existing Notes will constitute a consent to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes of the applicable series in respect of such tendered Existing Notes.
The tender of Existing Notes and delivery of consents, in accordance with the procedures described below (and that are not validly withdrawn or revoked as described below) will constitute a valid tender of Existing Notes and delivery of related consents. A defective tender of Existing Notes and/or delivery of consents, in each case, which defect is not waived by EchoStar, will not constitute valid delivery of the Existing Notes and/or related consent and will not entitle the holder thereof to the payment of the applicable Exchange Consideration or accrued and unpaid interest applicable to the Existing Notes.
There is no letter of transmittal for the exchange offers or consent solicitations.
The method of delivery of Existing Notes and consents, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of an Agent’s Message (as defined below) transmitted through ATOP, is at the election and risk of the holder tendering Existing Notes and delivering consents or transmitting an Agent’s Message and delivery will be deemed made only when actually received by the exchange agent. Holders desiring to tender their Existing Notes must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC. DELIVERY OF DOCUMENTS TO DTC, ECHOSTAR, DISH NETWORK OR ANY TRUSTEE DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent at or prior to such time. In no event shall a holder send any Existing Notes to the dealer manager, the information agent, any trustee or EchoStar.
Existing Notes Held with DTC
The exchange agent will establish a new account or utilize an existing account with respect to the Existing Notes at DTC (DTC being a “Book-Entry Transfer Facility”) for purposes of the exchange offers and consent solicitations promptly after the date of this prospectus (to the extent such arrangements have not been made previously by the exchange agent), and any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of the Existing Notes may make book- entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. Delivery of documents to DTC in accordance with such Book-Entry Transfer Facility’s procedures does not constitute delivery to the exchange agent.
The exchange agent and DTC have confirmed that each exchange offer and each consent solicitation is eligible for ATOP. Accordingly, to effectively tender the Existing Notes and deliver related consents, DTC participants should electronically transmit their acceptance of the applicable exchange offer and consent solicitation by causing DTC to transfer Existing Notes and deliver consents to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an Agent’s Message to the exchange agent. An Agent’s Message and any other required documents must be transmitted through ATOP to, and received by, the exchange agent before the Expiration Date. Any documents in physical form must be sent to the exchange agent at one of its addresses set forth on the back cover of this prospectus. Delivery of the Agent’s Message by DTC will satisfy the terms of the exchange offers and consent solicitations in lieu of execution and delivery of a letter of transmittal by the participant identified in the Agent’s Message.
The term “Agent’s Message” means a message transmitted by DTC, received by the exchange agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering Existing Notes that are the subject of such Book- Entry Confirmation that such DTC participant has received and agrees to be bound by the terms of the exchange offers and consent solicitations as set forth in this prospectus and that EchoStar may enforce such agreement against such DTC participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date.
Any holder wishing to tender Existing Notes after 5:00 p.m., New York City time, on the Expiration Date should contact the exchange agent and tender agent in order to complete and sign a letter of transmittal (or a facsimile thereof) in accordance with the instructions set forth therein and mail or deliver such manually signed letter of transmittal (or such manually signed facsimile thereof).
Existing Notes Held Through a Nominee
If you are a beneficial owner of Existing Notes that are held through a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender Existing Notes in the exchange offers, you should contact that nominee promptly and instruct that nominee to tender the Existing Notes and thereby deliver a consent on your behalf using of the procedures described above.
Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.
No Guaranteed Delivery
There are no guaranteed delivery provisions provided for by EchoStar in connection with the exchange offers or consent solicitations.
Representations and Warranties of Exchanging Holders
Subject to and effective upon the acceptance for exchange and issuance of the EchoStar Notes, in exchange for Existing Notes tendered in accordance with the terms and subject to the conditions set forth in this prospectus, a tendering holder of Existing Notes, among other things:
•
irrevocably sell, assign and transfer to or upon EchoStar’s order or the order of EchoStar’s nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Existing Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against EchoStar or any fiduciary, trustee, fiscal agent or other person connected with the Existing Notes arising under, from or in connection with those Existing Notes, other than the applicable Exchange Consideration and accrued and unpaid interest as expressly provided in this prospectus;

•
consents to the proposed amendments described below under “The Proposed Amendments”;

•
waives any and all rights with respect to the Existing Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Existing Notes, other than the applicable Exchange Consideration and accrued and unpaid interest as expressly provided in this prospectus; and

•
releases and discharges EchoStar, DISH Network, and the Exchange Notes Trustee of the Existing Notes from any and all claims that the holder may have, now or in the future, arising out of or related to the Existing Notes tendered thereby (other than any claims that such holder may have under the Exchange Act, any rule or regulation thereunder, or of any rule of a self-regulatory organization or, in the case of the Consenting Creditors, pursuant to the Transaction Support Agreement) including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the DISH Network tendered thereby, other than the applicable Exchange Consideration and accrued and unpaid interest as expressly provided in this prospectus, or to participate in any redemption or defeasance of the Existing Notes tendered thereby.

In addition, each holder of Existing Notes validly tendered in accordance with the terms and subject to the conditions set forth in this prospectus will be deemed to represent, warrant and agree that:

(1)
it has received this prospectus as a holder and has reviewed it;

(2)
it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Existing Notes tendered thereby, and it has full power and authority to tender such Existing Notes and deliver consents to the exchange agent in accordance with DTC’s ATOP procedures for transfer;

(3)
the Existing Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, restrictions, charges and encumbrances of any kind, and EchoStar will acquire good title to those Existing Notes, free and clear of all liens, restrictions, charges and encumbrances of any kind, when EchoStar accepts the same;

(4)
it will not sell, pledge, hypothecate or otherwise encumber or transfer any Existing Notes tendered thereby from the date of such tender, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)
it is not a person to whom it is unlawful to make an invitation to tender pursuant to the exchange offers under applicable law, and it has observed (and will observe) the laws of all relevant jurisdictions in connection with its tender;

(6)
it will, upon request, execute and deliver any additional documents deemed by the information and exchange agent or EchoStar to be necessary or desirable to complete the sale, assignment and transfer of the Existing Notes tendered hereby;

(7)
in evaluating the exchange offers and in making its decision whether to participate in the exchange offers by tendering its Existing Notes and delivering consents to the exchange agent in accordance with DTC’s ATOP procedures for transfer, it has made its own independent appraisal of the matters referred to in this prospectus and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us, the information and exchange agent or the dealer manager, other than those contained in this prospectus, as amended or supplemented through the Expiration Date; and

(8)
it hereby irrevocably constitutes and appoints the information and exchange agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the information and exchange agent also acts as the agent of EchoStar), with full powers of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Existing Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Existing Notes on the account books maintained by Euroclear, Clearstream Luxembourg, or DTC to, or upon the order of, EchoStar, (ii) present the Existing Notes for transfer of ownership on the books of the relevant security register and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Existing Notes all in accordance with the terms of and conditions to the exchange offers as set forth in this prospectus.

Withdrawal of Tenders and Revocation of Corresponding Consents
Tenders of Existing Notes in connection with the exchange offers may be withdrawn at any time prior to the Expiration Date. Tenders of Existing Notes may not be withdrawn at any time thereafter.
Consents to the proposed amendments in connection with the consent solicitations may be revoked at any time prior to the Expiration Date by withdrawing the tender of Existing Notes, but may not be withdrawn at any time thereafter. A valid withdrawal of tendered Existing Notes prior to the Expiration Date will be deemed to be a concurrent revocation of the related consent to the proposed amendments to applicable DISH Network Indenture and the Existing Notes.
Beneficial owners desiring to withdraw Existing Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Existing Notes. In order to withdraw Existing Notes previously tendered through the ATOP procedures, a DTC participant may, prior to the Expiration Date, withdraw its instruction previously transmitted through ATOP by (i) withdrawing its acceptance through ATOP, or (ii) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant and the principal amount of the Existing Notes subject to the notice.
Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Existing Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.
Withdrawals of tenders of Existing Notes may not be rescinded, and any Existing Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Existing Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date.
Miscellaneous
All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender or withdrawal of Existing Notes in connection with the exchange offers will be determined by us, subject to the Transaction Support Agreement, and our determination will be final and binding, subject to the rights of the holders of the Existing Notes to challenge such determination in a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders or withdrawals not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender or withdrawal of any Existing Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. None of EchoStar, DISH Network, the dealer manager, the exchange agent, the information agent, the Exchange Notes Trustee under either DISH Network Indenture or the Trustee under either of the EchoStar Indentures, or any other person will be under any duty to give notification of any defects or irregularities in tenders or withdrawals or incur any liability for failure to give any such notification.
Tenders or withdrawals of Existing Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Existing Notes received by the exchange agent in connection with the exchange offers that are not validly tendered or withdrawn and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the DTC participant who delivered such Existing Notes by crediting an account maintained at DTC designated by such DTC participant promptly after the Expiration Date or the withdrawal or termination of the exchange offers.
We may also in the future seek to acquire unexchanged Existing Notes in open market or privately negotiated transactions, through a subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of this exchange offers.
Acceptance of Existing Notes for Exchange; the EchoStar Notes; Effectiveness of Proposed Amendments
If the conditions to the exchange offers are satisfied or, where permitted, waived, we will issue the EchoStar Notes in book-entry form promptly on the Settlement Date in exchange for Existing Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange.
We will be deemed to have accepted validly tendered Existing Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments to the applicable DISH Network Indenture and the Existing Notes) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of the EchoStar Notes in connection with the exchange of Existing Notes accepted by us will be made by the exchange agent on the Settlement Date, upon receipt of such notice. The exchange agent will act as agent for participating holders of the Existing Notes for the purpose of receiving consents and Existing Notes from, and transmitting the EchoStar Notes to, such holders. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Existing Notes are withdrawn prior to the Expiration Date of the exchange offers, such unaccepted or withdrawn Existing Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.
In no event will interest accrue or be payable by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners, and in no event will EchoStar or the dealer manager be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.
The supplemental indentures containing the proposed amendments will become effective upon its execution and delivery. However, the proposed amendments to the applicable DISH Network Indenture and the Existing Notes will not become operative until after the issuance of the EchoStar Notes on the Settlement Date.
Transfer Taxes
We will pay all transfer taxes applicable to the exchange and transfer of Existing Notes pursuant to this prospectus, except that if the payment of the applicable EchoStar Notes is being made to, or if Existing Notes that are not tendered or not exchanged in an exchange offer are to be registered or issued in the name of, any person other than the holder of the Existing Notes or the participant in whose name the Existing Notes are held on the books of the relevant clearing system, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes under an exchange offer, then the amount of any such transfer tax (whether imposed on the holder or any other person) will be payable by the tendering holder or the holder of such Existing Notes that are not tendered or not exchanged in such exchange offer. If satisfactory evidence of payment of that tax or exemption from payment of that transfer tax is not submitted, then the amount of that transfer tax will be deducted from the applicable exchange consideration otherwise payable to the tendering holder or otherwise reimbursed by the applicable holder.
Accounting Treatment
We are still evaluating the accounting treatment for the exchange offers.
For each Existing Note, we will determine whether the exchange meets the criteria of a troubled debt restructuring. Among the criteria to be assessed in that determination is whether the effective borrowing rate on the EchoStar Note is less than the effective borrowing rate on the Existing Note. If the future undiscounted cash flows from the EchoStar Note is less than the net carrying value of the Existing Note, a gain will be recorded for the difference. The EchoStar Note will be recorded at the amount of its future undiscounted cash flows with no interest expense recorded prospectively, as future interest payments will reduce the EchoStar Note carrying value. If the future undiscounted cash flows from the EchoStar Note is greater than the net carrying value of the Existing Note, the EchoStar Note will be recorded at the carrying value of the Existing Note and no gain will be recorded. A new effective interest rate will be established for the EchoStar Note based on future cash payments of the EchoStar Note.
If the accounting criteria for troubled debt restructuring is not met, the exchange will be deemed either a debt modification or a debt extinguishment. To determine which accounting treatment is applicable, we will determine if the debt instruments exchanged are substantially different, defined as at least a 10 percent difference between the present value of the EchoStar Note and the Existing Note. If the EchoStar Note exceeds the 10 percent threshold, the exchange will be analyzed to determine if the change in the fair value of an embedded conversion option is at least 10% of the carrying amount of the original debt instrument, or if the exchange adds or eliminates a substantive conversion option. If the exchange meets either of the preceding criteria, the exchange will be deemed a debt extinguishment. If neither of the proceeding criteria are met, the exchange will be deemed a debt extinguishment with the Existing Note being derecognized and the EchoStar Note recorded at fair value, which results in the recognition of a gain or loss in an amount equal to the difference. If the difference in present values of cash flows is less than 10 percent, the exchange will be deemed a modification and no gain or loss will be recorded. The effective interest rate on the EchoStar Note will be established based on the carrying value of the Existing Note and the future cash payments of the EchoStar Note.

Upon the completion of the exchange offers, management will complete its accounting assessment.
Exchange Agent
D.F. King & Co., Inc. has been appointed as the exchange agent for the exchange offers. If you have any questions or need help in tendering your Existing Notes, please contact the exchange agent whose address and telephone number is listed on the back cover of this prospectus. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.
Information Agent
D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus.
Dealer Manager
We have retained Houlihan Lokey to act as dealer manager in connection with the exchange offers and consent solicitations and will pay the dealer manager a customary fee as compensation for its services. We will also reimburse the dealer manager for certain expenses. The obligations of the dealer manager to perform this function are subject to certain conditions. We have agreed to indemnify the dealer manager against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the exchange offers or the consent solicitations may be directed to the dealer manager at its address and telephone number set forth on the back cover page of this prospectus.
The dealer manager and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market-making, brokerage and other financial and non-financial activities and services. The dealer manager and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they have received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the dealer manager and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts, and such investment and trading activities may involve or relate to assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The dealer manager and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
In the ordinary course of their business, the dealer manager or its affiliates may at any time hold long or short positions, and may trade for their own accounts, in securities of EchoStar and/or DISH Network, including the Existing Notes, and, to the extent that the dealer manager or its affiliates own Existing Notes during the exchange offers and consent solicitations, they may tender such Existing Notes pursuant to the terms of the exchange offers and consent solicitations. In connection with the exchange offers or otherwise, the dealer manager may purchase and sell the Existing Notes and the EchoStar Notes in the open market to the extent permitted by applicable law. Any such transactions may include covering transactions and stabilizing transactions. Any of these transactions may have the effect of preventing or retarding a decline in the market prices of the Existing Notes or the EchoStar Notes. Any such transactions may also cause the prices of the Existing Notes or the EchoStar Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The dealer manager may conduct these transactions in the over-the-counter market or otherwise. If the dealer manager commences any of these transactions, it may discontinue them at any time.

Other Fees and Expenses
The expenses of soliciting tenders and consents with respect to the Existing Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by the dealer manager and the information agent, as well as by officers and other employees of EchoStar and its affiliates.
Tendering holders of Existing Notes will not be required to pay any fee or commission to the dealer manager. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other nominee, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE INTERCREDITOR AGREEMENTS
The following description is a summary of the principal terms of the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement, rather than a complete and definitive description of such terms. You can find the definitions of certain terms used in this section under the subheading “— Certain Definitions.”
Description of the First Lien Intercreditor Agreement
On the date the EchoStar Notes and the New Money Notes are issued, the Initial Guarantors, the Exchange Notes Collateral Agent, the Convertible Notes Collateral and the New Money Notes Collateral Agent will enter into a first lien intercreditor agreement (the “First Lien Intercreditor Agreement”) to set forth the relative rights of, and relationship among, the Exchange Notes Collateral Agent, the Convertible Notes Collateral Agent and New Money Notes Collateral Agent.
Subject to compliance with the covenants described under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness” and “Certain Covenants — Limitations on Liens,” the Obligors may incur, issue and sell or guarantee one or more Series or classes of Additional First Lien Indebtedness on or after the Issue Date. Any such Series or class of Additional First Lien Indebtedness may be secured by a pari passu Lien on the Shared Collateral, in each case under and pursuant to the relevant First Lien Security Documents for such Series of First Lien Indebtedness, if and subject to the condition that the Additional First Lien Representative and Additional First Lien Indebtedness Collateral Agent (each as defined below) becomes a party to the First Lien Intercreditor Agreement pursuant to a joinder agreement thereto and the other conditions for such joinder required thereunder are satisfied. The Controlling Collateral Agent (acting at the written direction of the request holders of the applicable Series of First Lien Obligations) and the Applicable Authorized Representative under any applicable First Lien Intercreditor Agreement will act on behalf of the holders of the First Lien Obligations pursuant to the First Lien Intercreditor Agreement. The First Lien Intercreditor Agreement contains certain provisions governing the relationships between or among the parties subject thereto, including the following:
Priority of Claims
If an event of default has occurred and is continuing under the First Lien Documents, and the Controlling Collateral Agent is taking action to enforce rights or remedies in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any insolvency or liquidation proceeding of any Obligor (including an adequate protection payments) or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than the First Lien Intercreditor Agreement but including any other intercreditor agreements) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or received by the Controlling Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, proceeds or payments, to the sentence immediately following clause (iii) below) to which the First Lien Obligations are entitled under any intercreditor agreement (other than the First Lien Intercreditor Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and any payment or distribution made in respect of Shared Collateral pursuant to any intercreditor agreement or in an insolvency or liquidation proceeding and all “proceeds” (as such term in defined in the New York UCC being collectively referred to as “Proceeds”), shall be applied in the following order:
(i)
first, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any First Lien Document;

(ii)
second, subject to any Impairments (as defined below), to the payment in full of the First Lien Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Priority Obligations of a given Series in accordance with the terms of the applicable First Lien Documents, provided that following the commencement of any insolvency or liquidation proceeding of any Obligor, solely as among the First Lien Secured Parties and solely for purposes of this clause second and not any First Lien Documents, in the event the value of the Shared

Collateral is not sufficient for the entire amount of post-petition interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other bankruptcy law in such insolvency or liquidation proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of post-petition interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other bankruptcy law in such insolvency or liquidation proceeding;
(iii)
third, to the payment in full of all Excess First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series constituting Excess First Lien Obligations in accordance with the terms of the applicable First Lien Documents; and

(iv)
fourth, after payment of all First Lien Obligations, to the Obligor or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same pursuant to any junior lien intercreditor agreement in effect or otherwise, as a court of competent jurisdiction may direct.

If, despite the provisions described above, any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled, such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution as described above. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to any other intercreditor agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.
Pursuant to the First Lien Intercreditor Agreement, the intention of the First Lien Secured Parties of each Series is that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any property subject to a mortgage that applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations as described in the immediately preceding paragraph) set forth in the First Lien Intercreditor Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.
It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then existing First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth above or the provisions of the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties of any Series.
Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing or purporting to secure any Series of First Lien Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Lien Documents or any defect or deficiencies in the Liens securing the First Lien Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to the provisions with respect to Impairment above), the Liens securing or purporting to secure each Series of First Lien Priority Obligations on any Shared Collateral shall be of equal priority.
Actions with Respect to Shared Collateral; Prohibition on Contesting Liens
Only the Controlling Collateral Agent (or a person authorized by it) shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). No Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, and only the Controlling Collateral Agent (or a person authorized by it), acting in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time. Notwithstanding the foregoing, (i) in any insolvency or liquidation proceeding that has been commenced by or against any Obligor, any Authorized Representative or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to such First Lien Secured Parties; (ii) any Authorized Representative or any other First Lien Secured Party may (but shall not be obligated to) take any action to preserve or protect the validity and enforceability of the Liens granted in favor of the First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of the First Lien Intercreditor Agreement; and (iii) any Authorized Representative or any other First Lien Secured Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of the First Lien Intercreditor Agreement. Notwithstanding any other provision of the First Lien Intercreditor Agreement, any holder of Excess First Lien Obligations shall be subject to the same restrictions, obligations, and conditions to the same extent as any First Lien Secured Party under the First Lien Intercreditor Agreement.
Notwithstanding the equal priority of the Liens securing each Series of First Lien Priority Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations) may deal with such Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any collateral not constituting Shared Collateral.
Each of the First Lien Secured Parties agrees that it will not (and will waive any right to) question or contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, allowability, value, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of the First Lien Intercreditor Agreement; provided that nothing in the First Lien Intercreditor Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce the First Lien Intercreditor Agreement.
No Interference; Payment Over
Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding (including any insolvency or liquidation proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of the First Lien Intercreditor Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral Agent, (iii) except as provided above, it will have no right to (A) direct the Controlling Collateral Agent or any other First Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or liquidation proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of the First Lien Intercreditor Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and will waive any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the First Lien Intercreditor Agreement; provided that nothing in the First Lien Intercreditor Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First Lien Secured Party to enforce the First Lien Intercreditor Agreement.
Each First Lien Secured Party agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any insolvency or liquidation proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the discharge of each Series of First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions described under “— Priority of Claims.”
Automatic Release of Liens
If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any insolvency or liquidation proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be allocated and applied in accordance with the provisions described under “— Priority of Claims.”

Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings
The First Lien Intercreditor Agreement shall continue in full force and effect notwithstanding the commencement of any insolvency or liquidation proceeding (including any case or proceeding under the Bankruptcy Code or any other bankruptcy law) by or against the Obligor or any of their respective subsidiaries. The parties to the First Lien Intercreditor Agreement will acknowledge that the provisions of that agreement are intended to be and shall be enforceable as contemplated by Section 510(a) of the Bankruptcy Code or any equivalent provision of any other bankruptcy law.
If the Obligors become subject to a case under the Bankruptcy Code or any other bankruptcy law and, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other bankruptcy law or the use of cash collateral under Section 363 of the Bankruptcy Code (or any equivalent provision of any other applicable bankruptcy law), each First Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) will agree not to object to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) shall then oppose or object or any Controlling Secured Party with respect to such Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:
(i)
the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case;

(ii)
the First Lien Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional or replacement collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional or replacement collateral), with the same priority vis-à-vis the First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as set forth in the First Lien Intercreditor Agreement;

(iii)
if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied in accordance with the provisions described under “— Priority of Claims” (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment); and

(iv)
if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied in accordance with the provisions described under “— Priority of Claims” (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection);

provided that the First Lien Secured Parties of each Series will have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that will not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection will not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing and/or use of cash collateral.
Reinstatement
In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference or fraudulent transfer under the Bankruptcy Code, any other bankruptcy law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of the First Lien Intercreditor Agreement shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash
Insurance and Condemnation Awards
As between the First Lien Secured Parties, the Controlling Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
Refinancings
The First Lien Obligations of any Series may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any First Lien Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for under the First Lien Intercreditor Agreement or the other provisions of the First Lien Intercreditor Agreement; provided that the Authorized Representative and Collateral Agent of the holders of any such refinancing indebtedness shall have executed a joinder agreement on behalf of the holders of such refinancing indebtedness.
Amendments to First Lien Security Documents
Without the prior written consent of each of the New Money Notes Collateral Agent and the Exchange Notes Collateral Agent (acting at the written direction of the requisite holders of the EchoStar New Money Notes Obligations and the EchoStar Exchange Notes Obligations, respectively), the holders of the EchoStar Convertible Notes Obligations, by their acquisition thereof, agree that, as provided in the applicable First Lien Security Documents, no First Lien Security Document in respect of any EchoStar Convertible Notes Obligations may be amended, restated, supplemented, waived or otherwise modified or entered into to the extent such amendment, restatement, supplement, waiver or modification, or the terms of any new First Lien Security Document in respect of any EchoStar Convertible Notes Obligations would contravene any of the terms of the First Lien Intercreditor Agreement.
Without the prior written consent of each of the New Money Notes Collateral Agent and the Convertible Notes Collateral Agent (acting at the written direction of the requisite holders of the EchoStar New Money Notes Obligations and the EchoStar Convertible Notes Obligations, respectively), the holders of the EchoStar Exchange Notes Obligations, by their acquisition thereof, agree that, as provided in the applicable First Lien Security Documents, no First Lien Security Document in respect of any EchoStar Exchange Notes Obligations may be amended, restated, supplemented, waived or otherwise modified or entered into to the extent such amendment, restatement, supplement, waiver or modification, or the terms of any new First Lien Security Document in respect of any EchoStar Exchange Notes Obligations would contravene any of the First Lien Intercreditor Agreement.
Without the prior written consent of each of the Exchange Notes Collateral Agent and the Convertible Notes Collateral Agent (acting at the written direction of the requisite holders of the EchoStar Exchange Notes Obligations and the EchoStar Convertible Notes Obligations, respectively), the holders of the EchoStar

New Money Notes Obligations, by their acquisition thereof, agree that, as provided in the applicable First Lien Security Documents, no First Lien Security Document in respect of any EchoStar New Money Notes Obligations may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, restated, supplement or modification, or the terms of any new First Lien Security Document in respect of any EchoStar New Money Notes Obligations would contravene any of the terms of the First Lien Intercreditor Agreement.
Authority of the Collateral Agent
Nothing in the First Lien Intercreditor Agreement will be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent will be obligated to distribute proceeds of any Shared Collateral in accordance with the provisions described under “— Priority of Claims.” Each Non-Controlling Secured Party will acknowledge and agree that the Controlling Collateral Agent will be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided in the First Lien Intercreditor Agreement and in the First Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party will agree that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party will have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of Proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties shall waive any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions in accordance with the First Lien Intercreditor Agreement which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election in accordance with the First Lien Intercreditor Agreement by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code or any other insolvency or liquidation proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other bankruptcy law or (iii) subject to the provisions described under “— Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings,” any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other bankruptcy law, by the Obligors or any of their respective subsidiaries, as debtor-in-possession. Notwithstanding any other provision of the First Lien Intercreditor Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral (acting on the written instructions of such holders).
Appointment
Each of the First Lien Secured Parties will irrevocably appoint and authorize the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms of any applicable First Lien Intercreditor Agreement then in effect, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties will also authorize the Controlling Collateral Agent, at the written request of the Obligors, to if applicable, execute and deliver any junior intercreditor agreement in the capacity as “First Lien Representative,” or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement and authorizes the Controlling Collateral Agent, in accordance with the provisions of the First Lien Intercreditor Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the “First Lien Representative” by the terms of such junior intercreditor agreement, together with such powers and discretion as are reasonably incidental thereto. In addition, each of the First Lien Secured Parties, and each Collateral Agent, will agree to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent as described in this paragraph, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations) to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.
Other First Lien Obligations
Any Obligors may incur additional indebtedness after the Issue Date that is permitted by the Indenture and any Additional First Lien Documents to be incurred and secured on an equal and ratable basis by the Liens securing the First Lien Obligations (such indebtedness referred to as “Additional First Lien Indebtedness”). Any such Additional First Lien Indebtedness, together with obligations relating thereto, may be secured by such Liens if and subject to the condition that the trustee, administrative agent or similar representative for the holders of such Additional First Lien Indebtedness (each, an “Additional First Lien Representative”), and the collateral agent, collateral trustee or similar representative for the holders of such Additional First Lien Indebtedness (each, including the Notes Collateral Agent, an “Additional First Lien Indebtedness Collateral Agent”), in each case acting on behalf of the holders of such Additional First Lien Indebtedness, become a party to the First Lien Intercreditor Agreement by satisfying the conditions set forth in the First Lien Intercreditor Agreement.
Additional Obligors
Each Obligor will agree that it will ensure that each of the Company and its subsidiaries that is or is to become a party to any First Lien Document and which grants or purports to grant a lien on any of its assets will confirm that it is an Obligor under the First Lien Intercreditor Agreement pursuant to a joinder agreement to the First Lien Intercreditor Agreement that is executed and delivered by the Company or such subsidiary.
Description of Junior Lien Intercreditor Agreement
No Second Lien Obligations will exist on the Issue Date. Subject to compliance with the covenants described under the caption “Certain Covenants — Limitation on Incurrence of Indebtedness” and “Certain Covenants — Limitations on Liens,” the Obligors may incur, issue and sell or guarantee one or more series or classes of indebtedness secured by a Lien on Collateral that is junior to the Liens securing the EchoStar Notes and the New Money Notes (such indebtedness referred to as “Second Lien Indebtedness”).
Any such series or class of Second Lien Indebtedness may be secured by a junior Lien on the Collateral, in each case under and pursuant to the relevant Second Lien Security Documents for such series of Second Lien Indebtedness, if and subject to the condition that that the trustee, the collateral agent administrative agent or similar representative for the holders of such Second Lien Indebtedness (each, a “Second Lien Representative”) becomes a party to an intercreditor agreement (the “Junior Lien Intercreditor Agreement”) with the Controlling Collateral Agent substantially in the form of an exhibit attached thereto and the other conditions for such joinder required thereunder are satisfied. The Controlling Collateral Agent under the First Lien Intercreditor Agreement will act on behalf of the holders of the First Lien Obligations pursuant to the Junior Lien Intercreditor Agreement. Although the holders of the EchoStar Notes will not be party to any Junior Lien Intercreditor Agreement on the Issue Date, by their acceptance of the EchoStar Notes, (x) they will be deemed to have (i) authorized and instructed the Exchange Notes Collateral Agent and the Convertible Notes Collateral to enter into the Junior Lien Intercreditor Agreement on behalf of each trustee and holders of the EchoStar Notes and (ii) agreed to be bound thereby upon execution thereof by the Exchange Notes Collateral Agent and the Convertible Notes Collateral Agent and (y) the Exchange Notes Collateral Agent and the Convertible Notes Collateral Agent will enter into any such Junior Lien Intercreditor Agreements upon having received instruction to do so.
The Junior Lien Intercreditor Agreement (i) will clarify the respective rights of the holders of the First Lien Obligations and the holders of such Second Lien Obligations with respect to the Collateral that is subject to Liens in favor of the holders of the EchoStar Notes (and the Obligors’ other First Lien Obligations) and to Liens in favor of the holders of such Second Lien Obligations and (ii) shall be binding on the holders of the First Lien Obligations and the holders of such Second Lien Indebtedness. The Junior Lien Intercreditor Agreement will contain certain provisions governing the relationships between or among the parties subject thereto, including, among other things the following:
The Junior Lien Intercreditor Agreement will provide, among other things, that (1) Liens on the Collateral securing or purporting to secure any Second Lien Indebtedness will be junior and subordinate to the Liens in favor of the Collateral Agents securing or purporting to secure the First Lien Obligations, and, consequently, holders of the EchoStar Notes and other First Lien Obligations will be entitled to receive the proceeds from any disposition of any Collateral prior to holders of any Second Lien Indebtedness and (2) certain procedures set forth in the Junior Lien Intercreditor Agreement for enforcing the Liens in respect of the Collateral will be required to be followed.
The Junior Lien Intercreditor Agreement will provide that, unless and until the First Lien Obligations are discharged in full, (i) without the prior written consent of the Collateral Agents, on behalf of the applicable First Lien Secured Parties (acting at the written direction of the requisite holders in the applicable First Lien Documents), all Second Lien Indebtedness shall be subordinated in right of payment to the prior discharge in full of the First Lien Obligations and the Obligors may not pay to any Second Lien Secured Party, and no Second Lien Secured Party may accept and/or receive on account of any Second Lien Indebtedness, any payment, other than (x) payments in kind as provided for any Second Lien Document, (y) regularly scheduled interest payments and payment of fees and expenses in respect of any Second Lien Indebtedness and (z) payments of Second Lien Indebtedness on the stated maturity date thereof and (ii) each Second Lien Secured Party agrees that it shall not take, accept or receive any payment or prepayment of the principal of any Second Lien Indebtedness, any payments resulting from any breach or default under any of the Second Lien Documents, any prepayment as a result of the acceleration of any amounts due under any Second Lien Document, or any other direct or indirect payments or distributions of any kind or character (whether in cash, securities, assets, by set-off, or otherwise), on account of any Second Lien Indebtedness. Except as expressly set forth therein, if any payment or distribution of any kind or character, whether in cash, property or securities, from or of any assets of any Obligor is received by any Second Lien Secured Party prior to the discharge in full of the First Lien Obligations, such Second Lien Secured Party shall segregate and hold the same in trust for the benefit of and forthwith pay over such payment, distribution or proceeds to the Controlling Collateral Agent for the benefit of the First Lien Secured Parties in the same form as received, for application on any of the First Lien Obligations, whether then due or not due. In the event of the failure of a Second Lien Secured Party to make any such endorsement or assignment to the Controlling Collateral Agent, the Controlling Collateral Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment.
Pursuant to the terms of the Junior Lien Intercreditor Agreement, prior to the discharge of all Liens securing the EchoStar Notes and the other First Lien Obligations, the First Lien Secured Parties will determine the time and method by which the security interest in the Collateral will be enforced, in accordance with the First Lien Intercreditor Agreement. The agents for the Second Lien Indebtedness, except as provided in the next paragraph or as necessary in any insolvency or liquidation proceeding to file a claim or statement of interest with respect to such Second Lien Indebtedness or with respect to other customary exceptions set forth in the Junior Lien Intercreditor Agreement, will not be permitted to enforce the security interest on the Collateral or certain other rights related to the Second Lien Indebtedness even if an event of default under such Second Lien Indebtedness has occurred or such Second Lien Indebtedness has been accelerated.
The agents for any Second Lien Indebtedness may exercise rights and remedies with respect to the Liens on the Collateral from and after 180 days has elapsed since the later of (a) the date on which a Second

Lien Representative declared the existence of any “Event of Default” under (and as defined in) any Second Lien Document and demanded the repayment of all of the principal amount of any Second Lien Obligations thereunder and (b) the date on which the Controlling Collateral Agent received notice from such Second Lien Representative of such declarations of such Event of Default and demand for payment (the “Standstill Period”) (provided, that such 180-day Standstill Period shall be tolled at any time when the Controlling Collateral Agent or the applicable First Lien Secured Parties (1) have commenced and are diligently pursuing any enforcement with respect to any or all of the Collateral or (2) at any time the Obligor which has granted a security interest in any Collateral is then a debtor in any insolvency or liquidation proceeding) the Second Lien Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral in respect of any Second Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case, unless otherwise inconsistent with the Junior Lien Intercreditor Agreement and until such time as any First Lien Secured Party commences (or attempts to commence) the exercise of any of its rights or remedies with respect to any or all of the Collateral.
Certain Definitions
“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Indebtedness, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing any Series of Additional First Lien Indebtedness; provided that, in each case, the indebtedness has been designated as Additional First Lien Indebtedness as described in “— Description of the First Lien Intercreditor Agreement — Other First Lien Obligations.”
“Additional First Lien Obligations” means (a) all amounts owing pursuant to the terms of any Additional First Lien Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the commencement of a bankruptcy case at the rate provided for in the respective Additional First Lien Document, whether or not such interest, fees and expenses is an allowed or allowable claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, (b) any secured hedging obligations secured under the Additional First Lien Security Documents securing the related Series of Additional First Lien Obligations, (c) any secured cash management obligations secured under the Additional First Lien Security Documents securing the related Series of Additional First Lien Obligations and (d) any renewals or extensions of the foregoing that are not prohibited by each Additional First Lien Document and the New Money Notes Indenture.
“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative or Collateral Agent with respect thereto.
“Additional First Lien Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the Issue Date that create Liens on any assets or properties of any Obligor to secure any Additional First Lien Obligations.
“Applicable Authorized Representative” means with respect to any Shared Collateral, the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.
“Authorized Representative” means, at any time, (i) in the case of any EchoStar Convertible Notes Obligations or the First Lien Notes Secured Parties in respect thereof, the Convertible Notes Trustee, (ii) in the case of any EchoStar Exchange Notes Obligations or the First Lien Notes Secured Parties in respect thereof, the Exchange Notes Trustee, (iii) in the case of the EchoStar New Money Notes Obligations or the First Lien Notes Secured Parties in respect thereof, the trustee appointed under the EchoStar New Money Notes Documents, and (iv) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the Issue Date, the representative for such Series named in the applicable joinder agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Collateral Agent” means (i) in the case of any First Lien Notes Obligations, the applicable First Lien Notes Collateral Agent and (ii) in the case of any other Series of Additional First Lien Obligations that become subject to the First Lien Intercreditor Agreement after the Issue Date, the Additional First Lien Indebtedness Collateral Agent for such Series named in the applicable joinder agreement to the First Lien Intercreditor Agreement.
“Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent for the Series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations). As of the Issue Date, the Controlling Collateral Agent shall be the New Money Notes Collateral Agent.
“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties representing the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral. As of the Issue Date, the Controlling Secured Parties shall be the First Lien Notes Secured Parties in respect of the EchoStar New Money Notes Obligations.
“Convertible Notes Collateral Agent” means The Bank of New York Mellon Trust Company, N.A,, as notes collateral agent in connection with the EchoStar Convertible Notes Indenture, together with its successors in such capacity.
“EchoStar Convertible Notes Documents” means the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes, the applicable First Lien Notes Security Documents in respect thereof and any other operative agreements evidencing or governing the Indebtedness thereunder.
“EchoStar Convertible Notes Obligations” means the Notes Obligations in respect of the EchoStar Convertible Notes Documents.
“EchoStar Exchange Notes Documents” means the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the applicable First Lien Notes Security Documents in respect thereof and any other operative agreements evidencing or governing the Indebtedness thereunder.
“EchoStar Exchange Notes Obligations” means the Notes Obligations in respect of the EchoStar Exchange Notes Documents.
“EchoStar New Money Notes Obligations” means the Notes Obligations in respect of the EchoStar New Money Notes Documents.
“EchoStar New Money Notes Documents” means the New Money Notes Indenture, the New Senior Spectrum Secured Notes, the applicable First Lien Notes Security Documents in respect thereof and any other operative agreements evidencing or governing the Indebtedness thereunder.
“Excess First Lien Obligations” means the portion of any Series of First Lien Obligations that exceeds 130% of the outstanding principal amount (including the face amount of any letters of credit and any applicable make-whole payment claims, if applicable, but excluding any payment-in-kind interest that has been capitalized) of such Series of First Lien Obligations; provided that, all accrued but unpaid (or not yet capitalized in the case of payment-in-kind interest) interest on such outstanding Series of First Lien Obligations incurred in compliance with the First Lien Intercreditor Agreement and the First Lien Documents as of the date so incurred shall not constitute Excess First Lien Obligations.
“First Lien” means a first-priority perfected security interest in the Collateral.
“First Lien Notes Collateral Agent” means the Exchange Notes Collateral Agent, the Convertible Notes Collateral Agent and New Money Notes Collateral Agent.
“First Lien Documents” means the First Lien Notes Documents and any Additional First Lien Documents.

“First Lien Notes Documents” means (i) the EchoStar Exchange Notes Documents, (ii) EchoStar Convertible Notes Documents and (iii) EchoStar New Money Notes Documents.
“First Lien Notes Obligations” means the EchoStar Exchange Notes Obligations, the EchoStar Convertible Notes Obligations and the EchoStar New Money Notes Obligations.
“First Lien Notes Secured Parties” means, with respect to any Series of First Lien Notes Obligations, the applicable First Lien Notes Collateral Agent, the trustee in respect of the applicable First Lien Notes Documents and the holders of such First Lien Notes Obligations incurred pursuant to the applicable First Lien Notes Documents.
“First Lien Notes Security Documents” means, collectively, the First Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any security agreement or other instrument or document executed and delivered to secure the applicable Series of First Lien Notes Obligations or to govern the lien priorities of the holders of Liens on the Collateral, each for the benefit of the applicable First Lien Notes Collateral Agent, as amended, amended and restated, modified, renewed or replaced from time to time.
“First Lien Obligations” means, as the context may require, (1) the First Lien Notes Obligations and/or (2) each other Series of Additional First Lien Obligations.
“First Lien Priority Obligations” means, as the context may require, (1) the First Lien Notes Obligations and/or (2) each other Series of Additional First Lien Obligations, in each case, excluding any Excess First Lien Obligations.
“First Lien Secured Parties” means (i) the First Lien Notes Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.
“First Lien Security Documents” means, collectively, (i) the First Lien Notes Security Documents and (ii) the Additional First Lien Security Documents.
“New Money Notes Collateral Agent” means The Bank of New York Mellon Trust Company, N.A,, as notes collateral agent in connection with the New Money Notes Indenture, together with its successors in such capacity.
“New Money Notes Indenture” means the indenture governing the New Senior Spectrum Secured Notes.
“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.
“Notes Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, provincial, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the First Lien Notes Documents; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Notes Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full; provided, further, that Notes Obligations with respect to the New Senior Spectrum Secured Notes shall not include fees, reimbursements or indemnifications in favor of any third parties other than the Trustee and the New Money Notes Collateral Agent.
“Obligors” means each Guarantor which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including the Company or any Subsidiary of the Company that becomes an Obligor in the manner contemplated by the First Lien Intercreditor Agreement).

“Second Lien Documents” means, with respect to any series of Second Lien Indebtedness, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Second Lien Security Documents and each other agreement entered into for the purpose of securing any series of Second Lien Indebtedness; provided that, in each case, the indebtedness thereunder has been designated as Second Lien Indebtedness.
“Second Lien Obligations” means, to the extent permitted under the Indentures and the New Money Notes Indenture, the First Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement, any obligations under a Second Lien Document secured by a second priority security interest in the Collateral.
“Second Lien Secured Parties” means the holders of any Second Lien Indebtedness, the representative with respect thereto, any trustee or agent therefor under any related Second Lien Documents and the beneficiaries of each indemnification obligation undertaken by any Obligor under any related Second Lien Documents.
“Second Lien Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the Issue Date that create Liens on any assets or properties of any Obligor to secure any Second Lien Obligations.
“Series” means, (a) with respect to the First Lien Secured Parties, each of (i) the First Lien Secured Parties in respect of the EchoStar New Money Notes Obligations (in their capacities as such), (ii) the First Lien Secured Parties in respect of the EchoStar Exchange Notes Obligations (in their capacities as such), (iii) the First Lien Secured Parties in respect of the EchoStar Convertible Notes Obligations (in their capacities as such) and (iv) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the Issue Date that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the EchoStar Exchange Notes Obligations, (ii) the EchoStar Convertible Notes Obligations, (iii) the Echostar New Money Notes Obligations and (iv) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to a joinder agreement to the First Lien Intercreditor Agreement are to be represented thereunder by a common representative (in its capacity as such for such Additional First Lien Obligations).
“Shared Collateral” means, at any time, Collateral in which the holders (or their Collateral Agent) of two or more Series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

DESCRIPTION OF THE ECHOSTAR EXCHANGE NOTES
You can find the definitions of certain of the capitalized terms used in this description under the subheading “— Certain Definitions.” In this description, the term the “Company” refers only to EchoStar Corporation and not to any of its subsidiaries.
The EchoStar Senior Spectrum Secured Exchange Notes (the “EchoStar Exchange Notes”) will be issued under an indenture to be dated as of the Issue Date (the “EchoStar Exchange Notes Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Collateral Agent”). The terms of the EchoStar Exchange Notes will include those stated in the EchoStar Exchange Notes Indenture and those made part of the EchoStar Exchange Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The EchoStar Exchange Notes will be unsecured obligations of the Company. The Notes Guarantees will be secured by the collateral described below under the caption “— Security.”
The following description is a summary of the material provisions of the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Security Documents. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of those agreements. We urge you to read those agreements because they, and not this description, define your rights as a Holder. We have filed a copy of the EchoStar Exchange Notes Indenture as an exhibit to the registration statement which includes this prospectus.
The registered holder of an EchoStar Exchange Note (a “Holder”) will be treated as the owner of it for all purposes. Only registered Holders will have rights under the EchoStar Exchange Notes Indenture.
Principal, Maturity and Interest
The Company will issue EchoStar Exchange Notes on the Issue Date pursuant to the exchange offers. The Company may issue additional EchoStar Exchange Notes under the EchoStar Exchange Notes Indenture from time to time, subject to the limitations set forth under “— Certain Covenants — Incurrence of Indebtedness” and “— Certain Covenants — Liens.” In addition, in connection with the payment of PIK Interest (as defined below), the Company is entitled, without the consent of the Holders, to increase the outstanding principal amount of the EchoStar Exchange Notes or to issue additional EchoStar Exchange Notes (the “PIK Notes”) under the EchoStar Exchange Notes Indenture having the same terms and conditions as the EchoStar Exchange Notes, as set forth below.
The EchoStar Exchange Notes offered hereby, any additional EchoStar Exchange Notes subsequently issued under the EchoStar Exchange Notes Indenture and any PIK Notes will be secured equally and ratably by a first-priority Lien on the Collateral, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement and will be treated as a single class for all purposes under the EchoStar Exchange Notes Indenture and the Security Documents, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if additional EchoStar Exchange Notes are not fungible with the EchoStar Exchange Notes issued hereby for U.S. federal income tax purposes in the reasonable judgment of the Company, the additional EchoStar Exchange Notes will be issued with a separate CUSIP, ISIN code or common code, as applicable, from the EchoStar Exchange Notes issued hereby.
Unless the context requires otherwise, references to “EchoStar Exchange Notes” for all purposes of the EchoStar Exchange Notes Indenture and this “Description of the EchoStar Exchange Notes” include any additional EchoStar Exchange Notes and any PIK Notes that are actually issued and references to “principal amount” of any note include any increase in the principal amount of that note as a result of a PIK Payment.
The EchoStar Exchange Notes will mature on November 30, 2030.
Interest on the EchoStar Exchange Notes will accrue at a rate of 6.75% per annum and will be payable semiannually in arrears on May 30 and November 30 of each year, commencing May 30, 2025, or if any such day is not a Business Day on the next succeeding Business Day, to Holders of record on the immediately preceding May 15 and November 15, respectively.

Interest for the first four interest payment periods beginning on the Issue Date, shall, at the Company’s option, be paid either by (a) increasing the principal amount of the outstanding EchoStar Exchange Notes or, if the EchoStar Exchange Notes are no longer held in global form, by issuing PIK Notes under the EchoStar Exchange Notes Indenture with the same terms and conditions as the outstanding EchoStar Exchange Notes, at a rate of 6.75% per annum (in each case, “PIK Interest” and any payment of PIK Interest, a “PIK Payment”); provided that no PIK Interest may be paid for any interest period if the payment of interest on the New Senior Spectrum Secured Convertible Notes or any debt incurred under clauses (2) and (3) of the covenant set forth under the caption “— Certain Covenants — Incurrence of Indebtedness” during such period is made in cash, or (b) by paying the interest in cash at a rate of 6.75% per annum. Interest from and including the fifth interest payment period (which will be payable on May 30, 2027) and thereafter, shall be payable solely in cash at a rate of 6.75% per annum. Interest on the EchoStar Exchange Notes will accrue from the most recent date to which interest has been paid (or capitalized, as applicable) or, if no interest has been paid (or capitalized, as applicable), from the date of issuance and will be computed on the basis of a 360-day year of twelve 30-day months.
PIK Interest on the EchoStar Exchange Notes will be payable (x) with respect to EchoStar Exchange Notes represented by one or more global notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding global notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole Dollar) and (y) with respect to EchoStar Exchange Notes represented by certificated notes, by issuing EchoStar Exchange Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the written direction of the Company, authenticate and deliver such EchoStar Exchange Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding global notes as a result of a PIK Payment, the global notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any EchoStar Exchange Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes will mature on November 30, 2030 and will be governed by, and subject to the terms, provisions and conditions of, the EchoStar Exchange Notes Indenture and shall have the same rights and benefits as the EchoStar Exchange Notes issued on the Issue Date. Any certificated EchoStar Exchange Notes will be issued with the description “PIK” on the face of such PIK Notes, and references to the “principal amount” of the EchoStar Exchange Notes shall include any increase in the principal amount of the outstanding EchoStar Exchange Notes as a result of any PIK Payment. Notwithstanding anything in this “Description of the EchoStar Exchange Notes” to the contrary, the payment of accrued interest (including interest that would be PIK Interest when paid) in connection with any redemption of EchoStar Exchange Notes as described under “— Optional Redemption” and “— Change of Control” shall be made solely in cash. PIK Interest on the EchoStar Exchange Notes will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof.
Except as set forth herein and other than increases in the principal amount of EchoStar Exchange Notes in respect of PIK Interest, the EchoStar Exchange Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof.
Principal, interest and premium, if any, on the EchoStar Exchange Notes will be payable at the Company’s office or agency maintained for such purpose or, at the Company’s option, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders thereof. Until otherwise designated by us, the Company’s office or agency will be the office of the Trustee maintained for such purpose.
EchoStar Exchange Notes and Notes Guarantees
The EchoStar Exchange Notes will be jointly and severally guaranteed on a senior secured basis by the Company’s Subsidiaries that on or after the Issue Date: (1) hold any Spectrum Assets (each, a “Spectrum Assets Guarantor”) or (2) directly own any Equity Interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor” and, together with each Spectrum Assets Guarantor, the “Guarantors”). As of the Issue Date, (a) Northstar Wireless, LLC, SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma

Acquisition L.L.C. will be Spectrum Assets Guarantors (the “Initial Spectrum Assets Guarantors”) and (b) Northstar Spectrum, LLC, SNR Wireless HoldCo, LLC, DBSD Services Limited and Gamma Acquisition HoldCo, L.L.C. will be the Equity Pledge Guarantors (the “Initial Equity Pledge Guarantors”).
The Company will not pledge any of its assets to secure the EchoStar Exchange Notes.
The obligations of each Guarantor under its Notes Guarantee will be limited as necessary to prevent such Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors — Risks Related to each series of the EchoStar Notes and the Collateral — Each series of EchoStar Notes and the guarantees of the EchoStar Notes by EchoStar’s subsidiaries (and the related security interests for the guarantees) may be subject to challenge.”
A Notes Guarantee of a Guarantor will be discharged and released upon the delivery to the Trustee and Collateral Agent of an officer’s certificate that one of the following has occurred, and an opinion of counsel that all conditions to such release under the terms of the EchoStar Exchange Notes Indenture have been satisfied:
(1)
with respect to a Spectrum Assets Guarantor and any Equity Pledge Guarantor that holds the Equity Interests of such Spectrum Assets Guarantor, upon the sale or other disposition of all of the Equity Interests of such Spectrum Assets Guarantor or all or substantially all of the assets of such Spectrum Assets Guarantor (including by way of merger or consolidation) to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case, if such sale or disposition does not violate the provisions set forth under the caption “— Asset Sales” or the provision set forth under the caption “Merger, Consolidation or Sale of Assets”, as applicable;

(2)
upon payment in full of the EchoStar Exchange Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and payment and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Exchange Notes Documents;

(3)
upon Legal Defeasance or Covenant Defeasance as set forth under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the EchoStar Exchange Notes Indenture as set forth under the caption “— Satisfaction and Discharge”; or

(4)
as set forth under the caption “— Amendment, Supplement and Waiver.”

Upon any release of a Guarantor from its Notes Guarantee, such Guarantor will be automatically and unconditionally released from its obligations under the Security Documents.
Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (1) shall not be permitted while any Default or Event of Default has occurred and is continuing.
Ranking
The EchoStar Exchange Notes will be:
•
general unsecured obligations of the Company;

•
pari passu in right of payment, without giving effect to collateral arrangements, with the Company’s other existing and future senior Indebtedness, including the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes;

•
effectively subordinated to the Company’s existing and future secured Indebtedness to the extent of the value of any collateral securing such Indebtedness;

•
senior in right of payment to any of the Company’s existing and future Indebtedness that is expressly subordinated in right of payment to the EchoStar Exchange Notes;

•
unconditionally guaranteed by each Guarantor; and

•
structurally subordinated to the indebtedness of the Company’s Subsidiaries which are not Guarantors.

The Notes Guarantee of each Spectrum Assets Guarantor will be:
•
a general secured obligation of such Spectrum Assets Guarantor;

•
secured equally and ratably with the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement by the Collateral;

•
effectively senior, to the extent of the value of any Collateral owned by such Spectrum Assets Guarantor, to such Spectrum Assets Guarantor’s existing and future Second Lien Indebtedness (subject to any Second Lien Intercreditor Agreement) and unsecured Indebtedness;

•
pari passu in right of payment with such Spectrum Assets Guarantor’s other existing and future senior Indebtedness, including their guarantees of the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes; and

•
senior in right of payment to any of such Spectrum Assets Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Spectrum Assets Guarantor’s Notes Guarantee.

The Notes Guarantee of each Equity Pledge Guarantor will be:
•
a general secured obligation of such Equity Pledge Guarantor;

•
secured equally and ratably with the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement by the Collateral;

•
effectively senior, to the extent of the value of any Collateral owned by such Equity Pledge Guarantor, to such Equity Pledge Guarantor’s existing and future Second Lien Indebtedness (subject to any Second Lien Intercreditor Agreement) and unsecured Indebtedness;

•
pari passu in right of payment, without giving effect to collateral arrangements, with such Equity Pledge Guarantor’s other existing and future senior Indebtedness, including their guarantees of the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes; and

•
senior in right of payment to any of such Equity Pledge Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Equity Pledge Guarantor’s Notes Guarantee.

The EchoStar Exchange Notes Indenture will permit the Guarantors to incur certain Indebtedness in the future, including Indebtedness that may be equally and ratably secured by a first-priority Lien on the Collateral. In addition, the EchoStar Exchange Notes Indenture will not prohibit the Company from incurring Indebtedness in the future, including secured Indebtedness, and will not prohibit the Company’s Subsidiaries that are not Guarantors from incurring additional Indebtedness in the future. See “Risk Factors — Risks Related to each series of EchoStar Notes and the Collateral — We have substantial debt outstanding and may incur additional debt” and “Risk Factors — Risks Related to each series of EchoStar Notes and the Collateral — The EchoStar Indenture contains limited restrictions on our ability to take actions and operate its business and will only provide limited protection against actions we may take that could adversely impact your investment in the EchoStar Notes.”
Security
(1) The Notes Guarantee of each Spectrum Assets Guarantor will be secured equally and ratably on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement entered into with respect to the New Senior Spectrum Secured Notes, the New Senior Spectrum Secured Convertible Notes and any other First Lien Obligations of such Spectrum Assets Guarantor, with all other First Lien Obligations of such Spectrum Assets Guarantor, by a Lien, to the extent permitted by law, on the Spectrum Assets and any proceeds thereof, subject to certain exceptions, and (2) the Notes Guarantee of each Equity Pledge Guarantor will be secured equally and ratably on a first- priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement entered into with respect to the New Senior Spectrum Secured Notes, the New Senior Spectrum Secured Convertible Notes and any other First

Lien Obligations of such Equity Pledge Guarantor, with all other First Lien Obligations of such Equity Pledge Guarantor, by a Lien, to the extent permitted by law, on any Equity Interest held by such Equity Pledge Guarantor in any Spectrum Assets Guarantor, and any proceeds thereof, subject to certain exceptions; provided that unless otherwise pledged by the Guarantors in accordance with the terms of the EchoStar Exchange Notes Indenture, the Collateral will not include H Block Licenses, 700 MHz Licenses and CBRS Licenses.
The New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes will also be secured by first-priority security interests over the Collateral, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement. On the Issue Date, the Trustee and the Collateral Agent will enter into the First Lien Intercreditor Agreement which sets forth the terms of the relationship among the EchoStar Exchange Notes, the New Senior Spectrum Secured Notes, the New Senior Spectrum Secured Convertible Notes and any other First Lien Obligations incurred after the Issue Date.
As of the Issue Date, (a) the only material assets of the Initial Spectrum Assets Guarantors will be Spectrum Assets and (b) the only material assets of the Initial Equity Pledge Guarantors will be Equity Interests in the Initial Spectrum Assets Guarantors.
The Collateral will be pledged pursuant to the Equity Pledge Agreement, the Security Agreement and any other grants or transfers for security executed and delivered to the Collateral Agent creating a Lien in favor of the Collateral Agent from time to time for the benefit of the Trustee and the Holders.
By their acceptance of the EchoStar Exchange Notes, Holders will be deemed to have (i) authorized and instructed the Collateral Agent to enter into the applicable Intercreditor Agreements on behalf of the Trustee and the Holders to the extent permitted by the EchoStar Exchange Notes Indenture, and the other Security Documents, and (ii) agreed to be bound thereby upon execution thereof by the Collateral Agent and (iii) authorized the Collateral Agent to enter into any such applicable Intercreditor Agreements upon having received instruction from the Company to do so (other than the First Lien Intercreditor Agreement which will be entered into on the Issue Date).
So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Equity Interest pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Security Documents will, however, generally require any Equity Interest constituting Collateral be delivered to the Collateral Agent (or its bailee under the First Lien Intercreditor Agreement and solely to the extent any such Equity Interest is certificated) subject to certain exceptions agreed to in the Security Documents. Except as set forth under “— Collateral Appraisal” below, the Security Documents will not require any Person to obtain control agreements on deposit accounts, securities accounts or collateral accounts in favor of the Collateral Agent or to deliver landlord lien waivers, estoppels or collateral access letters and, except to the extent a security interest can be perfected by filing a UCC-1, the Security Documents will not require any pledge any of assets specifically requiring perfection through control, control agreements or other control arrangements (other than delivery of certificated Equity Interest to the extent required above and the taking of such actions required under “— Collateral Appraisal” below). Notwithstanding anything to the contrary in the Security Documents, no Guarantor shall be required to perfect the security interests granted pursuant to such Security Documents by any means other than by (i) delivery of possessory Collateral (together with instruments of transfer or assignment in blank) to the Collateral Agent (or its bailee) (to the extent required under the Security Documents), (ii) filings pursuant to the applicable Uniform Commercial Code of the relevant jurisdiction and, solely with respect to any Guarantor organized under the laws of any non-U.S. jurisdiction, any other filings to the extent required by applicable law and (iii) actions required under “— Collateral Appraisal” below. Except as set forth in the immediately preceding sentence, no additional actions shall be required under the Security Documents with respect to any assets that are located outside of the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets. Moreover, the Security Documents will not contain any requirement to execute any security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction.

Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law and subject to the provisions of any applicable Intercreditor Agreement and the Security Documents (including notice requirements set forth in the Security Documents):
(1)
all of the rights of the Guarantors to exercise voting or other consensual rights with respect to all Equity Interest included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights in accordance with direction from the Holders; and

(2)
the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents.

The Security Documents will provide that, if an Event of Default has occurred and is continuing, the Collateral Agent will only be permitted, subject to applicable law and to any Intercreditor Agreement, to exercise remedies and sell the Collateral at the direction of the Authorized Representative of the series of the First Lien Obligations that constitute the largest outstanding aggregate principal amount of any then outstanding series of First Lien Obligations with respect to the Collateral.
The Security Documents will include limitations on the Collateral Agent taking actions with respect to the Spectrum Assets to the extent prior FCC approval is required pursuant to communications law and will include other similar limitations, including requiring that, without first obtaining the approval of the FCC, no actions will be taken that would constitute or result in any assignment of a Spectrum Asset or any change of control of any Guarantor if such assignment or change of control would require the approval of the FCC under applicable law (including FCC rules and regulations).
Release of Collateral
The Liens on the Collateral securing the Notes Guarantees will be released upon the delivery to the Trustee and Collateral Agent of an officer’s certificate that one of the following has occurred, and an opinion of counsel that all conditions to such release under the terms of the EchoStar Exchange Notes Indenture have been satisfied:
(1)
in whole, upon:

(a)
payment in full of the EchoStar Exchange Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Exchange Notes Documents; or

(b)
Legal Defeasance or Covenant Defeasance as set forth under the caption “— Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the EchoStar Exchange Notes Indenture as set forth under the caption “— Satisfaction and Discharge”;

(2)
with respect to the property and assets of any Guarantor constituting Collateral, upon the release of such Guarantor from its Notes Guarantee in accordance with the terms of the EchoStar Exchange Notes Indenture;

(3)
as to any Collateral that is sold, assigned, transferred, conveyed or otherwise disposed of to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case in a transaction that at the time of such sale or disposition does not violate the provisions set forth under the caption “— Asset Sales” or “— Merger, Consolidation or Sale of Assets”, as applicable;

(4)
in whole or in part, with the consent of Holders of the requisite aggregate principal amount of EchoStar Exchange Notes set forth under the caption “— Amendment, Supplement and Waiver”; or

(5)
if and to the extent required by any Intercreditor Agreement.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (3) shall not be permitted while any Default or Event of Default has occurred and is continuing. Any request to the

Trustee and Collateral Agent to release Collateral shall be accompanied by an opinion of counsel and officer’s certificate stating that such release complies with the EchoStar Exchange Notes Indenture.
The Company will comply with TIA § 314(a)(1).
To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected. Notwithstanding anything to the contrary in this paragraph, neither the Company nor the Guarantors will be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable with respect to the released Collateral.
Transfer and Exchange
A Holder may transfer or exchange EchoStar Exchange Notes in accordance with the provisions of the EchoStar Exchange Notes Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of EchoStar Exchange Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any note selected for redemption. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before a selection of EchoStar Exchange Notes to be redeemed.
Purchase and Cancellation
The Company will cause all EchoStar Exchange Notes surrendered for payment, repurchase (including as described below, but excluding EchoStar Exchange Notes repurchased pursuant to cash-settled swaps or other derivatives), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the Trustee for cancellation, and they will no longer be considered “outstanding” under the EchoStar Exchange Notes Indenture upon their payment, repurchase, redemption, registration of transfer or exchange or conversion. All EchoStar Exchange Notes delivered to the Trustee for cancellation shall be cancelled promptly by the Trustee. No EchoStar Exchange Notes shall be authenticated in exchange for any EchoStar Exchange Notes cancelled, except as provided in the EchoStar Exchange Notes Indenture.
The Company and its Subsidiaries may, to the extent permitted by law, directly or indirectly (regardless of whether such EchoStar Exchange Notes are surrendered to us), repurchase EchoStar Exchange Notes in the open market or otherwise, whether by us or our subsidiaries or through private or public tenders or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the prior written notice to or consent of the holders of the EchoStar Exchange Notes.
Optional Redemption
Except as described in this section, and in the final paragraph set forth under the caption “— Change of Control Offer”, the EchoStar Exchange Notes are not redeemable at the Company’s option prior to maturity. The Company may concurrently redeem EchoStar Exchange Notes under more than one of the following provisions and may redeem EchoStar Exchange Notes under one or more of the following provisions pursuant to a single notice of redemption, and any such notice may provide for redemptions under different provisions with different redemption dates.
Optional Redemption prior to November 30, 2026
At any time prior to November 30, 2026, upon not less than 10 nor more than 60 days’ notice, the Company may redeem on a pro rata basis all or part of the EchoStar Exchange Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.
Optional Redemption on or after November 30, 2026
At any time and from time to time on or after November 30, 2026, the Company may redeem the EchoStar Exchange Notes on a pro rata basis, in whole or in part, upon not less than 10 and not more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of EchoStar Exchange Notes to be redeemed) set forth below, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, to such applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:
Period	Percentage
From and including November 30, 2026 but excluding November 30, 2027	102.000%
From and including November 30, 2027 and thereafter	100.000%
Optional Redemption upon Asset Sales
Within 45 days following an Asset Sale, the Company may apply the Net Proceeds or the Specified Net Proceeds, as applicable, pursuant to clause (b) of the second paragraph of the covenant described under “— Asset Sales” to redeem EchoStar Exchange Notes on a pro rata basis, in whole or in part, at a redemption price equal to 100% of the principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, up to, but not including, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.
Collateral Appraisal
EchoStar shall obtain an initial appraisal of the Collateral (the “Initial Appraisal”) pursuant to the definition of the “Appraised Value” and deliver that Initial Appraisal to the Trustee within 60 days of the Issue Date.
If, following the Issue Date, FCC Licenses that form part of the Collateral accounting for up to 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC, on any date, as a result of the Company’s failure to meet its buildout milestones with respect to such forfeited FCC Licenses (such date, the “Forfeiture Date”), the Company within 60 days of such Forfeiture Date shall obtain a written appraisal (the “Forfeiture Appraisal”) of the Collateral pursuant to the definition of the “Appraised Value” and shall deliver a certificate to the Trustee stating that the LTV Ratio as of the date of the appraisal does not exceed 0.375 to 1.00 (the “First Certificate”); provided that if such LTV Ratio exceeds 0.375 to 1.00, and, therefore, the foregoing First Certificate cannot be delivered, then within 60 days of receipt by the Company of the Forfeiture Appraisal and subject to the First Lien Intercreditor Agreement and the Security Documents, the Company shall: (i) add additional Spectrum Asset Guarantors and/or pledge (or cause to be pledged) cash (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the EchoStar Exchange Notes pursuant to a customary account control agreement that will provide, among other things, the cash in such account shall not be invested and need not accrue any interest) or additional Collateral to secure the EchoStar Exchange Notes and (ii) provide a certificate to the Trustee stating that, after giving effect to such joinders, the LTV Ratio is not greater than 0.375 to 1.00 (the “Second Certificate”). The Company will make, upon request, available for inspection by the Holders any applicable appraisals from an Independent Appraiser conducted pursuant to the definition of the “Appraised Value” with respect to such additional Collateral; provided that, solely for purposes of this clause (ii), the Company shall not be required to obtain an updated appraisal with respect to the Collateral appraised in the Forfeiture Appraisal.
To the extent the Company does not deliver either (i) the First Certificate stating that the LTV Ratio is not greater than 0.375 to 1.00 within 60 days of the Forfeiture Date or (ii) if on the basis of the Forfeiture

Appraisal, the LTV Ratio exceeds 0.375 to 1.00, the Second Certificate stating that the LTV Ratio is not greater than 0.375 to 1.00 within 60 days of receipt by the Company of the Forfeiture Appraisal, as applicable (such failure “Special Partial Mandatory Redemption Event”), the Company shall promptly (but in no event later than five (5) Business Days following such Special Partial Mandatory Redemption Event) notify the Holders and the Trustee (such date of notification to the Holders and the Trustee, the “Redemption Notice Date”) in writing of such event and the principal amount of the EchoStar Exchange Notes to be redeemed on the 10th day following the Redemption Notice Date (such date the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions of the EchoStar Exchange Notes Indenture. For the avoidance of doubt, failure to deliver the First Certificate shall not constitute a Special Partial Mandatory Redemption Event if the Company delivers the Second Certificate within the required time frames.
Neither the Trustee nor the Collateral Agent have any (or shall have any) knowledge whatsoever of whether or when any forfeiture event or Forfeiture Date has occurred; nor will either the Trustee or Collateral Agent have any knowledge of whether or when a Special Partial Mandatory Redemption Event has occurred, and shall have no responsibility for making any such determinations. In the event the Trustee receives a First Certificate and/or Second Certificate, it shall: (i) have no duty or obligation to monitor or determine whether such First Certificate or Second Certificate satisfies the Company’s obligations in any manner whatsoever, including, but not limited to, the sufficiency of the certificate contents or the compliance by the Company with any deadline or timing stricture contemplated above; and (ii) have no duty or obligation to send any First Certificate or Second Certificate received by it to the Holders or otherwise notify the Holders that it has received no such certificates. However, should the Company deliver a First Certificate or Second Certificate, it shall notify the Holders that it has delivered a First Certificate or a Second Certificate to the Trustee and shall thereafter make such certificates available for inspection by the Holders. Neither the Trustee nor the Collateral Agent shall have any duty to determine the sufficiency of any additional Collateral added or pledged pursuant hereto or be charged with knowledge of the contents of, or have any responsibility in connection with, any appraisal referred to above.
Special Partial Mandatory Redemption
If a Special Partial Mandatory Redemption Event occurs, the EchoStar Exchange Notes will be redeemed on a pro rata basis in an amount (taking into consideration equivalent provisions under the New Senior Spectrum Secured Convertible Notes Indenture and the New Senior Spectrum Secured Notes Indenture) such that immediately after giving effect to such redemption the LTV Ratio shall not be greater than 0.375 to 1.00 at a price equal to 102% of the aggregate principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest on the principal amount of the EchoStar Exchange Notes to be redeemed to, but not including, the Special Mandatory Redemption Date.
Selection and Notice
If less than all of the EchoStar Exchange Notes are to be redeemed at any time, such EchoStar Exchange Notes to be redeemed shall be selected by DTC in accordance with its applicable procedures; provided that no EchoStar Exchange Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of a redemption shall be sent at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the EchoStar Exchange Notes or the satisfaction and discharge of the EchoStar Exchange Notes Indenture. If any EchoStar Exchange Note is to be redeemed in part only, the notice of redemption that relates to such EchoStar Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new EchoStar Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original EchoStar Exchange Note. On and after the redemption date, if the Company does not default in the payment of the redemption price, interest will cease to accrue on EchoStar Exchange Notes or portions thereof called for redemption.
Any redemption notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied or waived by the Company (in the Company’s sole discretion) by the redemption date, or by the redemption date so delayed.
Change of Control Offer
Upon the occurrence of a Change of Control Event, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1.00 in excess thereof) of such Holder’s EchoStar Exchange Notes at a purchase price equal to 101% of the aggregate principal amount repurchased, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon to the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Event, the Company will give a notice to each Holder stating:
(1)
that the Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Offer”;

(2)
the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)
that any EchoStar Exchange Notes not tendered will continue to accrue interest in accordance with the terms of the EchoStar Exchange Notes Indenture;

(4)
that, unless the Company defaults in the payment of the Change of Control Payment, all EchoStar Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)
that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of EchoStar Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such EchoStar Exchange Notes purchased;

(6)
that Holders whose EchoStar Exchange Notes are being purchased only in part will be issued new EchoStar Exchange Notes equal in principal amount to the unpurchased portion of the EchoStar Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1.00 in excess thereof; and

(7)
any other information the Company determines to be material to such Holder’s decision to tender EchoStar Exchange Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the EchoStar Exchange Notes required in the event of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the EchoStar Exchange Notes Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the EchoStar Exchange Notes Indenture by virtue of such compliance.
On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)
accept for payment all EchoStar Exchange Notes or portions of EchoStar Exchange Notes properly tendered pursuant to the Change of Control Offer;

(2)
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all EchoStar Exchange Notes or portions of EchoStar Exchange Notes properly tendered; and

(3)
deliver, or cause to be delivered, to the Trustee the EchoStar Exchange Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of EchoStar Exchange Notes or portions of EchoStar Exchange Notes purchased by the Company pursuant to the Change of Control Offer.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.
The Company will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the EchoStar Exchange Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all EchoStar Exchange Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding EchoStar Exchange Notes has been given pursuant to the EchoStar Exchange Notes Indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
Except as described above with respect to a Change of Control Event, the EchoStar Exchange Notes Indenture will not contain any provisions that would permit the Holders of any of the EchoStar Exchange Notes to require that the Company repurchase or redeem any EchoStar Exchange Notes in the event of a takeover, recapitalization or similar transaction.
In the event that Holders of at least 90.0% of the aggregate principal amount of the outstanding EchoStar Exchange Notes accept a Change of Control Offer and the Company (or the third party making the Change of Control Offer as described above) purchases all of the EchoStar Exchange Notes validly tendered (and not withdrawn) by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the EchoStar Exchange Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest on the EchoStar Exchange Notes that remain outstanding, to, but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
Asset Sales
No Guarantor will, and the Company shall cause the Guarantors not to, in a single transaction or a series of related transactions, sell, lease, assign, transfer, convey or otherwise dispose of any Collateral owned by such Guarantor (each of the forgoing, an “Asset Sale”); provided that the following shall not be deemed an Asset Sale:
(1)
the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral at no less than the fair market value of such Collateral for cash or Cash Equivalents, so long as, on a pro forma basis for such sale, lease, conveyance or other disposition, the First Lien LTV Ratio is not greater than 0.375 to 1.00; provided that the Appraised Value of the Collateral sold, leased, transferred or otherwise disposed of pursuant to this sub-clause (1) shall not exceed $9.5 billion in the aggregate (with the aggregate value of such Collateral for purposes of calculating utilization of this basket being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets) and; provided, further, that no such sale, lease, assignment, transfer conveyance or other disposition shall be made to any Affiliate of such Guarantor other than another Guarantor or a Spectrum Joint Venture; provided, further that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (a) shall be made at no less than the Appraised Value of such Collateral for cash and (b) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth under this caption “— Asset Sales”;

(2)
the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral between or among the Guarantors; provided that the applicable Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the EchoStar Exchange Notes Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the Holders;
(3)
a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property or asset, any interest therein or right appurtenant thereto, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a governmental authority in lieu of, or in anticipation of, any of the foregoing events; and

(4)
any Permitted Asset Swap.

Within 45 days after receipt of any Net Proceeds or, Specified Net Proceeds, as applicable, such Guarantor shall:
(a)
so long as any aggregate principal amount of the New Senior Spectrum Secured Notes remain outstanding, apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem New Senior Spectrum Secured Notes; provided that the Company shall redeem New Senior Spectrum Secured Notes in the following order:

(i)
first, up to $1.5 billion in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 103% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture,

(ii)
second, up to $500 million in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 105% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture; and

(iii)
third, New Senior Spectrum Secured Notes at a redemption price not to exceed (A) during the period prior to the date that is two years after the Issue Date, par plus 60% of the make‑whole premium that would be payable pursuant to the make-whole optional redemption provisions under the New Senior Spectrum Secured Notes or (B) thereafter, the then-applicable redemption price specified in the New Senior Spectrum Secured Notes Indenture as in effect on the Issue Date; or

(b)
apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem EchoStar Exchange Notes pursuant to the provisions set forth under the caption “— Optional Redemption — Optional Redemption upon Asset Sales”; or

(c)
any combination of the foregoing.

Any Net Proceeds or Specified Net Proceeds that are not required to be applied as set forth above and may be used for any purpose not prohibited by the EchoStar Exchange Notes Indenture, subject to the other covenants contained in the EchoStar Exchange Notes Indenture.
Certain Covenants
Restricted Payments
None of the Guarantors shall, and the Company shall cause the Guarantors not to directly or indirectly:
(a)
(i) declare or pay any dividend or make any distribution of Collateral to any Person other than a Guarantor or (ii) make any Investment of Collateral, other than an Investment in a Guarantor; provided that any distribution of Collateral to a Subsidiary that is not a Guarantor or any Investment of Collateral in a Subsidiary that is not a Guarantor are permitted so long as such Subsidiary executes and delivers a supplemental indenture to the EchoStar Exchange Notes Indenture providing for a guarantee by such Subsidiary and that the applicable Subsidiary or such Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the EchoStar Exchange Notes Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the EchoStar Exchange Notes, in each case pursuant to “Certain Covenants — Additional Guarantee and Collateral”; or
(b)
use any Collateral to purchase, redeem or otherwise acquire for value any Equity Interests of an Equity Pledge Guarantor or any direct or indirect parent of an Equity Pledge Guarantor.

The Company shall not, directly or indirectly (including through its Subsidiaries), declare or pay any dividend on or make any other payment or distribution (whether made in cash, securities or other property) with respect to any of the Company’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company’s Capital Stock in their capacity as holders.
The foregoing provisions do not prohibit:
(a)
the payment by the Company of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this section “Restricted Payments”;

(b)
making dividends, payments or distributions by the Company payable solely in common Equity Interests of the Company;

(c)
repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (ii) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by the Company); and

(d)
making payments to any future, current or former employee, director, officer, member of management or consultant of the Company, any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement and any other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management or consultants, in an aggregate amount not to exceed $100.0 million per calendar year.

Incurrence of Indebtedness
None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness; provided, however, that notwithstanding the foregoing, any Guarantor may incur, so long as no Default or Event of Default has occurred and is continuing:
(1)
Indebtedness represented by (i) the EchoStar Exchange Notes issued on the Issue Date, any PIK Notes issued under the EchoStar Exchange Notes Indenture, the Notes Guarantees thereof, the EchoStar Exchange Notes Indenture and the Security Documents, (ii) the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes, in each case, issued on the Issue Date and (iii) the New Senior Spectrum Secured Convertible Notes issued as PIK Notes (as defined in the New Senior Spectrum Secured Convertible Notes Indenture) and, in each case, related guarantees.

(2)
First Lien Indebtedness (other than the EchoStar Exchange Notes, New Senior Spectrum Secured Convertible Notes and New Senior Spectrum Secured Notes issued on the Issue Date); provided that (a)(w) immediately after giving effect to such First Lien Indebtedness, the First Lien LTV Ratio shall not be greater than 0.375 to 1.00, (x) the aggregate amount of First Lien Indebtedness that may be incurred pursuant to this clause (2) after the Issue Date shall not exceed the Spectrum Value Debt Cap, (y) First Lien Indebtedness incurred under this clause (2) cannot be incurred prior to the completion of the Initial Appraisal pursuant to “— Collateral Appraisal” and (z) First Lien Indebtedness incurred under this clause (2) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; and (b) unless such First Lien Indebtedness is in the form of EchoStar Exchange Notes, New Senior Spectrum Secured Convertible Notes or the New Senior Spectrum Secured Notes, issued under the EchoStar Exchange Notes Indenture, the New Senior Spectrum Secured Convertible Notes Indenture and the New Senior Spectrum Secured Notes Indenture, respectively, the Authorized Representative for such First Lien Indebtedness shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative;
(3)
Indebtedness; provided that (a) immediately after giving effect to such Indebtedness, the LTV Ratio shall not be greater than 0.60 to 1.00, (b) Indebtedness incurred under this clause (3) cannot be incurred prior to the completion of the Initial Appraisal pursuant to “— Collateral Appraisal”; (c) Indebtedness incurred under this clause (3) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; (d) Indebtedness incurred under this clause (3) cannot have a maturity date earlier than one year following the occurrence of the maturity date of the EchoStar Exchange Notes; (e) the terms of any Indebtedness incurred under this clause (3) cannot provide for (x) any scheduled repayment, mandatory repayment or redemption (other than in connection with a change of control offer) so long as any EchoStar Exchange Notes remain outstanding and (y) no cash interest shall be paid on such Indebtedness for any period if the Company has elected to pay PIK Interest for the most recently ended interest payment period; (f) the covenants and events of default applicable to any Indebtedness incurred under this clause (3) shall be no more restrictive than those applicable to the EchoStar Exchange Notes; and (g) if such Indebtedness is secured by a Lien on any Collateral, the Authorized Representative for such Second Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative;

(4)
Indebtedness between and among the Guarantors; provided that any such intercompany debt is pledged in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders pursuant to the Security Documents (it being understood that the Security Documents shall be amended as necessary to provide for the pledge of debt as collateral and in any event, shall be in a form satisfactory to the Required Holders); and

(5)
the guarantee by any Guarantor of Indebtedness of a Guarantor that was permitted to be incurred by another provision of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one clause in the paragraph above, such Indebtedness may be divided, classified or reclassified at the time of incurrence thereof or at any later time (in whole or in part) in any manner that complies with this covenant and such item of Indebtedness may be incurred partially under one clause and partially under one or more other clauses.
The principal amount of any Indebtedness outstanding under any clause of this covenant will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.
The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
Liens
No Guarantor shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral, other than Liens securing First Lien Indebtedness and Second Lien Indebtedness incurred in compliance with the covenant set forth under the caption “— Incurrence of Indebtedness.”
Additional Guarantees and Collateral
If any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, Collateral (other than any Collateral that is released from the Lien securing the EchoStar Exchange Notes pursuant to the provisions of the EchoStar Exchange Notes Indenture or the Security Documents) to another Guarantor or any of the Company’s Subsidiaries that is not a Guarantor, then:
(1)
if the transfer is to a Subsidiary of the Company other than a Guarantor, the Company shall cause such Subsidiary, concurrently with such transfer, to become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form attached to the EchoStar Exchange Notes Indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the EchoStar Exchange Notes on the terms set forth in the EchoStar Exchange Notes Indenture and deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, such Subsidiary; and

(2)
with respect to any such transfer, the Company shall, or shall cause such Subsidiary or such Guarantor, concurrently with such transfer, to execute and deliver such Security Documents or supplements to the Security Documents and any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under the EchoStar Exchange Notes Indenture or the Security Documents), in order to grant and perfect a first-priority Lien in the transferred Collateral for the benefit of the Trustee and the Holders.

Merger, Consolidation or Sale of Assets
None of the Company nor any Guarantor shall consolidate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, another Person other than the Company or another Guarantor (other than a sale, assignment, transfer, conveyance or disposition of (i) Collateral not prohibited by the EchoStar Exchange Notes Indenture, (ii) Collateral that is or has been released from the Lien securing the EchoStar Exchange Notes pursuant to the provisions of the EchoStar Exchange Notes Indenture or the Security Documents or (iii) the Retail Wireless Business (to the extent no Collateral is sold, assigned, transferred, conveyed or otherwise disposed of) unless:
(1)
the Company or such Guarantor, as applicable, is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)
the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as applicable, under the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Security Documents pursuant to a supplemental indenture and such other agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable;

(3)
immediately after such transaction, no Default or Event of Default exists; and

(4)
the Company (with respect to such Guarantor) or, with respect to the Company, the person surviving any such consolidation or merger, or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall have delivered to the Trustee an

Opinion of Counsel and/or Officers’ Certificate in connection therewith as may be required by the EchoStar Exchange Notes Indenture in form reasonably satisfactory to the Trustee.
Notwithstanding anything to the contrary in the foregoing, no Guarantor shall sell, assign, transfer, convey or dispose of any Collateral to any Affiliate of such Guarantor other than another Guarantor or a Spectrum Joint Venture.
Transactions with Affiliates
Neither the Company nor any of the Guarantors shall enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:
(a)
such Affiliate Transaction is on terms that are no less favorable to the Company or such Guarantor than those that would have been obtained in a comparable transaction by the Company or such Guarantor with an unrelated person; and

(b)
if such Affiliate Transaction involves aggregate payments in excess of $250.0 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of the Company’s or the applicable Guarantor’s Board of Directors or (ii) if there are no disinterested members of the Company’s or the applicable Guarantor’s Board of Directors, the Company or such Guarantor has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the relevant Guarantor, as the case may be, from a financial point of view, and the Guarantor delivers to the Trustee a resolution of the Company’s or such Guarantor’s Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)
(a) transactions between or among the Company and the Guarantors and (b) any transaction pursuant to, or related to, an Intercompany Loan;

(2)
transactions that do not violate the provisions of the EchoStar Exchange Notes Indenture set forth under the caption “— Restricted Payments”;

(3)
any transactions pursuant to agreements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Guarantor than such agreement as in effect on the Issue Date;

(4)
transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Guarantor, relating solely to such Indebtedness or Capital Stock;

(5)
any transaction in connection with a Spectrum Joint Venture that is not prohibited by clause (1) or clause (2) of the first paragraph of the covenants set forth under the heading “— Asset Sales”;

(6)
so long as it complies with clause (a) of the first paragraph of this covenant, and the covenant set forth under the heading “— Asset Sales,” transactions with respect to any sale, lease, conveyance, license or other disposition of any Spectrum Assets in connection with the commercialization or utilization of wireless spectrum licenses;

(7)
overhead and other ordinary-course allocations of costs and services on a reasonable basis so long as such arrangements are comparable to arrangements made on an arm’s length basis;

(8)
allocations of tax liabilities and other tax-related items among the Guarantors and its Affiliates (including pursuant to a tax sharing agreement or arrangement) based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Guarantors and its Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;

(9)
so long as it complies with clause (a) of the first paragraph of this covenant, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of the Guarantors to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(10)
arrangements or agreements entered into in the ordinary course of business providing for the acquisition or provision of goods and services;

(11)
transactions with the Company or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of the Company or a majority Disinterested Directors or a special committee thereof consisting solely of Disinterested Directors;

(12)
amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, services or other matters referred to or contemplated by any of the foregoing items; provided that any such amendments, modifications, renewals or replacements shall not be on terms materially less advantageous to the Company or the Guarantors; and

(13)
transactions with any person or any of its controlled affiliates that owns or acquires from the Company or any Subsidiary all or substantially all of the assets primarily used (or intended to be used) in connection with, or reasonably related to, the Retail Wireless Business, as determined in good faith by the Company or such Subsidiary, that have been approved by a majority of the members of the audit committee of the Company or a special committee of the Company’s board of directors consisting solely of members of the Company’s board of directors who are not directors, officers or employees of such person or any of its controlled Affiliates.

Limitation on transactions with DDBS or HSSC
The Company shall not, and shall not permit any of its Subsidiaries (other than any DDBS or HSSC entities) to, transfer to DDBS or HSSC any assets, whether as an Asset Sale, investment, dividend or otherwise, or prepay intercompany debts owed to DDBS or HSSC in each case, other than (i) such transfers in the form of an Intercompany Loan in an amount not to exceed $2.0 billion in the aggregate at any one time outstanding or (ii) in accordance with, or pursuant to, agreements in effect on the Issue Date.
Limitation on Activities of Guarantors
Each Guarantor shall engage in no activities other than those reasonably related to its ownership of the Collateral owned by it and shall own no material assets other than the Collateral owned by it.
Limitation on Dividends and other Payment Restrictions affecting Guarantors.
Neither the Company nor any of the Guarantors shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Guarantors to:
(1)
pay dividends or make any other distribution to the Company on the Guarantors’ Capital Stock or with respect to any other interest or participation in or measured by its profits, or pay any Indebtedness owed to the Company or any Guarantor;

(2)
make loans or advances to the Company or any Guarantors; or

(3)
transfer any of its properties or assets to the Company or any Guarantor;

except for such encumbrances or restrictions existing under or by reason of:
(a)
existing agreements as in effect on the Issue Date;

(b)
applicable law or regulation;

(c)
by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(d)
the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the New Senior Spectrum Secured Convertible Notes, the New Senior Spectrum Secured Convertible Notes Indenture, the New Senior Spectrum Secured Notes or the New Senior Spectrum Secured Notes Indenture;

(e)
any agreement for the sale of any Guarantor or its assets that restricts distributions by that Guarantor pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the EchoStar Exchange Notes Indenture; or

(f)
any instrument governing Indebtedness permitted to be incurred under the terms of the EchoStar Exchange Notes Indenture to the extent any applicable restrictions are no more restrictive, taken as a whole, than such restrictions contained in the EchoStar Exchange Notes Indenture.

After-Acquired Collateral and Future Assurances
The Guarantors shall, and the Company shall cause the Guarantors to, execute, deliver and/or file any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under the EchoStar Exchange Notes Indenture and/or the Security Documents), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Guarantors will reasonably promptly (and in no event later than 90 days) secure the obligations under the EchoStar Exchange Notes Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. For the avoidance of doubt, the Collateral Agent shall not be responsible for preparing or filing financing statements or otherwise perfecting the security interest in the Collateral.
Any transfer or other disposition of any Collateral by any Guarantor to the Company or any Subsidiary of the Company that is not a Guarantor or a Spectrum Joint Venture shall be void ab initio, and in any event the Company and its Subsidiaries shall (i) immediately take any and all actions necessary to return such Collateral to the applicable Guarantor and (ii) pending such return immediately take any and all actions necessary to cause such Collateral to be subject to perfected security interests and Liens to secure the obligations under the EchoStar Exchange Notes Indenture and the Security Documents.
Reports
In the event (i) the Company is no longer subject to the reporting requirements of Sections 13(a) and 15(d) under the Exchange Act and (ii) any EchoStar Exchange Notes are outstanding, the Company will furnish to the Holders, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to a large accelerated filer, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, and, with respect to the annual information only, a report thereon by its independent registered public accounting firm.
Events of Default
Each of the following shall constitute an event of default (each, an “Event of Default”):
(1)
default for 30 days in the payment when due of interest on the EchoStar Exchange Notes;

(2)
default in payment when due (at maturity, upon redemption or otherwise) of principal of, or premium, if any, on the EchoStar Exchange Notes;

(3)
failure by the Company or any of the Guarantors, as applicable, to comply with the provisions described under “— Change of Control Offer,” “— Certain Covenants — Asset Sales,” “— Certain Covenants — Spectrum Collateral Appraisal”, “— Certain Covenants — Transactions with Affiliates” or “— Special Partial Mandatory Redemption”;

(4)
failure by the Company or any of the Guarantors, as applicable, for 30 days to comply with the provisions described under “— Certain Covenants — Restricted Payments,” “— Certain Covenants — Incurrence of Indebtedness”, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to the EchoStar Exchange Notes Indenture;
(5)
failure by the Company or any of the Guarantors, as applicable, for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the EchoStar Exchange Notes then outstanding to comply with any of the other agreements in the EchoStar Exchange Notes Indenture;

(6)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary) (other than Indebtedness of DDBS and/or HSSC), which default:

(a)
is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);
(7)
failure by the Company or any Significant Subsidiary to pay final judgments (other than any judgment as to which a nationally recognized insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(8)
any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

(9)
the Company or any Significant Subsidiary (other than DDBS and/or HSSC) pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;

(10)
other than with respect to DDBS and/or HSSC, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or (iii) orders the liquidation of the Company or any Significant Subsidiary, and, in each case of the foregoing clauses (i) through (iii), the order or decree remains unstayed and in effect for 60 consecutive days;

(11)
in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by the EchoStar Exchange Notes Indenture and the applicable Security Documents or by reason of the termination of the EchoStar Exchange Notes Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to the EchoStar Exchange Notes Indenture or the Security Documents or

otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the EchoStar Exchange Notes; and
(12)
FCC Licenses that form part of the Collateral accounting for more than 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC as a result of the Company’s or the Guarantors’ failure to meet their respective buildout milestones with respect to such forfeited FCC Licenses.

In the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in clause (9) or (10) above, all outstanding EchoStar Exchange Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount then outstanding of the EchoStar Exchange Notes may declare all the EchoStar Exchange Notes to be due and payable immediately.
However, notwithstanding the foregoing, a Default under clause (4), (5), (6), (7) or (11) described above, will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding EchoStar Exchange Notes notify the Company of the Default and, with respect to clause (4), (5), (6), (7) or (11) such Default is not cured within the time specified in clause (4), (5), (6), (7) or (11) described above after receipt of such notice.
Subject to certain limitations, Holders of a majority in principal amount of the then outstanding EchoStar Exchange Notes issued under the EchoStar Exchange Notes Indenture may direct the Trustee in its exercise of any trust or power.
Subject to the provisions of the EchoStar Exchange Notes Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the EchoStar Exchange Notes Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. No Holder may pursue any remedy with respect to the EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes unless:
(1)
such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
Holders of at least 25% in aggregate principal amount of the then outstanding EchoStar Exchange Notes have requested the Trustee to pursue the remedy;

(3)
such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Holders of a majority in aggregate principal amount then outstanding of the EchoStar Exchange Notes, by notice to the Trustee, may on behalf of the Holders of all of the EchoStar Exchange Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the EchoStar Exchange Notes Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the EchoStar Exchange Notes.
The Company is required to deliver to the Trustee, in its capacity as trustee of the EchoStar Exchange Notes Indenture, annually a statement regarding compliance with the EchoStar Exchange Notes Indenture, and the Company is required upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.
If the EchoStar Exchange Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an Event of Default specified in clause (9) or (10) of the definition of “Event of

Default” (including the acceleration of any portion of the Indebtedness evidenced by the EchoStar Exchange Notes by operation of law), the amount that shall then be due and payable shall be equal to:
(a)
(A) 100% of the principal amount of the EchoStar Exchange Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration, or (B) the applicable redemption price in effect on the date of such acceleration, as applicable, plus
(b)
accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest to, but excluding, the date of such acceleration,

in each case as if such acceleration were an optional redemption of the EchoStar Exchange Notes so accelerated.
Notwithstanding the generality of the foregoing, if the EchoStar Exchange Notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default specified in clause (9) or (10) of the definition of “Event of Default” (including the acceleration of any portion of the Indebtedness evidenced by the EchoStar Exchange Notes by operation of law), the Applicable Premium or the amount by which the applicable redemption price exceeds the principal amount of the EchoStar Exchange Notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the EchoStar Exchange Notes shall also be due and payable as though the EchoStar Exchange Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the obligations with respect to the EchoStar Exchange Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof. If the Applicable Premium or the Redemption Price Premium, as applicable, becomes due and payable, it shall be deemed to be principal of the EchoStar Exchange Notes and interest shall accrue on the full principal amount of the EchoStar Exchange Notes (including the Applicable Premium or the Redemption Price Premium, as applicable) from and after the applicable triggering event. Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the EchoStar Exchange Notes, and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the EchoStar Exchange Notes or the EchoStar Exchange Notes Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE COMPANY AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the EchoStar Exchange Notes.
No Personal Liability of Directors, Owners, Employees, Incorporator and Stockholders
No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an EchoStar Exchange Note waives and releases all such liability to the extent permitted under applicable law. The waiver and release are part of the consideration for issuance of the EchoStar Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance
The Company may, at its option and at any time, elect to have all obligations discharged with respect to the EchoStar Exchange Notes and all obligations of the Guarantors discharged with respect to their Notes Guarantees (“Legal Defeasance”), except for:
(1)
the rights of Holders of outstanding EchoStar Exchange Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such EchoStar Exchange Notes when such payments are due from the trust referred to below;

(2)
the Company’s obligations with respect to the EchoStar Exchange Notes concerning issuing temporary EchoStar Exchange Notes, registration of EchoStar Exchange Notes, mutilated, destroyed, lost or stolen EchoStar Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trust, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the EchoStar Exchange Notes Indenture.

In addition, the Company may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the EchoStar Exchange Notes Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the EchoStar Exchange Notes. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the EchoStar Exchange Notes.
In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to the EchoStar Exchange Notes:
(1)
the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable United States Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the outstanding EchoStar Exchange Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(2)
in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the IRS a ruling or (b) since the date of the EchoStar Exchange Notes Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding EchoStar Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the EchoStar Exchange Notes Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)
the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

(7)
the Company shall have delivered to the Trustee an officers’ certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the EchoStar Exchange Notes have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next two paragraphs, the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees and the Security Documents may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding EchoStar Exchange Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, EchoStar Exchange Notes), and except as provided in the next two paragraphs, any existing Default or Event of Default or compliance with any provision of the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the EchoStar Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, EchoStar Exchange Notes).
Without the consent of each Holder affected, however, an amendment, supplement or waiver may not:
(1)
reduce the aggregate principal amount of EchoStar Exchange Notes whose Holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any EchoStar Exchange Note or reduce the premium payable upon the redemption of such EchoStar Exchange Note;

(3)
reduce the rate of or change the time for payment of interest on any EchoStar Exchange Note;

(4)
waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the EchoStar Exchange Notes (except a rescission of acceleration of the EchoStar Exchange Notes by the Holders of a majority in aggregate principal amount of the EchoStar Exchange Notes and a waiver of the Payment Default that resulted from such acceleration);

(5)
make any EchoStar Exchange Note payable in money other than that stated in such EchoStar Exchange Note;

(6)
make any change in the provisions of the EchoStar Exchange Notes Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the EchoStar Exchange Notes;

(7)
waive a redemption payment or mandatory redemption with respect to any EchoStar Exchange Note;

(8)
release any Guarantor from any of its obligations under its Notes Guarantee or the EchoStar Exchange Notes Indenture, except as set forth under the caption “— Notes Guarantees”;

(9)
subordinate, or have the effect of subordinating, the obligations under the EchoStar Exchange Notes to any other Indebtedness (including to other obligations under the EchoStar Exchange Notes pursuant to changes to any recovery waterfall or otherwise), or subordinate, or have the effect of subordinating, the Liens securing the obligations under the EchoStar Exchange Notes to Liens securing any other Indebtedness; or

(10)
make any change to clauses (1) through (9) above.

In addition, without the consent of Holders of at least 75% of the outstanding principal amount of the EchoStar Exchange Notes then outstanding, an amendment or a waiver may not (i) release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of the EchoStar Exchange Notes Indenture and the Security Documents, (ii) make any change in the provisions under “— Lien”, (iii) make any change in the provisions under “— Incurrence of Indebtedness”, or (iv) make any changes in the provisions under or related to “— Limitation on transactions with DDBS or HSSC.
Notwithstanding the foregoing, the Company, the Guarantors, the Trustee and the Collateral Agent, as the case may be, may amend or supplement the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents without the consent of any Holder:
(1)
cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated EchoStar Exchange Notes in addition to or in place of certificated EchoStar Exchange Notes;

(3)
to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(5)
to comply with requirements of the SEC in order to effect or maintain the qualification of the EchoStar Exchange Notes Indenture under the TIA;

(6)
to conform the text of the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents to any provision of this “Description of the EchoStar Exchange Notes” to the extent that such provision in this “Description of the EchoStar Exchange Notes” was intended to be a verbatim or substantially verbatim recitation of a provision thereof;

(7)
to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)
to allow any Guarantor to execute a supplemental indenture;

(9)
to make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by the EchoStar Exchange Notes Indenture, any Intercreditor Agreement or any of the Security Documents;

(10)
to release Notes Guarantees or any Collateral when permitted or required by the terms of the EchoStar Exchange Notes Indenture, any Intercreditor Agreement and the Security Documents;

(11)
to evidence and provide for the acceptance and appointment under the EchoStar Exchange Notes Indenture of successor trustees pursuant to the requirements thereof;

(12)
to secure any Notes Obligations under the Security Documents; or

(13)
to provide for the issuance of PIK Notes and additional notes in accordance with the limitations set forth in the EchoStar Exchange Notes Indenture.

Satisfaction and Discharge
The EchoStar Exchange Notes Indenture and the rights of the Trustee and the Holders under the Security Documents will be discharged and will cease to be of further effect as to all EchoStar Exchange Notes issued thereunder, when:
(1)
either:

(a)
all such EchoStar Exchange Notes that have been authenticated, except lost, stolen or destroyed EchoStar Exchange Notes that have been replaced or paid and EchoStar Exchange Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)
all such EchoStar Exchange Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the issuance of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the EchoStar Exchange Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)
no Default or Event of Default under the EchoStar Exchange Notes Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)
the Company or any Guarantor has paid or caused to be paid all sums payable by it with respect to the EchoStar Exchange Notes under the EchoStar Exchange Notes Indenture; and

(4)
the Company has delivered irrevocable written instructions to the Trustee under the EchoStar Exchange Notes Indenture to apply the deposited money toward the payment of the EchoStar Exchange Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the Trustee becomes a creditor of the Company or any Guarantor, the EchoStar Exchange Notes Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.
The Holders of a majority in principal amount of the then outstanding EchoStar Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The EchoStar Exchange Notes Indenture will provide that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs.
Governing Law
The EchoStar Exchange Notes Indenture will provide that it and the EchoStar Exchange Notes and the Notes Guarantees, and any claim, controversy or dispute arising under or related to the EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes, will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws provisions thereof) and may be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in the City of New York. The EchoStar Exchange Notes Indenture will provide that the Company and the Trustee, and each Holder of the EchoStar Exchange Notes by its acceptance thereof, will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, the EchoStar Exchange Notes, the EchoStar Exchange Notes or any transaction contemplated thereby.
Certain Definitions
Set forth below are certain defined terms used in the EchoStar Exchange Notes Indenture. Reference is made to the EchoStar Exchange Notes Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“700 MHz Licenses” means any FCC 700 MHz spectrum license held by the Company or any of the Company’s subsidiaries.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” or “controlled by”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Premium” means the greater of (A) 1.0% of the principal amount of the EchoStar Exchange Notes and (B) on any redemption date, the excess (to the extent positive) of: (a) the present value at such redemption date of (i) the redemption price of the EchoStar Exchange Notes at November 30, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “— Optional Redemption on or after November 30, 2026” (excluding accrued but unpaid (or not yet capitalized in the case of PIK Interest) interest, if any)), plus (ii) all required interest payments due on the EchoStar Exchange Notes to and including such date set forth in clause (i) (excluding accrued but unpaid (or not yet capitalized in the case of PIK Interest) interest, if any), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over (b) the outstanding principal amount of the EchoStar Exchange Notes. In each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.
“Applicable Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 30, 2026; provided, however, that if the period from the redemption date to November 30, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Appraised Value” means, as of any date of determination, the aggregate fair market value (without duplication) of the applicable assets on such date as certified in one or more written appraisals as of a date no more than 90 days prior to such, each conducted by an Independent Appraiser as determined pursuant to the final paragraph of this definition. Whenever there is a reference to “Appraised Value” or any ratio or basket that is dependent upon the determination of the “Appraised Value” in this EchoStar Exchange Notes Indenture, the fair market value of the applicable assets shall be determined pursuant to the methodology described in the succeeding paragraph.
The Company may, at any time, require an update to the Appraised Value of the applicable assets by delivering written notice to the Holders of its exercise of this option. Within 30 days following the date of such notice (the “Appraisal Notice Date”), the holders of a majority in the aggregate principal amount of the EchoStar Exchange Notes (the “Required Holders”), on the one hand, and the Company, on the other, shall each appoint an Independent Appraiser (each an “Initial Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 60 days of the Appraisal Notice Date. If (i) the variance in the aggregate Appraised Values of the Collateral as determined by each of the Initial Appraisers is such that the lesser of the two aggregate Appraised Values of the Collateral is at least 75% of the higher of the two aggregate Appraised Values of the Collateral, the Appraised Values of the

Collateral shall be the average of the two values determined by the Initial Appraisers; or (ii) if the foregoing clause (i) does not apply, either the Company or the Required Holders shall have the right to request the appointment of a third Independent Appraiser. In such case, the Initial Appraisers shall appoint another Independent Appraiser (the “Third Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 90 days of the Appraisal Notice Date, and the aggregate the Appraised Value of the Collateral shall be the average of the three values determined by the Initial Appraisers and the Third Appraiser. If (i) either the Required Holders or the Company shall fail to appoint an Independent Appraiser who delivers an updated Appraised Value of the Collateral within the deadline specified above, the aggregate Appraised Value of the Collateral shall be as determined by Independent Appraiser that has delivered an updated Appraised Value of the Collateral within such timeline and (ii) a Third Appraiser has not appointed and delivered an updated Appraised Value within the deadline specified above, the Appraised Value of the Collateral shall be as determined pursuant to clause (i) of the preceding sentence. Any appointment by the Required Holders referred to above shall be subject to the applicable provisions of the Indenture. By acceptance of their EchoStar Exchange Notes under the EchoStar Exchange Notes Indenture, the holders hereby agree that any of the deadlines set forth in this definition shall be automatically extended to the extent made necessary due to the failure of the Company to provide any information or cooperation reasonably requested by any applicable appraiser, and in the event of such extension no Indebtedness or Asset Sale requiring a determination of Appraised Value shall be made until the Appraised Value is determined in accordance with the foregoing, and no further action shall be necessary to effect such extension.
“Authorized Representative” means the agent or representative acting on behalf of holders of any First Lien Indebtedness or Second Lien Indebtedness, as applicable.
“AWS-3 Spectrum” means any FCC AWS-3 wireless spectrum license held by the Spectrum Assets Guarantors.
“AWS-4 Spectrum” means any FCC AWS-4 wireless spectrum license held by the Spectrum Assets Guarantors.
“Bankruptcy Code” means title 11, United States Code, 11 U.S.C. §§ 101 et seq. (as amended, modified, or supplemented from time to time).
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors, or affecting creditors’ rights generally.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(a)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(b)   with respect to a partnership, the Board of Directors of the general partner of the partnership;
(c)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(d)   with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York, New York.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.
“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within 12 months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.
“CBRS Licenses” means any FCC CBRS wireless spectrum license held by the Company or any of the Company’s subsidiaries.
“Change of Control” means: (a) any transaction or series of related transactions the result of which is that any Person (other than the Principal or a Related Party) individually owns more than 50% of the total Voting Stock of the Company, measured by voting power rather than the number of shares or more than 50% of the economic interests represented by the outstanding Capital Stock of the Company; (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of EchoStar and its Subsidiaries, taken as a whole, to any person; or (c) the establishment of one or more holding companies for the purpose of owning, directly or indirectly, a majority or more of the Capital Stock of the Company either by voting power or economic interest.
“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.
“Collateral” means (1) any Spectrum Assets held by the Spectrum Assets Guarantors and other assets owned by such Spectrum Assets Guarantors subject, or purported to be subject, from time to time, to a Lien under any Security Document and (2) the proceeds of any Spectrum Assets, (3) any Replacement Collateral, (4) any Equity Interests in any Spectrum Assets Guarantor held by an Equity Pledge Guarantor and all related assets owned by such Equity Pledge Guarantor subject, or purported to be subject to, a Lien under any Security Document and (5) any assets on which a Guarantor is required to grant a Lien pursuant to the covenant described under “Certain Covenants — Additional Guarantees and Collateral” or “Collateral Appraisal,” and any proceeds of the foregoing.
“Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of Indebtedness incurred by the Guarantors, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (ii) with respect to any Indebtedness in clause (i), the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount, after giving pro forma effect to (x) any Indebtedness that has been incurred by the Guarantors on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any Indebtedness of the Guarantors that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.
“DDBS” means collectively DISH DBS Corporation (or any successor in interest thereto) and its subsidiaries.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Disinterested Director” means a member of the Company’s Board of Directors who is not a director, officer or employee of the Company’s controlled Affiliates.
“EchoStar Exchange Notes” means the EchoStar Exchange Notes to be issued under the EchoStar Exchange Notes Indenture on the Issue Date.
“EchoStar Exchange Notes Documents” means the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees and the Security Documents.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Pledge Agreement” means the Equity Pledge Agreement dated as of the Issue Date, between the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller.
“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.
“FCC Licenses” means licenses, authorizations and permits for wireless terrestrial service, including without limitation commercial mobile service, issued from time to time by the FCC.
“First Lien Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of the EchoStar Exchange Notes, (ii) the aggregate outstanding principal amount of any other First Lien Indebtedness, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (iii) with respect to any Indebtedness in clauses (i) and (ii) the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount after giving pro forma effect to (x) any First Lien Indebtedness has been incurred on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any First Lien Indebtedness that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.
“First Lien Indebtedness” means, the EchoStar Exchange Notes, the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes and any Indebtedness incurred pursuant to clause (2) of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Incurrence of Indebtedness” for which the applicable Authorized Representative shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative.
“First Lien Intercreditor Agreement” means, a First Lien Intercreditor Agreement substantially in the form of an exhibit attached to the EchoStar Exchange Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of First Lien Obligations.
“First Lien LTV Ratio” means, on any date of determination, the ratio of (a) the First Lien Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, without duplication.
“First Lien Obligations” means any first priority obligations permitted to be incurred under the EchoStar Exchange Notes Indenture in respect of any First Lien Indebtedness.
“First Lien Representative” means an Authorized Representative for the holders of such First Lien Indebtedness.
“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination as in effect at any time and from time to time.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any liability.
“Guarantor” means any entity that executes a Notes Guarantee of the obligations of the Company under the EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes, and their respective successors and assigns.
“H Block Licenses” means any FCC H Block wireless spectrum license held by the Company or any of the Company’s subsidiaries.
“HSSC” means collectively Hughes Satellite Systems Corporation (or any successor in interest thereto) and its subsidiaries.
“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes (including, for the avoidance of doubt, any convertible notes), debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to finance leases), (iv) representing any hedging obligations, (v) in each case except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any disqualified stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any preferred equity interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.
“Independent Appraiser” means any Person that (a) is a firm of U.S. national or international standing engaged in the business of appraising FCC Licenses (as determined by the Company in good faith) or (b) if no such person described in clause (a) above is at such time generally providing appraisals of FCC Licenses (as determined by the Company in good faith) then, an independent investment banking firm of U.S. national or international standing qualified to perform such appraisal (as determined by the Company in good faith).
“Intercompany Loan” means an intercompany loan between the Company or any of the Guarantors and DDBS and/or HSSC, as applicable, as contemplated by clause (ii) under “— Limitation on Transactions with DDBS or HSSC.”
“Intercreditor Agreement” means a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement as the context requires.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Issue Date” means the first date on which any EchoStar Exchange Notes are issued under the EchoStar Exchange Notes Indenture.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).
“LTV Ratio” means, on any date of determination, the ratio of (a) the Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, plus any cash pledged as Collateral pursuant to “Collateral Appraisal.”

“MHz-POPs” means with respect to any FCC License the number of megahertz of wireless spectrum covered by such FCC License multiplied by the population in the geographic area covered by such FCC License.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.
“Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) received in respect of any Asset Sale pursuant to clause (1) of the first paragraph of the covenant described under the caption “— Asset Sales,” net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets; provided that Net Proceeds shall exclude Specified Net Proceeds.
“New Senior Spectrum Secured Convertible Notes” means the 3.875% Senior Secured Convertible Notes due 2030, issued by the Company on the Issue Date, together with any New Senior Spectrum Secured Convertible Notes issued after the Issue Date as PIK Notes under the New Senior Spectrum Secured Convertible Notes Indenture.
“New Senior Spectrum Secured Convertible Notes Indenture” means the indenture relating to the New Senior Spectrum Secured Convertible Notes.
“New Senior Spectrum Secured Notes” means the 10.75% Senior Secured Notes due 2029, to be issued by the Company on the Issue Date.
“New Senior Spectrum Secured Notes Indenture” means the indenture relating to the New Senior Spectrum Secured Notes.
“Notes Guarantee” means a guarantee by a Guarantor of the Company’s obligations under the EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes.
“Notes Obligations” means the Obligations in respect of the EchoStar Exchange Notes, the EchoStar Exchange Notes Indenture, the Notes Guarantees, the Security Documents and the other EchoStar Exchange Notes Documents.
“Obligations” means any principal, interest (including post-petition interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-petition interest, fees and expenses is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Permitted Asset Swap” means a transfer of Collateral by a Guarantor in exchange for, or other acquisition of, Spectrum Assets or Capital Stock of a Person that becomes a wholly owned Subsidiary of a Guarantor and the principal assets of which are Spectrum Assets and other assets reasonably necessary to maintain the ownership thereof (the “Replacement Collateral”); provided that (i) the Guarantor transferring such Collateral (the “Transferred Assets”) shall (x) subject to the further proviso below, acquire assets that constitute Replacement Collateral that have an Appraised Value at least equal to the Appraised Value of the Transferred Assets sold, transferred, or otherwise disposed of, (y) execute any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the EchoStar Exchange Notes Indenture and/or the Security Documents) to grant and perfect a first-priority Liens in such Replacement Collateral for the benefit of the Holders; and (ii) a Permitted Asset Swap of Collateral comprising Band 66 AWS-3 Spectrum shall only be made if the applicable Replacement Collateral comprises Band 66 AWS-3 Spectrum; provided, further, that (X) if the Appraised Value of Transferred Assets comprising Band 66 AWS-3 Spectrum is greater than the Appraised Value of the Replacement Collateral (a “Collateral Deficit”), the Company or another Guarantor may contribute Replacement Cash to the Guarantor receiving such Replacement Collateral (which, for the avoidance of doubt, will satisfy the requirements of clause (i)(x) above); and (Y) the aggregate Appraised Value of Transferred Assets that may be subject to Permitted Asset Swaps following the Issue Date shall not exceed $5.0 billion (with the value of such Collateral being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal” means Charles W. Ergen.
“Rating Agency” or “Rating Agencies” means:
(a)   S&P;
(b)   Moody’s; or
(c)   if S&P or Moody’s or both shall not make a rating of the EchoStar Exchange Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.
“Rating Decline” means the occurrence on any date beginning on the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, in the Company good-faith judgment, is expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control or abandonment of the applicable Change of Control transaction (which period shall be extended so long as the rating of the EchoStar Exchange Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the EchoStar Exchange Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or − for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the EchoStar Exchange Notes; provided that such Rating Agency has confirmed that such decrease of rating is a solely as a result of the Change of Control.
“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.
“Replacement Cash” means, with respect to any Asset Sale involving Band 66 AWS-3 Spectrum, an amount of cash and Cash Equivalents equal to the applicable Collateral Deficit.
“Required Amount” means, with respect to any Net Proceeds and Specified Net Proceeds, an amount equal to (x) the sum of (i) 37.5% of all Net Proceeds from Asset Sales consummated following the Issue Date and (ii) 75% of all Specified Net Proceeds from Asset Sales consummated following the Issue Date less (y) the aggregate amount of all Net Proceeds and Specified Net Proceeds previously applied in accordance with the second paragraph of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Asset Sales.”
“Retail Wireless Business” means the provision of prepaid and postpaid wireless communications, data and other services to subscribers, whether or not utilizing wireless spectrum licenses, including as a mobile virtual network operator.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. “SEC” means the United States Securities and Exchange Commission.
“Second Lien Indebtedness” means any Indebtedness incurred pursuant to clause (3) of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Incurrence of Indebtedness” for which the Authorized Representative shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative.
“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement substantially in the form of an exhibit attached to the EchoStar Exchange Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of Junior Lien Obligations (as defined in the Second Lien Intercreditor Agreement) having a Lien on the Collateral ranking junior to the Lien securing the obligations under the EchoStar Exchange Notes Indenture.

“Second Lien Representative” means an Authorized Representative for the Holders of Second Lien Indebtedness.
“Security Agreement” means the Security Agreement dated as of the Issue Date, among the Spectrum Assets Guarantors, the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.
“Security Documents” means the Equity Pledge Agreement, the Security Agreement, each Intercreditor Agreement, and all other pledge agreements, security agreements, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders in any or all of the Collateral.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of the EchoStar Exchange Notes Indenture.
“Specified Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) on account of, or in respect of, Asset Sale of any Collateral comprising AWS-3 Spectrum pursuant to clause (1) of the first paragraph of the covenant described under the caption “— Asset Sales”, net of the direct costs relating to such Asset Sale of AWS-3 Spectrum (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions) and any reserve for adjustment in respect of the sale price of such asset or assets.
“Spectrum Assets” means any (i) FCC Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum, including the proceeds for Band 66 and Band 70 of AWS-3 Spectrum and AWS-4 Spectrum held by the Spectrum Assets Guarantors and (ii) the proceeds thereof, in each case until any such FCC License no longer constitutes Collateral pursuant to the provisions of the EchoStar Exchange Notes Indenture and the Security Documents.
“Spectrum Joint Venture” means bona fide joint venture between Company and/or the Guarantors with an unaffiliated third party; provided however that the Principal, any Related Party and any employees or management of the Company or any of its Subsidiaries shall not hold any direct or indirect Equity Interest in such Spectrum Joint Venture other than indirectly through their ownership of Equity Interests of the Company.
“Spectrum Value Debt Cap” means $13.0 billion; provided that following the date that is two years after the Issue Date, the Company may, at its option, update the aggregate Appraised Value of the Collateral pursuant to the definition of “Appraised Value,” and, thereafter, “Spectrum Value Debt Cap” shall mean the lesser of (x) the greater of (i) the updated aggregate Appraised Value of the Collateral multiplied by 0.375 and (ii) $13.0 billion, and (y) $15.0 billion.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); provided notwithstanding anything to the contrary herein, any Guarantor shall in all events be deemed a Subsidiary of the Company hereunder.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such person.

DESCRIPTION OF THE ECHOSTAR CONVERTIBLE NOTES
You can find the definitions of certain of the capitalized terms used in this description under the subheading “— Certain Definitions.” In this description, the terms the “Company,” “we,” and “our” refer only to EchoStar Corporation and not to any of its subsidiaries.
The EchoStar Senior Spectrum Secured Convertible Notes (the “EchoStar Convertible Notes”) will be issued under an indenture to be dated as of the Issue Date (the “EchoStar Convertible Notes Indenture”) among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Collateral Agent”). On the Issue Date, the Company also expects to issue $30 million in aggregate principal amount of EchoStar Senior Spectrum Secured Convertible Notes for cash in a separate offering and, unless the context requires otherwise, references to “EchoStar Convertible Notes” for all purposes of the EchoStar Convertible Notes Indenture and this “Description of the EchoStar Convertible Notes” shall include such notes issued in the separate offering. The terms of the EchoStar Convertible Notes will include those stated in the EchoStar Convertible Notes Indenture and those made part of the EchoStar Convertible Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The EchoStar Convertible Notes will be unsecured obligations of the Company. The Notes Guarantees will be secured by the collateral described below under the caption “— Security.”
The following description is a summary of the material provisions of the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes and the Security Documents. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of those agreements. We urge you to read those agreements because they, and not this description, define your rights as a holder of the EchoStar Convertible Notes. We have filed copies of the EchoStar Convertible Notes Indenture as an exhibit to the registration statement which includes this prospectus.
The registered holder of an EchoStar Convertible Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the EchoStar Convertible Notes Indenture.
Principal, Maturity and Interest
The Company will issue EchoStar Convertible Notes on the Issue Date pursuant to the exchange offers. The Company may issue additional EchoStar Convertible Notes under the EchoStar Convertible Notes Indenture from time to time, subject to the limitations set forth under “— Certain Covenants — Incurrence of Indebtedness” and “— Certain Covenants — Liens.” In addition, in connection with the payment of PIK Interest (as defined below), the Company is entitled, without the consent of the Holders, to increase the outstanding principal amount of the EchoStar Convertible Notes or to issue additional EchoStar Convertible Notes (the “PIK Notes”) under the EchoStar Convertible Notes Indenture having the same terms and conditions as the EchoStar Convertible Notes, as set forth below.
The EchoStar Convertible Notes offered hereby, any additional EchoStar Convertible Notes subsequently issued under the EchoStar Convertible Notes Indenture and any PIK Notes will be secured equally and ratably by a first-priority Lien on the Collateral, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement, and will be treated as a single class for all purposes under the EchoStar Convertible Notes Indenture and the Security Documents, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if additional EchoStar Convertible Notes are not fungible with the EchoStar Convertible Notes issued hereby for U.S. federal income tax purposes in the reasonable judgment of the Company, the additional EchoStar Convertible Notes will be issued with a separate CUSIP, ISIN code or common code, as applicable, from the EchoStar Convertible Notes issued hereby.
Unless the context requires otherwise, references to “EchoStar Convertible Notes” for all purposes of the EchoStar Convertible Notes Indenture and this “Description of the EchoStar Convertible Notes” include any additional EchoStar Convertible Notes and any PIK Notes that are actually issued and references to “principal amount” of any note include any increase in the principal amount of that note as a result of a PIK Payment.
The EchoStar Convertible Notes will mature on November 30, 2030.

Interest on the EchoStar Convertible Notes will accrue at a rate of 3.875% per annum and will be payable semiannually in arrears on May 30 and November 30 of each year, commencing May 30, 2025, or if any such day is not a Business Day on the next succeeding Business Day, to Holders of record on the immediately preceding May 15 and November 15, respectively.
Interest for the first four interest payment periods beginning on the Issue Date shall, at the Company’s option, be paid either by (a) increasing the principal amount of the outstanding EchoStar Convertible Notes or, if the EchoStar Convertible Notes are no longer held in global form, by issuing PIK Notes under the EchoStar Convertible Notes Indenture with the same terms and conditions as the outstanding EchoStar Convertible Notes, at a rate of 3.875% per annum (in each case, “PIK Interest” and any payment of PIK Interest, a “PIK Payment”); provided that no PIK Interest may be paid for any interest period if the payment of interest on the EchoStar Exchange Notes or any debt incurred under clauses (2) and (3) of the covenant set forth under the caption “— Certain Covenants — Incurrence of Indebtedness” during such period is made in cash, or (b) paying the interest in cash at a rate of 3.875% per annum. Interest from and including the fifth interest payment period (which will be payable on May 30, 2027) and, thereafter, shall be payable solely in cash at a rate of 3.875% per annum. Interest on the EchoStar Convertible Notes will accrue from the most recent date to which interest has been paid (or capitalized, as applicable) or, if no interest has been paid (or capitalized, as applicable), from the Issue Date and will be computed on the basis of a 360-day year of twelve 30-day months.
PIK Interest on the EchoStar Convertible Notes will be payable (x) with respect to EchoStar Convertible Notes represented by one or more global notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding global notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and (y) with respect to EchoStar Convertible Notes represented by certificated notes, by issuing EchoStar Convertible Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the written direction of the Company, authenticate and deliver such EchoStar Convertible Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding global notes as a result of a PIK Payment, the global notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any EchoStar Convertible Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes will mature on November 30, 2030 and will be governed by, and subject to the terms, provisions and conditions of, the EchoStar Convertible Notes Indenture and shall have the same rights and benefits as the EchoStar Convertible Notes issued on the Issue Date. Any certificated EchoStar Convertible Notes will be issued with the description “PIK” on the face of such PIK Notes, and references to the “principal amount” of the EchoStar Convertible Notes shall include any increase in the principal amount of the outstanding EchoStar Convertible Notes as a result of any PIK Payment. Notwithstanding anything in this “Description of the EchoStar Convertible Notes” to the contrary, the payment of accrued interest (including interest that would be PIK Interest when paid) in connection with any redemption or repurchase of EchoStar Convertible Notes as described under “— Optional Redemption” and “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” shall be made solely in cash. PIK Interest on the EchoStar Convertible Notes will be paid in denominations of $1.00 and integral multiples of $1.00 in excess thereof.
Except as set forth herein and other than increases in the principal amount of EchoStar Convertible Notes in respect of PIK Interest, the EchoStar Convertible Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof.
Principal, interest and premium, if any, on the EchoStar Convertible Notes will be payable at the Company’s office or agency maintained for such purpose or, at the Company’s option, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders thereof. Until otherwise designated by us, the Company’s office or agency will be the office of the Trustee maintained for such purpose.
General
Subject to satisfaction of certain conditions and during the periods described below, the EchoStar Convertible Notes may be converted at an initial conversion rate of                 shares of Class A

Common Stock per $1,000 principal amount of EchoStar Convertible Notes (equivalent to an initial conversion price representing a 35% premium to the Initial VWAP per share of Class A Common Stock). The “Initial VWAP” means the arithmetic mean of (i) the volume-weighted average price per share for the period from and including September 9, 2024 to and including September 27, 2024 and (ii) the volume-weighted average price per share for the period from and including September 30, 2024 to and including October 18, 2024, in each case as displayed in the calculation window of the Bloomberg “Price and Volume Dashboard” under the column header “VWAP”, when using the “Form-T Trade Excluded” calculation methodology for “SATS US Equity.” Such calculation shall be in respect of the period from 9:30 a.m. Eastern Time until 4:00 p.m. Eastern Time on each of the business days in the period. For the avoidance of doubt, the Initial VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. The conversion rate is subject to adjustment if certain events occur.
We will settle conversions of EchoStar Convertible Notes by paying or delivering, as the case may be, cash, shares of our Class A Common Stock or a combination of cash and shares of our Class A Common Stock, at our election, as described under “— Conversion Rights — Settlement upon conversion.” You will not receive any separate cash payment for accrued and unpaid interest, if any, to the conversion date except under the limited circumstances described below.
EchoStar Convertible Notes and Notes Guarantees
The EchoStar Convertible Notes will be jointly and severally guaranteed on a senior secured basis by the Company’s Subsidiaries that on or after the Issue Date: (1) hold any Spectrum Assets (each, a “Spectrum Assets Guarantor”) or (2) directly own any Equity Interests in any Spectrum Assets Guarantor (each, an “Equity Pledge Guarantor” and, together with each Spectrum Assets Guarantor, the “Guarantors”). As of the Issue Date, (a) Northstar Wireless, LLC, SNR Wireless LicenseCo, LLC, DBSD Corporation and Gamma Acquisition L.L.C. will be Spectrum Assets Guarantors (the “Initial Spectrum Assets Guarantors”) and (b) Northstar Spectrum, LLC, SNR Wireless HoldCo, LLC, DBSD Services Limited and Gamma Acquisition HoldCo, L.L.C. will be the Equity Pledge Guarantors (the “Initial Equity Pledge Guarantors”).
The Company will not pledge any of its assets to secure the EchoStar Convertible Notes.
The obligations of each Guarantor under its Notes Guarantee will be limited as necessary to prevent such Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors — Risks Related to each series of the EchoStar Notes and the Collateral — Each series of EchoStar Notes and the guarantees of the EchoStar Notes by EchoStar’s subsidiaries (and the related security interests for the guarantees) may be subject to challenge.”
A Notes Guarantee of a Guarantor will be discharged and released upon the delivery to the Trustee and Collateral Agent of an officer’s certificate that one of the following has occurred, and an opinion of counsel that all conditions to such release under the terms of the EchoStar Convertible Notes Indenture have been satisfied:
(1)
with respect to a Spectrum Assets Guarantor and any Equity Pledge Guarantor that holds the Equity Interests of such Spectrum Assets Guarantor, upon the sale or other disposition of all of the Equity Interests of such Spectrum Assets Guarantor or all or substantially all of the assets of such Spectrum Assets Guarantor (including by way of merger or consolidation) to a (a) Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case, if such sale or disposition does not violate the provisions set forth under the caption “— Asset Sales” or the provision set forth under the caption “Merger, Consolidation or Sale of Assets”, as applicable;

(2)
upon payment in full of the EchoStar Convertible Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and payment and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Convertible Notes Documents;

(3)
upon satisfaction and discharge of the EchoStar Convertible Notes Indenture as set forth under the caption “— Satisfaction and Discharge”; or

(4)
as set forth under the caption “— Amendment, Supplement and Waiver.”

Upon any release of a Guarantor from its Notes Guarantee, such Guarantor will be automatically and unconditionally released from its obligations under the Security Documents. Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (1) shall not be permitted while any Default or Event of Default has occurred and is continuing.
Ranking
The EchoStar Convertible Notes will be:
•
general unsecured obligations of the Company;

•
pari passu in right of payment, without giving effect to collateral arrangements, with the Company’s other existing and future senior Indebtedness, including the New Senior Spectrum Secured Notes and the EchoStar Exchange Notes;

•
effectively subordinated to the Company’s existing and future secured Indebtedness to the extent of the value of any collateral securing such Indebtedness;

•
senior in right of payment to any of the Company’s existing and future Indebtedness that is expressly subordinated in right of payment to the EchoStar Convertible Notes;

•
unconditionally guaranteed by each Guarantor; and

•
structurally subordinated to the indebtedness of the Company’s Subsidiaries which are not Guarantors.

The Notes Guarantee of each Spectrum Assets Guarantor will be:
•
a general secured obligation of such Spectrum Assets Guarantor;

•
secured equally and ratably with the New Senior Spectrum Secured Notes and the EchoStar Exchange Notes on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement by the Collateral;

•
effectively senior, to the extent of the value of any Collateral owned by such Spectrum Assets Guarantor, to such Spectrum Assets Guarantor’s existing and future Second Lien Indebtedness (subject to any Second Lien Intercreditor Agreement) and unsecured Indebtedness;

•
pari passu in right of payment with such Spectrum Assets Guarantor’s other existing and future senior Indebtedness, including their guarantees of the New Senior Spectrum Secured Notes and the EchoStar Exchange Notes; and

•
senior in right of payment to any of such Spectrum Assets Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Spectrum Assets Guarantor’s Notes Guarantee.

The Notes Guarantee of each Equity Pledge Guarantor will be:
•
a general secured obligation of such Equity Pledge Guarantor;

•
secured equally and ratably with the New Senior Spectrum Secured Notes and the EchoStar Exchange Notes on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement by the Collateral;

•
effectively senior, to the extent of the value of any Collateral owned by such Equity Pledge Guarantor, to such Equity Pledge Guarantor’s existing and future Second Lien Indebtedness (subject to any Second Lien Intercreditor Agreement) and unsecured Indebtedness;

•
pari passu in right of payment, without giving effect to collateral arrangements, with such Equity Pledge Guarantor’s other existing and future senior Indebtedness, including their guarantees of the New Senior Spectrum Secured Notes and the EchoStar Exchange Notes; and

•
senior in right of payment to any of such Equity Pledge Guarantor’s existing and future Indebtedness that is expressly subordinated in right of payment to such Equity Pledge Guarantor’s Notes Guarantee.

The EchoStar Convertible Notes Indenture will permit the Guarantors to incur certain Indebtedness in the future, including Indebtedness that may be equally and ratably secured by a first-priority Lien on the Collateral. In addition, the EchoStar Convertible Notes Indenture will not prohibit the Company from incurring Indebtedness in the future, including secured Indebtedness, and will not prohibit the Company’s Subsidiaries that are not Guarantors from incurring additional Indebtedness in the future. See “Risk Factors — Risks Related to each series of EchoStar Notes and the Collateral — We have substantial debt outstanding and may incur additional debt” and “Risk Factors — Risks Related to each series of EchoStar Notes and the Collateral — The EchoStar Indenture contains limited restrictions on our ability to take actions and operate its business and will only provide limited protection against actions we may take that could adversely impact your investment in the EchoStar Notes.”
Security
(1) The Notes Guarantee of each Spectrum Assets Guarantor will be secured equally and ratably on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement entered into with respect to the New Senior Spectrum Secured Notes, the EchoStar Exchange Notes and any other First Lien Obligations of such Spectrum Assets Guarantor, with all other First Lien Obligations of such Spectrum Assets Guarantor, by a Lien, to the extent permitted by law, on the Spectrum Assets and any proceeds thereof, subject to certain exceptions, and (2) the Notes Guarantee of each Equity Pledge Guarantor will be secured equally and ratably on a first-priority basis, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement entered into with respect to the New Senior Spectrum Secured Notes, the EchoStar Exchange Notes and any other First Lien Obligations of such Equity Pledge Guarantor, with all other First Lien Obligations of such Equity Pledge Guarantor, by a Lien, to the extent permitted by law, on any Equity Interest held by such Equity Pledge Guarantor in any Spectrum Assets Guarantor, and any proceeds thereof, subject to certain exceptions; provided that unless otherwise pledged by the Guarantors in accordance with the terms of the EchoStar Convertible Notes Indenture, the Collateral will not include H Block Licenses, 700 MHz Licenses and CBRS Licenses.
The New Senior Spectrum Secured Notes and the EchoStar Exchange Notes will also be secured by first-priority security interests over the Collateral, subject to permitted liens, certain exceptions and the First Lien Intercreditor Agreement. On the Issue Date, the Trustee and the Collateral Agent will enter into the First Lien Intercreditor Agreement which sets forth the terms of the relationship among the EchoStar Convertible Notes, the New Senior Spectrum Secured Notes, the EchoStar Exchange Notes and any other First Lien Obligations incurred after the Issue Date.
As of the Issue Date, (a) the only material assets of the Initial Spectrum Assets Guarantors will be Spectrum Assets and (b) the only material assets of the Initial Equity Pledge Guarantors will be Equity Interests in the Initial Spectrum Assets Guarantors.
The Collateral will be pledged pursuant to the Equity Pledge Agreement, the Security Agreement and any other grants or transfers for security executed and delivered to the Collateral Agent creating a Lien in favor of the Collateral Agent from time to time for the benefit of the Trustee and the Holders.
By their acceptance of the EchoStar Convertible Notes, Holders will be deemed to have (i) authorized and instructed the Collateral Agent to enter into the applicable Intercreditor Agreements on behalf of the Trustee and the Holders to the extent permitted by the EchoStar Convertible Notes Indenture and the other Security Documents, (ii) agreed to be bound thereby upon execution thereof by the Collateral Agent, and (iii) authorized the Collateral Agent to enter into any such applicable Intercreditor Agreements upon having received instruction from the Company to do so (other than the First Lien Intercreditor Agreement which will be entered into on the Issue Date).
So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Equity Interest pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon. The Security Documents will, however, generally require any Equity Interest constituting Collateral be delivered to the Collateral Agent (or its bailee under the First Lien Intercreditor Agreement and solely to the extent any such Equity Interest is certificated) subject to certain exceptions agreed to in the Security Documents. Except as set forth under “— Collateral Appraisal” below, the Security Documents will not require any Person to obtain control agreements on deposit accounts, securities accounts or collateral accounts in favor of the Collateral Agent or to deliver landlord lien waivers, estoppels or collateral access letters and, except to the extent a security interest can be perfected by filing a UCC-1, the Security Documents will not require any pledge any of assets specifically requiring perfection through control, control agreements or other control arrangements (other than delivery of certificated Equity Interest to the extent required above and the taking of such actions required under “— Collateral Appraisal” below). Notwithstanding anything to the contrary in the Security Documents, no Guarantor shall be required to perfect the security interests granted pursuant to such Security Documents by any means other than by (i) delivery of possessory Collateral (together with instruments of transfer or assignment in blank) to the Collateral Agent (or its bailee) (to the extent required under the Security Documents), (ii) filings pursuant to the applicable Uniform Commercial Code of the relevant jurisdiction and, solely with respect to any Guarantor organized under the laws of any non-U.S. jurisdiction, any other filings to the extent required by applicable law and (iii) actions required under “— Collateral Appraisal” below. Except as set forth in the immediately preceding sentence, no additional actions shall be required under the Security Documents with respect to any assets that are located outside of the United States or assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets. Moreover, the Security Documents will not contain any requirement to execute any security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction.
Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law and subject to the provisions of any applicable Intercreditor Agreement and the Security Documents (including notice requirements set forth in the Security Documents):
(1)
all of the rights of the Guarantors to exercise voting or other consensual rights with respect to all Equity Interest included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights in accordance with direction from the Holders; and

(2)
the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents.

The Security Documents will provide that, if an Event of Default has occurred and is continuing, the Collateral Agent will only be permitted, subject to applicable law and to any Intercreditor Agreement, to exercise remedies and sell the Collateral at the direction of the Authorized Representative of the series of the First Lien Obligations that constitute the largest outstanding aggregate principal amount of any then outstanding series of First Lien Obligations with respect to the Collateral.
The Security Documents will include limitations on the Collateral Agent taking actions with respect to the Spectrum Assets to the extent prior FCC approval is required pursuant to communications law and will include other similar limitations, including requiring that, without first obtaining the approval of the FCC, no actions will be taken that would constitute or result in any assignment of a Spectrum Asset or any change of control of any Guarantor if such assignment or change of control would require the approval of the FCC under applicable law (including FCC rules and regulations).
Release of Collateral
The Liens on the Collateral securing the Notes Guarantees will be released upon the delivery to the Trustee and Collateral Agent of an officer’s certificate that one of the following has occurred, and an opinion of counsel that all conditions to such release under the terms of the EchoStar Convertible Notes Indenture have been satisfied:
(1)
in whole, upon:

(a)
payment in full of the EchoStar Convertible Notes together with accrued and unpaid (or not yet capitalized in the case of PIK interest) interest thereon and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Convertible Notes Documents; or
(b)
upon satisfaction and discharge of the EchoStar Convertible Notes Indenture as set forth under the caption “— Satisfaction and Discharge”;

(2)
with respect to the property and assets of any Guarantor constituting Collateral, upon the release of such Guarantor from its Notes Guarantee in accordance with the terms of the EchoStar Convertible Notes Indenture;

(3)
as to any Collateral that is sold, assigned, transferred, conveyed or otherwise disposed of to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case in a transaction that at the time of such sale or disposition does not violate the provisions set forth under the caption “— Asset Sales” or “— Merger, Consolidation or Sale of Assets”, as applicable;

(4)
in whole or in part, with the consent of Holders of the requisite aggregate principal amount of EchoStar Convertible Notes set forth under the caption “— Amendment, Supplement and Waiver”; or

(5)
if and to the extent required by the Intercreditor Agreement.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (3) shall not be permitted while any Default or Event of Default has occurred and is continuing. Any request to the Trustee and Collateral Agent to release Collateral shall be accompanied by an opinion of counsel and officer’s certificate stating that such release complies with the EchoStar Convertible Notes Indenture.
The Company will comply with TIA §314(a)(1).
To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected. Notwithstanding anything to the contrary in this paragraph, neither the Company nor the Guarantors will be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable the released Collateral.
Purchase and Cancellation
We will cause all EchoStar Convertible Notes surrendered for payment, repurchase (including as described below, but excluding EchoStar Convertible Notes repurchased pursuant to cash-settled swaps or other derivatives), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the Trustee for cancellation, and they will no longer be considered “outstanding” under the EchoStar Convertible Notes Indenture upon their payment, repurchase, redemption, registration of transfer or exchange or conversion. All EchoStar Convertible Notes delivered to the Trustee for cancellation shall be cancelled promptly by the Trustee. No EchoStar Convertible Notes shall be authenticated in exchange for any EchoStar Convertible Notes cancelled, except as provided in the EchoStar Convertible Notes Indenture.
We may, to the extent permitted by law, directly or indirectly (regardless of whether such EchoStar Convertible Notes are surrendered to us), repurchase EchoStar Convertible Notes in the open market or otherwise, whether by us or our subsidiaries or through private or public tenders or exchange offers or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the prior written notice to or consent of the Holders of the EchoStar Convertible Notes.

Payments on the Notes; Paying Agent, Conversion Agent and Registrar; Transfer and Exchange
We will pay or cause the paying agent to pay the principal of, and interest on, EchoStar Convertible Notes, to the extent interest is paid in cash, in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global Note.
We will pay or cause the paying agent to pay the principal of any certificated EchoStar Convertible Notes, to the extent interest is paid in cash, at the office or agency designated by us for that purpose. We have initially designated the Trustee as our paying agent, conversion agent and registrar and its corporate trust office as a place where EchoStar Convertible Notes may be presented for payment, for registration of transfer or for exchange and conversion. We may, however, change the paying agent, conversion agent or registrar without prior notice to the Holders of the EchoStar Convertible Notes, and we may act as paying agent or registrar.
Cash interest on certificated EchoStar Convertible Notes will be payable to:
•
Holders of certificated EchoStar Convertible Notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these EchoStar Convertible Notes; and

•
Holders of certificated EchoStar Convertible Notes having an aggregate principal amount of more than $1,000,000, either by check mailed to each Holder or, upon application by such a Holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided us, the Trustee or the paying agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the registrar to the contrary.

A Holder of certificated EchoStar Convertible Notes may transfer or exchange EchoStar Convertible Notes at the office of the registrar in accordance with the EchoStar Convertible Notes Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the Trustee or the registrar for any registration of transfer or exchange of EchoStar Convertible Notes, but we or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the EchoStar Convertible Notes Indenture. We are not required to transfer or exchange any EchoStar Convertible Notes surrendered for conversion or required repurchase. A Holder of a beneficial interest in an EchoStar Convertible Note in global form may transfer or exchange such beneficial interest in accordance with the EchoStar Convertible Notes Indenture and the applicable procedures of DTC.
Optional Redemption
No “sinking fund” is provided for the EchoStar Convertible Notes, which means that we are not required to redeem or retire the EchoStar Convertible Notes periodically.
Prior to November 30, 2027, the EchoStar Convertible Notes will not be redeemable.
On or after November 30, 2027, and on or before the 46th scheduled trading day immediately before the maturity date, we may redeem for cash all or part of the EchoStar Convertible Notes (subject to the partial redemption limitation set forth below), at our option, if the last reported sale price of our Class A Common Stock has been at least 130% of the conversion price then in effect (as described in “— Conversion Rights — General” and “— Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption” below) for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 50 nor more than 60 scheduled trading days’ notice before the redemption date to the Trustee, the conversion agent (if other than the Trustee), the paying agent and each Holder of EchoStar Convertible Notes, and the redemption price will be equal to 100% of the principal amount of the EchoStar Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the EchoStar Convertible Notes to be redeemed), subject to the conversion rights described in the following paragraph. The redemption date must be a business day.
With respect to any EchoStar Convertible Notes called for redemption (or deemed called for redemption in the circumstances described under “— Conversion Rights — Conversion upon notice of redemption” below) that are converted during the related redemption period as described under “— Conversion Rights — General,” we will increase the conversion rate for the EchoStar Convertible Notes so surrendered for conversion by a number of additional shares of Class A Common Stock as described under “— Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption.”
If we elect to redeem fewer than all of the outstanding EchoStar Convertible Notes, at least $300 million aggregate principal amount of EchoStar Convertible Notes must be outstanding and not subject to redemption as of the relevant redemption notice date (such requirement, the “partial redemption limitation”). If we decide to redeem fewer than all of the outstanding EchoStar Convertible Notes, the EchoStar Convertible Notes to be redeemed will be selected according to DTC’s applicable procedures, in the case of EchoStar Convertible Notes represented by a global note, or, in the case of EchoStar Convertible Notes in certificated form, the Trustee will select the EchoStar Convertible Notes to be redeemed (in principal amounts of $1,000 (or $1.00 if PIK Interest has been paid) or integral multiples of 1.00 in excess thereof) on a pro rata basis.
If the Trustee (or DTC, with respect to global notes) selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.
In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
No EchoStar Convertible Notes may be redeemed if the principal amount of the EchoStar Convertible Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such EchoStar Convertible Notes).
Collateral Appraisal
EchoStar shall obtain an initial appraisal of the Collateral (the “Initial Appraisal”) pursuant to the definition of the “Appraised Value” and deliver that Initial Appraisal to the Trustee within 60 days of the Issue Date.
If, following the Issue Date, FCC Licenses that form part of the Collateral accounting for up to 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC, on any date, as a result of the Company’s failure to meet its buildout milestones with respect to such forfeited FCC Licenses (such date, the “Forfeiture Date”), the Company within 60 days of such Forfeiture Date shall obtain a written appraisal (the “Forfeiture Appraisal”) of the Collateral pursuant to the definition of the “Appraised Value” and shall deliver a certificate to the Trustee stating that the LTV Ratio as of the date of the appraisal that does not exceed 0.375 to 1.00 (the “First Certificate”); provided that if such LTV Ratio exceeds 0.375 to 1.00, and therefore, the foregoing First Certificate cannot be delivered, then within 60 days receipt by the Company of the Forfeiture Appraisal and subject to the First Lien Intercreditor Agreement and the Security Documents, the Company shall: (i) add additional Spectrum Asset Guarantors and/or pledge (or cause to be pledged) cash (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the EchoStar Convertible Notes pursuant to a customary account control agreement that will provide, among other things, the cash in such account shall not be invested and need not accrue any interest) or additional Collateral to secure the EchoStar Convertible Notes and (ii) provide a certificate to the Trustee stating that, after giving effect to such joinders, the LTV Ratio is not greater than 0.375 to 1.00 (the “Second Certificate”). The Company will make, upon request, available for inspection by the Holders any applicable appraisals from an Independent Appraiser conducted pursuant to the definition of the “Appraised Value” with respect to such additional Collateral; provided that, solely for purposes of this clause (ii), the Company shall not be required to obtain an updated appraisal with respect to the Collateral appraised in the Forfeiture Appraisal.
Neither the Trustee nor the Collateral Agent have any (or shall have any) knowledge whatsoever of whether or when any forfeiture event or Forfeiture Date has occurred; nor will either the Trustee or Collateral Agent have any knowledge of whether or when a Special Partial Mandatory Redemption Event has occurred, and shall have no responsibility for making any such determinations. In the event the Trustee receives a First Certificate and/or Second Certificate, it shall: (i) have no duty or obligation to monitor or determine whether such First Certificate or Second Certificate satisfies the Company’s obligations in any manner whatsoever, including, but not limited to, the sufficiency of the certificate contents or the compliance by the Company with any deadline or timing stricture contemplated above; and (ii) have no duty or obligation to send any First Certificate or Second Certificate received by it to the Holders or otherwise notify the Holders that it has received no such certificates. However, should the Company deliver a First Certificate or Second Certificate, it shall notify the Holders that it has delivered a First Certificate or a Second Certificate to the Trustee and shall thereafter make such certificates available for inspection by the Holders. Neither the Trustee nor the Collateral Agent shall have any duty to determine the sufficiency of any additional Collateral added or pledged pursuant hereto or be charged with knowledge of the contents of, or have any responsibility in connection with, any appraisal referred to above.
Conversion Rights
General
Prior to the close of business on the business day immediately preceding May 30, 2030, the EchoStar Convertible Notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “— Conversion upon satisfaction of sale price condition,” “— Conversion upon satisfaction of trading price condition,” and “— Conversion upon specified corporate events.” On or after May 30, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, Holders may convert all or any portion of their EchoStar Convertible Notes at the conversion rate at any time. A Holder may convert fewer than all of such Holder’s EchoStar Convertible Notes so long as the EchoStar Convertible Notes converted are $1,000 principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof.
The conversion rate will initially be                 shares of Class A Common Stock per $1,000 principal amount of EchoStar Convertible Notes (equivalent to an initial conversion price representing a 35% premium to the Initial VWAP per share of Class A Common Stock). The conversion rate is subject to adjustment if certain events occur. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.
Upon conversion of a Note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our Class A Common Stock or a combination of cash and shares of our Class A Common Stock, at our election, all as set forth below under “— Settlement upon conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our Class A Common Stock, the amount of cash and shares of Class A Common Stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each VWAP trading day in a 45 VWAP trading day observation period (as defined below under “— Settlement upon conversion”).
The Trustee will initially act as the conversion agent.
If we call the EchoStar Convertible Notes for redemption, a Holder of EchoStar Convertible Notes called for redemption (or deemed to be called for redemption) may convert all or any portion of its EchoStar Convertible Notes called (or deemed to be called) for redemption only until the close of business on the second scheduled trading day immediately preceding the redemption date unless we fail to pay the redemption price (in which case the Holders EchoStar Convertible Notes called (or deemed to be called) for redemption may convert such EchoStar Convertible Notes until the redemption price has been paid or duly provided for). If a Holder elects to convert EchoStar Convertible Notes called (or deemed called) for redemption from, and including, the date of the notice of redemption with respect to such EchoStar Convertible Notes until the close of business on the second scheduled trading day immediately preceding the related redemption date (any such period, a “redemption period”), we will increase the conversion rate for such EchoStar Convertible Notes as described under “— Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption.” Accordingly, if we elect to redeem less than all of the outstanding EchoStar Convertible Notes as described under “— Optional Redemption,” Holders of the EchoStar Convertible Notes not called (or not deemed called) for redemption will not be entitled to an increased conversion rate for conversions of such EchoStar Convertible Notes (on account of the notice of redemption) from, and including, the redemption notice date until the close of business on the second scheduled trading day immediately preceding the redemption date, except in the limited circumstances set forth in the second paragraph under “— Conversion Rights — Conversion upon notice of redemption.”
Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. Our payment and delivery, as the case may be, to you of the cash, shares of our Class A Common Stock or a combination thereof, as the case may be, issuable upon conversion will be deemed to satisfy in full our obligation to pay:
•
the principal amount of the Note; and

•
accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of EchoStar Convertible Notes into a combination of cash and shares of our Class A Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
Notwithstanding the immediately preceding two paragraphs, if EchoStar Convertible Notes are converted after the close of business on a regular record date for the payment of interest but prior to the open of business on the immediately following interest payment date, Holders of such EchoStar Convertible Notes at the close of business on such regular record date will receive the full amount of interest payable on such EchoStar Convertible Notes on the corresponding interest payment date notwithstanding the conversion. EchoStar Convertible Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the EchoStar Convertible Notes so converted on the corresponding interest payment date (regardless of whether the converting Holder was the Holder of record on the corresponding regular record date); provided that no such payment need be made:
•
for conversions following the regular record date immediately preceding the maturity date;

•
if we have specified a redemption date that is after a regular record date and on or prior to the second scheduled trading day immediately following the corresponding interest payment date;

•
if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or

•
to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such EchoStar Convertible Note.

Therefore, for the avoidance of doubt, all record Holders on the regular record date immediately preceding the maturity date and any fundamental change repurchase date described in the bullets in the preceding paragraph will receive and retain the full interest payment due on the maturity date, any redemption date described in the second bullet of the preceding paragraph or other applicable interest payment date regardless of whether their EchoStar Convertible Notes have been converted following such regular record date and the converting Holder will not be required to make any corresponding interest payment.

We will not issue fractional shares of our Class A Common Stock upon conversion of EchoStar Convertible Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “— Settlement upon conversion.”
If a Holder has already delivered a repurchase notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a Note, the Holder may not surrender that Note for conversion until the Holder has validly withdrawn the repurchase notice in accordance with the relevant provisions of the EchoStar Convertible Notes Indenture.
Holders may surrender their EchoStar Convertible Notes for conversion only under the following circumstances:
Conversion upon satisfaction of sale price condition
Prior to the close of business on the business day immediately preceding May 30, 2030, a Holder may surrender all or any portion of its EchoStar Convertible Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2024 (and only during such calendar quarter), if the last reported sale price of our Class A Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day. We will determine whether the EchoStar Convertible Notes are convertible because the sale price condition has been met and provide written notice to the Holders of the EchoStar Convertible Notes, the Trustee and the conversion agent (if other than the Trustee).
The “last reported sale price” of our Class A Common Stock on any date means:
•
the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the relevant stock exchange (as defined below);

•
if our Class A Common Stock is not listed for trading on a relevant stock exchange on such date, the last quoted bid price for our Class A Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

•
if our Class A Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for our Class A Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.
“Relevant stock exchange” means The NASDAQ Global Select Market, or, if our Class A Common Stock is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our Class A Common Stock is then listed or, if our Class A Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our Class A Common Stock is then traded.
“Trading day” means a day on which:
•
trading in our Class A Common Stock generally occurs on the relevant stock exchange; and

•
a last reported sale price for our Class A Common Stock is available on such relevant stock exchange.

If our Class A Common Stock is not listed or traded on a relevant stock exchange, “trading day” means a “business day.”
Conversion upon satisfaction of trading price condition
Prior to the close of business on the business day immediately preceding May 30, 2030, a Holder of EchoStar Convertible Notes may surrender all or any portion of its EchoStar Convertible Notes for conversion at any time during the five business day period after any 10 consecutive trading day period (the

“measurement period”) in which the “trading price” per $1,000 principal amount of EchoStar Convertible Notes, as determined following a request by a Holder of EchoStar Convertible Notes in accordance with the procedures and conditions described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our Class A Common Stock and the conversion rate on each such trading day, subject to compliance with the procedures and conditions detailed below concerning the bid solicitation agent’s obligation to make a trading price determination.
The “trading price” per $1,000 principal amount of the EchoStar Convertible Notes on any date of determination means the average of the secondary market bid quotations obtained in writing by the bid solicitation agent for $5,000,000 principal amount of EchoStar Convertible Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of EchoStar Convertible Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of EchoStar Convertible Notes will be deemed to be less than 98% of the product of the last reported sale price of our Class A Common Stock and the conversion rate.
The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of EchoStar Convertible Notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a Holder of at least $1,000,000 in aggregate principal amount of EchoStar Convertible Notes requests in writing that we make such a determination and provides us with reasonable evidence that the trading price per $1,000 principal amount of EchoStar Convertible Notes would be less than 98% of the product of the last reported sale price of our Class A Common Stock and the conversion rate on such trading day. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of EchoStar Convertible Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of EchoStar Convertible Notes is greater than or equal to 98% of the product of the last reported sale price of our Class A Common Stock and the conversion rate. If the trading price condition has been met, we will promptly so notify the Holders, the Trustee and the conversion agent (if other than the Trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of EchoStar Convertible Notes is greater than or equal to 98% of the product of the last reported sale price of our Class A Common Stock and the conversion rate for such trading day, we will promptly so notify the Holders, the Trustee and the conversion agent (if other than the Trustee). If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of EchoStar Convertible Notes will be deemed to be less than 98% of the product of the last reported sale price of our Class A Common Stock and the conversion rate on each trading day of such failure.
We will initially act as the bid solicitation agent. We may, however, appoint another person to act as bid solicitation agent at any time without prior notice to the Holders.
Conversion upon notice of redemption
If we call any or all of the EchoStar Convertible Notes for redemption prior to the close of business on the business day immediately preceding May 30, 2030, then Holders of the EchoStar Convertible Notes called for redemption (or deemed called for redemption in the circumstances described in the immediately succeeding paragraph) may convert all or any portion of such EchoStar Convertible Notes at any time prior to the close of business on the second scheduled trading day prior to the redemption date, even if the EchoStar Convertible Notes are not otherwise convertible at such time. After that time, the right to convert such EchoStar Convertible Notes on account of our delivery of such notice of redemption will expire, unless we default in the payment of the redemption price, in which case a Holder of EchoStar Convertible Notes may convert all or any portion of its EchoStar Convertible Notes until the redemption price has been paid or duly provided for.

If we elect to redeem less than all of the outstanding EchoStar Convertible Notes as described under “— Optional Redemption,” and the Holder of any EchoStar Convertible Notes (or any owner of a beneficial interest in any global note) is reasonably not able to determine, before the close of business on the 49th scheduled trading day immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption (and, as a result thereof, convertible in accordance with the provisions of the EchoStar Convertible Notes Indenture), then such Holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second scheduled trading day prior to such redemption date (unless we default in the payment of the redemption price, in which case such Holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, until the redemption price has been paid or duly provided for) and each such conversion will be deemed to be conversion of a note called for redemption.
Conversion upon specified corporate events
Certain distributions
If, prior to the close of business on the business day immediately preceding May 30, 2030, we elect to:
•
issue to all or substantially all holders of our Class A Common Stock any rights, options or warrants (other than a distribution or rights pursuant to a stockholder rights plan prior to the separation of such rights from our Class A Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our Class A Common Stock at a price per share that is less than (or having a conversion price per share that is less than) the average of the last reported sale prices of our Class A Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

•
distribute to all or substantially all holders of our Class A Common Stock our assets, securities or rights, options or warrants to purchase our securities (other than a distribution or rights pursuant to a stockholder rights plan prior to the separation of such rights from our Class A Common Stock), which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our Class A Common Stock on the trading day immediately preceding the date of announcement of such distribution, then, in either case, we must notify the Holders of the EchoStar Convertible Notes at least 55 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, a Holder may surrender all or any portion of its EchoStar Convertible Notes for conversion at any time until the earlier of:
•
the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution; and

•
our announcement that such issuance or distribution will not take place.

“Scheduled trading day” means a day that is scheduled to be a trading day on the relevant stock exchange. If our Class A Common Stock is not listed on a relevant stock exchange, “scheduled trading day” means a “business day.”
“Ex-dividend date” means the first date on which the shares of our Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
No Holder may convert any of its EchoStar Convertible Notes pursuant to this provision if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of Class A Common Stock and solely as a result of holding the EchoStar Convertible Notes, without having to convert its EchoStar Convertible Notes, as if it held a number of shares of Class A Common Stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of EchoStar Convertible Notes held by such Holder.

Certain corporate events
If, prior to the close of business on the business day immediately preceding May 30, 2030:
•
a transaction or event that constitutes a “fundamental change” (as defined under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurs;

•
a transaction or event that constitutes a “make-whole fundamental change” (as defined under “— Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption”) occurs; or

•
we are a party to a “share exchange event” (as defined under “— Recapitalizations, reclassifications and changes of our Class A Common Stock”);

then, in each case, a Holder may surrender all or any portion of its EchoStar Convertible Notes for conversion at any time from or after the open of business on the business day immediately following the day we give notice of such transaction or event until the close of business on the 35th trading day after the actual effective date of such transaction or event or, if such transaction or event also constitutes a fundamental change, until the close of business on the business day immediately preceding the related fundamental change repurchase date.
To the extent commercially reasonably practicable, we will give notice to Holders, the Trustee and the conversion agent (if other than the Trustee) of the anticipated effective date for any such transaction or event (x) not less than 55 scheduled trading days prior to the anticipated effective date or (y) if we do not have knowledge of such transaction or event or we determine, in our commercially reasonable discretion, that it is impractical or inadvisable to disclose the anticipated effective date of such transaction or event at least 55 scheduled trading days prior to the anticipated effective date, within one business day of the date upon which we have knowledge of such transaction or event or determine, in our commercially reasonable discretion, that it is no longer impractical or inadvisable to disclose the anticipated effective date of such transaction or event (but in no event later than the actual effective date of such transaction or event). Notwithstanding the foregoing, in no event will we be required to provide such notice to the Holders, the Trustee or the conversion agent (if other than the Trustee) before the earlier of (i) the actual effective date of such transaction or event and (ii) the earlier of such time as we or our affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such anticipated transaction or event or (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which our equity is then listed the circumstances giving rise to such anticipated transaction or event.
Conversions on or after May 30, 2030
On or after May 30, 2030, a Holder may convert all or any portion of its EchoStar Convertible Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date.
Conversion procedures
If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled. As such, if you are a beneficial owner of the EchoStar Convertible Notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights. The exercise of such conversion rights shall be irrevocable.
If you hold a certificated Note, to convert you must:
•
complete and manually sign the conversion notice on the back of the Note, or a facsimile of the conversion notice;

•
deliver the conversion notice, which is irrevocable, and the Note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents;

•
if required, pay all transfer or similar taxes; and

•
if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our Class A Common Stock upon conversion of the EchoStar Convertible Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax.
We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”
If a Holder has already delivered a repurchase notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a Note, the Holder may not surrender that Note for conversion until the Holder has withdrawn the repurchase notice in accordance with the relevant provisions of the EchoStar Convertible Notes Indenture. If a Holder submits its EchoStar Convertible Notes for required repurchase, the Holder’s right to withdraw the repurchase notice and convert the EchoStar Convertible Notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.
Settlement upon conversion
Upon conversion, we may choose to pay or deliver, as the case may be:
•
cash (“cash settlement”);

•
shares of our Class A Common Stock (“physical settlement”); or

•
a combination of cash and shares of our Class A Common Stock (“combination settlement”), as described below.

We refer to each of these settlement methods as a “settlement method.”
All conversions of EchoStar Convertible Notes for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the EchoStar Convertible Notes and prior to the scheduled trading day immediately preceding the related redemption date, and all conversions for which the relevant conversion date occurs on or after May 30, 2030 will be settled using the same settlement method (including the same relative proportion of cash and/or shares of Class A Common Stock). Except for any conversions of EchoStar Convertible Notes for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the scheduled trading day immediately preceding the related redemption date, and any conversions for which the relevant conversion date occurs on or after May 30, 2030, we will use the same settlement method (including the same relative proportion of cash and/or shares of our Class A Common Stock, except that cash in lieu of delivering any fractional share of Class A Common Stock shall not be taken into account in determining such proportion) for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. For example, prior to May 30, 2030, we may choose to settle conversions of EchoStar Convertible Notes converted on one conversion date in physical settlement, and choose to settle conversions of EchoStar Convertible Notes converted on another conversion date in cash settlement or combination settlement.
If we elect a settlement method, we will inform Holders so converting through the conversion agent of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs on or after May 30, 2030, no later than May 30, 2030). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement with respect to that conversion date and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of EchoStar Convertible Notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting Holders of the specified dollar amount per $1,000 principal amount of EchoStar Convertible Notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:
•
if we elect physical settlement, we will deliver to the converting Holder in respect of each $1,000 principal amount of EchoStar Convertible Notes being converted a number of shares of Class A Common Stock equal to the conversion rate (plus cash in lieu of any fractional share of our Class A Common Stock issuable upon conversion);

•
if we elect cash settlement, we will pay to the converting Holder in respect of each $1,000 principal amount of EchoStar Convertible Notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 45 consecutive VWAP trading days during the related observation period; and

•
if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of EchoStar Convertible Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 45 consecutive VWAP trading days during the related observation period (plus cash in lieu of any fractional share of our Class A Common Stock issuable upon conversion).

If more than one EchoStar Convertible Note is surrendered for conversion at any one time by the same Holder, the conversion obligation with respect to such EchoStar Convertible Notes shall be computed on the basis of the aggregate principal amount of the EchoStar Convertible Notes surrendered.
The “daily settlement amount,” for each of the 45 consecutive VWAP trading days during the observation period, shall consist of:
•
cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of EchoStar Convertible Notes to be received upon conversion as specified by us (or deemed specified) in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by 45 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•
if the daily conversion value exceeds the daily measurement value, a number of shares of our Class A Common Stock equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such VWAP trading day.

The “daily conversion value” means, for each of the 45 consecutive VWAP trading days during the observation period, 1/45th of the product of:
•
the conversion rate on such VWAP trading day; and

•
the daily VWAP for such VWAP trading day.

The “daily VWAP” means, for each of the 45 consecutive VWAP trading days during the relevant observation period, the per share volume-weighted average price as displayed in the calculation window of the Bloomberg “Price and Volume Dashboard” under the column header “VWAP”, when using the “Form-T Trade Excluded” calculation methodology for “SATS US Equity” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or if such volume-weighted average price is unavailable, the market value of one share of our Class A Common Stock on such VWAP trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” with respect to any EchoStar Convertible Note surrendered for conversion means:
•
if the relevant conversion date occurs prior to May 30, 2030, the 45 consecutive VWAP trading day period beginning on, and including, the second VWAP trading day immediately succeeding such conversion date; and

•
if the relevant conversion date occurs on or after the date of our issuance of a notice of redemption with respect to the EchoStar Convertible Notes as described under “— Optional Redemption” and prior to the scheduled trading day immediately preceding the relevant redemption date, the 45 consecutive trading days beginning on, and including, the 46th scheduled trading day immediately preceding such redemption date; and
•
if the relevant conversion date occurs on or after May 30, 2030, the 45 consecutive VWAP trading day period beginning on, and including, the 46th scheduled trading day immediately preceding the maturity date.

“VWAP trading day” means a day on which:
•
there is no “market disruption event” (as defined below); and

•
trading in our Class A Common Stock generally occurs on the relevant stock exchange.

If our Class A Common Stock is not listed or traded on a relevant stock exchange, “VWAP trading day” means a “business day.”
“Market disruption event” means:
•
a failure by the relevant stock exchange to open for trading during its regular trading session; or

•
the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our Class A Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our Class A Common Stock or in any options contracts or futures contracts relating to our Class A Common Stock. For the avoidance of doubt, a limitation on short sales pursuant to Rule 201 of Regulation M shall not be deemed to be a market disruption event.

Except as described under “— Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption” and “— Recapitalizations, reclassifications and changes of our Class A Common Stock,” we will deliver the consideration due in respect of conversion on:
•
the second business day immediately following the relevant conversion date (or, if earlier, the maturity date), in the case of physical settlement; or

•
the second business day immediately following the last VWAP trading day of the relevant observation period, in the case of cash settlement or combination settlement.

We will pay cash in lieu of delivering any fractional share of Class A Common Stock issuable upon conversion based on:
•
the daily VWAP on the relevant conversion date, in the case of physical settlement; or

•
the daily VWAP on the last VWAP trading day of the relevant observation period, in the case of combination settlement.

Each conversion will be deemed to have been effected as to any EchoStar Convertible Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our Class A Common Stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on:
•
the conversion date, in the case of physical settlement; or

•
the last VWAP trading day of the relevant observation period, in the case of combination settlement.

Conversion rate adjustments
The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if Holders of the EchoStar Convertible Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our Class A Common Stock and solely as a result of holding the EchoStar Convertible Notes, in any of the transactions described below without having to convert their EchoStar Convertible Notes as if they held a number of shares of Class A Common Stock equal to (i) the conversion rate, multiplied by (ii) the principal amount (expressed in thousands) of EchoStar Convertible Notes held by such Holder.

(1)
If we exclusively issue to all or substantially all holders of our Class A Common Stock shares of our Class A Common Stock as a dividend or distribution on all shares of our Class A Common Stock, or if we effect a share split or share combination in respect of our Class A Common Stock, the conversion rate will be adjusted based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0 =
the number of shares of our Class A Common Stock outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =
the number of shares of our Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
“effective date” for the purposes of this clause (1) means the first date on which the shares of our Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
(2)
If we issue to all or substantially all holders of our Class A Common Stock any rights, options or warrants (other than a distribution or rights pursuant to a stockholder rights plan prior to the separation of such rights from our Class A Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our Class A Common Stock at a price per share that is less than the average of the last reported sale prices of our Class A Common Stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1=
the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS0 =
the number of shares of our Class A Common Stock outstanding immediately prior to the open of business on such ex-dividend date;

X=
the total number of shares of our Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y=
the number of shares of our Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our Class A Common Stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Class A Common Stock are not delivered after the exercise of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.
For the purpose of this clause (2) and for the purpose of the first bullet point under “— Conversion upon specified corporate events — Certain distributions,” in determining whether any rights, options or warrants entitle the holders of our Class A Common Stock to subscribe for or purchase shares of our Class A Common Stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our Class A Common Stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof in good faith.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our Class A Common Stock, excluding:

•
dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above or clause (5) below;

•
dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•
except as described below, a distribution of rights pursuant to a stockholder rights plan of ours;

•
conversion of our Class A Common Stock into, or exchange of our Class A Common Stock for, in each case, reference property, as described below under “Recapitalizations, reclassifications and changes of our Class A Common Stock”; and

•
spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:
where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =
the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =
the average of the last reported sale prices of our Class A Common Stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our Class A Common Stock on the ex-dividend date for such distribution.

Any adjustment made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our Class A Common Stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the conversion rate in effect on the ex-dividend date for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Class A Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:
where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 =
the conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our Class A Common Stock applicable to one share of our Class A Common Stock (determined by reference to the definition of last reported sale price set forth under “— Conversion upon satisfaction of sale price condition” as if references therein to our Class A Common Stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =
the average of the last reported sale prices of our Class A Common Stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period, but will be given effect immediately after the open of business on the ex-dividend date for such spin-off. In respect of any conversion of EchoStar Convertible Notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate. In respect of any conversion of EchoStar Convertible Notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such trading day in determining the conversion rate as of such trading day. In addition, if the ex-dividend date for such spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of EchoStar Convertible Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, the last VWAP trading day of such observation period. If such spin-off does not occur, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared, effective as of the date on which our board of directors (or its designee) determines not to consummate such spin-off.
If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:
•
we will not adjust the conversion rate pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and

•
we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire;

provided that the rights, options or warrants trade together with our Class A Common Stock and will also be issued in respect of future issuances of the shares of our Class A Common Stock.
If any such right, option or warrant becomes exercisable upon the occurrence of a triggering event to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of such triggering event will be deemed to be the date of distribution and ex-dividend date with respect to new rights, options or warrants with such right and the existing rights, options or warrants will be deemed to terminate and expire on such date without having been exercised.
If the conversion rate is adjusted under this clause (3) with respect to the distribution of, or triggering event for, any such rights, options or warrants and such rights, options or warrants are redeemed or purchased without having been exercised, then upon such final redemption or repurchase, (i) the conversion rate will be readjusted as if such rights, options or warrants had not been issued and (ii) the conversion rate will again be readjusted to give effect to such distribution or triggering event as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Class A Common Stock with respect to such rights, options or warrants made to all holders of Class A Common Stock as of the date of such redemption or purchase. If the conversion rate is adjusted under this clause (3) with respect to the distribution of, or triggering event for, any such rights, options or warrants and such rights, options or warrants expire or are terminated without having been exercised, then the conversion rate will be readjusted as if such rights, options and warrants had not been issued.
If a dividend or distribution to which this clause (3) is applicable is also a dividend or distribution of Class A Common Stock to which clause (1) above is applicable or a dividend or distribution of rights, options or warrants to which clause (2) above is applicable, then (i) such dividend or distribution (other than the dividend or distribution to which clause (1) or clause (2) above is applicable) will be deemed to be a dividend or distribution to which this clause (3) is applicable and any adjustment to the conversion rate required by this clause (3) with respect to such dividend or distribution will be made, and (ii) the dividend or distribution to which clause (1) or clause (2) above is applicable will be deemed to immediately follow the dividend or distribution to which this clause (3) is applicable, and any adjustment to the conversion rate required by clause (1) or clause (2) above will then be made, except that, if determined by us:
•
the ex-dividend date of the dividend or distribution to which clause (1) or clause (2) above is applicable will be deemed to be the ex-dividend date of the dividend or distribution to which this clause (3) is applicable; and

•
any shares of Class A Common Stock included in the dividend or distribution to which clause (1) or clause (2) above is applicable will be deemed not to be outstanding immediately prior to the open of business on the ex-dividend date or effective date for purposes of clause (1) or clause (2) above.

(4)
If any cash dividend or distribution is made to all or substantially all holders of our Class A Common Stock, the conversion rate will be adjusted based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =
the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =
the last reported sale price of our Class A Common Stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =
the amount in cash per share we distribute to all or substantially all holders of our Class A Common Stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of an EchoStar Convertible Note shall receive, for each $1,000 principal amount of EchoStar Convertible Notes, at the same time and upon the same terms as holders of shares of our Class A Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of our Class A Common Stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.
(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our Class A Common Stock (other than an odd lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act or any successor rule), to the extent that the cash and value of any other consideration included in the payment per share of Class A Common Stock exceeds the average of the last reported sale prices of our Class A Common Stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion rate will be increased based on the following formula:

where,
CR0 =
the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

CR1 =
the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

AC =
the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of shares of our Class A Common Stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of shares of our Class A Common Stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the last reported sale prices of our Class A Common Stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of EchoStar Convertible Notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate and (y) in respect of any conversion of EchoStar Convertible Notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such trading day in determining the conversion rate as of such trading day. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of EchoStar Convertible Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last VWAP trading day of such observation period.
In the event that we or one of our subsidiaries is obligated to purchase shares of Class A Common Stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a Holder that has converted its EchoStar Convertible Notes on or after such ex-dividend date and on or prior to the related record date (as defined below in this section) would be treated as the record holder of shares of our Class A Common Stock as of the related conversion date as described under “— Settlement upon conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of our Class A Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our Class A Common Stock have the right to receive any cash, securities or other property or in which our Class A Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our Class A Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
(6)
If, on or after the Issue Date, we issue or sell any shares of Class A Common Stock or Equity-Linked Securities, in each case at an Effective Price per share less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the Effective Price; provided, however, that (a) no adjustment will be made pursuant to this clause (6) solely as the result of an Exempt Issuance or as a result of any transaction in respect of which an adjustment is made pursuant to clauses (1), (2), (3), (4) or (5) above, (b) subject to subclause (c) below, the issuance of shares of Class A Common Stock pursuant to the terms of any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Class A Common Stock for purposes of this clause (6), (c) the repricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Issue Date) will be deemed to be an issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate, and (d) if any such issuance or sale of Class A Common Stock or Equity-Linked Securities was without consideration, then the Effective Price shall be deemed to be $0.001 per share.

“Effective Price” means, with respect to the issuance or sale of any shares of Class A Common Stock or Equity-Linked Securities:
(a)   in the case of the issuance or sale of shares of Class A Common Stock, the value of the consideration received by the Company for such shares, expressed as an amount per share of Class A Common Stock; and
(b)   in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:
(i)   numerator is equal to sum, without duplication, of (1) the value of the aggregate consideration received by the Company for the issuance or sale of such Equity-Linked Securities; and (2) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Class A Common Stock pursuant to such Equity-Linked Securities; and
(ii)   denominator is equal to the maximum number of shares of Class A Common Stock underlying such Equity-Linked Securities;
provided, however, that:
(w)   for purposes of this definition, (i) the value of consideration received by the Company shall be determined without deduction of any customary underwriting or similar commissions, reasonable compensation or reasonable concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any reasonable and documented expenses payable by the Company, (ii) to the extent any such consideration consists of property other than cash, the value of such property shall be its fair market value as determined in good faith by the Board of Directors of the Company, and (iii) if shares of Class A Common Stock or Equity-Linked Securities are issued or sold together with other Capital Stock or securities or other assets of the Company for a consideration that covers both, the Board of Directors of the Company shall determine in good faith the portion of the consideration so received to be allocable to such shares of Class A Common Stock or Equity-Linked Securities;
(x)   for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Class A Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (i) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Class A Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (ii) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (other than pursuant to “anti-dilution” or similar provisions for which corresponding adjustments are made under clauses (1), (2), (3), (4) or (5) of this “— Conversion rate adjustments”), there will be deemed to occur, for purposes of this clause (6) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;
(y)   for purposes of clause (b) above, the surrender, extinguishment, conversion, exchange, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Class A Common Stock pursuant to such Equity-Linked Securities; and
(z)   the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors of the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (including upon any exchange, conversion or other exercise of any securities or other instruments, and whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Class A Common Stock.
“Exempt Issuance” means (A) the Company’s issuance or grant of shares of Class A Common Stock, options to purchase shares of Common Stock or other equity awards to employees, directors or consultants of the Company or any of its Subsidiaries pursuant to the plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Issue Date; (B) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Class A Common Stock and are outstanding as of the Issue Date (including the Existing Notes); provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Issue Date; (C) the Company’s issuance of the EchoStar Convertible Notes and any shares of Class A Common Stock upon conversion of the EchoStar Convertible Notes; (D) the Company’s issuance of shares of Class A Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of equity or convertible securities for third-party financing of such transaction; (E) the Company’s issuance of shares of Class A Common Stock pursuant to the Subscription Agreements described elsewhere in this prospectus; and (F) the Company’s issuance of shares of Class A Common Stock in an offering for cash for the account of the Company that is underwritten (x) on a firm commitment basis or (y) pursuant to an at the market equity sales program, in the case of (x) or (y), that is registered with the SEC under the Securities Act. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.
To the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market, we are permitted to increase the conversion rate of the EchoStar Convertible Notes by any amount for a period of at least 20 business days if our board of directors or a duly authorized committee thereof determines that such increase would be in our best interest. To the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our Class A Common Stock or rights to purchase shares of our Class A Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
A Holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of Class A Common Stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment or the non-occurrence of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.”
If we have a rights plan in effect upon conversion of the EchoStar Convertible Notes into Class A Common Stock, you will receive, in addition to any shares of Class A Common Stock received in connection with such conversion, the rights under the rights plan, unless, prior to any conversion, the rights have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable rights plan, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our Class A Common Stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our Class A Common Stock or any securities convertible into or exchangeable for shares of our Class A Common Stock or the right to purchase shares of our Class A Common Stock or such convertible or exchangeable securities. Accordingly, notwithstanding any of the foregoing, the conversion rate will not be adjusted:
•
upon the issuance of any shares of our Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Class A Common Stock under any plan;

•
upon the issuance of any shares of our Class A Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our Class A Common Stock pursuant to the terms in effect as of the Issue Date of any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the EchoStar Convertible Notes were first issued;

•
for ordinary course of business stock repurchases that are not tender or exchange offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our Board of Directors;

•
upon the issuance of shares of Class A Common Stock pursuant to the Subscription Agreements described elsewhere in this prospectus;

•
solely for a change in the par value of our Class A Common Stock; or

•
for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. In no event will the conversion rate be adjusted such that the conversion price will be less than the par value per share of our Class A Common Stock.
Notwithstanding anything in this section to the contrary, we will not be required to make an adjustment to the conversion rate unless the adjustment would require a change of at least 1.0% to the conversion rate. However, we will carry forward, and take into account in any future adjustment, any adjustments that are less than 1.0% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1.0%, (i) on the effective date of any fundamental change or make-whole fundamental change, (ii) upon any conversion of EchoStar Convertible Notes, (iii) on each VWAP trading day of any observation period and (iv) on the date we sent a notice of redemption for all or any EchoStar Convertible Notes.

Recapitalizations, reclassifications and changes of our Class A Common Stock
In the case of:
•
any recapitalization, reclassification or change of our Class A Common Stock (other than changes resulting from a subdivision or combination and other than changes only in par value, or from par value to no par value or from no par value to par value),

•
any consolidation, merger or other combination involving us,

•
any sale, lease or other transfer or disposition to a third party of all or substantially all of our and our subsidiaries’ consolidated assets, taken as a whole, or

•
any statutory share exchange,

in each case, as a result of which our Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “share exchange event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “reference property,” and the amount of reference property that a holder of one share of our Class A Common Stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a “unit of reference property”), then, we or the successor or purchasing corporation, as the case may be, will execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of EchoStar Convertible Notes will be changed into a right to convert such principal amount of EchoStar Convertible Notes into the kind and amount of reference property that a holder of a number of shares of our Class A Common Stock equal to the conversion rate immediately prior to such share exchange event would have been entitled to receive upon such share exchange event. However, at and after the effective time of such share exchange event:
•
we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of EchoStar Convertible Notes, as set forth under “— Settlement upon conversion” and

•
(x) any amount payable in cash upon conversion of the EchoStar Convertible Notes as set forth under “— Settlement upon conversion” will continue to be payable in cash, (y) any shares of our Class A Common Stock that we would have been required to deliver upon conversion of the EchoStar Convertible Notes as set forth under “— Settlement upon conversion” will instead be deliverable in the units of reference property that a holder of that number of shares of our Class A Common Stock would have received in such share exchange event and (z) the daily VWAP will be calculated based on the value of a unit of reference property; provided, however, that if the holders of our Class A Common Stock receive only cash in such share exchange event, then, for all conversions that occur after the effective date of such share exchange event, (i) the consideration due upon conversion of each $1,000 principal amount of EchoStar Convertible Notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “— Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption”), multiplied by the price paid per share of Class A Common Stock in such share exchange event; and (ii) settlement will occur on the tenth business day immediately following the conversion date.

If the share exchange event causes our Class A Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the EchoStar Convertible Notes will be convertible will be deemed to be based on:
•
the weighted average of the types and amounts of consideration received by the holders of our Class A Common Stock that affirmatively make such an election; and

•
if no holders of our Class A Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our Class A Common Stock.

We will notify Holders, the Trustee and the conversion agent (if other than the Trustee) of the weighted average referred to in the first bullet point in the preceding sentence as soon as practicable after such determination is made.
The supplemental indenture providing that the EchoStar Convertible Notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “— Conversion rate adjustments” above. If the reference property in respect of any such transaction includes shares of stock, other securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the Holders, including the right of Holders to require us to repurchase their EchoStar Convertible Notes upon a fundamental change as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing.
If the EchoStar Convertible Notes become convertible into reference property, we will notify the Trustee and issue a press release containing the relevant information.
We will agree in the EchoStar Convertible Notes Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
Adjustments of prices
Whenever any provision of the EchoStar Convertible Notes Indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the period for determining the “stock price” for purposes of a make-whole fundamental change or a redemption), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date (as defined below under “— Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption”) or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.
Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption
If (i) the effective date (as defined below in this section) of a make-whole fundamental change (as defined below in this section) occurs prior to the maturity date of the EchoStar Convertible Notes or (ii) we give a notice of redemption with respect to any or all of the EchoStar Convertible Notes as provided for under “— Optional Redemption” and, in each case, a Holder elects to convert its EchoStar Convertible Notes in connection with such make-whole fundamental change or notice of redemption, we will increase the conversion rate for the EchoStar Convertible Notes so surrendered for conversion by a number of additional shares of Class A Common Stock (the “additional shares”), as described below.
A conversion of EchoStar Convertible Notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the EchoStar Convertible Notes (or, in the case of a global Note, the relevant notice of conversion in accordance with DTC’s applicable procedures) is received by the conversion agent during the period from the open of business on the effective date of the make-whole fundamental change to the close of business on the business day immediately preceding the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (or, in the case of an exempted fundamental change or a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”). A conversion of EchoStar Convertible Notes will be deemed for these purposes to be “in connection with” a notice of redemption if such EchoStar

Convertible Notes have been called for redemption (or deemed called for redemption in the circumstances described under “— Conversion Rights — Conversion upon notice of redemption” above) and the relevant conversion date occurs during the related redemption period. For the avoidance of doubt, we will increase the conversion rate for EchoStar Convertible Notes converted during a redemption period only with respect to EchoStar Convertible Notes called (or deemed called) for redemption. Accordingly, if we elect to redeem less than all of the outstanding EchoStar Convertible Notes as described under “— Optional Redemption,” Holders of the EchoStar Convertible Notes not called (or not deemed called) for redemption will not be entitled to convert their EchoStar Convertible Notes or to an increased conversion rate for conversions of such EchoStar Convertible Notes during the relevant redemption period, except in limited circumstances set forth in the second paragraph under “— Conversion Rights — Conversion upon notice of redemption.”
For the avoidance of doubt, if you convert your EchoStar Convertible Notes and the conversion date is prior to the effective date of a make-whole fundamental change, then, whether or not the make-whole fundamental change occurs, you will not be entitled to an increased conversion rate in connection with the transaction.
“Make-whole fundamental change” means any transaction or event that constitutes a fundamental change as defined under “— Fundamental Change Permits Holders to Require us to Repurchase Notes”, after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof.
Upon surrender of EchoStar Convertible Notes for conversion in connection with a make-whole fundamental change or notice of redemption, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “— Conversion Rights — Settlement upon conversion.” However, if the consideration for our Class A Common Stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of EchoStar Convertible Notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted EchoStar Convertible Notes equal to (i) the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by (ii) such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the tenth business day following the conversion date. In the event that a conversion of EchoStar Convertible Notes in connection with a notice of redemption would also be deemed to be in connection with a make-whole fundamental change, a Holder of the EchoStar Convertible Notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable redemption notice date or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of such conversion.
We will notify Holders, the Trustee and the conversion agent (if other than the Trustee) of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.
The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective or the date of the notice of redemption, as the case may be (in each case, as used in this section only, the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of our Class A Common Stock in the make-whole fundamental change or with respect to the redemption, as the case may be. If the holders of our Class A Common Stock receive in exchange for their Class A Common Stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our Class A Common Stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the date of the notice of redemption, as applicable.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the EchoStar Convertible Notes is otherwise adjusted. The adjusted stock prices will equal (i) the stock prices immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “— Conversion rate adjustments.”
The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of EchoStar Convertible Notes for each stock price and effective date set forth below:
Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$
November , 2024
November 30, 2025
November 30, 2026
November 30, 2027
November 30, 2028
November 30, 2029
November 30, 2030
The exact stock price and effective date may not be set forth in the table above, in which case:
•
If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable.

•
If the stock price is greater than $      per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

•
If the stock price is less than $      per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of EchoStar Convertible Notes exceed                 shares of Class A Common Stock, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion rate adjustments.”
Our obligation to increase the conversion rate for EchoStar Convertible Notes converted in connection with a make-whole fundamental change or a notice of redemption, as the case may be, could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Conversion limitation
Notwithstanding the foregoing, in connection with limitations imposed by the continued listing standards of The NASDAQ Global Select Market, in the event of an adjustment in the conversion rate for EchoStar Convertible Notes that would result in the conversion price becoming less than the lower of (i) last reported sale price of our Class A Common Stock on the trading day prior to the issuance date of the EchoStar Convertible Notes or (ii) the average last reported sale price of our Class A Common Stock for the five trading days immediately preceding to the issuance date of the EchoStar Convertible Notes, then we, at our election, shall either (a) obtain shareholder approval of the issuance upon conversion of the EchoStar Convertible Notes, in the aggregate, of shares of Class A Common Stock in excess of 19.9% of the common stock of the Company outstanding as of the issue date of the EchoStar Convertible Notes, in accordance with the shareholder approval rules contained in such listing standards, or (b) pay cash in lieu of delivering any shares of Class A Common Stock otherwise deliverable upon conversion in excess of such limitations based on the 45 consecutive VWAP trading days during the relevant observation period. If we pay cash in lieu of delivering shares of Class A Common Stock, we will notify the Trustee, the conversion agent (if other than the Trustee) and the applicable Holders no later than the close of business on the trading day immediately following the related conversion date of the maximum number of shares we will deliver per $1,000 principal amount of converted EchoStar Convertible Notes in respect of the relevant conversion.
Fundamental Change Permits Holders to Require us to Repurchase Notes
If a “fundamental change” (other than an “exempted fundamental change,” each as defined below in this section) occurs at any time prior to the maturity date, Holders will have the right, at their option, to require us to repurchase for cash all of their EchoStar Convertible Notes, or any portion of the principal thereof that is equal to $1,000 (or $1.00 if PIK Interest has been paid) or a multiple of $1.00 in excess thereof. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below, subject to extension as required to comply with law.
The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the EchoStar Convertible Notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the Holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the EchoStar Convertible Notes to be repurchased).
A “fundamental change” will be deemed to have occurred at the time after the EchoStar Convertible Notes are originally issued if any of the following occurs:
(1)   (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries, our and their employee benefit plans, and the principal or a related party, as defined below, has filed a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become, directly or indirectly, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) our common equity representing more than 50% of the voting power of our common equity or (ii) more than 50% of our then outstanding Class A Common Stock; (b) the principal or a related party has filed a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that the principal and the related parties, taken together, have acquired, directly or indirectly, “beneficial ownership,” within the meaning of Rule 13d-3 under the Exchange Act, of more than ten percent of our then outstanding Class A Common Stock, excluding any shares of our Class A Common Stock acquired by the principal or any related party (i) on or prior to the date of this prospectus, (ii) as a result of the conversion of any Class B Common Stock into Class A Common Stock, (iii) under any equity incentive plan or other compensatory plan, contract or arrangement of ours or any of our subsidiaries, (iv) as a result of any bona fide estate planning (including in connection with any share deposit, contribution, annuity, payment or release involving any grantor retained annuity trust existing now or from time to time) or (v) from us (including as a result of participation in any offer or sale of Class A Common Stock by us); provided that (x) no “fundamental change” shall be deemed to occur pursuant to this clause (b) that is attributable to a decrease in the number of outstanding shares of our Class A Common Stock after the date of this prospectus as a result of any repurchase of our Class A Common Stock by us or any of our subsidiaries from time to time and (y) for purposes of the calculations under this clause (b), any repurchase by us or any of our subsidiaries of our Class A Common Stock shall be excluded (as if no such repurchase had been effected) in determining the number of outstanding shares of our Class A Common Stock at any time; or (c) the principal or a related party has filed a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that the principal and the related parties, taken together, have acquired, directly or indirectly, “beneficial ownership,” within the meaning of Rule 13d-3 under the Exchange Act, of more than 50% of our then outstanding Class A Common Stock, excluding any shares of our Class A Common Stock described in sub-clauses (i) through (v) of the immediately preceding clause (b), but without giving effect to the proviso in such clause (b);

(2)   the consummation of (A) any recapitalization, reclassification or change of our Class A Common Stock (other than changes resulting from a subdivision or combination and other than changes only in par value, or from par value to no par value or from no par value to par value) as a result of which our Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our Class A Common Stock will be converted into cash, securities or other property or assets (or any combination thereof); or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of our and our subsidiaries’ consolidated assets, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);
(3)   our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)   our Class A Common Stock (or other common stock underlying the EchoStar Convertible Notes) ceases to be listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors).
For purposes of clause (1) above, “principal” means Charles W. Ergen and “related party” means, with respect to the principal, (a) the spouse and each immediate family member of the principal and (b) each trust, corporation, partnership or other entity of which the principal or the spouse or immediate family member of the principal beneficially holds an 80% or more controlling interest.
A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our Class A Common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the reference property for the EchoStar Convertible Notes (subject to the provisions set forth under “— Conversion Rights — Settlement upon conversion” and subject to the increase in conversion rate upon make-whole fundamental change effective upon completion of such transaction or transactions).
If any transaction in which the Class A Common Stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the second paragraph immediately preceding this paragraph, following the effective date of such transaction) references to us in the definition of “fundamental change” shall instead be references to such other entity.
On or before the 20th calendar day after the occurrence of a fundamental change, we will provide to all Holders of the EchoStar Convertible Notes and the Trustee and paying agent (if other than the Trustee) a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:
•
the events causing a fundamental change;

•
the effective date of the fundamental change;

•
the last date on which a Holder may exercise the repurchase right;

•
the fundamental change repurchase price;

•
the fundamental change repurchase date;

•
the name and address of the paying agent and the conversion agent;

•
the conversion rate and any adjustments to the conversion rate;

•
that the EchoStar Convertible Notes with respect to which a fundamental change repurchase notice has been delivered by a Holder may be converted only if the Holder withdraws the fundamental change repurchase notice in accordance with the terms of the EchoStar Convertible Notes Indenture; and

•
the procedures that Holders must follow to require us to repurchase their EchoStar Convertible Notes.

Simultaneously with providing such notice, we will issue a press release containing such information.
To exercise the fundamental change repurchase right, a Holder must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, the EchoStar Convertible Notes to be repurchased, duly endorsed for transfer, or effect book-entry transfer of the EchoStar Convertible Notes, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:
•
if certificated, the certificate numbers of the EchoStar Convertible Notes to be delivered for repurchase;

•
the portion of the principal amount of EchoStar Convertible Notes to be repurchased, which must be $1,000 (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof; and

•
that the EchoStar Convertible Notes are to be repurchased by us pursuant to the applicable provisions of the EchoStar Convertible Notes and the EchoStar Convertible Notes Indenture.

If the EchoStar Convertible Notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures or the procedures of any subsequent or successor depositary.
Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:
•
the principal amount of the withdrawn EchoStar Convertible Notes;

•
if certificated, the certificate numbers of the EchoStar Convertible Notes to be withdrawn; and

•
the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof.

If the EchoStar Convertible Notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures or the procedures of any subsequent or successor depositary.
We will be required to repurchase the EchoStar Convertible Notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of:
•
the fundamental change repurchase date; and

•
the time of book-entry transfer or the delivery of the EchoStar Convertible Notes.

If the paying agent holds money sufficient to pay the fundamental change repurchase price of the EchoStar Convertible Notes on the fundamental change repurchase date, then, with respect to the EchoStar Convertible Notes that have been properly surrendered for repurchase and have not been validly withdrawn:
•
such EchoStar Convertible Notes will cease to be outstanding and interest will cease to accrue on such EchoStar Convertible Notes on the fundamental change repurchase date (whether or not book-entry transfer of the EchoStar Convertible Notes is made or whether or not the EchoStar Convertible Notes are delivered to the paying agent); and

•
all other rights of the Holder with respect to such EchoStar Convertible Notes will terminate on the fundamental change repurchase date (other than (x) the right to receive the fundamental change repurchase price and (y) if the fundamental change repurchase date falls after a regular record date but on or prior to the related interest payment date, the right of the Holder of record on such regular record date to receive the accrued and unpaid interest to, but not including, the fundamental change repurchase date).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required by applicable law:
•
comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•
file a Schedule TO or any other required schedule under the Exchange Act; and

•
otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the EchoStar Convertible Notes;

in each case, so as to permit the rights and obligations under this “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the EchoStar Convertible Notes Indenture. To the extent that any securities laws and regulations conflict with the provisions of the EchoStar Convertible Notes Indenture with respect to the repurchase of the EchoStar Convertible Notes, we will be deemed not to be in breach of the EchoStar Convertible Notes Indenture as a result of compliance therewith.
No EchoStar Convertible Notes may be repurchased on any date at the option of Holders upon a fundamental change if the principal amount of the EchoStar Convertible Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such EchoStar Convertible Notes).
Notwithstanding the foregoing, we will not be required to make an offer to repurchase EchoStar Convertible Notes upon a fundamental change if a third party makes such an offer in the manner and at the time required and otherwise in compliance with the requirements for an offer made by us in connection with a fundamental change and such third party purchases all EchoStar Convertible Notes validly surrendered and not validly withdrawn under its offer on the fundamental change repurchase date.
The repurchase rights of the Holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
Furthermore, Holders may not be entitled to require us to repurchase their EchoStar Convertible Notes upon a fundamental change or be entitled to an increase in the conversion rate upon conversion as described under “— Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption” in certain circumstances involving a significant change in the composition of our board.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the EchoStar Convertible Notes upon a fundamental change may not protect Holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
The definition of fundamental change includes a phrase relating to the sale, lease or other transfer or disposition of “all or substantially all” of our and our subsidiaries’ consolidated assets, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a Holder of the EchoStar Convertible Notes to require us to repurchase its EchoStar Convertible Notes as a result of the sale, lease or other transfer or disposition of less than all of our and our subsidiaries’ consolidated assets, taken as a whole, may be uncertain.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the EchoStar Convertible Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors — Risks Related to the EchoStar Convertible Notes and Our Class A Common Stock.” If we fail to repurchase the EchoStar Convertible Notes when required following a fundamental change, we will be in default under the EchoStar Convertible Notes Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
Asset Sales
No Guarantor will, and the Company shall cause the Guarantors not to, in a single transaction or a series of related transactions, sell, lease, assign, transfer, convey or otherwise dispose of any Collateral owned by such Guarantor (each of the forgoing, an “Asset Sale”); provided that the following shall not be deemed an Asset Sale:
(1)
the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral at no less than the fair market value of such Collateral for cash or Cash Equivalents, so long as, on a pro forma basis for such sale, lease, conveyance or other disposition, the First Lien LTV Ratio is not greater than 0.375 to 1.00; provided that the Appraised Value of the Collateral sold, leased, transferred or otherwise disposed of pursuant to this sub-clause (1) shall not exceed $9.5 billion in the aggregate (with the aggregate value of such Collateral for purposes of calculating utilization of this basket being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets) and; provided, further, that no such sale, lease, assignment, transfer conveyance or other disposition shall be made to any Affiliate of such Guarantor other than another Guarantor or a Spectrum Joint Venture; provided, further that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (a) shall be made at no less than the Appraised Value of such Collateral for cash and (b) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth under this caption “— Asset Sales”;

(2)
the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral between or among the Guarantors; provided that the applicable Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the EchoStar Convertible Notes Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the Holders;

(3)
a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property or asset, any interest therein or right appurtenant thereto, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a governmental authority in lieu of, or in anticipation of, any of the foregoing events; and

(4)
any Permitted Asset Swap.

Within 45 days after receipt of any Net Proceeds or, Specified Net Proceeds, as applicable, such Guarantor shall:
(a)
so long as any aggregate principal amount of the New Senior Spectrum Secured Notes remain outstanding, apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem New Senior Spectrum Secured Notes; provided that the Company shall redeem New Senior Spectrum Secured Notes in the following order:

(i)
first, up to $1.5 billion in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 103% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture,

(ii)
second, up to $500 million in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 105% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture; and

(iii)
third, New Senior Spectrum Secured Notes at a redemption price not to exceed the greater of (A) during the period prior to the date that is two years after the Issue Date, par plus 60% of the make-whole premium that would be payable pursuant to the make-whole optional redemption provisions under the New Senior Spectrum Secured Notes or (B) thereafter, the then-applicable redemption price specified in the New Senior Spectrum Secured Notes Indenture as in effect on the Issue Date; or
(b)
apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem New Senior Spectrum Secured Notes pursuant to the provisions of the New Senior Spectrum Secured Notes Indenture;

(c)
any combination of the foregoing.

Any Net Proceeds or Specified Net Proceeds that are not required to be applied as set forth above may be used for any purpose not prohibited by the EchoStar Convertible Notes Indenture, subject to the other covenants contained in the EchoStar Convertible Notes Indenture.
Certain Covenants
Restricted Payments
None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly:
(1)
(i) declare or pay any dividend or make any distribution of Collateral to any Person other than a Guarantor or (ii) make any Investment of Collateral, other than an Investment in a Guarantor, provided that any distribution of Collateral to a Subsidiary that is not a Guarantor or any Investment of Collateral in a Subsidiary that is not a Guarantor are permitted so long as such Subsidiary promptly executes and delivers a supplemental indenture to the EchoStar Convertible Notes Indenture providing for a guarantee by such Subsidiary and that the applicable Subsidiary or such Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the EchoStar Convertible Notes Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the EchoStar Convertible Notes, in each case, pursuant to “— Additional Guarantee and Collateral”; or

(2)
use any Collateral to purchase, redeem or otherwise acquire for value any Equity Interests of an Equity Pledge Guarantor or any direct or indirect parent of an Equity Pledge Guarantor.

The Company shall not, directly or indirectly (including through its Subsidiaries), declare or pay any dividend on or make any other payment or distribution (whether made in cash, securities or other property) with respect to any of the Company’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company’s Capital Stock in their capacity as holders.
The foregoing provisions do not prohibit:
(a)
the payment by the Company of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this section “Restricted Payments”;

(b)
making dividends, payments or distributions by the Company payable solely in common Equity Interests of the Company;

(c)
repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (ii) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by the Company); and

(d)
making payments to any future, current or former employee, director, officer, member of management or consultant of the Company, any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement and any other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management or consultants, in an aggregate amount not to exceed $100 million per calendar year.
Incurrence of Indebtedness
None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness; provided, however, that notwithstanding the foregoing, any Guarantor may incur, so long as no Default or Event of Default has occurred and is continuing:
(1)
Indebtedness represented by (i) the EchoStar Convertible Notes issued on the Issue Date, any PIK Notes issued under the EchoStar Convertible Notes Indenture, the Notes Guarantees thereof, the EchoStar Convertible Notes Indenture and the Security Documents, (ii) the New Senior Spectrum Secured Notes and the EchoStar Exchange Notes, in each case, issued on the Issue Date and (iii) the EchoStar Exchange Notes issued as PIK Notes (as defined in the EchoStar Exchange Notes Indenture) and, in each case, related guarantees.

(2)
First Lien Indebtedness (other than the EchoStar Convertible Notes issued on the Issue Date); provided that (a)(w) immediately after giving effect to such First Lien Indebtedness, the First Lien LTV Ratio shall not be greater than 0.375 to 1.00, (x) the aggregate amount of First Lien Indebtedness that may be incurred pursuant to this clause (2) after the Issue Date shall not exceed the Spectrum Value Debt Cap, (y) First Lien Indebtedness incurred under this clause (2) cannot be incurred prior to the completion of the Initial Appraisal pursuant to “— Collateral Appraisal” and (z) First Lien Indebtedness incurred under this clause (2) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; and (b) unless such First Lien Indebtedness is in the form of EchoStar Convertible Notes, EchoStar Exchange Notes or New Senior Spectrum Secured Notes issued under the EchoStar Convertible Notes Indenture, the EchoStar Exchange Notes Indenture and the New Senior Spectrum Secured Notes Indenture, respectively, the Authorized Representative for such First Lien Indebtedness shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative;

(3)
Indebtedness; provided that (a) immediately after giving effect to such Indebtedness, the LTV Ratio shall not be greater than 0.60 to 1.00, (b) Indebtedness incurred under this clause (3) cannot be incurred prior to the completion of the Initial Appraisal pursuant to “— Collateral Appraisal”; (c) Indebtedness incurred under this clause (3) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral, Indebtedness incurred under this clause (3) cannot have a maturity date earlier than one year following the occurrence of the maturity date of the EchoStar Convertible Notes; (e) the terms of any Indebtedness incurred under this clause (3) cannot provide for (x) any scheduled repayment, mandatory repayment or redemption so long as any EchoStar Convertible Notes remain outstanding and (y) no cash interest shall be paid on such Indebtedness for any period if the Company has elected to pay PIK Interest for the most recently ended interest payment period; (f) the covenants and events of default applicable to any Indebtedness incurred under this clause (3) shall be no more restrictive than those applicable to the EchoStar Exchange Notes; and (g) if such Indebtedness is secured by a Lien on any Collateral, the Authorized Representative for such Second Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative;

(4)
Indebtedness between and among the Guarantors; provided that any such intercompany debt is pledged in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders pursuant to the Security Documents (it being understood that the Security Documents shall be amended as necessary to provide for the pledge of debt as collateral and in any event, shall be in a form satisfactory to the Required Holders); and

(5)
the guarantee by any Guarantor of Indebtedness of a Guarantor that was permitted to be incurred by another provision of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one clause in the paragraph above, such Indebtedness may be divided, classified or reclassified at the time of incurrence thereof or at any later time (in whole or in part) in any manner that complies with this covenant and such item of Indebtedness may be incurred partially under one clause and partially under one or more other clauses.
The principal amount of any Indebtedness outstanding under any clause of this covenant will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.
The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
Liens
No Guarantor shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral, other than Liens securing First Lien Indebtedness and Second Lien Indebtedness incurred in compliance with the covenant set forth under the caption “— Incurrence of Indebtedness.”
Additional Guarantees and Collateral
If any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, Collateral (other than any Collateral that is released from the Lien securing the EchoStar Convertible Notes pursuant to the provisions of the EchoStar Convertible Notes Indenture or the Security Documents) to or another Guarantor or any of the Company’s Subsidiaries that is not a Guarantor, then
(1)
if the transfer is to a Subsidiary of the Company other than a Guarantor, the Company shall cause such Subsidiary, concurrently with such transfer, to become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form attached to the EchoStar Convertible Notes Indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the EchoStar Convertible Notes on the terms set forth in the EchoStar Convertible Notes Indenture and deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, such Subsidiary; and

(2)
with respect to any such transfer, the Company shall, or shall cause such Subsidiary or such Guarantor, concurrently with such transfer, to execute and deliver such Security Documents or supplements to the Security Documents and any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under the EchoStar Convertible Notes Indenture or the Security Documents) in order to grant and perfect a first-priority Lien in the transferred Collateral for the benefit of the Trustee and the Holders.

Merger, Consolidation or Sale of Assets
None of the Company nor any Guarantor shall consolidate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, another Person other than the Company or another Guarantor (other than a sale, assignment, transfer, conveyance or disposition of (i) Collateral not prohibited by the EchoStar Convertible Notes Indenture, (ii) Collateral that is or has been released from the Lien securing the EchoStar Convertible Notes pursuant to the provisions of the EchoStar Convertible

Notes Indenture or the Security Documents or (iii) the Retail Wireless Business (to the extent no Collateral is sold, transferred, conveyed or otherwise disposed of) unless:
(1)   the Company or such Guarantor, as applicable, is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)   the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as applicable, under the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable; and
(3)   immediately after such transaction, no Default or Event of Default exists.
Notwithstanding anything to the contrary in the foregoing, no Guarantor shall sell, assign, transfer, convey or dispose of any Collateral to any Affiliate of such Guarantor other than another Guarantor or a Spectrum Joint Venture.
Transactions with Affiliates
Neither the Company nor any of the Guarantors shall enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:
(a)
such Affiliate Transaction is on terms that are no less favorable to the Company or such Guarantor than those that would have been obtained in a comparable transaction by the Company or such Guarantor with an unrelated person; and

(b)
if such Affiliate Transaction involves aggregate payments in excess of $250.0 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of the Company’s or the applicable Guarantor’s Board of Directors or (ii) if there are no disinterested members of the Company’s or the applicable Guarantor’s Board of Directors, such Guarantor has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the relevant Guarantor, as the case may be, from a financial point of view, and the Guarantor delivers to the Trustee a resolution of the Company’s or such Guarantor’s Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
(1)
(a) transactions between or among the Company and the Guarantors and (b) any transaction pursuant to, or related to, an Intercompany Loan;

(2)
transactions that do not violate the provisions of the EchoStar Convertible Notes Indenture set forth under the caption “— Restricted Payments”;

(3)
any transactions pursuant to agreements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Guarantor than such agreement as in effect on the Issue Date;

(4)
transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Guarantor, relating solely to such Indebtedness or Capital Stock;

(5)
any transaction in connection with a Spectrum Joint Venture that is not prohibited by clause (1) or clause (2) of the first paragraph of the covenants set forth under the heading “— Asset Sales”;

(6)
so long as it complies with clause (a) of the first paragraph of this covenant, and the covenant set forth under the heading “— Asset Sales,” transactions with respect to any sale, lease, conveyance, license or other disposition of any Spectrum Assets in connection with the commercialization or utilization of wireless spectrum licenses;

(7)
overhead and other ordinary-course allocations of costs and services on a reasonable basis so long as such arrangements are comparable to arrangements made on an arm’s length basis;

(8)
allocations of tax liabilities and other tax-related items among the Guarantors and its Affiliates (including pursuant to a tax sharing agreement or arrangement) based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Guarantors and its Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;

(9)
so long as it complies with clause (a) of the first paragraph of this covenant, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of the Guarantors to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(10)
arrangements or agreements entered into in the ordinary course of business providing for the acquisition or provision of goods and services;

(11)
transactions with the Company or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of the Company or a majority Disinterested Directors or a special committee thereof consisting solely of Disinterested Directors;

(12)
amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, services or other matters referred to or contemplated by any of the foregoing items; provided that any such amendments, modifications, renewals or replacements shall not be on terms materially less advantageous to the Company or the Guarantors; and

(13)
transactions with any person or any of its controlled affiliates that owns or acquires from the Company or any Subsidiary all or substantially all of the assets primarily used (or intended to be used) in connection with, or reasonably related to, the Retail Wireless Business, as determined in good faith by the Company or such Subsidiary, that have been approved by a majority of the members of the audit committee of the Company or a special committee of the Company’s board of directors consisting solely of members of the Company’s board of directors who are not directors, officers or employees of such person or any of its controlled Affiliates.

Limitation on Transactions with DDBS or HSSC
The Company shall not, and shall not permit any of its Subsidiaries (other than any DDBS or HSSC entities) to, transfer to DDBS or HSSC any assets, whether as an Asset Sale, investment, dividend or otherwise, or prepay intercompany debts owed to DDBS or HSSC in each case, other than (i) such transfers in the form of an Intercompany Loan in an amount not to exceed $2.0 billion in the aggregate at any one time outstanding or (ii) in accordance with, or pursuant to, agreements in effect on the Issue Date.
Limitation on Activities of Guarantors
Each Guarantor shall engage in no activities other than those reasonably related to its ownership of the Collateral owned by it and shall own no material assets other than the Collateral owned by it.
Limitation on Dividends and Other Payment Restrictions Affecting Guarantors
Neither the Company nor any of the Guarantors shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Guarantors to:
(1)
pay dividends or make any other distribution to the Company on the Guarantors’ Capital Stock or with respect to any other interest or participation in or measured by its profits, or pay any Indebtedness owed to the Company or any Guarantor;
(2)
make loans or advances to the Company or any Guarantors; or

(3)
transfer any of its properties or assets to the Company or any Guarantor; except for such encumbrances or restrictions existing under or by reason of:

(a)
existing agreements as in effect on the Issue Date;

(b)
applicable law or regulation;

(c)
by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(d)
the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes, the EchoStar Exchange Notes, the EchoStar Exchange Notes Indenture, the New Senior Spectrum Secured Notes or the New Senior Spectrum Secured Notes Indenture;

(e)
any agreement for the sale of any Guarantor or its assets that restricts distributions by that Guarantor pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the EchoStar Convertible Notes Indenture; or

(f)
any instrument governing Indebtedness permitted to be incurred under the terms of the EchoStar Convertible Notes Indenture to the extent any applicable restrictions are no more restrictive, taken as a whole, than such restrictions contained in the EchoStar Exchange Notes Indenture.

After-Acquired Collateral and Future Assurances
The Guarantors shall, and the Company shall cause the Guarantors to, execute, deliver and/or file any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under the EchoStar Convertible Notes Indenture and/or the Security Documents) in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Guarantors will reasonably promptly (and in no event later than 90 days) secure the obligations under the EchoStar Convertible Notes Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. For the avoidance of doubt, the Collateral Agent shall not be responsible for preparing or filing financing statements or otherwise perfecting the security interest in the Collateral.
Any transfer or other disposition of any Collateral by any Guarantor to the Company or any Subsidiary of the Company that is not a Guarantor or a Spectrum Joint Venture shall be void ab initio, and in any event the Company and its Subsidiaries shall (i) immediately take any and all actions necessary to return such Collateral to the applicable Guarantor and (ii) pending such return immediately take any and all actions necessary to cause such Collateral to be subject to perfected security interests and Liens to secure the obligations under the EchoStar Exchange Notes Indenture and the Security Documents.
Reports
In the event (i) the Company is no longer subject to the reporting requirements of Sections 13(a) and 15(d) under the Exchange Act and (ii) any EchoStar Convertible Notes are outstanding, the Company will furnish to the Holders, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to a large accelerated filer, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, and, with respect to the annual information only, a report thereon by its independent registered public accounting firm.

Events of Default
Each of the following shall constitute an event of default with respect to the EchoStar Convertible Notes (each, an “Event of Default”):
(1)
default for 30 days in the payment when due of interest on the EchoStar Convertible Notes;

(2)
default in the payment when due (at stated maturity, upon optional redemption, upon any required repurchase or otherwise) of principal of, or premium, if any, on the EchoStar Convertible Notes;

(3)
failure by the Company or any of the Guarantors, as applicable, to comply with the provisions described under “— Collateral Appraisal,” “— Certain Covenants — Asset Sales,” or “— Certain Covenants — Transactions with Affiliates”;

(4)
failure by the Company or any of the Guarantors, as applicable, for 30 days to comply with the provisions described under “— Certain Covenants — Restricted Payments,” “— Certain Covenants — Incurrence of Indebtedness”, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to the EchoStar Convertible Notes Indenture;

(5)
failure by the Company or any of the Guarantors, as applicable, for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the EchoStar Convertible Notes then outstanding to comply with any of the other agreements in the EchoStar Convertible Notes Indenture;

(6)
our failure to comply with our obligation to convert the EchoStar Convertible Notes in accordance with the Indenture upon exercise of a Holder’s conversion right, if such failure continues for a period of five Business Days following the due date for the delivery thereof;

(7)
our failure to give a fundamental change notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” or notice of a specified corporate transaction as described under “— Conversion Rights — Conversion upon specified corporate events,” in each case when due;

(8)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary) (other than Indebtedness of DDBS and/or HSSC), which default:

(a)
is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(b)
results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);
(9)
failure by the Company or any Significant Subsidary to pay final judgments (other than any judgment as to which a nationally recognized insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(10)
any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

(11)
the Company or any Significant Subsidiary (other than DDBS and/or HSSC) pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;

(12)
other than with respect to DDBS and/or HSSC, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or (iii) orders the liquidation of the Company or any Significant Subsidiary, and, in each case of the foregoing clauses (i) through (iii), the order or decree remains unstayed and in effect for 60 consecutive days;

(13)
in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by the EchoStar Convertible Notes Indenture and the applicable Security Documents or by reason of the termination of the EchoStar Convertible Notes Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to the EchoStar Convertible Notes Indenture or the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the EchoStar Convertible Notes; and

(14)
FCC Licenses that form part of the Collateral accounting for more than 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC as a result of the Company’s or the Guarantors failure to meet their respective buildout milestones with respect to such forfeited FCC Licenses.

In the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in clause (11) or (12) above, all outstanding EchoStar Convertible Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount then outstanding of the EchoStar Convertible Notes may declare all the EchoStar Convertible Notes to be due and payable immediately.
However, notwithstanding the foregoing, a Default under clause (4), (5), (8), (9) or (13) described above, will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding EchoStar Convertible Notes notify the Company of the Default and, with respect to clause (4), (5), (8), (9) or (13) such Default is not cured within the time specified in clause (4), (5), (8), (9) or (13) described above after receipt of such notice.
If any portion of the amount payable on the EchoStar Convertible Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.
The Holders of a majority in principal amount of the outstanding EchoStar Convertible Notes may waive all past defaults (except with respect to nonpayment of principal (including any redemption price and any fundamental change repurchase price, if applicable) or interest or the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the EchoStar Convertible Notes and its consequences if:
•
rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

•
all existing events of default, other than the nonpayment of the principal of and interest on the EchoStar Convertible Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each Holder shall have the right to institute suit for the enforcement of any payment of principal (including any redemption price and any fundamental change repurchase price, if applicable), accrued and unpaid interest, if any, on, and consideration due upon conversion of, its EchoStar Convertible Notes, on or after the respective due dates expressed or provided for in the EchoStar Convertible Notes Indenture, and such right shall not be impaired or affected without the consent of such Holder.
Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding EchoStar Convertible Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.
Subject to the provisions of the EchoStar Convertible Notes Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the EchoStar Convertible Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder may pursue any remedy with respect to the EchoStar Convertible Notes Indenture or the EchoStar Convertible Notes unless:
(1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)   Holders of at least 25% in aggregate principal amount of the then outstanding EchoStar Convertible Notes have requested the Trustee to pursue the remedy;
(3)   such Holders have offered the Trustee reasonable security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)   the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)   the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Convertible Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
The Holders of a majority in aggregate principal amount then outstanding of the EchoStar Convertible Notes, by notice to the Trustee, may on behalf of the Holders of all of the EchoStar Convertible Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the EchoStar Convertible Notes Indenture, except a Default or Event of Default resulting from (i) the nonpayment of interest or premium on, or principal of, the EchoStar Convertible Notes, (ii) a failure to repurchase any EchoStar Convertible Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of any EchoStar Convertible Notes.
The Company is required to deliver to the Trustee, in its capacity as trustee of the EchoStar Convertible Notes Indenture, annually a statement regarding compliance with the EchoStar Convertible Notes Indenture, and the Company is required upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.
The EchoStar Convertible Notes Indenture will provide that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers vested in it by the EchoStar Convertible Notes Indenture to use the degree of care that a prudent person would use in the conduct of its own affairs under the circumstances. The Trustee, however, may refuse to follow any direction that conflicts with law or the EchoStar Convertible Notes Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability. Prior to taking any action under the EchoStar Convertible Notes Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The EchoStar Convertible Notes Indenture will provide that if a default occurs and is continuing and a responsible officer of the Trustee has received such written notice of default, the Trustee must send to each Holder notice of the default within 90 days after receipt of such written notice. Except in the case of a default in the payment of principal of (including any redemption price and any fundamental change repurchase price, if applicable) or interest on any Note or a default in the payment or delivery of the consideration due upon conversion, the Trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and is then continuing. We are also required to deliver to the Trustee, within 30 days after an officer of the Company becomes aware of the occurrence thereof, written notice of any events which would constitute defaults, their status and what action we are taking or proposing to take in respect thereof.
Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.
If the EchoStar Convertible Notes are accelerated or otherwise become due prior to their stated maturity, in each case as a result of an Event of Default specified in clauses (11) or (12) of the definition of “Event of Default” (including the acceleration of any portion of the Indebtedness evidenced by the EchoStar Convertible Notes by operation of law), the amount that shall then be due and payable shall be equal to: 100% of the principal amount of the EchoStar Convertible Notes then outstanding, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest to, but excluding, the date of such acceleration, as if such acceleration were an optional redemption of the EchoStar Convertible Notes so accelerated.
Notwithstanding the generality of the foregoing, if the EchoStar Convertible Notes are accelerated or otherwise become due prior to their stated maturity, in each case, as a result of an Event of Default specified in clauses (10) or (11) of the definition of “Event of Default” (including the acceleration of any portion of the Indebtedness evidenced by the EchoStar Convertible Notes by operation of law), the principal amount of the EchoStar Convertible Notes then outstanding, plus accrued and unpaid interest shall also be due and payable as though the EchoStar Convertible Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the obligations with respect to the EchoStar Convertible Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If such amount becomes due and payable, it shall be deemed to be principal of the EchoStar Convertible Notes and interest shall accrue on the full principal amount of the EchoStar Convertible Notes from and after the applicable triggering event. Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the EchoStar Convertible Notes, and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the EchoStar Convertible Notes or the EchoStar Convertible Notes Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE COMPANY AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the EchoStar Convertible Notes.
Amendment, Supplement and Waiver
Except as provided in the next two paragraphs, the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes, the Notes Guarantees and the Security Documents may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding EchoStar Convertible Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, EchoStar Convertible Notes), and except as provided in the next two paragraphs, any existing Default or Event of Default or compliance with any provision of the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the EchoStar Convertible Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, EchoStar Convertible Notes).
Without the consent of each Holder affected, however, an amendment, supplement or waiver may not:
(1)
reduce the aggregate principal amount of EchoStar Convertible Notes whose Holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal of or change the fixed maturity of any EchoStar Convertible Note or reduce the premium payable upon to the redemption of such EchoStar Convertible Note;

(3)
reduce the rate of or change the time for payment of interest on any EchoStar Convertible Note;

(4)
waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the EchoStar Convertible Notes (except a rescission of acceleration of the EchoStar Convertible Notes by the Holders of a majority in aggregate principal amount of the EchoStar Convertible Notes and a waiver of the Payment Default that resulted from such acceleration);

(5)
make any EchoStar Convertible Note payable in money other than that stated in such EchoStar Convertible Note;

(6)
make any change in the provisions of the EchoStar Convertible Notes Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the EchoStar Convertible Notes;

(7)
waive a redemption payment with respect to any EchoStar Convertible Note;

(8)
release any Guarantor from any of its obligations under its Notes Guarantee or the EchoStar Convertible Notes Indenture, except as set forth under the caption “— EchoStar Convertible Notes and Notes Guarantees”;

(9)
subordinate, or have the effect of subordinating, the obligations under the EchoStar Convertible Notes to any other Indebtedness (including to other obligations under the EchoStar Convertible Notes pursuant to changes to any recovery waterfall or otherwise), or subordinate, or have the effect of subordinating, the Liens securing the obligations under the EchoStar Convertible Notes to Liens securing any other Indebtedness;

(10)
impair or adversely affect the right of Holders to convert EchoStar Convertible Notes or otherwise modify the provisions with respect to conversion, or reduce the conversion rate or impair the ability to receive cash upon conversion (subject to such modifications as are required under the EchoStar Convertible Notes Indenture);

(11)
reduce the redemption price or fundamental change repurchase price of any EchoStar Convertible Note or amend or modify in any manner adverse to the Holders of EchoStar Convertible Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(12)
make any change to clauses (1) through (11) above.

In addition, without the consent of Holders of at least 75% of the outstanding principal amount of the EchoStar Convertible Notes then outstanding, an amendment or a waiver may not (i) release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of the EchoStar Convertible Notes Indenture and the Security Documents, (ii) make any change in the provisions under “— Lien”, (iii) make any change in the provisions under “— Incurrence of Indebtedness”, or (iv) make any changes in the provisions under or related to “— Limitation on transactions with DDBS or HSSC.
Notwithstanding the foregoing, the Company, the Guarantors, the Trustee and the Collateral Agent, as the case may be, may amend or supplement the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes, the Notes Guarantees or the Security Documents without the consent of any Holder:
(1)
cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated EchoStar Convertible Notes in addition to or in place of certificated EchoStar Convertible Notes;

(3)
to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(5)
to comply with requirements of the SEC in order to effect or maintain the qualification of the EchoStar Convertible Notes Indenture under the TIA;

(6)
to conform the text of the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes, the Notes Guarantees or the Security Documents to any provision of this “Description of the EchoStar Convertible Notes” to the extent that such provision in this “Description of the EchoStar Convertible Notes” was intended to be a verbatim or substantially verbatim recitation of a provision thereof;

(7)
to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)
to allow any Guarantor to execute a supplemental indenture;

(9)
to make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by the EchoStar Convertible Notes Indenture, any Intercreditor Agreement or any of the Security Documents;

(10)
to release Notes Guarantees or any Collateral when permitted or required by the terms of the EchoStar Convertible Notes Indenture, any Intercreditor Agreement and the Security Documents;

(11)
to evidence and provide for the acceptance and appointment under the EchoStar Convertible Notes Indenture of successor trustees pursuant to the requirements thereof;

(12)
to secure any Notes Obligations under the Security Documents; or

(13)
to provide for the issuance of PIK Notes and additional notes in accordance with the limitations set forth in the EchoStar Convertible Notes Indenture.

Satisfaction and Discharge
We may satisfy and discharge our obligations under the EchoStar Convertible Notes Indenture and the Security Documents by delivering to the securities registrar for cancellation all outstanding EchoStar Convertible Notes or by irrevocably depositing with the Trustee or delivering to the holders, as applicable, cash or cash and/or shares of Class A Common Stock (solely to satisfy outstanding conversions), as applicable, sufficient to pay all of the outstanding EchoStar Convertible Notes and/or satisfy all conversions, as the case may be after all of the EchoStar Convertible Notes have (i) become due and payable, whether at maturity or at any fundamental change repurchase date, and/or (ii) been converted (and the amount of the related conversion consideration has been determined), and to pay all other sums payable under the EchoStar Convertible Notes Indenture by us. Such discharge is subject to terms contained in the EchoStar Convertible Notes Indenture.

Calculations in Respect of Notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the EchoStar Convertible Notes. These calculations include, but are not limited to, determinations of the stock price or trading price, the last reported sale prices of our Class A Common Stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the EchoStar Convertible Notes and the conversion rate of the EchoStar Convertible Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of EchoStar Convertible Notes. We will provide a schedule of our calculations to each of the Trustee and the conversion agent, and each of the Trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any Holder of EchoStar Convertible Notes upon the request of that Holder. Neither the Conversion Agent nor the Trustee shall be responsible for performing calculations under the EchoStar Convertible Notes Indenture or for monitoring the price of the Class A Common Stock.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the EchoStar Convertible Notes or the EchoStar Convertible Notes Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation (in each case to the extent such claims do not arise from conduct occurring after the Issue Date). By accepting a Note, each holder waives and releases all such liability to the extent permitted under applicable law. This waiver and release is part of the consideration for the EchoStar Convertible Notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
No Stockholder Rights for Holders of Notes
Holders of EchoStar Convertible Notes, solely in their capacity as such, will not have any rights as stockholders of the Company (including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class A Common Stock), except as described under “— Conversion Rights — Settlement upon conversion” with respect to the date on which a converting holder of the EchoStar Convertible Notes becomes a record holder of shares of Class A Common Stock and except with respect to any distribution or transaction in which the Company provides that Holders of the EchoStar Convertible Notes are entitled to participate in their capacity as Holders of the EchoStar Convertible Notes.
Trustee
The Bank of New York Mellon Trust Company, N.A., is the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
We may from time to time maintain banking relationships in the ordinary course of business with the Trustee and its affiliates. The Trustee (including in its capacities as conversion agent, paying agent or registrar) shall have no responsibility to determine the sale price, trading price, any settlement amount, the conversion rate or whether any adjustments to the conversion rate are required, or whether the EchoStar Convertible Notes are convertible.
Governing Law
The EchoStar Convertible Notes Indenture will provide that it and the EchoStar Convertible Notes and the Notes Guarantees, and any claim, controversy or dispute arising under or related to the EchoStar Convertible Notes Indenture or EchoStar Convertible Notes, will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflicts of laws provisions thereof). The EchoStar Convertible Notes Indenture will provide that the Company and the Trustee, and each Holder of the EchoStar Convertible Notes by its acceptance thereof, will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes or any transaction contemplated thereby.
Certain Definitions
Set forth below are certain defined terms used in the EchoStar Convertible Notes Indenture. Reference is made to the EchoStar Convertible Notes EchoStar Convertible Notes Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“700 MHz Licenses” means any FCC 700 MHz spectrum license held by the Company or any of the Company’s subsidiaries.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” or “controlled by”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.
“Appraised Value” means, as of any date of determination, the aggregate fair market value (without duplication) of the applicable assets on such date as certified in one or more written appraisals as of a date no more than 90 days prior to such, each conducted by an Independent Appraiser as determined pursuant to the final paragraph of this definition. Whenever there is a reference to “Appraised Value” or any ratio or basket that is dependent upon the determination of the “Appraised Value” in this “Description of the EchoStar Convertible Notes”, the fair market value of the applicable assets shall be determined pursuant to the methodology described in the succeeding paragraph.
The Company may, at any time, require an update to the Appraised Value of the applicable assets by delivering written notice to the Holders of its exercise of this option. Within 30 days following the date of such notice (the “Appraisal Notice Date”), the Holders of a majority in the aggregate principal amount of the EchoStar Convertible Notes (the “Required Holders”), on the one hand, and the Company, on the other hand, shall appoint an Independent Appraiser (each an “Initial Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 60 days of the Appraisal Notice Date. If (i) the variance in the aggregate Appraised Values of the Collateral as determined by each of the Initial Appraisers is such that the lesser of the two aggregate Appraised Values of the Collateral is at least 75% of the higher of the two aggregate Appraised Values of the Collateral, the Appraised Value of the Collateral shall be the average of the two values determined by the Initial Appraisers; or (ii) if the foregoing clause (i) does not apply, either the Company or Required Holders shall have the right to request the appointment of a third Independent Appraiser. In such case, the Initial Appraisers shall appoint another Independent Appraiser (the “Third Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 90 days of the Appraisal Notice Date, and the aggregate the Appraised Value of the Collateral shall be the average of the three values determined by the Initial Appraisers and the Third Appraiser. If (i) either the Required Holders or the Company shall fail to appoint an Independent Appraiser who delivers an updated Appraised Value of the Collateral within the deadline specified above, the aggregate Appraised Value of the Collateral shall be as determined by Independent Appraiser that has delivered an updated Appraised Value of the Collateral within such timeline and (ii) a Third Appraiser has not appointed and delivered an updated Appraised Value within the deadline specified above, the Appraised Value of the Collateral shall be as determined pursuant to clause (i) of the preceding sentence. Any appointment by the Required Holders referred to above shall be subject to the applicable provisions of the EchoStar Convertible Notes Indenture. By acceptance of their EchoStar Convertible Notes under the EchoStar Convertible Notes Indenture, the holders hereby agree that any of the deadlines set forth in this definition shall be automatically extended to the extent made necessary due to the failure of the Company to provide any information or cooperation reasonably requested by any applicable appraiser, and in the event of such extension no Indebtedness or Asset Sale requiring a determination of Appraised Value shall be made until the Appraised Value is determined in accordance with the foregoing, and no further action shall be necessary to effect such extension.

“Authorized Representative” means the agent or representative acting on behalf of holders of any First Lien Indebtedness or Second Lien Indebtedness, as applicable.
“AWS-3 Spectrum” means any FCC AWS-3 wireless spectrum license held by the Spectrum Assets Guarantors.
“AWS-4 Spectrum” means any FCC AWS-4 wireless spectrum license held by the Spectrum Assets Guarantors.
“Bankruptcy Code” means title 11, United States Code, 11 U.S.C. §§ 101 et seq. (as amended, modified, or supplemented from time to time).
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors, or affecting creditors’ rights generally.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(a)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(b)   with respect to a partnership, the Board of Directors of the general partner of the partnership;
(c)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(d)   with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York, New York.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.
“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within 12 months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.
“CBRS Licenses” means any FCC CBRS wireless spectrum license held by the Company or any of the Company’s subsidiaries.
“Collateral” means (1) any Spectrum Assets held by the Spectrum Assets Guarantors and other assets owned by such Spectrum Assets Guarantors subject, or purported to be subject, from time to time, to a Lien under any Security Document, (2) the proceeds of any Spectrum Assets, (3) any Replacement Collateral, (4) any Equity Interests in any Spectrum Assets Guarantor held by an Equity Pledge Guarantor and all related assets owned by such Equity Pledge Guarantor subject, or purported to be subject to, a Lien under any Security Document and (5) any assets on which a Guarantor is required to grant a Lien pursuant to the covenant described under “Certain Covenants — Additional Guarantees and Collateral” or “Collateral Appraisal” and any proceeds of the foregoing.

“Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of Indebtedness incurred by the Guarantors, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (ii) with respect to any Indebtedness in clause (i), the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount., after giving pro forma effect to (x) any Indebtedness that has been incurred by the Guarantors on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any Indebtedness of the Guarantors that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.
“Disinterested Director” means a member of the Company’s Board of Directors who is not a director, officer or employee of the Company’s controlled Affiliates.
“DDBS” means collectively DISH DBS Corporation (or any successor in interest thereto) and its subsidiaries.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“EchoStar Convertible Notes” means the EchoStar Convertible Notes to be issued under the EchoStar Convertible Notes Indenture on the Issue Date.
“EchoStar Convertible Notes Documents” means the EchoStar Convertible Notes Indenture, the EchoStar Convertible Notes, the Notes Guarantees and the Security Documents.
“EchoStar Exchange Notes” means the 6.75% Senior Secured Spectrum Notes due 2030, issued by the Company on the Issue Date, together with any EchoStar Exchange Notes issued after the Issue Date as PIK Notes under the EchoStar Exchange Notes Indenture.
“EchoStar Exchange Notes Indenture” means the indenture covering the EchoStar Exchange Notes.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Pledge Agreement” means the Equity Pledge Agreement dated as of the Issue Date, between the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller.
“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.
“FCC Licenses” means licenses, authorizations and permits for wireless terrestrial service, including without limitation commercial mobile service, issued from time to time by the FCC.
“First Lien Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of the EchoStar Convertible Notes, (ii) the aggregate outstanding principal amount of any other First Lien Indebtedness, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (iii) with respect to any Indebtedness in clauses (i) and (ii) the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount after giving pro forma effect to (x) any First Lien Indebtedness has been incurred on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any First Lien Indebtedness that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.

“First Lien Indebtedness” means, the EchoStar Convertible Notes, the New Senior Spectrum Secured Notes and the EchoStar Exchange Notes and any Indebtedness incurred pursuant to clause (2) of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Incurrence of Indebtedness” for which the applicable Authorized Representative shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative.
“First Lien Intercreditor Agreement” means, a First Lien Intercreditor Agreement substantially in the form of an exhibit attached to the EchoStar Convertible Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of First Lien Obligations.
“First Lien LTV Ratio” means, on any date of determination, the ratio of (a) the First Lien Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, without duplication.
“First Lien Obligations” means any first priority obligations permitted to be incurred under the EchoStar Convertible Notes Indenture in respect of any First Lien Indebtedness.
“First Lien Representative” means an Authorized Representative for the holders of such First Lien Indebtedness.
“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination as in effect at any time and from time to time.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any liability.
“Guarantor” means any entity that executes a Notes Guarantee of the obligations of the Company under the EchoStar Convertible Notes Indenture and the EchoStar Convertible Notes, and their respective successors and assigns.
“H Block Licenses” means any FCC H Block wireless spectrum license held by the Company or any of the Company’s subsidiaries.
“HSSC” means collectively Hughes Satellite Systems Corporation (or any successor in interest thereto) and its subsidiaries.
“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes (including, for the avoidance of doubt, any convertible notes), debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to finance leases), (iv) representing any hedging obligations, (v) in each case except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any disqualified stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any preferred equity interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.
“Independent Appraiser” means any Person that (a) is a firm of U.S. national or international standing engaged in the business of appraising FCC Licenses (as determined by the Company in good faith) or (b) if no such person described in clause (a) above is at such time generally providing appraisals of FCC Licenses (as determined by the Company in good faith) then, an independent investment banking firm of U.S. national or international standing qualified to perform such appraisal (as determined by the Company in good faith).
“Intercompany Loan” means an intercompany loan between the Company or any of the Guarantors and DDBS and/or HSSC, as applicable, as contemplated by clause (ii) under “— Limitation on Transactions with DDBS or HSSC.”
“Intercreditor Agreement” means a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement as the context requires.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Issue Date” means the first date on which any EchoStar Convertible Notes are issued under the EchoStar Convertible Notes Indenture.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).
“LTV Ratio” means, on any date of determination, the ratio of (a) the Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, plus any cash pledged as Collateral pursuant to “Collateral Appraisal.”
“MHz-POPs” means with respect to any FCC License the number of megahertz of wireless spectrum covered by such FCC License multiplied by the population in the geographic area covered by such FCC License.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.
“Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) received in respect of any Asset Sale pursuant to clause (1) of the first paragraph of the covenant described under the caption “Certain Covenants — Asset Sales,” net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets; provided that Net Proceeds shall exclude Specified Net Proceeds.
“New Senior Spectrum Secured Notes” means the 10.75% Senior Secured Notes due 2029, to be issued by the Company on the Issue Date.
“New Senior Spectrum Secured Notes Indenture” means the indenture relating to the New Senior Spectrum Secured Notes.
“Notes Guarantee” means a guarantee by a Guarantor of the Company’s obligations under the EchoStar Convertible Notes Indenture and the EchoStar Convertible Notes.
“Notes Obligations” means the Obligations in respect of the EchoStar Convertible Notes, the EchoStar Convertible Notes Indenture, the Notes Guarantees, the Security Documents and the other EchoStar Convertible Notes Documents.

“Obligations” means any principal, interest (including post-petition interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-petition interest, fees and expenses is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Permitted Asset Swap” means a transfer of Collateral by a Guarantor in exchange for or other acquisition of, Spectrum Assets or Capital Stock of a Person that becomes a wholly owned Subsidiary of a Guarantor and the principal assets of which are Spectrum Assets and other assets reasonably necessary to maintain the ownership thereof (the “Replacement Collateral”); provided that (i) the Guarantor transferring such Collateral (the “Transferred Assets”) shall (x) subject to the further proviso below, acquire assets that constitute Replacement Collateral that have an Appraised Value at least equal to the Appraised Value of the Transferred Assets sold, transferred, or otherwise disposed of, (y) execute any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the EchoStar Convertible Notes Indenture and/or the Security Documents) to grant and perfect a first-priority Liens in such Replacement Collateral for the benefit of the Holders; and (ii) a Permitted Asset Swap of Collateral comprising Band 66 AWS-3 Spectrum shall only be made if the applicable Replacement Collateral comprises Band 66 AWS-3 Spectrum; provided, further, that (X) if the Appraised Value of Transferred Assets comprising Band 66 AWS-3 Spectrum is greater than the Appraised Value of the Replacement Collateral (a “Collateral Deficit”), the Company or another Guarantor may contribute Replacement Cash to the Guarantor receiving such Replacement Collateral (which, for the avoidance of doubt, will satisfy the requirements of clause (i)(x) above); and (Y) the aggregate Appraised Value of Transferred Assets that may be subject to Permitted Asset Swaps following the Issue Date shall not exceed $5.0 billion (with the value of such Collateral being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets).
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Principal” means Charles W. Ergen.
“Rating Agency” or “Rating Agencies” means:
(a)   S&P;
(b)   Moody’s; or
(c)   if S&P or Moody’s or both shall not make a rating of the EchoStar Convertible Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.
“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.
“Replacement Cash” means, with respect to any Asset Sale involving Band 66 AWS-3 Spectrum, an amount of cash and Cash Equivalents equal to the applicable Collateral Deficit.
“Required Amount” means, with respect to any Net Proceeds and Specified Net Proceeds, an amount equal to (x) the sum of (i) 37.5% of all Net Proceeds from Asset Sales consummated following the Issue Date and (ii) 75% of all Specified Net Proceeds from Asset Sales consummated following the Issue Date less (y) the aggregate amount of all Net Proceeds and Specified Net Proceeds previously applied in accordance with the second paragraph of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Asset Sales.”
“Retail Wireless Business” means the provision of prepaid and postpaid wireless communications, data and other services to subscribers, whether or not utilizing wireless spectrum licenses, including as a mobile virtual network operator.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. “SEC” means the United States Securities and Exchange Commission.
“Second Lien Indebtedness” means any Indebtedness incurred pursuant to clause (3) of the covenant set forth under the caption set forth under the caption “— Certain Covenants — Incurrence of Indebtedness” for which the Authorized Representative shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative.
“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement substantially in the form of an exhibit attached to the EchoStar Convertible Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of Junior Lien Obligations (as defined in the Second Lien Intercreditor Agreement) having a Lien on the Collateral ranking junior to the Lien securing the obligations under the EchoStar Convertible Notes Indenture.
“Second Lien Representative” means an Authorized Representative for the Holders of Second Lien Indebtedness.
“Security Agreement” means the Security Agreement dated as of the Issue Date, among the Spectrum Assets Guarantors, the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.
“Security Documents” means the Equity Pledge Agreement, the Security Agreement, each Intercreditor Agreement, and all other pledge agreements, security agreements, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders in any or all of the Collateral.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of the EchoStar Convertible Notes Indenture.
“Specified Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) on account of, or in respect of, Asset Sale of any Collateral comprising AWS-3 Spectrum pursuant to clause (1) of the first paragraph of the covenant described under the caption “Certain Covenants — Asset Sales,” net of the direct costs relating to such Asset Sale of AWS-3 Spectrum (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions) and any reserve for adjustment in respect of the sale price of such asset or assets.
“Spectrum Assets” means any (i) FCC Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum, including the proceeds for Band 66 and Band 70 of AWS-3 Spectrum and AWS-4 Spectrum held by the Spectrum Assets Guarantors and (ii) the proceeds thereof, in each case until any such FCC License no longer constitutes Collateral pursuant to the provisions of the EchoStar Convertible Notes Indenture and the Security Documents.
“Spectrum Joint Venture” means bona fide joint venture between Company and/or the Guarantors with an unaffiliated third party; provided however that the Principal, any Related Party and any employees or management of the Company or any of its Subsidiaries shall not hold any direct or indirect Equity Interest in such Spectrum Joint Venture other than indirectly through their ownership of Equity Interests of the Company.
“Spectrum Value Debt Cap” means $13.0 billion; provided that following the date that is two years after the Issue Date, the Company may, at its option update the aggregate Appraised Value of the Collateral pursuant to the definition of “Appraised Value”, and, thereafter, “Spectrum Value Debt Cap” shall mean the lesser of (x) the greater of (i) the updated aggregate Appraised Value of the Collateral multiplied by 0.375 and (ii) $13.0 billion, and (y) $15.0 billion.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); provided notwithstanding anything to the contrary herein, any Guarantor shall in all events be deemed a Subsidiary of the Company hereunder.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such person.

THE PROPOSED AMENDMENTS
We are soliciting the consent of the holders of Existing Notes of the applicable series to, among other things, eliminate certain events of default and substantially all of the restrictive covenants in the applicable DISH Network Indenture, including, but not limited to, the merger covenant, which sets forth certain requirements that must be met for DISH Network to consolidate, merge or sell all or substantially all of its assets, and the reporting covenant, which requires DISH Network to provide certain periodic reports to noteholders. If the proposed amendments described below are adopted with respect to the Existing Notes, the amendments will apply to all Existing Notes not acquired in the exchange offer. Thereafter, all such Existing Notes will be governed by the applicable DISH Network Indenture as amended by the proposed amendments, which will have less restrictive terms and afford reduced protections to the holders of those securities compared to those currently in each DISH Network Indenture and the Existing Notes of the applicable series. See “Risk Factors — Risks Related to the Exchange Offer and the Consent Solicitation — The proposed amendments to each DISH Network Indenture and the Existing Notes of the applicable series will afford reduced protection to remaining holders of Existing Notes.”
The descriptions below of the provisions of each DISH Network Indenture and the Existing Notes to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to each DISH Network Indenture, the applicable form of note and the form of supplemental indenture to each DISH Network Indenture that contains the proposed amendments.
The proposed amendments for the Existing Notes of the applicable series constitute a single proposal, and a consenting holder must consent to the proposed amendments in their entirety and may not consent selectively with respect to only certain of the proposed amendments.
Pursuant to the applicable DISH Network Indenture, the proposed amendments require the consent of the holders of a majority of the outstanding aggregate principal amount of the applicable Existing Notes. Any Existing Notes held by DISH Network or any person directly or indirectly controlling or controlled by or under direct or indirect common control with DISH Network (including us) are not considered to be “outstanding” for this purpose.
As of the date of this prospectus, the aggregate principal amount outstanding with respect to the DISH Network 2025 Notes and the DISH Network 2026 Notes was $1,957,197,000 and $2,908,799,000, respectively (net of $42,803,000 and $91,199,000 of DISH Network 2025 Notes and DISH Network 2026 Notes, respectively, that are held by DISH Network and not deemed outstanding).
The valid tender of a holder’s Existing Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.
With respect to the applicable Existing Notes, if the Requisite Consents have been received prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations, including the Minimum Tender Condition and the New Money Offering Condition, are satisfied or, where permitted, waived, as applicable, then all of the sections, provisions or definitions listed below under each DISH Network Indenture, and corresponding provisions in the applicable Existing Note, will be deleted or modified, as applicable:
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the definition of “Significant Subsidiary” will be revised to exclude DISH DBS Corporation and its subsidiaries; and

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the following sections or provisions will be deleted:

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Section 4.06(a), (b) and (c)  — Rule 144A Information Requirement; Reporting;

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Section 6.01(e) — Events of Default (failure to comply with Article 11);

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Section 6.01(g) — Events of Default (cross defaults);

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Section 6.01(j) — Events of Default (judgment defaults); and

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Article 11 — Consolidation; Merger; and Sale.

Effectiveness of the Supplemental Indentures and Proposed Amendments
Subject to the consummation of the exchange offers, the supplemental indentures for the proposed amendments will be duly executed and delivered by DISH Network and the Exchange Notes Trustee and such supplemental indenture will become effective upon its execution and delivery. However, the proposed amendments to each DISH Network Indenture and the Existing Notes will not become operative until after the issuance of the EchoStar Notes on the Settlement Date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes certain material U.S. federal income tax consequences with respect to the exchange offers and the adoption of the proposed amendments, as well as the acquisition, ownership, and disposition of EchoStar Notes received pursuant to the exchange offers and of shares of our Class A Common Stock into which the EchoStar Convertible Notes may be converted. This discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s individual circumstances or to certain types of holders subject to special tax rules, including, without limitation, banks and other financial institutions, dealers or traders in securities or currencies, insurance companies, tax-exempt entities, dealers in securities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, U.S. expatriates or former long-term U.S. residents, traders in securities that elect to apply a mark-to-market method of accounting, persons that hold Existing Notes or will hold EchoStar Notes or shares of our Class A common stock as part of a “straddle,” “conversion transaction,” “constructive sale,” “wash sale,” or other “integrated transaction,” U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, persons that own, actually or constructively, more than 10% of EchoStar’s stock (by vote or value), persons subject to the alternative minimum tax, persons that are accrual method taxpayers that are required to include certain amounts in gross income no later than the date such amounts are included in an applicable financial statement pursuant to section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and S corporations, partnerships and other pass-through entities (or investors in such entities). In addition, this discussion does not address U.S. state or local or non-U.S. tax considerations, any U.S. federal tax considerations other than U.S. federal income taxation (such as estate or gift taxes) or the Medicare tax on certain investment income. This discussion applies only to U.S. Holders and Non-U.S. Holders (each as defined below) that hold Existing Notes and will hold EchoStar Notes and shares of our Class A Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion is based on the Code and applicable U.S. Treasury Regulations (“Regulations”), rulings, administrative pronouncements and judicial decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, so as to result in U.S. federal income tax considerations that are different from those discussed below. DISH Network and EchoStar have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax considerations described herein and, as a result, there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein or that a court would not agree with the IRS.
As used herein, “U.S. Holder” means a beneficial owner of Existing Notes, EchoStar Notes and/or shares of our Class A Common Stock, as applicable, that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Regulations to be treated as a United States person.

As used herein, “Non-U.S. Holder” means a beneficial owner of Existing Notes, EchoStar Notes and/or shares of our Class A Common Stock, as applicable, that is an individual, corporation, trust or estate for U.S. federal income tax purposes and is not a U.S. Holder or any entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Existing Notes, EchoStar Notes and/or shares of our Class A Common Stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and on the activities of the partnership. Partnerships, and partners of such partnerships, holding Existing Notes, or that will own EchoStar Notes and/or shares of our Class A Common Stock, are urged to consult their tax advisors regarding the tax consequences to them of the exchange offers, the adoption of the proposed amendments, and the ownership of EchoStar Notes and shares of Class A Common Stock into which the EchoStar Convertible Notes may be converted.
The following discussion is for general information only and is not tax advice. Accordingly, U.S. Holders and Non-U.S. Holders should consult their tax advisors as to the particular tax consequences to them of the exchange offers, the adoption of the proposed amendments, and the acquisition, ownership, and disposition of EchoStar Notes and shares of our Class A Common Stock, including the applicability and effect of any U.S. federal, state or local, or non-U.S. tax laws and any changes in applicable tax laws.
Characterization of the EchoStar Notes
Certain debt instruments that provide for one or more contingent payments are subject to Regulations governing contingent payment debt instruments. The possibility that certain payments in excess of stated interest and principal will be made will not cause a debt instrument to be treated as a contingent payment debt instrument under these Regulations if, as of the issue date of the debt instrument, the likelihood that such payments will be made is remote, such payments in the aggregate are considered incidental or certain other exceptions apply. In certain circumstances (see “Description of the EchoStar Exchange Notes — Optional Redemption,” “Description of the EchoStar Exchange Notes — Special Partial Mandatory Redemption,” “Description of the EchoStar Exchange Notes — Change of Control Offer” and “Description of the EchoStar Convertible Notes — Optional Redemption”), we may be obligated to redeem the EchoStar Exchange Notes or EchoStar Convertible Notes, as applicable, prior to maturity or to pay amounts on such EchoStar Notes that are in excess of stated interest or principal on such EchoStar Notes. We intend to take the position that the possibility of those payments does not cause the applicable EchoStar Notes to be treated as contingent payment debt instruments. Our determination that the EchoStar Notes are not contingent payment debt instruments is binding on a holder, unless such holder discloses its contrary position in the manner required by applicable Regulations. It is possible that the IRS may take a different position with respect to an EchoStar Note, in which case, if such position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain recognized on the taxable disposition of such EchoStar Note. Holders are encouraged to consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the EchoStar Notes. The remainder of this discussion assumes that the EchoStar Notes will not be treated as contingent payment debt instruments.
U.S. Holders
The following portion of this discussion applies only to U.S. Holders.
Tax Consequences of the Exchange Offers to Exchanging U.S. Holders of Existing Notes
The exchange of Existing Notes for EchoStar Notes pursuant to the exchange offers should be a taxable exchange for U.S. federal income tax purposes. Accordingly, a U.S. Holder should generally recognize gain or loss on the exchange in an amount equal to the difference, if any, between the amount realized on the exchange and the U.S. Holder’s adjusted tax basis in the Existing Notes surrendered in the exchange. In general, the amount realized on the exchange would be equal to the sum of the issue prices of the EchoStar Notes received in the exchange, as discussed below under “— Issue Price,” and, subject to the discussion below, any cash received in lieu of fractional EchoStar Notes. A U.S. Holder’s adjusted tax basis in an Existing Note generally will be the amount paid for such Existing Note, increased by the amount of any market discount previously included in the U.S. Holder’s income with respect to such Existing Note and reduced (but not below zero) by any bond premium previously amortized on the Existing Note. Subject to the application of the market discount rules discussed below under “— Market Discount,” any gain or loss recognized in respect of the Existing Notes should generally be capital gain or loss and should be long-term capital gain or loss if a U.S. Holder’s holding period in the Existing Notes exceeds one year at the time of the exchange. Non-corporate U.S. Holders generally are eligible for reduced rates of taxation on long-term capital gains. The deductibility of any capital loss realized on the exchange is subject to limitations. A U.S. Holder’s initial tax basis in an EchoStar Note generally should be equal to its “issue price” (as discussed below), and the U.S. Holder’s holding period in such EchoStar Note received should commence on the day after the exchange.
Accrued Interest
Any portion of the consideration received pursuant to the exchange offers in respect of accrued and unpaid interest on Existing Notes should be includible by a U.S. Holder in gross income as ordinary interest income at the time of the exchange to the extent not previously included in income.
Cash in Lieu of Fractional EchoStar Notes
If a U.S. Holder receives cash in lieu of fractional EchoStar Notes, the U.S. Holder should generally be treated as having received fractional EchoStar Notes corresponding to such fractional portion and then as having had those fractional EchoStar Notes redeemed for cash. Accordingly, the U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the cash received for the fractional portion and (ii) the U.S. Holder’s tax basis in such fractional portion. A U.S. Holder’s tax basis in fractional EchoStar Notes will be determined by allocating such U.S. Holder’s tax basis in the EchoStar Notes received in exchange for Existing Notes between the EchoStar Notes actually received and the fractional portion of the EchoStar Notes deemed received upon the exchange, in accordance with their respective fair market values.
Market Discount
If a U.S. Holder acquired Existing Notes after their original issuance with market discount, any gain recognized on the exchange of those Existing Notes for EchoStar Notes should be treated as ordinary income to the extent of the market discount that accrued during the U.S. Holder’s period of ownership of those Existing Notes, unless the U.S. Holder previously elected to include market discount in income as it accrues for U.S. federal income tax purposes. For these purposes, market discount is generally equal to the excess, if any, of the stated principal amount of an Existing Note over the U.S. Holder’s initial tax basis in such Existing Note, if such excess equals or exceeds a statutorily defined de minimis amount. U.S. Holders that acquired Existing Notes other than at their original issuance should consult their tax advisors regarding the possible application of the market discount rules to the exchange of such Existing Notes for EchoStar Notes.
Issue Price
It is expected that the EchoStar Notes will be considered to be “traded on an established market” (within the meaning of the applicable Regulations) and that accordingly, the “issue price” of an EchoStar Note will, subject to the sentence immediately below, generally be equal to the fair market value of such EchoStar Note on the date of the exchange.
We will make the determination of the issue price of each series of the EchoStar Notes available to holders within 90 days of the date of the exchange in a commercially reasonable fashion (including by electronic publication on our website, https://www.echostar.com/). This determination is generally binding on holders, subject to certain exceptions.
Note-by-Note Determination
The determinations described above generally apply to a U.S. Holder’s Existing Notes on a note-by-note basis. U.S. Holders that hold different blocks of a series of Existing Notes (generally, notes of a series of Existing Notes purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
Tax Consequences of the Proposed Amendments to Non-Exchanging U.S. Holders of Existing Notes
The U.S. federal income tax consequences to a non-exchanging U.S. Holder of the adoption of the proposed amendments will depend, in part, upon whether, for U.S. federal income tax purposes, the adoption of the proposed amendments constitutes a “significant modification” of the Existing Notes held by such

U.S. Holder and, if so, whether the resulting deemed exchange (the “Deemed Exchange”) of such U.S. Holder’s “old” Existing Notes for “new” Existing Notes constitutes a recapitalization for U.S. federal income tax purposes.
Generally, the modification of a debt instrument is a significant modification only if, based on all the facts and circumstances, the legal rights or obligations under such instrument are modified in a manner that is “economically significant.” The applicable Regulations provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not give rise to a significant modification of the debt instrument. However, the Regulations do not define “customary accounting or financial covenants” and do not otherwise directly address all of the modifications of the Existing Notes that would occur upon adoption of the proposed amendments.
Because the proposed amendments would not modify, alter, or restate any of the fundamental or economic terms (including the term to maturity, interest rate, redemption dates or premiums) of any of the Existing Notes under the existing indentures, DISH Network intends to take the position that the adoption of the proposed amendments should not constitute a significant modification of the Existing Notes for U.S. federal income tax purposes. If that treatment is respected, a U.S. Holder that does not exchange Existing Notes pursuant to the exchange offers will not recognize any gain or loss with respect to their Existing Notes as a result of the adoption of the proposed amendments, and will continue to have the same adjusted tax basis, holding period and any accrued market discount with respect to those Existing Notes as the U.S. Holder had immediately before the adoption of the proposed amendments.
If, contrary to DISH Network’s intended treatment, the IRS successfully asserted that the adoption of the proposed amendments was a significant modification of the Existing Notes, the amendments would result in a fully taxable Deemed Exchange to non-exchanging U.S. Holders, taxed in a manner similar to that described under “— Tax Consequences of the Exchange Offers to Exchanging U.S. Holders of Existing Notes,” unless the Deemed Exchange qualifies as a recapitalization for U.S. federal income tax purposes. Non-exchanging U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of holding Existing Notes after the adoption of the proposed amendments and the possible U.S. federal income tax consequences of any Deemed Exchange thereof.
Tax Consequences of Ownership of EchoStar Notes
Stated Interest and Original Issue Discount
If the “stated redemption price at maturity” of an EchoStar Note received by a U.S. Holder in the exchange exceeds its “issue price” (as described above in “— Tax Consequences of the Exchange Offers to Exchanging U.S. Holders of Existing Notes — Issue Price”) by an amount equal to or more than a de minimis amount (generally 1/4 of one percent of its principal amount multiplied by the number of complete years to maturity), such EchoStar Note will be treated as issued with OID for U.S. federal income tax purposes. For this purpose, the “stated redemption price at maturity” of an EchoStar Note generally is the sum of all amounts payable on the EchoStar Note other than payments of qualified stated interest. Qualified stated interest is generally stated interest that is unconditionally payable in cash or other property (other than additional debt instruments of the issuer) at least annually at a single fixed rate (or at certain qualifying variable rates). Because interest payments on an EchoStar Note through the first four (4) interest payment dates may, at our option, be payable in cash or in kind, none of the stated interest on the EchoStar Notes will be treated as unconditionally payable at least annually for this purpose (even if we do not actually exercise our option to pay any interest in kind) and will not constitute qualified stated interest. As a result, the EchoStar Notes will be treated as issued with OID for U.S. federal income tax purposes. In addition, an EchoStar Note received by a U.S. Holder pursuant to the exchange offers generally will have additional OID to the extent the stated principal amount of such EchoStar Note exceeds its issue price.
A U.S. Holder generally will be required to include the OID on an EchoStar Note in gross income (as ordinary income) in accordance with a constant yield method based on daily compounding, regardless of its regular method of accounting for U.S. federal income tax purposes. As a result, a U.S. Holder of such EchoStar Note will be required to include OID in income in advance of the receipt of cash attributable to such income. The amount of OID includible in income is the sum of the “daily portions” of OID with respect to such EchoStar Note for each day during the taxable year or portion thereof in which a U.S. Holder holds such EchoStar Note. A daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued in such period. The “accrual period” of an EchoStar Note may be of any length and may vary in length over the term of such EchoStar Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the EchoStar Note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of stated interest allocable to such accrual period. The adjusted issue price of an EchoStar Note at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period. A U.S. Holder’s tax basis in an EchoStar Note will be increased by the amount of OID included in such U.S. Holder’s income with respect to such EchoStar Note.
For purposes of calculating the yield to maturity of a series of EchoStar Notes, applicable Regulations may require that we be assumed, solely for this purpose, to pay all interest on the EchoStar Notes of that series for the first four interest payment dates in cash or in kind. Those assumptions are made solely for U.S. federal income tax purposes and do not constitute a representation by us regarding the likelihood of whether interest on the EchoStar Notes of any series for the first four interest payment dates will actually be paid in cash or in kind.
If we are assumed to pay all interest on EchoStar Notes of a series for the first four interest payment dates in cash and instead we pay interest on the EchoStar Notes of that series for any of the first four interest payment dates in kind (“PIK Interest”), the OID accrual for future periods will be adjusted by treating the EchoStar Notes of that series as if they had been retired and then reissued for an amount equal to their adjusted issue price on the date of such payment of PIK Interest, and the yield to maturity of the reissued notes will be recalculated by treating the amount of such PIK Interest and of any prior PIK Interest on the EchoStar Notes of that series as a payment that will be made on the maturity date on such EchoStar Notes. If we are assumed to pay all interest on the EchoStar Notes of a series for the first four interest payment dates as PIK Interest and instead we pay interest on the EchoStar Notes of that series for any of the first four interest payment dates in cash, the OID accrual for future periods will be adjusted by treating the EchoStar Notes of that series as if they had been retired and reissued for an amount equal to their adjusted issue price on the date of such payment of cash interest, and the yield to maturity of the reissued EchoStar Notes will not need to be recalculated. Instead, such payment of cash interest would be treated for U.S. federal income tax purposes as a pro rata repayment of the EchoStar Notes of that series, which may result in a gain or loss to the U.S. Holder of such EchoStar Notes. Any deemed retirement and reissuance of EchoStar Notes pursuant to these rules would be solely for purposes of determining the amount of OID on the EchoStar Notes and would not result in the recognition of gain or loss, in each case other than to the extent described in the immediately preceding sentence. If a series of EchoStar Notes is deemed reissued pursuant to the rules discussed above, such deemed reissued EchoStar Notes would be retested at the time of such deemed reissuance to determine whether, based on all of the facts and circumstances as of the date of such deemed reissuance, it is a contingent payment debt instrument. Consequently, it is possible that a U.S. Holder may be required to accrue income on the deemed reissued EchoStar Notes in amounts that are different than the amount of OID described above and to treat as ordinary income, rather than as capital gain, any gain recognized on the disposition of the EchoStar Notes of that series.
The issuance of an EchoStar Note or an increase in the principal amount of an outstanding EchoStar Note in the amount of the paid-in-kind interest thereon generally would not be treated as a payment of interest. Instead, such outstanding EchoStar Note and such additional EchoStar Note issued, or such increase in principal amount of the outstanding EchoStar Note, in respect of paid-in-kind interest thereon generally would be treated as a single debt instrument under the OID rules. Each payment made in cash under an EchoStar Note generally will be treated first as a payment of accrued OID on such EchoStar Note to the extent such accrued OID has not been allocated to prior cash payments and then as a payment of principal on such EchoStar Note. U.S. Holders generally will not be required to include cash payments of interest on an EchoStar Note in taxable income to the extent such cash payments constitute payments of previously accrued OID or payments of principal.
The rules regarding OID are complex. U.S. Holders should consult their own tax advisors regarding the application of the OID rules to the EchoStar Notes received in exchange for Existing Notes pursuant to the exchange offers.

Sale, Exchange, Retirement or Other Taxable Disposition of EchoStar Notes
Upon the sale, exchange, retirement or other taxable disposition of an EchoStar Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of any cash and the fair market value of all other property received on such disposition of such EchoStar Note (except to the extent such cash or property is attributable to accrued but unpaid interest) and (ii) the U.S. Holder’s adjusted tax basis in such EchoStar Note. A U.S. Holder’s adjusted tax basis in an EchoStar Note generally will be equal to the U.S. Holder’s initial tax basis in such EchoStar Note (as described above in “—Tax Consequences of the Exchange Offers to Exchanging U.S. Holders of Existing Notes”), increased by the amount of OID, if any, previously included in income by such U.S. Holder with respect to such EchoStar Note and decreased by any payments previously received by such U.S. Holder on such EchoStar Note. Although the matter is not free from doubt, a U.S. Holder’s adjusted tax basis in an EchoStar Note of a series should be allocated between the original EchoStar Note of that series and any additional EchoStar Note of that series received in respect of interest paid in kind (a “PIK Note”) in proportion to their relative principal amounts. A U.S. Holder’s holding period in any such PIK Note would likely be identical to its holding period for the original EchoStar Note with respect to which such PIK Note was received.
Any gain or loss recognized by a U.S. Holder upon the sale, exchange, retirement or other taxable disposition of an EchoStar Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for such EchoStar Note exceeds one year. Long-term capital gains of a non-corporate U.S. Holder may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Conversion of EchoStar Convertible Notes
The discussion in this subsection addresses the tax treatment of a U.S. Holder that converts its EchoStar Convertible Notes in exchange for cash, shares of our Class A Common Stock, or a combination of cash and shares of our Class A Common Stock. However, except as noted below under “— Accrued and Unpaid Interest,” the discussion below does not address the tax treatment of (and the references to cash and shares of our Class A Common Stock received do not include) cash or shares of our Class A Common Stock received upon a conversion of EchoStar Convertible Notes to the extent of any accrued but unpaid interest on such EchoStar Convertible Notes at the time of conversion. The tax treatment of such amounts is discussed below under “— Accrued and Unpaid Interest.” In addition, for purposes of the discussion below, except as noted below under “— Cash Received in Lieu of Fractional Shares,” references to the receipt of shares of our Class A Common Stock below include any fractional shares of our Class A Common Stock to which a U.S. Holder would otherwise be entitled upon a conversion, and references to the receipt of cash do not include cash received in lieu of fractional shares of Class A Common Stock. Moreover, the discussion below is subject to the discussion in the section titled “— Constructive Distributions on EchoStar Convertible Notes” below regarding the possibility that an adjustment to the conversion rate of an EchoStar Convertible Note converted in connection with a make-whole fundamental change or a notice of redemption may be treated as a constructive distribution by us.
Conversion of EchoStar Convertible Notes Solely for Cash
If a U.S. Holder receives solely cash in exchange for its EchoStar Convertible Notes upon conversion, such U.S. Holder will recognize gain or loss determined in the same manner as if such U.S. Holder had disposed of such EchoStar Convertible Notes in a taxable disposition (as described above under “— Tax Consequences of Ownership of EchoStar Notes — Sale, Exchange, Retirement or Other Taxable Disposition of EchoStar Notes”).
Conversion of EchoStar Convertible Notes Solely into Class A Common Stock
A U.S. Holder generally should not recognize any gain or loss on the conversion of an EchoStar Convertible Note solely into shares of our Class A Common Stock. The U.S. Holder’s tax basis in shares of our Class A Common Stock received upon such conversion generally will equal its tax basis in the converted EchoStar Convertible Note. The U.S. Holder’s holding period in shares of our Class A Common Stock received will include the holding period in the converted EchoStar Convertible Note.

Conversion of EchoStar Convertible Notes into Class A Common Stock and Cash
The tax consequences of a conversion of an EchoStar Convertible Note into a combination of cash and shares of our Class A Common Stock are not entirely clear. If the EchoStar Convertible Notes are considered “securities” for U.S. federal income tax purposes, the conversion may be treated as a recapitalization for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the Regulations, and has not been clearly defined by judicial decisions. An instrument is a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although a number of factors may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term to maturity of the instrument. In general, an instrument with an original term to maturity of more than ten years is likely to be treated as a “security,” and an instrument with an original term to maturity of less than five years may not be treated as a “security.” In addition, the convertibility of a debt instrument into stock of the issuer may support the treatment of the instrument as a “security” because of the possible equity participation in the issuer.
If, for U.S. federal income tax purposes, the EchoStar Convertible Notes are “securities” and the conversion of an EchoStar Convertible Note into a combination of cash and shares of our Class A Common Stock is a recapitalization:
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the U.S. Holder would recognize gain in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash plus the fair market value of the shares of our Class A Common Stock received upon conversion over (B) the U.S. Holder’s tax basis in the converted EchoStar Convertible Note, and (ii) the amount of cash received upon conversion;

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any such gain recognized upon the conversion of an EchoStar Convertible Note would be long-term capital gain if the U.S. Holder held the EchoStar Convertible Note for more than one year;

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the U.S. Holder would not be permitted to recognize any loss on the conversion;

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the U.S. Holder’s tax basis in the shares of our Class A Common Stock received generally would be equal to the tax basis of the converted EchoStar Convertible Note, decreased by the amount of cash received, and increased by the amount of gain (if any) recognized upon conversion; and

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the U.S. Holder’s holding period in the shares of our Class A Common Stock would include the holding period in the converted EchoStar Convertible Note.

Alternatively, the conversion of an EchoStar Convertible Note into a combination of cash and shares of our Class A Common Stock may be treated as in part a payment in redemption for cash of a portion of the EchoStar Convertible Note and in part a conversion of a portion of the EchoStar Convertible Note into shares of our Class A Common Stock. In that case:
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the U.S. Holder’s aggregate tax basis in the EchoStar Convertible Note would be allocated between the portion of the EchoStar Convertible Note treated as redeemed and the portion of the EchoStar Convertible Note treated as converted into shares of our Class A Common Stock on a pro rata basis;

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with respect to the portion of the EchoStar Convertible Note treated as redeemed, the U.S. Holder generally would recognize capital gain or loss in an amount equal to the difference between the amount of cash received and its tax basis in the portion of the EchoStar Convertible Note treated as redeemed; and

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with respect to the portion of the EchoStar Convertible Note treated as converted:

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the U.S. Holder generally would not recognize any gain or loss;

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the U.S. Holder’s tax basis in the shares of our Class A Common Stock received would be equal to the tax basis allocated to the portion of the EchoStar Convertible Note treated as converted into shares of our Class A Common Stock; and

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the U.S. Holder’s holding period in the shares of our Class A Common Stock would include the holding period in the converted EchoStar Convertible Note.

U.S. Holders are urged to consult their own advisors regarding the tax treatment to them if the EchoStar Convertible Notes are converted for a combination of shares of our Class A Common Stock and cash.
Cash Received in Lieu of Fractional Shares
If a U.S. Holder receives cash in lieu of a fractional share of our Class A Common Stock, the U.S. Holder will generally be treated as if the fractional share were issued and received and then immediately redeemed for cash. The U.S. Holder’s receipt of the fractional share prior to its deemed redemption will generally be treated in the manner described above with respect to the receipt of shares of our Class A Common Stock and the U.S. Holder’s basis in the fractional share will generally be treated in the same manner as described above regarding the determination of the U.S. Holder’s basis in the shares of our Class A Common Stock. The U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the cash received for the fractional share and that portion of the U.S. Holder’s tax basis in the shares of Class A Common Stock attributable to the fractional share. Any such capital gain will be long-term capital gain or loss if the U.S. Holder had held the EchoStar Convertible Note for more than one year at the time of the conversion. Long-term capital gains of a non-corporate taxpayer may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Accrued and Unpaid Interest
Any cash and shares of our Class A Common Stock that a U.S. Holder receives upon a conversion of the EchoStar Convertible Notes will be treated as a payment of interest to the extent of any accrued but unpaid interest on the EchoStar Convertible Notes at the time of conversion, and such amount will be subject to tax in the manner described above under “Tax Consequences of Ownership of EchoStar Notes — Stated Interest and Original Issue Discount.” If the U.S. Holder receives cash and shares of our Class A Common Stock upon a conversion of EchoStar Convertible Notes, although it is not entirely clear, it is likely that the U.S. Holder would first allocate the cash to such accrued interest and would allocate shares of our Class A Common Stock to accrued interest only if the accrued interest exceeds the cash that is paid in the conversion. The U.S. Holder’s basis in any shares of our Class A Common Stock that is treated as a payment of accrued interest will be equal to the fair market value of such shares at the time of conversion, and the U.S. Holder’s holding period such shares will begin on the day after the conversion.
If the U.S. Holder converts an EchoStar Convertible Note between a record date for an interest payment and the next interest payment date and consequently receives a payment of cash interest, such U.S. Holder should consult its own tax advisor concerning the appropriate treatment of such payment.
Possible Effect of Certain Transactions on EchoStar Convertible Notes
If we undergo a transaction of the type described under “Description of the EchoStar Convertible Notes — Conversion Rights — Recapitalizations, reclassifications and changes of our Class A Common Stock,” there may be an adjustment to our conversion obligation under the EchoStar Convertible Notes. Depending on the circumstances, a change in the conversion terms of the EchoStar Convertible Notes or a change in the obligor of the EchoStar Convertible Notes as a result of a consolidation or merger could result in a deemed taxable exchange to a U.S. Holder. In that case, the modified EchoStar Convertible Notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss by such U.S. Holder.
Constructive Distributions on EchoStar Convertible Notes
As described under “Description of the EchoStar Convertible Notes — Conversion Rights — Conversion rate adjustments,” the terms of the EchoStar Convertible Notes allow for changes in the conversion rate of the EchoStar Convertible Notes under certain circumstances. An adjustment to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution generally is not taxable. A U.S. Holder of EchoStar Convertible Notes would, however, be treated as receiving a constructive distribution from us if, for example, an adjustment to the conversion rate (or a failure to adjust the conversion rate) has the effect of increasing the EchoStar Convertible Notes holders’ proportionate interests in our earnings and profits or assets, which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of our Class A Common

Stock, or as a result of the issuance of a stock dividend to holders of our Class A Common Stock, in each case, which is taxable to the holders of such shares as a distribution. In addition, the adjustment to the conversion rate of EchoStar Convertible Notes converted in connection with a make-whole fundamental change or notice of redemption, as described under “Description of the EchoStar Convertible Notes — Conversion Rights — Increase in conversion rate upon conversion in connection with a make-whole fundamental change or notice of redemption” above could also be treated as a constructive distribution from us.
Any such constructive distribution to a U.S. Holder would be treated for U.S. federal income tax purposes in the same manner as a distribution on our Class A Common Stock paid in cash or other property (discussed below under “— Tax Consequences of Ownership of Class A Common Stock — Distributions on Class A Common Stock”). It would result in a taxable dividend to the U.S. Holder to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), with any excess treated first as a tax-free return of the U.S. Holder’s tax basis in its EchoStar Convertible Notes, and thereafter as capital gain. A U.S. Holder would increase its tax basis in its EchoStar Convertible Notes by the amount of any constructive distribution that is taxed as a dividend.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and any holder of EchoStar Convertible Notes not exempt from reporting. Proposed Regulations address the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers of convertible debt instruments. If adopted as proposed, the Regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the EchoStar Convertible Notes and the date of the actual distribution of cash or property that results in the deemed distribution, and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and any holder of EchoStar Convertible Notes (including a holder of EchoStar Convertible Notes that would otherwise be exempt from information reporting). The final Regulations will be effective for deemed distributions occurring on or after the date of their adoption, but a holder of EchoStar Convertible Notes and withholding agents may rely on the proposed Regulations prior to that date under certain circumstances. U.S. Holders should consult their own tax advisors regarding whether any taxable constructive dividend would be eligible for the reduced long-term capital gain rates (for non-corporate holders) or the dividends-received deduction (for corporate holders) discussed below under “— Tax Consequences of Ownership of Class A Common Stock — Distribution on Class A Common Stock,” as the requisite applicable holding period requirements might not be considered to be satisfied.
Tax Consequences of Ownership of Class A Common Stock
Distributions on Class A Common Stock
Cash distributions paid on shares of our Class A Common Stock will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax principles) and will be includible in income by a U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. Holder’s tax basis in shares of our Class A Common Stock, and thereafter as capital gain. Dividends received by non-corporate U.S. Holders will be eligible to be taxed at reduced rates if the U.S. Holders meet certain holding period and other applicable requirements.
Sale or Other Taxable Disposition of Class A Common Stock
Upon the sale or other taxable disposition of shares of our Class A Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash and the fair market value of any property received upon such sale or other taxable disposition and the U.S. Holder’s tax basis in such shares of our Class A Common Stock. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares of our Class A Common Stock is more than one year at the time of the sale or other taxable disposition. Long-term capital gains of a non-corporate taxpayer may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting will apply in respect of the exchange of Existing Notes for EchoStar Notes to payments of interest on (including payments in respect of accrued OID), and proceeds from the sale, exchange, retirement or other disposition of, an EchoStar Note to U.S. Holders, and on distributions on and proceeds from the sale, exchange, redemption or other disposition of our Class A Common Stock paid to a U.S. Holder, in each case unless the U.S. Holder is an exempt recipient. Any such receipt, payments, distributions or proceeds that are subject to information reporting may also be subject to backup withholding, unless such U.S. Holder (i) is an exempt recipient and, when required, establishes this exemption, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld under these rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
The following portion of this discussion applies only to Non-U.S. Holders.
Tax Consequences of the Exchange Offers to Exchanging Non-U.S. Holders of Existing Notes
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on an exchange of Existing Notes for EchoStar Notes unless certain exceptions apply, as described below under “— Tax Consequences of Ownership of EchoStar Notes — Sale, Exchange, Retirement or Other Taxable Disposition of EchoStar Notes.” Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of the receipt of amounts attributable to accrued interest, which generally will be taxable as interest income unless such Non-U.S. Holder is eligible for the “portfolio interest exemption” of the Code, as discussed below under “— Tax Consequences of Ownership of EchoStar Notes — Interest.”
Tax Consequences of the Proposed Amendments to Non-Exchanging Non-U.S. Holders of Existing Notes
Non-U.S. Holders generally will not be subject to tax in the United States if the adoption of the proposed amendments does not result in a Deemed Exchange, as discussed above under “U.S. Holders — Tax Consequences of the Proposed Amendments to Non-Exchanging U.S. Holders of Existing Notes.” If, contrary to DISH Network’s intended treatment, the adoption of the proposed amendments does result in a Deemed Exchange, subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a non-exchanging Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on the adoption of the proposed amendments unless such gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).
Tax Consequences of Ownership of EchoStar Notes
Interest
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” payments of interest and accruals of OID, if any, on the EchoStar Notes to a Non-U.S. Holder will not be subject to U.S. federal tax, including withholding tax, provided that:
•
the Non-U.S. Holder does not actually or constructively own stock possessing 10% or more of the total combined voting power of all classes of EchoStar stock entitled to vote;

•
the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to EchoStar through stock ownership;

•
such Non-U.S. Holder is not a bank whose receipt of such interest is described in Section 881(c)(3)(A) of the Code;

•
either (a) the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E (or the appropriate successor form), under penalties of perjury, that it is not a U.S. person or (b) the Non-U.S. Holder holds EchoStar Notes through certain foreign intermediaries and satisfies the certification requirements of applicable Regulations; and

•
such interest is not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder.

Interest or OID that does not satisfy the foregoing exception will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless another exemption or a reduced rate is applicable, including if:
•
such tax is eliminated or reduced under an applicable U.S. income tax treaty and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or the appropriate successor form) establishing such reduction or exemption from withholding tax on interest; or

•
such interest is effectively connected with a U.S. trade or business of the Non-U.S. Holder and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or the appropriate successor form) claiming an exemption from withholding tax on such interest, in which case such interest will be subject to the treatment discussed below under “— Income Effectively Connected with a U.S. Trade or Business.”

Sale, Exchange, Retirement or Other Taxable Disposition of EchoStar Notes
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a Non-U.S. Holder of an EchoStar Note will not be subject to U.S. federal income tax on gain recognized on the sale, exchange, retirement or other taxable disposition of such EchoStar Note, unless:
•
such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder within the United States), in which case such gain will be subject to the treatment discussed below under “— Income Effectively Connected with a U.S. Trade or Business”; or

•
in the case of any gain recognized by an individual Non-U.S. Holder, such Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other taxable disposition and certain other conditions are met, in which case such individual Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which the individual Non-U.S. Holder’s U.S. source capital gains exceed such individual Non-U.S. Holder’s U.S. source capital losses.

Notwithstanding the foregoing, to the extent any portion of the amount realized by a Non-U.S. Holder on a sale, exchange, retirement, or other taxable disposition of an EchoStar Note is attributable to accrued but unpaid interest, such portion will be treated as described above under “— Interest” with respect to interest payments.
Income Effectively Connected with a U.S. Trade or Business
If a Non-U.S. Holder is engaged in the conduct of a trade or business in the United States and income (including interest) or gain on an EchoStar Note is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, the income or gain is attributable to a permanent establishment or fixed place of business maintained by such Non-U.S. Holder within the United States), the Non-U.S. Holder will generally be subject to tax on such income or gain in the same manner as would apply to a U.S. Holder (see “U.S. Holders — Tax Consequences of Ownership of EchoStar Notes” above), subject to an applicable U.S. income tax treaty providing otherwise.

Non-U.S. Holders whose interest or gain from dispositions of EchoStar Notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the acquisition, ownership and disposition of EchoStar Notes, including, with respect to corporate Non-U.S. Holders, the possible imposition of a branch profits tax, currently at a rate of 30% (or such lower rate provided by an applicable U.S. income tax treaty), upon the actual or deemed repatriation of any such effectively connected income or gain.
Conversion of, and Possible Effect of Certain Transactions on, EchoStar Convertible Notes
The characterization for U.S. federal income tax purposes of a conversion of EchoStar Convertible Notes or an adjustment to our conversion obligation under the EchoStar Convertible Notes to a Non-U.S. Holder generally will correspond to the U.S. federal income tax characterization of such a conversion or adjustment to a U.S. Holder, as applicable. See “U.S. Holders — Tax Consequences of Ownership of EchoStar Notes — Conversion of EchoStar Convertible Notes” and “U.S. Holders — Tax Consequences of Ownership of EchoStar Notes — Possible Effect of Certain Transactions on EchoStar Convertible Notes” above for discussions of the circumstances under which a holder may recognize income, gain or loss on such a conversion of, or adjustment to the conversion obligation under, the EchoStar Convertible Notes. The U.S. federal income tax consequences to a Non-U.S. Holder with respect to any such income or gain will be as described under “— Interest,” “— Sale, Exchange, Retirement or Other Taxable Disposition of EchoStar Notes” or “Income Effectively Connected with a U.S. Trade or Business,” as applicable.
Constructive Distributions on EchoStar Convertible Notes
As discussed above under in “U.S. Holders — Tax Consequences of Ownership of EchoStar Notes — Constructive Distributions on EchoStar Convertible Notes,” if, as a result of an adjustment to the conversion rate of the EchoStar Convertible Notes (or a failure to adjust the conversion rate), a holder’s proportionate interest in our earnings and profits or assets is increased, such holder may be deemed to have received a constructive distribution from us for U.S. federal income tax purposes. Any constructive distribution received by a Non-U.S. Holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. Holder received a cash distribution from us in an amount equal to the fair market value of such increased interest without any corresponding receipt of cash. It is possible that any withholding tax on such a constructive distribution might be satisfied by us or the applicable withholding agent from subsequent payments on the EchoStar Convertible Notes or sales proceeds received by, or other funds or assets of, such Non-U.S. Holder or, alternatively, through a sale of a portion of the Non-U.S. Holder’s property held or controlled by us or the applicable withholding agent on behalf of the Non-U.S. Holder.
Tax Consequences of Ownership of Class A Common Stock
Distributions on Class A Common Stock
If we make a distribution of cash or property with respect to our Class A Common Stock, other than certain stock distributions, or if we engage in certain transactions that are treated as distributions with respect to our Class A Common Stock, including any constructive distributions resulting from certain adjustments (or failure to make adjustments) to the conversion ratio on the EchoStar Convertible Notes, any such distribution or deemed distribution will be treated as a dividend for U.S. federal income tax purposes to the extent paid, or deemed paid, from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States, the dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States are not subject to the withholding tax. Instead, the Non-U.S. Holder is subject to U.S. federal income tax on those effectively connected dividends on a net-income basis at the same graduated U.S. federal income tax rates applicable to a U.S. Holder, unless an applicable income tax treaty provides otherwise. Certain certification and disclosure requirements, including delivery of a properly executed IRS Form W-8ECI (or applicable successor form) to us or the applicable withholding agent, must be satisfied for a Non-U.S. Holder to be exempt from U.S.

federal income tax withholding on any dividends treated as effectively connected income. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.
If the amount of a distribution paid to a Non-U.S. Holder on shares of our Class A Common Stock exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be allocated ratably among the Non-U.S. Holder’s shares of our Class A Common Stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in each such share, and then as capital gain from a sale or other taxable disposition of such share, which gain will be treated as described below under the heading “—Sale or Other Taxable Dispositions of Class A Common Stock.”
For a Non-U.S. Holder to claim the benefit of an applicable treaty rate to avoid or reduce withholding of U.S. federal income tax for dividends, the Non-U.S. Holder must (a) provide us or the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalties of perjury that it is not a U.S. person and that it is eligible for such treaty benefits, or (b) if the Non-U.S. Holder holds shares of our Class A Common Stock through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Regulations. Special certification and other requirements apply to certain Non-U.S. Holders that act as intermediaries (including partnerships). If a Non-U.S. Holder does not timely furnish the required documentation, but is eligible for a reduced rate of U.S. federal income tax pursuant to an applicable tax treaty, then the Non-U.S. Holder may obtain a refund of any excess amounts withheld by filing timely an appropriate claim with the IRS.
A Non-U.S. Holder that is not an individual may be subject to a 30% withholding tax under FATCA (as defined below), even if the Non-U.S. Holder is eligible to claim the benefits of an applicable tax treaty, if certain information reporting rules are not complied with, as discussed below under “— FATCA Withholding.”
Sale or Other Taxable Dispositions of Class A Common Stock
Subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on the sale or other taxable disposition of shares of our Class A common stock, unless:
•
the gain is effectively connected with a trade or business the Non-U.S. Holder conducts in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base the Non-U.S. Holder maintains in the United States;

•
the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met; or

•
we are or have been during a specified testing period a “U.S. real property holding corporation” for U.S. federal income tax purposes, and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point above generally will be subject to tax on the net gain recognized on the sale or other taxable disposition of shares of our Class A Common Stock at the same graduated U.S. federal income tax rates applicable to a U.S. Holder. In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits. A Non-U.S. Holder that is an individual described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate on the gain recognized on the sale or other taxable disposition (unless an applicable income tax treaty provides otherwise), which gain may be offset by U.S.- source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to the third bullet point above, we believe that we are not, and we do not anticipate becoming in the foreseeable future, a “U.S. real property holding corporation” for U.S. federal income tax purposes. Even if we are or become a U.S. real property holding corporation, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized on shares of our Class A Common Stock as long as our Class A Common Stock is considered to be “regularly traded,” within the meaning of applicable Regulations, on an established securities market and such Non-U.S. Holder actually or constructively owned no more than 5% of our Class A Common Stock during the specified testing period. The NASDAQ, on which our Class A Common Stock is currently traded, is an established securities market for these purposes. Non-U.S. Holders are urged to consult their tax advisors regarding the potential application of these rules to their ownership and disposition of shares of our Class A Common Stock.
FATCA Withholding
Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a Non-U.S. Holder of EchoStar Notes or shares of our Class A Common Stock, as applicable, will generally be subject to a 30% U.S. withholding tax on payments of stated interest made with respect to the EchoStar Notes and dividends paid on our Class A Common Stock, as applicable, if the Non-U.S. Holder is (i) a “foreign financial institution” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the “substantial United States owners” of such entity (if any). Withholding under FATCA will apply to the applicable payments regardless of whether the recipient is a beneficial owner or acts as an intermediary with respect to such payments. If an interest or dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Tax Consequences of the Exchange Offers to Exchanging Non-U.S. Holders of Existing Notes,” “— Tax Consequences of Ownership of EchoStar Notes,” or “— Tax Consequences of Ownership of Class A Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Although withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of EchoStar Notes or shares of our Class A Common Stock, as applicable, proposed Regulations eliminate FATCA withholding on such payments of gross proceeds. The U.S. Treasury Department has indicated that taxpayers may rely on those proposed Regulations pending their finalization. Each prospective Non-U.S. Holder of EchoStar Notes or shares of our Class A common stock should consult its own tax advisor regarding these rules, certification of exemption from FATCA withholding and whether FATCA may be relevant to the exchange offers or its ownership and disposition of EchoStar Notes or shares of our Class A Common Stock.
Information Reporting and Backup Withholding
In general, information returns will be filed with the IRS in connection with the exchange of Existing Notes for EchoStar Notes, payments of interest on (including payments in respect of accrued OID), and proceeds from the sale, exchange, retirement or other disposition of, an EchoStar Note, and distributions paid to Non-U.S. Holders on shares of our Class A Common Stock. The IRS may make this information available to the tax authorities in the country in which a Non-U.S. Holder is resident under the provisions of an applicable treaty or agreement with such tax authorities. In addition, a Non-U.S. Holder may be subject to U.S. backup withholding on payments on the EchoStar Notes, on the proceeds from a sale or other disposition of the EchoStar Notes or on distributions paid on shares of our Class A Common Stock. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

NOTICES TO CERTAIN NON-U.S. HOLDERS
General
No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the EchoStar Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the DISH Network Notes or the EchoStar Notes in any jurisdiction where action for that purpose is required. Accordingly, the EchoStar Notes offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers and consent solicitations may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.
This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either DISH Network Notes or EchoStar Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer manager and the exchange agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer manager or any of its affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by the dealer manager or such affiliate (as the case may be) on our behalf in such jurisdiction.
The EchoStar Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof. If, under the terms of the exchange offers, the aggregate principal amount of EchoStar Notes that any tendering holder is entitled to receive is not in a minimum denomination of $1,000 or an integral multiple of $1.00 in excess thereof, we will round downward the amount of the DISH Network Notes to $1,000 or the nearest integral multiple of $1.00 in excess thereof and pay the difference in cash.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
This prospectus has been prepared on the basis that any offer of the EchoStar Notes and the consent solicitations in any member state of the EEA (as defined below) will be made pursuant to an exemption under the Prospectus Regulation (as defined below) from the requirement to produce a prospectus for any offers of EchoStar Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation. Neither any offer of the EchoStar Notes nor the consent solicitations contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation. Accordingly, any person making or intending to make any offer of the EchoStar Notes or consent solicitations within the EEA should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer. We have not authorized, nor do we authorize, the making of any offer of the EchoStar Notes or the consent solicitations through any financial intermediary.
The EchoStar Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the EchoStar Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the EchoStar Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs

Regulation. This prospectus has been prepared on the basis that any offer of the EchoStar Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for any offer of the EchoStar Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus has been prepared on the basis that any offer of the EchoStar Notes and the consent solicitations will be made pursuant to an exemption under the UK Prospectus Regulation (as defined below) from the requirement to produce a prospectus for any offers of EchoStar Notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation. Neither any offer of the EchoStar Notes nor consent solicitations contemplated by this prospectus will be made other than to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation. Accordingly, any person making or intending to make any offer of the EchoStar Notes or consent solicitations within the United Kingdom (the “UK”) should only do so in circumstances in which no obligation arises for us to produce a prospectus for such offer. We have not authorized, nor do we authorize, the making of any offer of the EchoStar Notes or consent solicitations through any financial intermediary.
The EchoStar Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the EchoStar Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the EchoStar Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the EchoStar Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for any offer of the EchoStar Notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
Additional Notice to Prospective Investors in the United Kingdom
In the UK, this prospectus is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Order, or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the EchoStar Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such EchoStar Notes will be engaged in only with, Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or its contents. The EchoStar Notes are not being offered to the public in the UK.
Notice to Prospective Investors in Hong Kong
The dealer manager (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any EchoStar Notes other than (a) to “professional investors” as defined in the Securities and

Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the EchoStar Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the EchoStar Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The EchoStar Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the EchoStar Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the dealer manager has represented and agreed that it has not offered or sold any EchoStar Notes or caused the EchoStar Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any EchoStar Notes or cause the EchoStar Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the EchoStar Notes, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the EchoStar Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the EchoStar Notes pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, EchoStar has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the EchoStar Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the EchoStar Notes. The EchoStar Notes may not be publicly offered, sold or advertised, directly or indirectly, into or from Switzerland. Neither this prospectus nor any other offering or marketing material relating to the EchoStar Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus nor any other offering or marketing material relating to the EchoStar Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the United Arab Emirates
The EchoStar Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Canada
The EchoStar Notes may be offered in Canada only to investors exchanging, or deemed to be exchanging, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the EchoStar Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the dealer manager is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the exchange offers and consent solicitations.

LEGAL MATTERS
White & Case LLP, New York, New York, will pass upon certain legal matters relating to the exchange offers and consent solicitations, including the validity of the issuance of the EchoStar Notes. Brownstein Hyatt Farber Schreck, LLP and White & Case LLP, London, United Kingdom, will pass upon certain legal matters relating to the exchange offers and consent solicitations. Cahill Gordon & Reindel LLP, New York, New York, is counsel for the dealer manager in connection with the exchange offers and consent solicitations.
EXPERTS
The consolidated financial statements of EchoStar and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of DISH Network and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including EchoStar, who file electronically with the SEC. The address of that site is www.sec.gov.
You may also consult EchoStar’s website for these filings. EchoStar’s website is https://www.echostar.com. The information contained on the websites of EchoStar and the SEC (except for the filings described below) is expressly not incorporated by reference into this prospectus.
EchoStar has filed with the SEC a registration statement of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about EchoStar. The rules and regulations of the SEC allow EchoStar to omit certain information included in the registration statement from this prospectus.
In addition, the SEC allows EchoStar to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded or updated by information included directly in this prospectus.
This prospectus incorporates by reference the documents listed below that EchoStar has previously filed or will file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about EchoStar, its financial condition and other matters.
•
Our Annual Report on Form 10-K for its fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024, including the information specifically incorporated by reference into the Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2024;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 8, 2024;

•
our Quarterly Report on From 10-Q for the quarterly period ended June 30, 2024 filed, with the SEC on August 9, 2024;

•
our Current Reports on Form 8-K filed with the SEC on January 2, 2024, January 11, 2024, January 16, 2024, May 3, 2024, September 23, 2024 and September 30, 2024 (other than portions of those documents deemed to be furnished and not filed); and

•
the description of our capital stock as set forth in our Registration Statement on Form 10-12B as originally filed with the SEC on November 6, 2007, as amended, and any amendment or report filed for the purpose of updating this information (including Exhibit 4.31 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (as incorporated by reference to Exhibit 4.25 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed February 20, 2020)).

EchoStar also incorporating by reference the following documents filed by DISH Network with the SEC:
•
DISH Network’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024; and

•
DISH Network’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024;

•
DISH Network’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 13, 2024; and

•
DISH Network’s Current Report on Form 8-K filed with the SEC on September 23, 2024.

In addition, EchoStar incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the Settlement Date. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You may obtain any of the documents listed above from the SEC, through the SEC’s website or from EchoStar by requesting them in writing or by telephone at the following address:
EchoStar Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 723-1000
These documents are available from EchoStar without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.
You should rely only on the information contained or incorporated by reference in this prospectus. None of EchoStar, DISH Network, the dealer manager, the information agent nor the Trustee has authorized anyone to give any information or make any representation about the exchange offers, the consent solicitations or EchoStar that is different from, or in addition to, that contained in this prospectus or in any of the materials that EchoStar has incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

EchoStar Corporation
Offers to Exchange
Any and All 0% Convertible Notes due 2025 (CUSIP/ISIN No. 25470MAF6/US2547MAF68) and 3.375% Convertible Notes due 2026 (CUSIP/ISIN No. 25470MAB5/US2547MAB54)
Issued by DISH Network Corporation for
Up to $2,381,000,000 Aggregate Principal Amount of 6.75% Senior Secured Notes due 2030 and
$1,950,000,000 Aggregate Principal Amount of 3.875% Convertible Senior Secured Notes due 2030
to be Issued by EchoStar Corporation
and
Solicitation of Consents to Proposed Amendments with Respect to Existing Notes
PROSPECTUS
The exchange agent for the Exchange Offers and the Consent Solicitations is:
D.F. King & Co., Inc.
By Facsimile (Eligible Institutions Only): (212) 709-3328	By Regular, Registered or Certified Mail, By Overnight Courier or By Hand: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Michael Horthman	For Information or Confirmation: (212) 232-3233
Any questions or requests for assistance may be directed to the dealer manager at the address and telephone numbers set forth below. Requests for additional copies of this prospectus may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and the consent solicitations.
The information agent for the Exchange Offers and the Consent Solicitations is:
D.F. King & Co., Inc.
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Call Toll-Free: (866) 340-7108
Banks and Brokers Only: (212) 269-5550
Email: DISH@dfking.com
The dealer manager and solicitation agent for the Exchange Offers and the Consent Solicitations is:
Houlihan Lokey
Houlihan Lokey
245 Park Avenue
New York, NY 10167
Attn: Liability Management Group
Tel: +1 (888) 613-7288
Email: dish@hl.com

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Registrants Incorporated in Nevada
NRS 78.7502(1) allows EchoStar to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of EchoStar, a “derivative action”), by reason of the fact that such person is or was a director, officer, employee or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person is not liable pursuant to NRS 78.138, or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of EchoStar, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Under NRS 78.7502(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit. Indemnification by EchoStar is required to the extent the person is successful on the merits or otherwise in defense of an action, suit or proceeding, including a derivative action, or any claim, issue or matter therein, against indemnifiable expenses, and, pursuant to NRS 78.751(2), unless otherwise restricted by EchoStar’s Articles of Incorporation, bylaws or an agreement made by the corporation, EchoStar may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the proceeding in question, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified. Under NRS 78.7502(3), decisions as to whether to grant indemnification, unless ordered by a court or advanced pursuant to NRS 78.751(2), are made by a majority vote of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of independent legal counsel if a majority vote of a quorum consisting of disinterested directors so orders or if such a quorum cannot be obtained, or by the stockholders.
Provisions relating to liability and indemnification of officers and directors of EchoStar for acts by such officers and directors are contained in Article IX of the Articles of Incorporation of EchoStar as amended on December 28, 2007 and May 4, 2016, Exhibits 3.1 through 3.3 hereto, and Article IX of EchoStar’s Bylaws as amended on December 29, 2023 (and effective as of December 31, 2023), Exhibits 3.4 and 3.5 hereto, which are incorporated by reference. These provisions state, among other things, that, consistent with and to the extent permitted by the NRS and upon the decision of a disinterested majority of EchoStar’s Board of Directors, or a written opinion of independent legal counsel if a disinterested majority vote of the Board of Directors is not available (or even if a quorum of disinterested directors is obtainable, if such a quorum so directs), or EchoStar’s stockholders, that the applicable standard of conduct has been satisfied: (1) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of EchoStar) by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she conducted himself or herself in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of EchoStar, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and (2) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EchoStar to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of EchoStar and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have adjudged to be liable for negligence or misconduct in the performance of his or her duty to EchoStar unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Registrants Formed in Delaware
Each of Northstar Wireless, LLC, SNR Wireless HoldCo, LLC, SNR Wireless LicenseCo, LLC and Northstar Spectrum, LLC is a limited liability company formed under the laws of the State of Delaware. Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreement of each of Northstar Wireless, LLC, SNR Wireless HoldCo, LLC, SNR Wireless LicenseCo, LLC and Northstar Spectrum, LLC provides that, to the fullest extent permitted by law, subject to certain restrictions described below, it will indemnify its sponsor, directors and officers, members or any of their respective affiliates who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that the person is or was a sponsor, director, officer, employee, partnership representative or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Subject to the conditions set forth in such limited liability company agreement, each of Northstar Wireless, LLC, SNR Wireless HoldCo, LLC, SNR Wireless LicenseCo, LLC and Northstar Spectrum, LLC may pay or reimburse such indemnified person’s expenses (including attorneys’ fees) in advance of final disposition of a proceeding.
Registrants Incorporated or Organized in Colorado
Colorado Corporations
DBSD Corporation (“DBSD”) is incorporated under the laws of the State of Colorado. The Colorado Revised Statutes and the Colorado Business Corporation Act (the “CBCA”) limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.
Section 7-109-102(1) of the CBCA permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director, against reasonable expenses incurred by him or her in connection with the proceeding.
Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his or her improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(3) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.
The Bylaws (the “Bylaws”) of DBSD require it to indemnify, to the extent permitted by law, and subject to certain exceptions, any person made a party to a proceeding because the person is or was a director of DBSD. The Bylaws further provide that to the full extent permitted by the General Corporation Law of the State of Colorado, the Company may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors deems appropriate, on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, partner, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have power to indemnify the person against the same liability under the provisions of the Bylaws, Articles of Incorporation or of the General Corporation Law of the State of Colorado.
Colorado Limited Liability Companies
Each of Gamma Acquisition L.L.C. and Gamma Acquisition HoldCo, L.L.C. is a limited liability company organized under the laws of the State of Colorado. Section 7-80-407 of the Colorado Limited Liability Company Act empowers a Colorado limited liability company to reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.
In accordance with this provision, the Operating Agreement of each of Gamma Acquisition L.L.C. and Gamma Acquisition HoldCo, L.L.C. state that such company shall indemnify, to the maximum extent permitted under applicable law, any person, and the estate and personal representative of any such person, against all liability and expense incurred by reason of the fact that such person is or was a manager, officer, employee or fiduciary of the company or, while serving as manager, officer, employee or fiduciary of the company, such person is or was serving at the request of the company as a manager, director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial fiduciary position of, another domestic or foreign entity or other individual or entity or of an employee benefit plan.
Registrants Incorporated in the United Kingdom
Subject to the Companies Act, and without prejudice to any indemnity to which he or she may otherwise be entitled, members of the registrant’s board of directors and its officers shall have the benefit of the following indemnification provisions in the registrant’s memorandum and articles of association.
Members of the registrant’s board of directors or officers shall be indemnified for all losses or liabilities incurred by them in connection with their duties or powers in relation to the duties of their office or otherwise, including any liability incurred in defending any criminal or civil proceedings in which judgement is given in his or her favor. In addition, no director or other officer shall be liable for any loss or damage which may happen to or be incurred by the company in the execution of the duties in his or her office. Further, the registrant has the power to make payments towards insurance including insurance for any director, officer or auditor to protect against such liabilities.

Item 21   Exhibits and Financial Statement Schedules
Exhibit No.	Description
3.1	Articles of Incorporation of EchoStar Corporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of EchoStar Corporation’s Form 10 filed December 12, 2007, Commission File No. 001-33807).
3.2	Amendment to the Articles of Incorporation of EchoStar Corporation (incorporated by reference to Exhibit 3.1 to EchoStar Corporation’s Current Report on Form 8-K filed January 25, 2008, Commission File No. 001-33807).
3.3	Certificate of Amendment to Articles of Incorporation of EchoStar Corporation, dated as of May 4, 2016 (incorporated by reference to Exhibit 3.1 to EchoStar Corporation’s Current Report on Form 8-K, filed May 5, 2016, Commission File No. 001-33807).
3.4	Bylaws of EchoStar Corporation (incorporated by reference to Exhibit 3.2 to Amendment No. 1 of EchoStar Corporation’s Form 10 filed December 12, 2007, Commission File No. 001-33807).
3.5	Amendment No.1 to Bylaws of EchoStar Corporation, dated as of December 29, 2023 (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K of EchoStar Corporation filed January 2, 2024, Commission file No. 001-33807).
3.6	Articles of Incorporation of DBSD Corporation (incorporated by reference to Exhibit 3.6 to EchoStar Corporation’s Form S-4 filed on January 16, 2024 (File No.: 333-276514)).
3.7	Bylaws of DBSD Corporation (incorporated by reference to Exhibit 3.7 to EchoStar Corporation’s Form S-4 filed on January 16, 2024 (File No.: 333-276514)).
3.8	Memorandum and Articles of Association of DBSD Services Limited (incorporated by reference to Exhibit 3.8 to EchoStar Corporation’s Form S-4 filed on January 16, 2024 (File No.: 333-276514)).
3.9	Certificate of Name Change of DBSD Services Limited (incorporated by reference to Exhibit 3.9 to EchoStar Corporation’s Form S-4 filed on January 16, 2024 (File No.: 333-276514)).
3.10	Certificate of Name Change of DBSD Services Limited (incorporated by reference to Exhibit 3.10 to EchoStar Corporation’s Form S-4 filed on January 16, 2024 (File No.: 333-276514)).
3.11*	Certificate of Formation of Northstar Wireless, LLC.
3.12*	Limited Liability Company Agreement of Northstar Wireless, LLC.
3.13*	Certificate of Formation of SNR Wireless HoldCo, LLC.
3.14*	Limited Liability Company Agreement of SNR Wireless HoldCo, LLC.
3.15*	Articles of Organization of Gamma Acquisition L.L.C.
3.16*	Operating Agreement of Gamma Acquisition L.L.C.
3.17*	Articles of Organization of Gamma Acquisition HoldCo, L.L.C.
3.18*	Operating Agreement of Gamma Acquisition HoldCo, L.L.C.
3.19*	Certificate of Formation of SNR Wireless LicenseCo, LLC.
3.20*	Limited Liability Company Agreement of SNR Wireless LicenseCo, LLC.
3.21*	Certificate of Formation of Northstar Spectrum, LLC.
3.22*	Limited Liability Company Agreement of Northstar Spectrum, LLC.
4.1**	Form of Indenture between EchoStar Corporation, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as Trustee and as Collateral Agent, relating to the 6.75% Senior Secured Notes due 2030.
4.2**	Form of EchoStar Corporation’s 6.75% Senior Secured Note due 2030 (included as part of Exhibit 4.1).

Exhibit No.	Description
4.3**	Form of Indenture between EchoStar Corporation, the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as Trustee and as Collateral Agent, relating to the 3.875% Convertible Senior Secured Notes due 2030.
4.4**	Form of EchoStar Corporation’s 3.875% Convertible Senior Secured Note due 2030 (included as part of Exhibit 4.3).
4.5	Indenture, relating to the DISH Network Corporation 0% Convertible Notes due 2025, dated as of December 21, 2020, by and between DISH Network Corporation and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed December 22, 2020, Commission File No. 001-39144).
4.6	Indenture, relating to the DISH Network Corporation 3 3/8% Convertible Notes due 2026, dated as of August 8, 2016, by and between DISH Network Corporation and U.S. Bank National Association, as Trustee (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K of DISH Network Corporation filed August 8, 2016, Commission File No. 000-26176).
4.7	Form of DISH Network Corporation’s 0% Convertible Note due 2025 (included as part of Exhibit 4.5).
4.8	Form of DISH Network Corporation’s 3.375% Convertible Note due 2026 (included as part of Exhibit 4.6).
4.9	First Supplemental Indenture, relating to the DISH Network Corporation 3.375% Convertible Notes due 2026, dated as of December 29, 2023, among DISH Network Corporation, EchoStar Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (incorporated by reference from Exhibit 4.2 to the Current Report on Form 8-K of EchoStar Corporation filed January 2, 2024, Commission file No. 001-33807).
4.10	First Supplemental Indenture, relating to the DISH Network Corporation 0% Convertible Notes due 2025, dated as of December 29, 2023, among DISH Network Corporation, EchoStar Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee (incorporated by reference from Exhibit 4.6 to the Current Report on Form 8-K of EchoStar Corporation filed January 2, 2024, Commission file No. 001-33807).
5.1**	Legal Opinion of White & Case LLP (New York).
5.2**	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP.
5.3**	Legal Opinion of White & Case LLP (UK).
21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1. to EchoStar Corporation’s Form S-4 filed on January 16, 2024 (File No.: 333-276514)).
22.1*	List of subsidiary guarantors.
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to EchoStar’s financial statements.
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to DISH Network’s financial statements.
23.3**	Consent of White & Case LLP (New York) (included as part of Exhibit 5.1).
23.4**	Consent of Brownstein Hyatt Farber Schreck, LLP (included as part of Exhibit 5.2).
23.5**	Consent of White & Case LLP (UK) (included as part of Exhibit 5.3).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The New York Bank of Mellon Trust Company, N.A. for the Indenture of Exhibit 4.1.

Exhibit No.	Description
25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The New York Bank of Mellon Trust Company, N.A. for the Indenture of Exhibit 4.3.
107*	Filing Fee Table.

*
Filed herewith.

**
To be filed by amendment.

Item 22.   Undertakings
The undersigned registrant hereby undertakes:
1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

ii.
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

8)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

9)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
ECHOSTAR CORPORATION
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Chief Legal Officer and Secretary

Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President, Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Executive Vice President and Chief Financial Officer, DISH (Principal Financial Officer and Principal Accounting Officer)	October 10, 2024
/s/ Charles W. Ergen Charles W. Ergen	Director	October 10, 2024
/s/ Cantey M. Ergen Cantey M. Ergen	Director	October 10, 2024
/s/ Kathleen Q. Abernathy Kathleen Q. Abernathy	Director	October 10, 2024
/s/ George R. Brokaw George R. Brokaw	Director	October 10, 2024
/s/ Stephen J. Bye Stephen J. Bye	Director	October 10, 2024
/s/ James DeFranco James DeFranco	Director	October 10, 2024

Signature	Title	Date
/s/ R. Stanton Dodge R. Stanton Dodge	Director	October 10, 2024
/s/ Lisa W. Hershman Lisa W. Hershman	Director	October 10, 2024
/s/ Tom A. Ortolf Tom A. Ortolf	Director	October 10, 2024
/s/ William D. Wade William D. Wade	Director	October 10, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
NORTHSTAR WIRELESS, LLC
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Secretary

Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President and Chief Executive Officer (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Treasurer (Principal Financial Officer)	October 10, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer of Northstar Spectrum, LLC, the sole member of Northstar Wireless, LLC	October 10, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
SNR WIRELESS HOLDCO, LLC
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Secretary

Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President and Chief Executive Officer (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer (Principal Financial Officer)	October 10, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer of American AWS-3 Wireless III L.L.C., the managing member of SNR Wireless HoldCo, LLC	October 10, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
DBSD CORPORATION
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Secretary

Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ James DeFranco James DeFranco	Director	October 10, 2024
/s/ Charles W. Ergen Charles W. Ergen	Director	October 10, 2024
/s/ Hamid Akhavan Hamid Akhavan	President and Chief Executive Officer (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer (Principal Financial Officer)	October 10, 2024
/s/ Tom A. Ortolf Tom A. Ortolf	Director	October 10, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
GAMMA ACQUISITION L.L.C.
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Secretary

Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President and Chief Executive Officer (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Treasurer (Principal Financial Officer)	October 10, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Treasurer of Gamma Acquisition HoldCo, L.L.C., the sole member of Gamma Acquisition L.L.C.	October 10, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
NORTHSTAR SPECTRUM, LLC
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Secretary

Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President and Chief Executive Officer (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer (Principal Financial Officer)	October 10, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer of American AWS-3 Wireless II L.L.C., the managing member of Northstar Spectrum, LLC	October 10, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
SNR WIRELESS LICENSECO, LLC
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Secretary

Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President and Chief Executive Officer (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Treasurer (Principal Financial Officer)	October 10, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer of SNR Wireless HoldCo, LLC, the sole member of SNR Wireless LicenseCo, LLC	October 10, 2024

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
DBSD SERVICES LIMITED
By:
/s/ Timothy A. Messner

Name:
Timothy A. Messner

Title:
Secretary

Each person whose signature appears below hereby constitutes and appoints Timothy A. Messner, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Chief Financial Officer (Principal Financial Officer)	October 10, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2024
/s/ Tom A. Ortolf Tom A. Ortolf	Director	October 10, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of DBSD Services Limited, has signed this Registration Statement on October 10, 2024.
ECHOSTAR CORPORATION
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Chief Legal Officer and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 10th day of October 2024.
GAMMA ACQUISITION HOLDCO, L.L.C.
By:
/s/ Dean A. Manson

Name:
Dean A. Manson

Title:
Secretary

Each person whose signature appears below hereby constitutes and appoints Dean A. Manson, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign registration statements to be filed on Form S-4 or other applicable form, with all exhibits thereto, or any and all amendments (including pre-effective and post-effective amendments) and supplements to a registration statement and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hamid Akhavan Hamid Akhavan	President (Principal Executive Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Treasurer (Principal Financial Officer)	October 10, 2024
/s/ James S. Allen James S. Allen	Chief Accounting Officer (Principal Accounting Officer)	October 10, 2024
/s/ Paul W. Orban Paul W. Orban	Treasurer of EchoStar Wireless Holding LLC, the sole member of Gamma Acquisition HoldCo, L.L.C.	October 10, 2024